                     FIRST NATIONAL SYLACAUGA CORPORATION
                    43 NORTH BROADWAY, SYLACAUGA, AL 35150

                                                                  July 31, 1998

Dear Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of First National Sylacauga Corporation ("FNSC"), to be held on August 21, 1998, at the main office of First National-America's Bank ("FNA Bank") at 43 North Broadway, Sylacauga, Alabama 35150 at 2:00 p.m., Central Daylight Savings Time (the "FNSC Meeting").

  At the FNSC Meeting, you will be asked to consider and vote upon a proposal to approve a Merger Agreement and Plan of Merger, dated as of February 24, 1998 (the "Merger Agreement"), between FNSC and Valley National Corporation. The Merger Agreement provides for the merger of FNSC with and into Valley National Corporation (the "Merger"), and for the surviving corporation to change its name to Frontier National Corporation. The proposed Merger is more fully described in the accompanying Joint Proxy Statement/Prospectus.

  If the Merger is approved and consummated, each issued and outstanding share of common stock of FNSC, $10.00 par value per share ("FNSC Common"), will be converted into thirteen (13) shares of common stock of Valley National Corporation, $.001 par value per share (the "VNC Common"). Each issued and outstanding share of VNC Common will remain issued and outstanding, unaffected by the Merger.

  As a result of the Merger, the separate existence of FNSC will cease and FNA Bank, a wholly-owned subsidiary of FNSC, will become a wholly-owned subsidiary of VNC and will continue in operation serving its current markets as a national banking association.

  The enclosed Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus explain the Merger and provide specific information relative to the FNSC Meeting. Please read these materials carefully and thoughtfully consider the information contained in them.

  The Board of Directors of FNSC believes that the transactions contemplated by the Merger Agreement are fair to and in the best interests of FNSC and its shareholders. The Boards of Directors of both FNSC and Valley National Corporation have approved the Merger Agreement. The Board of Directors of FNSC recommends that you vote FOR approval of the Merger Agreement. The officers and directors of FNSC beneficially own 25.03% of the outstanding shares of FNSC Common. Although they are under no obligation to do so, such officers and directors have indicated an intent to vote such shares in favor of the Merger.

  Your vote is of great importance since approval of the Merger requires the affirmative vote of a majority of the outstanding shares of FNSC Common. Whether or not you plan to attend the FNSC Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, so that your shares may be represented at the FNSC Meeting. All shareholders are invited to attend the FNSC Meeting in person, and you may, if you wish, vote personally on all matters brought before the FNSC Meeting, even if you have previously returned your Proxy.

                                          Sincerely,

                                           /s/ Harry I. Brown, Jr.
                                          -----------------------------------
                                          Harry I. Brown, Jr.,
                                          President and Chief Executive
                                           Officer

                     FIRST NATIONAL SYLACAUGA CORPORATION

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 21, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of First National Sylacauga Corporation ("FNSC") will be held on August 21, 1998 at the main office of First National-America's Bank ("FNA Bank") at 43 North Broadway, Sylacauga, Alabama 35150 at 2:00 p.m., Central Daylight Savings Time, for the following purposes:

    1. To consider and vote upon the approval and adoption of a Merger Agreement and Plan of Merger dated as of February 24, 1998 (the "Merger Agreement") among FNSC and Valley National Corporation, a copy of which is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus. The Merger Agreement provides for, among other things, the merger of FNSC with and into Valley National Corporation (the "Merger"), with Valley National Corporation to be the surviving corporation of the Merger with a resulting name change to Frontier National Corporation; and

    2. To transact such other business as may properly come before the meeting. The Board of Directors of FNSC is not aware of any other business to come before the meeting.

  The foregoing items of business are more fully described in the Joint Proxy Statement/Prospectus accompanying this Notice.

  Only shareholders of record at the close of business on June 15, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

  Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of FNSC common stock. The Board of Directors of FNSC recommends that shareholders vote FOR approval of the Merger Agreement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Mary S. Judah
                                          ----------------------------------
                                          Mary S. Judah
                                          Secretary

Sylacauga, Alabama
July 31, 1998


                            YOUR VOTE IS IMPORTANT

   To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. To revoke a proxy, you must submit to the Secretary of FNSC, prior to voting, either a signed instrument of revocation or a duly executed proxy bearing a date or time later than the proxy being revoked. If you attend the meeting, you may vote in person even if you previously returned a proxy.

                          VALLEY NATIONAL CORPORATION
                1011 NORTH LANIER AVENUE, LANETT, AL 36863-0682

                                                                  July 31, 1998

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Valley National Corporation to be held on August 21, 1998, at the main office of Valley National Bank at 1011 North Lanier Avenue, Lanett, Alabama 36863-0682 at 10:00 a.m., Eastern Daylight Savings Time (the "VNC Meeting").

  At the VNC Meeting, you will be asked to consider and vote upon a proposal to approve a Merger Agreement and Plan of Merger, dated as of February 24, 1998 (the "Merger Agreement"), between First National Sylacauga Corporation ("FNSC") and Valley National Corporation. The Merger Agreement provides for the merger of FNSC with and into Valley National Corporation (the "Merger"), and for the surviving corporation to change its name to Frontier National Corporation ("Frontier"). The proposed Merger is more fully described in the accompanying Joint Proxy Statement/Prospectus.

  If the Merger is approved and consummated, each issued and outstanding share of common stock of FNSC, $10.00 par value per share ("FNSC Common"), will be converted into thirteen (13) shares of common stock of Valley National Corporation, $.001 par value per share (the "VNC Common"). Each issued and outstanding share of VNC Common will remain issued and outstanding, unaffected by the Merger.

  At the VNC Meeting, shareholders of Valley National Corporation will also be asked to elect the Board of Directors of Valley National Corporation.

  The enclosed Notice of the Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus explain the Merger and provide specific information relative to the VNC Meeting. Please read these materials carefully and thoughtfully consider the information contained in them.

  The Board of Directors of Valley National Corporation believes that the Merger and the Merger Agreement are fair to, and in the best interests of, Valley National Corporation and its shareholders. The Boards of Directors of both FNSC and Valley National Corporation have approved the Merger Agreement. The Board of Directors of Valley National Corporation recommends that you vote FOR approval of the Merger. The officers and directors of VNC beneficially own 79.31% of the outstanding shares of VNC Common. Approval of the Merger requires an affirmative vote of two-thirds of the outstanding shares of VNC Common. Although they are under no obligation to do so, the officers and directors of VNC have indicated an intention to vote in favor of the Merger; if such officers and directors do vote in favor of the Merger, approval of the Merger Agreement by VNC is assured. Any VNC shareholders voting against the Merger may exercise state law dissenter's rights and receive payment in cash for the "fair value" of their shares.

  Whether or not you plan to attend the VNC Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, so that your shares may be represented at the VNC Meeting. All shareholders are invited to attend the VNC Meeting in person, and you may, if you wish, vote personally on all matters brought before the Meeting, even if you have previously returned your Proxy.

                                          Sincerely,

                                          /s/ Steven R. Townson
                                          -----------------------------
                                          Steven R. Townson,
                                          President and Chief Executive
                                           Officer

                          VALLEY NATIONAL CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 21, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Valley National Corporation will be held on August 21, 1998 at the main office of Valley National Bank at 1011 North Lanier Avenue, Lanett, Alabama 36863-0682 at 10:00 a.m., Eastern Daylight Savings Time (the "VNC Meeting"), for the following purposes:

    1. To consider and vote upon the approval and adoption of a Merger Agreement and Plan of Merger dated as of February 24, 1998 (the "Merger Agreement") among First National Sylacauga Corporation ("FNSC") and Valley National Corporation, a copy of which is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus. The Merger Agreement provides for, among other things, the proposed merger of FNSC with and into Valley National Corporation (the "Merger"), with Valley National Corporation to be the surviving corporation of the Merger with a resulting name change to Frontier National Corporation;

    2. To elect a Board of Directors to serve for the ensuing year and until successors have been elected and qualified; and

    3. To transact such other business as may properly come before the VNC Meeting. The Board of Directors of Valley National Corporation is not aware of any other business to come before the VNC Meeting.

  The foregoing items of business are more fully described in the Joint Proxy Statement/Prospectus accompanying this Notice.

  Only shareholders of record at the close of business on June 15, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

  Approval of the Merger Agreement requires the affirmative vote of two-thirds of the outstanding common stock of Valley National Corporation. Election of the Board of Directors requires an affirmative vote of the majority of shares represented at the VNC Meeting. The Board of Directors of Valley National Corporation recommends that shareholders vote FOR approval of the Merger Agreement and election of the Board of Directors.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Kerri G. Lewton
                                          ----------------------------
                                          Kerri G. Lewton
                                          Secretary

Lanett, Alabama
July 31, 1998


                            YOUR VOTE IS IMPORTANT

   To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. To revoke a proxy, you must submit to the Secretary of Valley National Corporation, prior to voting, either a signed instrument of revocation or a duly executed proxy bearing a date or time later than the proxy being revoked. If you attend the meeting, you may vote in person even if you previously returned a proxy.

                             JOINT PROXY STATEMENT

                                            FIRST NATIONAL SYLACAUGA
    VALLEY NATIONAL CORPORATION                   CORPORATION
          PROXY STATEMENT                       PROXY STATEMENT
                FOR                                   FOR
   ANNUAL MEETING OF SHAREHOLDERS       SPECIAL MEETING OF SHAREHOLDERS
   TO BE HELD ON AUGUST 21, 1998         TO BE HELD ON AUGUST 21, 1998


                                  PROSPECTUS

                          VALLEY NATIONAL CORPORATION

                                 COMMON STOCK

  This Joint Proxy Statement/Prospectus relates to the proposed merger of First National Sylacauga Corporation ("FNSC"), a Delaware corporation registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"), with and into Valley National Corporation ("VNC"), an Alabama corporation registered as a bank holding company pursuant to the BHC Act (the "Merger"). The Merger is upon the terms and subject to the conditions set forth in the Merger Agreement and Plan of Merger, dated as of February 24, 1998, by and between FNSC and VNC (the "Merger Agreement"). The Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

  This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of VNC (the "VNC Board") and the Board of Directors of FNSC (the "FNSC Board") to be used at the Annual Meeting of Shareholders of VNC to be held on August 21, 1998 (the "VNC Meeting") and the Special Meeting of Shareholders of FNSC to be held on August 21, 1998 (the "FNSC Meeting", and together with the VNC Meeting, the "Meetings").

  At the Meetings, shareholders of VNC and FNSC will consider and vote upon the approval and adoption of the Merger Agreement. The Merger Agreement provides for, among other things, the merger of FNSC with and into VNC, with VNC, as the surviving corporation, changing its name to Frontier National Corporation. In addition, at the VNC Meeting, the VNC shareholders will consider and vote upon the election of the VNC Board.

  The Merger Agreement provides that (i) each issued and outstanding share of common stock of FNSC, $10.00 par value per share ("FNSC Common"), will be converted into common stock of VNC, $.001 par value per share (the "VNC Common"), and (ii) each issued and outstanding share of VNC Common will remain issued and outstanding, unaffected by the Merger. As a result of the Merger, the separate existence of FNSC will cease, and First National-America's Bank ("FNA Bank"), a wholly-owned subsidiary of FNSC, will become a wholly-owned subsidiary of VNC and will continue in operation serving its current markets as a national banking association.

  This Joint Proxy Statement/Prospectus also serves as a Prospectus under the Securities Act of 1933, as amended (the "Securities Act"), relating to a maximum of 1,312,935 shares of VNC Common issuable to holders of FNSC Common pursuant to the Merger. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the shareholders of VNC and FNSC on or about July 31, 1998.

  There is no established trading market for either VNC Common or FNSC Common. To management of VNC's knowledge and management of FNSC's knowledge, the most recent transactions with respect to the VNC Common and the FNSC Common were at $10.00 on August 21, 1997 and $125.00 on June 13, 1997, respectively.

  SEE "RISK FACTORS" ON PAGE 6 FOR A SUMMARY OF CERTAIN MATERIAL RISKS AND CONSIDERATIONS RELATING TO AN INVESTMENT IN VNC COMMON.

  THE SHARES OF VNC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JULY 31, 1998.

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
AVAILABLE INFORMATION.................................................    2
SUMMARY...............................................................    3
  The Companies.......................................................    3
  Meetings of Shareholders............................................    3
  Terms of the Merger.................................................    4
  Management After the Merger.........................................    4
  Conditions; Regulatory Approvals....................................    4
  Certain Differences in Shareholders' Rights.........................    4
  Appraisal and Dissenters' Rights....................................    5
  Material Federal Income Tax Consequences............................    5
  Market Prices of Common Stock.......................................    5
RISK FACTORS..........................................................    6
  Absence of Existing Public Market; Market Prices....................    6
  Absence of Fairness Opinions........................................    6
  Ability of VNC to Execute Its Business Strategy.....................    6
  Government Regulations and Monetary Policy..........................    6
  Economic Conditions and Geographic Concentration....................    7
  Competition.........................................................    7
  Dependence on Key Personnel.........................................    7
  Credit Quality......................................................    7
  Potentially Adverse Impact of Interest Rates and Economic and Indus-
   try Conditions.....................................................    7
  Reserve for Loan Losses.............................................    8
  Tax Considerations..................................................    8
  Interests of Certain Persons in the Transaction.....................    8
  Restrictions of Resale of VNC Common................................    8
  "Year 2000" Information System Issues...............................    8
THE MEETINGS..........................................................    9
  Meetings of Shareholders............................................    9
  Purpose of Meetings.................................................    9
  Voting Requirements at Meetings.....................................   10
  Proxies.............................................................   11
THE MERGER............................................................   11
  Background of and Reasons for the Merger............................   11
  Negotiation of Exchange Ratio.......................................   13
  Terms of the Merger.................................................   14
  Effective Time......................................................   14
  Surrender of Certificates...........................................   14
  Conditions to Consummation of the Merger............................   14
  Conduct of Business Pending Merger..................................   16
  Regulatory Approvals................................................   16
  Waiver; Amendment; Termination......................................   17
  Management After the Merger.........................................   17
  Interests of Certain Persons in the Merger..........................   17
  Appraisal and Dissenters' Rights....................................   18
  Material Federal Income Tax Consequences............................   21
  Accounting Treatment................................................   22
  Resales of VNC Common...............................................   22
  Expenses............................................................   22

                                                                           PAGE
                                                                           ----
INFORMATION CONCERNING VNC................................................   23
  Selected Financial Data for VNC.........................................   23
VNC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................   24
  General.................................................................   24
  Summary.................................................................   24
  Financial Condition.....................................................   24
  Balance Sheet Management................................................   25
  Results of Operations...................................................   25
  Effects of Inflation and Changing Prices................................   27
  Net Interest Income.....................................................   28
  Liability and Asset Management..........................................   29
  Deposits................................................................   30
  Assets..................................................................   31
  Investment Portfolio....................................................   31
  Investment Policy.......................................................   33
  Loan Portfolio..........................................................   33
  Loan Policy.............................................................   34
  Credit Risk Management and Reserve for Loan Losses......................   35
  Capital Resources/Liquidity.............................................   37
  Capital Adequacy........................................................   37
  As of and for the Three Months Ended March 31, 1998.....................   38
BUSINESS OF VNC...........................................................   40
  General.................................................................   40
  Market Area.............................................................   40
  Employees...............................................................   40
  Customers...............................................................   40
  Properties..............................................................   40
  Legal Proceedings.......................................................   40
  Banking.................................................................   41
  Asset and Liability Management..........................................   41
  Competition.............................................................   41
  Supervision and Regulation..............................................   41
  Effect of Governmental Policies.........................................   43
MANAGEMENT OF VNC.........................................................   44
  Directors and Executive Officers........................................   44
  Transactions with Management............................................   45
  Securities Law Limitations..............................................   45
  The VNC Board...........................................................   45
  Executive Officer and Director Compensation.............................   45
  Ownership of VNC Common Stock...........................................   46
DESCRIPTION OF VNC CAPITAL STOCK..........................................   46
INFORMATION CONCERNING FNSC...............................................   49
  Selected Financial Data for FNSC........................................   49
FNSC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................   50
  General.................................................................   50
  Summary.................................................................   50
  Financial Condition.....................................................   50

                                                                            PAGE
                                                                            ----
  Balance Sheet Management.................................................   51
  Results of Operations....................................................   51
  Effects of Inflation and Changing Prices.................................   53
  Net Interest Income......................................................   54
  Liability and Asset Management...........................................   55
  Deposits.................................................................   57
  Assets...................................................................   57
  Investment Portfolio.....................................................   58
  Investment Policy........................................................   58
  Loan Portfolio...........................................................   59
  Loan Policy..............................................................   60
  Credit Risk Management and Reserve for Loan Losses.......................   61
  Capital Resources/Liquidity..............................................   63
  Capital Adequacy.........................................................   63
  As of and for the Three Months Ended March 31, 1998......................   65
BUSINESS OF FNSC...........................................................   66
  General..................................................................   66
  Employees................................................................   66
  Customers................................................................   66
  Market Area..............................................................   66
  Properties...............................................................   66
  Legal Proceedings........................................................   66
  Banking..................................................................   67
  Financial Services.......................................................   67
  Competition..............................................................   67
  Liability and Asset Management...........................................   68
  Supervision and Regulation...............................................   68
  Effect of Governmental Policies..........................................   68
MANAGEMENT OF FNSC.........................................................   69
  Directors and Executive Officers.........................................   69
  Transactions with Management.............................................   70
  Securities Law Limitations...............................................   71
  The FNSC Board and its Committees........................................   71
  Executive Compensation...................................................   71
  Compensation of Directors................................................   71
  Ownership of FNSC Common Stock...........................................   72
DESCRIPTION OF FNSC CAPITAL STOCK..........................................   73
EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS.............................   73
  Authorized Capital Stock.................................................   73
  Special Meetings of Shareholders.........................................   74
  Amendment of Bylaws......................................................   74
  Voting Requirements......................................................   74
  Business Combinations with Interested Parties............................   74
  Appraisal and Dissenters' Rights.........................................   75
  Notice of Shareholder Meeting............................................   75
  Dividends................................................................   75
  Shareholder Consents.....................................................   76
  Limitation of Liability of Directors.....................................   76
  Removal of Directors.....................................................   76

                                                                            PAGE
                                                                            ----
VALIDITY OF COMMON STOCK...................................................   76
EXPERTS....................................................................   76
  Change in Accountants....................................................   76

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                               ----------------

                             AVAILABLE INFORMATION

  All information concerning VNC included in this Joint Proxy
Statement/Prospectus and the attached Appendices has been furnished by VNC and all information concerning FNSC included in this Joint Proxy
Statement/Prospectus and the attached Appendices has been furnished by FNSC.

  VNC has filed with the Securities Exchange Commission ("SEC") a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act covering the securities described herein. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document if filed with the SEC or attached as an appendix hereto. For further information, reference is hereby made to the Registration Statement and the exhibits filed therewith. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth below.

  VNC will be subject to the information filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the SEC. Such reports and other information will be available for copying and inspection at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such material will also be accessible electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus and in the attached Appendices. Shareholders of VNC and FNSC are urged to carefully read this Joint Proxy Statement/Prospectus and the attached Appendices in their entirety.

THE COMPANIES

  VNC, incorporated in Alabama in 1997, is a bank holding company registered under the BHC Act. VNC's principal asset is the capital stock of Valley National Bank ("VN Bank"), a national banking association, which serves portions of Chambers County, Alabama and Harris and Troup counties in Georgia. At March 31, 1998, VNC had consolidated total assets of $75.5 million and shareholders' equity of $7.8 million. VNC's principal offices are located at 1011 North Lanier Avenue, Lanett, Alabama 36863-0682 and its telephone number is (334) 644-3171.

  FNSC, incorporated in Delaware in 1984, is a bank holding company registered under the BHC Act. FNSC's principal asset is the capital stock of FNA Bank, a national banking association, which serves portions of Talladega and Coosa Counties in Central Alabama. At March 31, 1998 FNSC had consolidated total assets of $135.6 million and stockholders' equity of $14.1 million. FNSC's principal offices are located at 43 North Broadway, Sylacauga, Alabama 35150-0100 and its telephone number is (205) 249-0341.

MEETINGS OF SHAREHOLDERS

  The VNC Meeting will be held on August 21, 1998, at the main office of VN Bank, a wholly owned subsidiary of VNC, at 1011 North Lanier Avenue, Lanett, Alabama 36863-0682 at 10:00 a.m., Eastern Daylight Savings Time. Only holders of record of VNC Common at the close of business on June 15, 1998 (the "VNC Record Date") will be entitled to vote at the VNC Meeting. On the VNC Record Date, there were issued and outstanding approximately 814,800 shares of VNC Common held by approximately 48 holders of record. Each such share is entitled to one vote on each matter which comes up at the VNC Meeting.

  At the VNC Meeting, shareholders of VNC will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for, among other things, the merger of FNSC with and into VNC, with VNC being the surviving corporation. In addition, VNC shareholders will consider and vote on the election of the Board of Directors. Approval of the Merger requires the affirmative vote of two-thirds of the outstanding shares of VNC Common. Approval of the election of directors requires an affirmative note of the majority of shares of VNC Common represented at the VNC Meeting. The officers and directors of VNC beneficially own 79.31% of the outstanding shares of VNC Common. Although they are under no obligation to do so, such officers and directors have indicated an intention to vote in favor of the Merger Agreement. If such officers and directors do vote in favor of the Merger, approval of the Merger Agreement by VNC is assured. Any VNC shareholder voting against the Merger may exercise state law dissenter's rights and receive payment in cash for the "fair value" of their shares.

  The FNSC Meeting will be held on August 21, 1998, at the main office of FNA Bank at 43 North Broadway, Sylacauga, Alabama 35150 at 2:00 p.m., Central Daylight Savings Time. Only holders of record of FNSC Common at the close of business on June 15, 1998 (the "FNSC Record Date") will be entitled to vote at the FNSC Meeting. On the FNSC Record Date, there were issued and outstanding approximately 100,995 shares of FNSC Common held by approximately 130 holders of record. Each share is entitled to one vote on each matter to come up at the FNSC Meeting.

  At the FNSC Meeting, shareholders of FNSC will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for, among other things, the merger of FNSC with and into VNC, with VNC being the surviving corporation. Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of FNSC. The officers and directors of FNSC beneficially own 25.03% of the outstanding shares of FNSC Common. Although they are under no obligation to do so, such officers and directors have indicated an intent to vote such shares in favor of the Merger.

TERMS OF THE MERGER

  Upon the effectiveness of the Merger (the "Effective Time"), each share of FNSC Common outstanding prior to the Effective Time, and pursuant to which dissenters' rights have not been perfected, will be converted into thirteen
(13) fully paid and non-assessable shares of VNC Common. Each share of VNC Common issued and outstanding immediately prior to the Effective Time will remain issued and outstanding, unaffected by the Merger. See "The Merger--Terms of the Merger."

  The Merger Agreement also provides that at the Effective Time, VNC's name will change to Frontier National Corporation.

  As a result of the Merger, the separate existence of FNSC will cease and FNA Bank, a wholly owned subsidiary of FNSC, will become a wholly owned subsidiary of VNC and will continue in operation serving its current markets as a national banking association.

MANAGEMENT AFTER THE MERGER

  The Merger Agreement provides that the VNC Board after the Effective Time will consist of seven directors, two of whom will be incumbent directors of
VNC: Steven R. Townson and Charles M. Reeves; one Christopher N. Zodrow, who is a director of VN Bank; and four of whom will be current directors of FNSC:
Harry I. Brown, Jr., Harry I. Brown, Sr., Wesley L. Bowden, Jr., and Raymond C. Styres. The Merger Agreement further provides that the principal officers of VNC after the Effective Time will be Harry I. Brown, Jr., Chief Executive Officer and Chairman of the Board; and Steven R. Townson, President, Chief Operating Officer, and Vice Chairman of the Board. All directors and officers will serve in accordance with the Bylaws of VNC. See "The Merger--Management After the Merger."

CONDITIONS; REGULATORY APPROVALS

  Consummation of the Merger is subject to various conditions, including receipt of the shareholder approval solicited hereby, receipt of the necessary regulatory approvals, and satisfaction of customary closing conditions.

  The regulatory approvals and consents necessary to consummate the transactions contemplated by the Merger Agreement include, but are not limited to, the approval of the Federal Reserve Board ("FRB"). An application has been submitted and such approval was granted on May 7, 1998. See "The Merger-- Conditions to Consummation of the Merger," and "--Regulatory Approvals."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

  At the Effective Time, FNSC shareholders, whose rights are governed by FNSC's Certificate of Incorporation and Bylaws and by Delaware General Corporation Law ("DGCL"), will automatically become shareholders of VNC, whose rights are governed by VNC's Articles of Incorporation and Bylaws and by the Alabama Business Corporation Act ("ABCA"). The rights of VNC's shareholders differ from the rights of FNSC shareholders in certain important respects. For example, VNC has more authorized shares of common stock; the vote required to approve a merger, sale or share exchange is two thirds or the outstanding common stock rather than a majority; VNC is not barred from entering into business combinations with interested shareholders; and VNC shareholders may remove a director with or without cause. See "Effect of the Merger on Rights of Shareholders."

APPRAISAL AND DISSENTERS' RIGHTS

  VNC shareholders and FNSC shareholders have the right to dissent from the Merger Agreement and, upon satisfaction of certain specified procedures, receive, in cash, the "fair value" of their shares of VNC Common or FNSC Common in accordance with applicable Alabama or Delaware law. FAILURE TO PRECISELY FOLLOW THE APPLICABLE PROVISIONS MAY RESULT IN LOSS OF APPRAISAL OR DISSENTERS' RIGHTS. See "The Merger--Appraisal and Dissenters' Rights."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  VNC has received an opinion of Schauer, Taylor, Cox & Edwards, P.C., independent certified public accountants, that for federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") and, accordingly, for federal income tax purposes, shareholders of FNSC Common will not recognize gain or loss upon the receipt of VNC Common. See "The Merger-- Material Federal Income Tax Consequences."

MARKET PRICES OF COMMON STOCK

  Neither VNC Common nor FNSC Common is listed, traded or quoted on any securities exchange or in the over-the-counter market, and no dealer makes a market in either stock, although isolated transactions between individuals occur from time to time. To VNC management's knowledge, the most recent transaction with respect to VNC Common took place on August 21, 1997 when 6,000 shares traded at $10 per share; and to FNSC management's knowledge, the most recent transaction with respect to FNSC Common took place on July 13, 1997 when FNSC redeemed 120 shares at $125 per share.

                                 RISK FACTORS

  This Prospectus contains "forward-looking statements." VNC and FNSC wish to caution readers that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various risks and uncertainties, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, and competitive and regulatory factors, could affect financial performance and could cause actual results for future periods to differ materially from those anticipated or projected. Some, but not all of the risks, which could affect operations are highlighted below. Shareholders of VNC and FNSC are urged to consider carefully the following Risk Factors, as well as the other information contained in this Prospectus. The forward looking statements contained in this Joint Proxy Statement/Prospectus are not within the safe harbor for forward looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act since this is an initial public offering of VNC Common.

ABSENCE OF EXISTING PUBLIC MARKET; MARKET PRICES

  There is no existing market for VNC Common. Although VNC currently plans to register VNC Common under the Exchange Act and to apply to list VNC Common on the NASDAQ SmallCap Market, there can be no assurance that an active and liquid trading market for VNC Common will develop. Future trading prices of VNC Common will depend on many factors including, among other things, the operating results and financial condition of VNC and the market for similar securities. There can be no assurance as to the market price for VNC Common.

ABSENCE OF FAIRNESS OPINIONS

  Neither VNC nor FNSC are obtaining fairness opinions concerning the Merger. In transactions similar to the Merger, one or both parties often seek a written opinion from an independent advisor regarding the fairness of the transaction from a financial point of view for the shareholders of each party to the transaction. The VNC and FNSC Boards have analyzed the financial aspects of the Merger and have recommended approval of the Merger to their shareholders. However, the shareholders of VNC and FNSC should be aware that there has been no independent analysis of the terms of the Merger, including the adequacy of the consideration to be received by the FNSC shareholders. See "The Merger--Background of and Reasons for the Merger."

ABILITY OF VNC TO EXECUTE ITS BUSINESS STRATEGY

  The future financial performance of VNC will depend in part on its ability to successfully integrate the operations and management of FNA Bank and VN Bank (the "Banks"). There can be no assurance that VNC will be able to effectively and profitably integrate the operations and management of the Banks.

GOVERNMENT REGULATIONS AND MONETARY POLICY

  The banking industry is subject to extensive federal and state supervision and regulation. Such regulation limits the manner in which VNC and the Banks conduct their respective businesses, undertake new investments and activities, and obtain financing. This regulation is intended primarily for the protection of the deposit insurance fund and consumers, and not to benefit the holders of VNC's securities. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of VNC. Significant new laws or changes in, or repeals of, existing laws may cause VNC's results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for VNC, primarily through open market operations in the United States government securities, the discount rates for bank borrowings and bank reserve requirements, and a material change in these conditions would be likely to have a material impact on VNC's results of operations.

ECONOMIC CONDITIONS AND GEOGRAPHIC CONCENTRATION

  The operations of the Banks are located and concentrated primarily in Chambers and Talladega Counties in Alabama. As a result of the geographic concentration, VNC's future results will depend largely upon economic conditions in these areas. A deterioration in economic conditions in these market areas could have a materially adverse impact on the quality of the loan portfolios and the demand for products and services, and, accordingly, the results of operations. See "Business of VNC" and "Business of FNSC."

COMPETITION

  The banking and financial services business in the market area of both Banks is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial service providers. The Banks compete for loans, deposits and customers and delivery of financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other non-bank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than either the Banks or VNC. There can be no assurance that VNC will be able to compete effectively and the results of operations of each could be adversely affected if circumstances affecting the nature or level of competition change. See "Business of VNC" and "Business of FNSC."

DEPENDENCE ON KEY PERSONNEL

  After the Merger, VNC's success will depend substantially on certain members of the senior management of VN Bank, in particular Steven R. Townson and Kerri
C. Newton, and the senior management of FNA Bank, including Harry I. Brown, Jr. VNC's business and financial condition could be materially adversely affected by the loss of the services of either of such individuals. VN Bank carries key man insurance on Mr. Townson and Ms. Newton. FNA Bank carries key-man insurance on Mr. Brown and two other members of its senior management team. VNC intends to maintain all these policies after the Merger.

CREDIT QUALITY

  A significant source of risk for VNC arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Both VN Bank and FNA Bank have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses that management of each believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying each company's credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect VNC's results of operations.

POTENTIALLY ADVERSE IMPACT OF INTEREST RATES AND ECONOMIC AND INDUSTRY
CONDITIONS

  The results of operations of banking institutions are materially affected by general economic conditions, the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities and other factors that affect market rates of interest. The results of operations of banking institutions depend to a large extent on their level of "net interest income," which is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. A significant portion of the assets of most banking institutions consists of long-term residential mortgages and loans with shorter terms to maturity. The repricing periods of these assets are generally not as short as those of the banking institution's interest-bearing liabilities. As a result, the yield on interest-earning assets of most banking institutions has adjusted to changes in interest rates at a slower rate than the cost of their interest-bearing liabilities. Banking institutions in recent years have experienced significant fluctuations in net interest income due to rapidly changing interest rates and to differences in the repricing characteristics of their interest-earning assets and interest-bearing liabilities. Because most banking institutions continue to hold assets which reprice more slowly than their liabilities, any significant increase in interest rates would be expected to have an adverse impact on net interest income.

RESERVE FOR LOAN LOSSES

  Management of the Banks maintains an allowance for loan losses based upon, among other things, historical experience, and evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the respective loan portfolios and provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable. Although VNC believes that allowances for loan losses at each of the Banks are adequate, there can be no assurance that such allowances will prove sufficient to cover future losses. Future adjustments may be necessary if economic conditions differ or adverse developments arise with respect to non-performing or performing loans of the Banks. Material additions to the allowance for loan losses of the Banks would result in a material decrease in VNC's net income, and possibly its capital, and could result in its inability to pay dividends, among other adverse consequences.

TAX CONSIDERATIONS

  No ruling has been requested from the Internal Revenue Service ("IRS") as to any Federal Income Tax consequences in connection with the Merger. VNC has received an opinion from Schauer, Taylor, Cox & Edwards, P.C., independent certified public accountants, that for federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and, accordingly, for federal income tax purposes, shareholders of FNSC Common will not recognize gain or loss upon the receipt of VNC Common. However, because certain tax consequences of the Merger may vary depending upon the particular circumstances of each shareholder and other factors, each holder of VNC Common or FNSC Common is urged to consult such holder's own tax advisor to determine the particular tax consequences to such holder of the Merger (including the application and effect of state, local and other tax laws).

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

  Directors and officers of VNC and FNSC (and certain of their family members and related interests) have personal interests in the Merger that present them with conflicts of interest in connection with the Merger. For example, certain officers and directors of VNC, FNSC and their subsidiaries will continue to serve as officers and directors after the Effective Time and Mr. Brown and Mr. Townson will receive options to purchase 50,000 shares of VNC Common. The VNC Board and the FNSC Board are aware of this and have considered the personal interests disclosed in this Joint Proxy Statement/Prospectus in their evaluation of the Merger. See "The Merger--Background of and Reasons for the Merger" and "The Merger--Interests of Certain Persons in the Merger."

RESTRICTIONS OF RESALE OF VNC COMMON

  Affiliates of FNSC who receive VNC Common pursuant to the Merger will be restricted on the resale of such stock pursuant to Rule 145 under the Securities Act. Additionally, individuals who are not affiliates of FNSC but who will be affiliates of Frontier after the Merger will be restricted on the resale of any VNC Common, whether or not received in the Merger, pursuant to Rule 144 under the Securities Act. An affiliate of FNSC who will also be an affiliate of VNC after the Merger will be subject to the restrictions on resale contained in both Rule 145 and Rule 144. An "affiliate" is generally a person that, directly or indirectly, controls an entity and generally includes all officers, directors and 10% shareholders of such entity.

"YEAR 2000" INFORMATION SYSTEM ISSUES

  The term "Year 2000 issue" refers to the necessity of converting computer information systems such that such systems recognize more than two digits to identify a year in any given date field, and are thereby able to differentiate between years in the twentieth and twenty-first centuries ending with the same two digits (e.g. 1900 and 2000). This issue affects not only VNC and FNSC, but virtually all companies, organizations and governments worldwide that use computer information systems. To address the Year 2000 issue, VNC and FNSC have adopted broad-based approaches designed to encompass their total systems and non-systems environments. This approach includes the development of a conversion time line, costs budget, resource allocation, and independent verification of each system's capacity to properly recognize dates following such conversion.

  To prepare for this event, management of FNSC implemented a Task Force Committee to see that necessary steps are taken to make sure that all areas of processing and operations will be in compliance at the required time. In developing the plan for FNA Bank, the Task Force used as the guidelines the regulatory Interagency Statement dated May 5, 1997. Supporting documentation will be maintained for action plans taken.

  For VNC, Open Systems Integration was engaged to assess VN Bank's hardware as it pertained to the date changes for the year 2000. This company physically checked each computer in VN Bank and ran a "Year 2000" verification program. Application software residing on each computer was inventoried where possible. Letters from each software provider indicating compliance with "Year 2000" rollover were recorded and documented within these findings. As for the Jack Henry & Associates CIF 20/20 core application, VN Bank will upgrade to the latest release provided. Each new software and hardware acquisition will be tested by a "Year 2000" committee person. VN Bank also is implementing a renovation phase and validation phase for this project in compliance with the Interagency Statement.

  VNC and FNSC expect to be substantially Year 2000 compliant by the end of 1998. Management anticipates that internally-developed and third-party provided applications will be tested for compliance in 1998 and 1999. The costs of their overall Year 2000 initiatives have not yet been finally determined, but are not expected to exceed $500,000 in the aggregate.

                                 THE MEETINGS

MEETINGS OF SHAREHOLDERS

  This Joint Proxy Statement/Prospectus is being furnished to the holders of Common Stock of VNC in connection with the solicitation of proxies by and on behalf of the VNC Board for use at the VNC Meeting to be held at 10:00 a.m., Eastern Daylight Savings Time, on August 21, 1998, at the main office of VN Bank at 1011 North Lanier Avenue, Lanett, Alabama, and at any adjournments thereof. The VNC Board has fixed the close of business on June 15, 1998 as the VNC Record Date for determining the shareholders of VNC entitled to vote at the VNC Meeting. This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of Common Stock of VNC on or about July 31, 1998.

  This Joint Proxy Statement/Prospectus is also being furnished to the holders of FNSC Common in connection with the solicitation of proxies by and on behalf of the FNSC Board for use at the FNSC Meeting to be held at 2:00 p.m., Central Daylight Savings Time, on August 21, 1998, at the main office of FNA Bank at 43 North Broadway, Sylacauga, Alabama and at any adjournments thereof. The FNSC Board has fixed the close of business on June 15, 1998 as the FNSC Record Date for determining the shareholders of FNSC entitled to vote at the FNSC Meeting. This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of FNSC Common on or about July 31, 1998.

PURPOSE OF MEETINGS

  At the VNC Meeting, VNC's shareholders will consider and vote upon (i) the approval and adoption of the Merger Agreement, (ii) the election of the Board of Directors, and (iii) such other business as may properly come before the VNC Meeting or any adjournments thereof.

  The Board of Directors of VNC recommends the election of the following nominees to the Board of Directors, who will serve for a term of one year, until their successors are elected and qualified, or until the Merger becomes effective (at which time the directors named in the Articles of Merger shall become the directors--see THE MERGER--MANAGEMENT AFTER THE MERGER).

                                Mac H. Langley
                               Timothy E. McLane
                               Charles M. Reeves
                               Steven R. Townson

  The Board of VNC currently consists of the above-named four directors. The VNC Board has the power to appoint the officers of VNC. Each officer will hold office for such term as may be prescribed by the VNC Board and until such person's successor is chosen and qualified or until such person's death, resignation or removal. Additional information about each director is contained in MANAGEMENT OF VNC.

  At the FNSC Meeting, FNSC's shareholders will consider and vote upon (i) the approval and adoption of the Merger Agreement and (ii) such other business as may properly come before the FNSC Meeting or any adjournments thereof.

VOTING REQUIREMENTS AT MEETINGS

  At the VNC Meeting, approval and adoption of the Merger Agreement requires the affirmative vote of two-thirds of the outstanding shares of VNC Common; election of directors requires an affirmative vote of a majority of the VNC Common represented at the VNC Meeting. The presence at the VNC Meeting, in person or by proxy, of the holders of a majority of the total number of outstanding shares of VNC Common on the VNC Record Date will constitute a quorum for the transaction of business by such holders at the VNC Meeting. On the VNC Record Date, there were 814,800 outstanding shares of VNC Common, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the VNC Meeting. VNC has no class or series of stock outstanding other than VNC Common entitled to vote at the VNC Meeting.

  As of the VNC Record Date, directors and executive officers of VNC owned beneficially an aggregate of 646,200 shares of VNC Common or approximately 79.31% of the shares of VNC Common outstanding on such date.

  At the FNSC Meeting, approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of FNSC Common. The presence at the FNSC Meeting, in person or by proxy, of the holders of a majority of the total number of outstanding shares of FNSC Common on the FNSC Record Date will constitute a quorum for the transaction of business by such holders at the FNSC Meeting. On the FNSC Record Date, there were 100,995 outstanding shares of FNSC Common, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the FNSC Meeting. FNSC has no class or series of stock outstanding other than FNSC Common entitled to vote at the FNSC Meeting.

  As of the FNSC Record Date, directors and executive officers of FNSC owned beneficially an aggregate of 25,286 shares of FNSC Common, or approximately 25.03% of the shares of FNSC Common outstanding on such date.

  At the Meetings, abstentions will be counted as present for quorum purposes, but will have the same effect as a vote "against" the proposal to approve the Merger Agreement. Broker "non-votes" will not be considered present for quorum purposes and will have the same effect as a vote "against" the proposal to approve the Merger Agreement. A "broker non-vote" refers to shares represented at the Meetings in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.

PROXIES

  All proxies that are properly executed by holders of VNC Common and received by VNC prior to the VNC Meeting will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of the approval and adoption of the Merger Agreement and ratification of the auditors. Any holder of VNC Common who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of VNC written notice of revocation or a duly executed later-dated proxy, or by attending the VNC Meeting and voting such VNC Common in person.

  All proxies that are properly executed by holders of FNSC Common and received by FNSC prior to the FNSC Meeting will be voted in accordance with instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of approval and adoption of the Merger Agreement. Any holder of FNSC Common who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of FNSC written notice of revocation or a duly executed later-dated proxy, or by attending the FNSC Meeting and voting such FNSC Common in person.

  All costs relating to the solicitation of proxies of holders of VNC Common and FNSC Common will be borne by VNC and FNSC, respectively. Proxies may be solicited by officers, directors and regular employees of VNC and VN Bank and FNSC and FNA Bank personally, by mail or by telephone or otherwise. Although there is no formal agreement to do so, VNC and FNSC may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries holding shares of stock in their names or those of their nominees for their reasonable expenses in sending solicitation material to their principals.

  It is important that proxies be returned promptly. Shareholders who do not expect to attend the respective Meetings of VNC and FNSC in person are urged to mark, sign and date the respective accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                                  THE MERGER

  The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement which is incorporated herein by reference and attached hereto as Appendix A. VNC and FNSC shareholders are urged to read carefully the Merger Agreement.

BACKGROUND OF AND REASONS FOR THE MERGER

  Background. On October 30, 1997, Mr. Steven R. Townson, President and Chief Executive Officer of VNC, had a telephone conversation with Mr. Harry I. Brown, Jr., President and then Chief Operating Officer of FNSC, to express VNC's interest in discussing a merger of equals with FNSC. After several telephone conversations, Messrs. Brown, Jr. and Townson met on November 6, 1997, in Sylacauga to discuss some of the strategic and social issues involved in such an alignment. On November 17, 1997, Messrs. Townson and Charles M. Reeves, Jr. Chairman of the Board of VNC, met with Mr. Brown, Jr., and Harry
I. Brown, Sr., Chairman of the Board of FNSC, to discuss the merits of a combination and allow VNC to articulate its long-term strategic plan to FNSC. On November 26, 1997, Messrs. Townson and Reeves of VNC met with Messrs. Brown, Jr., Brown, Sr., and FNSC management at FNSC's corporate office to discuss further a potential merger of equals and price and value ranges of such a transaction.

  The FNSC Board held its regular meeting on December 16, 1997, and considered the potential merger of FNSC and VNC as one of the items on its agenda. Mr. Townson presented financial information regarding VNC to the FNSC Board along with information relating to other VNC operational issues including loan losses and information regarding employees, management, and directors. After thorough and careful consideration, the FNSC Board determined that, based on the factors described below, the Merger was in the best interest of FNSC and its shareholders. The Board authorized Mr. Brown, Jr., President and then Chief Operating Officer of FNSC, to sign a letter of intent and finalize negotiations for the Merger. During the month of December and January, certain additional meetings and phone discussions were conducted to refine and agree upon an exchange ratio for VNC to be provided to FNSC shareholders.

  On February 17, 1998, the Executive Committee of the FNSC met to consider the terms of the offer. After careful consideration of the information discussed below, FNSC's Executive Committee voted unanimously to recommend to the FNSC Board the approval of the Merger. VNC and FNSC then met with outside counsel to negotiate and agree upon the form of the Merger Agreement. After reports from the Executive Committee, management, and legal counsel, and after thorough and careful consideration, the FNSC Board determined that, based upon the factors described below, VNC's proposal was in the best interest of FNSC and its shareholders. The FNSC Board voted unanimously to approve the Merger Agreement and to authorize its officers to execute such agreement and to take all other action necessary to consummate the transaction.

  The VNC Board held its regular meeting on December 15, 1997, and considered the potential merger of FNSC and VNC as one of the items on its agenda. Mr. Townson presented financial information regarding FNSC to the VNC Board along with information relating to other FNSC operational issues including loan losses, and information regarding employees, management and directors. After thorough and careful consideration, the VNC Board determined that, based on the factors described below, the Merger was in the best interests of VNC and its shareholders. The VNC Board authorized Mr. Townson, President and Chief Executive Officer of VNC, to finalize negotiations for the Merger. During the following two months, certain additional meetings and phone discussions were conducted to refine and agree upon a definitive merger agreement which was approved by the VNC Board on February 24, 1998.

  On April 28, 1998, management of VNC and FNSC concluded their discussions and negotiation of a final exchange ratio based upon the adjusted book values of each corporation. The final decision was to convert each share of FNSC Common to thirteen (13) shares of VNC Common.

  Reasons for the Merger. In reaching their determination that the Merger and Merger Agreement are fair to, and in the best interest of, their companies and their shareholders, both the VNC Board and the FNSC Board consulted with their legal and financial advisers, as well as with their management, and considered a number of factors. Without assigning any relative or specific weights to the factors, the Boards considered, without limitation, the following:

  --the Boards' belief that the Merger is consistent with their respective company's strategy for enhancing long-term shareholder value through both internal and external growth;

  --the Boards' review, based in part on the presentation by management regarding their due diligence of each other party, of (i) the business, operations, earnings and financial conditions on both a historical and prospective basis; (ii) the enhanced opportunities for operating efficiencies (particularly in terms of integration of operations, data processing and support functions, although the Boards did not quantify such anticipated operating efficiencies) that could result from the Merger; (iii) the enhanced opportunities for growth that the Merger would make possible; and (iv) the respective contributions the parties would bring to a combined institution;

  --the Boards' belief, based upon an analysis of the anticipated financial effects of the Merger, that upon consummation of the Merger, both companies and their banking subsidiaries would be well capitalized institutions, the financial positions of which would be in excess of all applicable regulatory capital requirements;

  --the current and prospective economic and regulatory environment and competitive constraints facing the banking and financial institutions in their market areas;

   --the recent business combinations involving financial institutions, either announced or completed, during the past year in the United States, the State of Alabama and contiguous states and the effect of such combinations on competitive conditions in their market area; and

  --the Boards' belief that the Merger provides an opportunity to expand and grow in their respective markets and to add a wider array of financial services to the communities while still maintaining community banks.

  Recommendation of the VNC Board and FNSC Board. For the reasons described above, the VNC Board and FNSC Board unanimously approved the Merger Agreement and believe that the Merger is fair to, and is in the best interest of, their respective shareholders. Accordingly, the VNC Board and FNSC Board unanimously recommend that their shareholders vote FOR adoption of the Merger Agreement.

NEGOTIATION OF EXCHANGE RATIO

  The main goal of the management and boards of directors FNSC and VNC was to ensure, through the Merger, that their respective shareholders would be part of a larger, stronger financial institution with greater earnings capability. As part of the evaluation and negotiation process members of VNC's management team presented an estimated pro forma statement of income to both the VNC Board and the FNSC Board to show the potential benefits of the Merger. VNC's and FNSC's consolidated income statements were combined and adjusted for (1) estimated merger costs of $50,000; (2) estimated savings in salaries and benefits of $250,000 as a result of the elimination of two officers and approximately four operations employees; and (3) estimated savings of $150,000 from combining the data processing department of VN Bank and FNA Bank. The merger expenses would be a one time extraordinary expense; the salaries and benefits savings would be a one time reduction in operating expense which is expected to occur within three months of the Merger; and the data processing adjustment would be a continual savings made possible by the integration of the existing data processing departments with little or no additional cost for integration.

  The VNC Board and the FNSC Board reviewed these estimates and determined that the potential savings in noninterest expense and the increased earnings per share were achievable and that the proposed Merger would immediately benefit their shareholders. Having made this determination, management began negotiations to determine the respective values of VNC and FNSC and to establish an appropriate exchange ratio.

  Both VNC and FNSC desired for the Merger to be a "merger of equals," in which neither received a premium for its stock. Therefore, management determined that the particular method used to determine the value of the respective shares was not of particular significance so long as both VNC and FNSC utilized the same method.

  The boards of directors of both FNSC and VNC reviewed similar transactions between financial institutions of similar size and type and determined that the asset value approach, and in particular book value, would be the best method to use in comparing the relative value of the institutions since they felt that book value was easily identifiable for both financial institutions and was derived through the use of a common set of generally accepted accounting principles and regulatory requirements which would facilitate the comparison. Through the use of book value (with a minor reduction to the value of FNSC for certain intangible assets, including goodwill, currently on the books of FNSC) management of VNC and FNSC ascertained book value of $10.47 per share for VNC and an adjusted book value of $136.11 per share for FNSC and the appropriate exchange ratio of 13 to 1. The VNC Board and the FNSC Board believe, based on their review of similar transactions undertaken by other financial institutions and their general business experience, that the exchange ratio is fair to and in the best interest of their respective shareholders.

  Neither VNC's nor FNSC's management or board of directors obtained a fairness opinion for the Merger from independent third party. Generally, a fairness opinion is used to evaluate and justify the results of the negotiations between the parties entering into a transaction such as the Merger. The VNC Board and the FNSC Board, based upon their review of similar transactions undertaken by other financial institutions and their general business experience, felt that they could adequately determine the fairness of the Merger to their shareholders without obtaining a fairness opinion from a third party, and therefore, they determined that a fairness opinion was not necessary nor the expense justified.

TERMS OF THE MERGER

  At the Effective Time, FNSC will merge with and into VNC with VNC to be the surviving corporation. The Merger Agreement also provides for the change of VNC's name to Frontier National Corporation.

  Each share of FNSC Common, other than shares with respect to which dissenters' rights have been perfected, will be converted into and exchanged for thirteen (13) fully paid and non-assessable shares of VNC Common. Each share of VNC Common issued and outstanding immediately prior to the Effective Time will remain issued and outstanding, unaffected by the Merger.

EFFECTIVE TIME

  The Effective Time of the Merger will be the later to occur of the acceptance for filing by the Alabama Secretary of State of the Articles of Merger, or on such later date as the Articles of Merger may specify. The Merger will close at a time and place to be mutually agreed upon by the parties.

SURRENDER OF CERTIFICATES

  As promptly as reasonably practicable after the Effective Time of the Merger, each registered holder of outstanding FNSC Common shall deliver to VNC (the "Exchange Agent") the certificates evidencing and representing all shares of FNSC Common which were validly issued and outstanding immediately prior to the Effective Time, and the Exchange Agent shall take prompt action to process such certificates.

     HOLDERS OF FNSC COMMON SHOULD HOLD THEIR CERTIFICATES UNTIL AFTER THE
                         EFFECTIVE TIME OF THE MERGER.

  Upon receipt of the proper submission of the certificates formerly representing and evidencing FNSC Common, the Exchange Agent shall issue and mail to the former FNSC shareholders in exchange for their FNSC Common certificates, stock certificates representing the number of shares of VNC Common to which such holder is entitled. Such certificates representing and evidencing the newly issued VNC Common shall bear the new name of Frontier National Corporation.

  No dividend or other distribution payable after the Merger with respect to VNC Common will be paid to the holder of any unsurrendered certificate(s) until the holder surrenders such certificate(s). At the Effective Time, the stock transfer books of FNSC shall be closed and no transfer of FNSC Common shall be made thereafter.

  In addition, as promptly as reasonably practicable after the Effective Time of the Merger, each registered holder of VNC Common shall deliver to the Exchange Agent the certificates evidencing and representing all shares of VNC Common which were validly issued and outstanding immediately prior to the Effective Time. Upon receipt of the proper submission of the certificates representing and evidencing such VNC Common, the Exchange Agent shall issue and mail to the VNC shareholders in exchange for their VNC certificates, new stock certificates representing VNC Common but bearing the new name of Frontier National Corporation.

HOLDERS OF VNC COMMON SHOULD HOLD THEIR CERTIFICATES UNTIL AFTER THE EFFECTIVE
                              TIME OF THE MERGER.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligation of FNSC to effect the Merger shall be subject to the satisfaction, prior to the Merger, of the following additional conditions:

    (a) the representations and warranties of VNC in the Merger Agreement shall have been true when made and at the Effective Time;

    (b) the covenants of VNC in the Merger Agreement shall have been performed and complied with by the Effective Time;

    (c) The VNC Board and shareholders shall have taken all corporation and/or other action necessary to approve and consummate the Merger and shall have provided FNSC with copies of resolutions evidencing such actions as provided in the Merger Agreement;

    (d) VNC shall have delivered to FNSC an opinion of its counsel as provided in the Merger Agreement which opines, among other things, that VNC is fully organized, validly existing, and in good standing; that the Merger Agreement has been duly authorized, executed and delivered by VNC; that execution and delivery of the Merger Agreement and consummation of the Merger is valid under VNC's charter and bylaws, and is legal under existing laws; that VNC has taken all required actions to authorize execution, delivery and performance of the Merger Agreement, and that VNC has obtained all required approvals, authorizations and consents.

    (e) All necessary approvals and authorizations by, filings and registrations with, and notifications to, all federal and state authorities required for consummation of the Merger and the prevention of the termination of any licenses, permits or authorizations of VNC, VN Bank or their subsidiaries, the termination of which would materially impair the conduct of their business, shall have been duly obtained or made and shall not have been canceled or rescinded and all required waiting period shall have expired;

    (f) No injunction, restraining order, stop order, bankruptcy proceeding, receivership, or other order or action of any federal or state court or agency in the United States which specifically and materially enjoins or otherwise prevents the consummation of the Merger in the opinion of FNSC shall be in effect, and no action shall have been taken, and no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency which makes unlawful the consummation of the Merger;

    (g) the Effective Time must occur on or before August 30, 1998, unless delayed on account of awaiting FRB or SEC approval;

    (h) FNSC shall have been allowed access to the books and records of VNC, VN Bank, and each of VNC's or VN Bank's subsidiaries for the purpose of conducting a pre-merger review and due diligence examination as provided for in the Merger Agreement; and

    (i) VNC shall have entered into an employment agreement with Harry I. Brown, Jr.

  To the best of VNC management's knowledge the above conditions will be satisfied prior to the Effective Time. FRB approval of the Merger was granted on May 7, 1998; VNC and FNSC have completed their due diligence examination; and the terms of the employment agreements have been agreed to.

  The obligation of VNC to effect the Merger is subject to the satisfaction at or prior to the Merger of the following conditions:

    (a) the representations and warranties of FNSC in the Merger Agreement shall have been true when made and at the Effective Time;

    (b) the covenants of FNSC in the Merger Agreement shall have been performed and complied with by the Effective Time;

    (c) The FNSC Board and shareholders shall have taken all corporation and/or other action necessary to approve and consummate the Merger and have provided VNC with copies of resolutions evidencing such actions as provided in the Merger Agreement;

    (d) FNSC shall have delivered to VNC an opinion of its counsel as provided in the Merger Agreement which opines, among other things, that FNSC is duly organized, validly existing, and in good standing; that the Merger Agreement has been duly authorized, executed and delivered by FNSC; that execution and delivery of the Merger Agreement consummation of the Merger is valid under FNSC's charter and bylaws, and is legal under existing laws; that FNSC has taken all required actions to authorize execution, delivery and performance of the Merger Agreement, and that FNSC has obtained all required approvals, authorizations and consents.

    (e) All necessary approvals and authorizations by, filings and registrations with, and notifications to, all federal and state authorities required for consummation of the Merger and the prevention of the termination of any licenses, permits or authorizations of FNSC, FNA Bank or their subsidiaries, the termination of which would materially impair the conduct of their business, shall have been duly obtained or made and shall not have been canceled or rescinded and all required waiting period shall have expired;

    (f) No injunction, restraining order, stop order, bankruptcy proceeding, receivership, or other order or action of any federal or state court or agency in the United States which specifically and materially enjoins or otherwise prevents the consummation of the Merger in the opinion of VNC shall be in effect, and no action shall have been taken, and no statute, rule or regulation shall have been enacted by any state or federal government or government agency which makes unlawful the consummation of the Merger;

    (g) the Effective Time must occur on or before August 30, 1998, unless delayed on account of awaiting FRB or SEC approval;

    (h) VNC shall have been allowed access to the books and records of FNSC, FNA Bank, and each of FNSC's or FNA Bank's subsidiaries for the purpose of conducting a pre-merger review and due diligence examination as provided for in the Merger Agreement; and

    (i) VNC shall have entered into an employment agreement with Steven R. Townson.

  To the best of FNSC management's knowledge the above conditions will be satisfied prior to the Effective Time. FRB approval of the Merger was granted on May 7, 1998; VNC and FNSC have completed their due diligence examination; and the terms of the employment agreements have been agreed to.

CONDUCT OF BUSINESS PENDING MERGER

  The Merger Agreement contains certain restrictions on the conduct of FNSC's and VNC's businesses pending consummation of the Merger. In general, the business of FNSC and its subsidiaries and of VNC and its subsidiaries shall be conducted only in the usual, regular and ordinary course and in substantially the same manner as prior to the signing of the Merger Agreement. FNSC and VNC must each preserve its business organization, goodwill, and relationships with depositors, customers and employees.

  In particular the Merger Agreement provides that neither party may without the prior written consent of the other, among other things, (a) change, alter, amend or vote to amend their Certificate or Articles of Incorporation or Bylaws or any of their subsidiaries' corresponding charting documents or bylaws; (b) make any change in their authorized capital stock; issue, sell, purchase, or retire any of their capital stock, other than the purchase of any director's qualifying shares; grant any option, warrant, call or any other right to purchase or to convert any obligation into any of their capital stock; issue or sell or agree to issue or sell any other equity security or issue or sell any debt security other than in the ordinary course of business;
(c) declare or pay any dividend; and (d) allow themselves or their subsidiaries to enter into, agree to or amend any employment contract or bonus, stock option, ESOP, profit-sharing, pension plan, employee plan, retirement, incentive or other similar arrangement, except as may be required by law.

REGULATORY APPROVALS

  The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve (the "FRB") under Section 3 of the BHC Act. In evaluating the Merger, the FRB must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the conveniences and needs of the communities to be served. The relevant statutes prohibit the FRB from approving the Merger if (i) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of baking in any part of the United State or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the FRB finds that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day (which the FRB may reduce to 15 days) following the date of the FRB approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the FRB, unless a court of competent jurisdiction specifically orders other wise. FRB approval was granted on May 7, 1998.

WAIVER; AMENDMENT; TERMINATION

  The Merger Agreement may be amended by mutual written agreement of the Boards of each party, at any time; provided, however, that any amendment which reduces that effective purchase price must be approved by both the VNC and FNSC shareholders.

  At any time prior to the Effective Time, the Boards or authorized officers of either party may, in writing: extend the time for performance by the other party, waive any inaccuracies in the representations and warranties of the other party, waive compliance with any of the covenants or agreements of the other party, and/or waive any condition to the obligations of the waiving party.

  The Merger Agreement may be terminated at any time prior to the Effective Time, either before or after its approval by the shareholders of FNSC and/or VNC, as follows: (a) by the mutual consent of the FNSC and VNC Boards; (b) automatically, if the Merger is not consummated due to failure to obtain regulatory approval, or any other event or condition rendering performance of the Merger impossible, which arises or exists without the fault of any party; and (c) by any party upon written notice, if the Merger shall not have been consummated on or before August 30, 1998 (unless delayed on account of awaiting FRB or SEC approval) or such later date as the parties agree to in writing.

  In the event of the termination of the Merger Agreement, the Merger Agreement shall become void and have no effect, except that the confidentiality requirements shall survive such termination and such termination will not relieve a breaching party from liability for an uncured, willful breach.

MANAGEMENT AFTER THE MERGER

  The Merger Agreement provides that the VNC Board after the Effective Time will consist of seven directors: Steven R. Townson and Charles M. Reeves, who are current directors of VNC; Christopher N. Zodrow, a current director of VN Bank; and Harry I. Brown, Jr., Harry I. Brown, Sr., Wesley L. Bowden, Jr., and Raymond C. Styres, who are current directors of FNSC. See MANAGEMENT OF VNC and MANAGEMENT OF FNSC.

  The Merger Agreement further provides that the principal officers of VNC after the Effective Time will be Harry I. Brown, Jr., Chief Executive Officer and Chairman of the Board, Steven R. Townson, President, Chief Operating Officer, and Vice Chairman of the Board, and Kerri C. Newton, Secretary. All directors and officers will serve in accordance with the Bylaws of VNC.

  After the Effective Time, all directors and officers of the subsidiaries of VNC and FNSC will continue to serve in accordance with the terms of the bylaws of each such subsidiary, except that Steven R. Townson will be added to the Board of Directors of FNA Bank and Harry I. Brown, Jr. will be added to the Board of Directors of VN Bank.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Two of the current directors of VNC and four current directors of FNSC will serve as directors of VNC after the Effective Time. As set forth above, certain officers of VNC, FNSC and their subsidiaries will continue to serve as officers after the Effective Time. See--Management After the Merger. For a description of the compensation received by certain executive officers of VNC, FNSC, VN Bank and FNA Bank, see "Business of VNC" and "Business of FNSC."

  A condition precedent to the obligations set forth in the Merger Agreement is that both Harry I. Brown, Jr. and Steven R. Townson will, as of the Effective Time, enter into employment agreements with VNC.

Mr. Brown's agreement is for him to serve as Chairman of the Board and Chief Executive Officer of VNC and President and Chief Executive Officer of FNA Bank. Mr. Townson's agreement is for him to serve as Vice-Chairman of the Board, President, and Chief Operating Officer of VNC and President and Chief Executive Officer of VN Bank. Mr. Brown's annual salary will be $125,000 while Mr. Townson's salary will be $118,750 with a provision that Mr. Townson's salary shall never be less than 95% of the salary paid to Mr. Brown. Both agreements are for five (5) years, and are automatically extended each year by one (1) additional year unless one hundred twenty (120) days prior to each year end the VNC Board gives notice that the agreement will not be extended. Upon a "change of control" as defined in the agreements, in addition to any remaining payments due under the agreements, Mr. Brown and Mr. Townson may be eligible for an additional payment equal to the present value of 2.99 times their average annual compensation payable under the agreement for the most recent five (5) taxable years ending before the "change of control." Finally, as additional compensation, both Mr. Brown and Mr. Townson will receive options to purchase 50,000 shares of VNC Common at $10.00 per share for a period of ten (10) years.

APPRAISAL AND DISSENTERS' RIGHTS

  FNSC Appraisal Rights. If the Merger is consummated, holders of record of FNSC Common who follow the procedures specified by Section 262 of the DGCL ("Section 262") will be entitled to judicial determination and payment in cash of the "fair value" of their stock at the Effective Time, excluding value resulting from the accomplishment or expectation of the Merger but including "a fair rate of interest" thereon. Shareholders who elect to follow such procedures are referred to herein as "Dissenting FNSC Shareholders."

  A VOTE IN FAVOR OF THE MERGER BY A HOLDER OF FNSC COMMON WILL RESULT IN THE WAIVER OF THE SHAREHOLDER'S RIGHT TO APPRAISAL.

  The following summary of the provisions of Section 262 is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix B to this Joint Proxy Statement/Prospectus, and is qualified in its entirety by reference thereto.

  A holder of FNSC Common electing to exercise appraisal rights (1) must deliver to FNSC, before the vote at the FNSC Meeting, a written demand for appraisal of such shares made by or on behalf of the record holder reasonably informing FNSC of the identity of such holder and of such holder's intention to thereby demand the appraisal of such Dissenting FNSC Shareholder's shares, and (2) must not vote in favor of the Merger Agreement. The required written demand should be delivered to Mr. Harry I. Brown, Jr., President and Chief Executive Officer, First National Sylacauga Corporation, 43 North Broadway, Sylacauga, Alabama 35150. The requirement of such written demand is in addition to and separate from the requirement that such shares not be voted in favor of the Merger Agreement, and the requirement of such written demand is not satisfied by voting against the Merger Agreement either in person or by proxy. The requirement that such shares not be voted in favor of the Merger Agreement will be satisfied if no proxy is returned and such shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted FOR approval of the Merger Agreement, in order to be assured that such shareholder's shares are not voted in favor of the Merger Agreement, a Dissenting FNSC Shareholder who votes by proxy must not leave the proxy blank but must (i) vote AGAINST the approval of the Merger Agreement or (ii) affirmatively ABSTAIN from voting. Neither a vote against approval of the Merger Agreement nor an abstention will satisfy the requirement that a written demand for appraisal be delivered to FNSC before the vote on the Merger Agreement.

  Only a holder of record of FNSC Common is entitled to assert appraisal rights for the shares registered in that holder's name. The appraisal rights may be asserted with respect to all or less than all shares of FNSC Common Stock held of record by such holder. The demand should be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record holder or holders and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record holder. A record holder, such as a broker, who holds shares as a nominee for the beneficial owner may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights for other beneficial owners. In such case, the written demand should set forth the number of shares covered by it. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record holder.

  Within 10 days after the Effective Time, VNC, as the surviving corporation in the Merger, will send notice of the effectiveness of the Merger to each Dissenting FNSC Shareholder of record at the Effective Time who duly filed a written demand for appraisal in accordance with the foregoing. Within 120 days after the Effective Time, VNC or any shareholder who has satisfied the foregoing provisions may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of the FNSC Common at the Effective Time. Dissenting FNSC Shareholders should not assume that VNC will file a petition with respect to the appraisal of the value of the FNSC stock or that VNC will initiate any negotiations with respect to the "fair value" of such stock. It is the obligation of Dissenting FNSC Shareholders to initiate all necessary action to perfect their appraisal rights within the time periods prescribed in Section 262. If no petition is timely filed by either VNC or a Dissenting FNSC Shareholder, all appraisal rights will be lost, notwithstanding any previously submitted written demand for appraisal.

  Within 120 days after the Effective Time, any Dissenting FNSC Shareholder who has compiled with the requirements of the exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from VNC a statement setting forth the aggregate number of shares of FNSC Common not voted in favor of the Merger and with respect of which demands for appraisal have been made and the aggregate number of holders of such dissenting shares. Such statement must be mailed within 10 days after the written request thereof has been received by VNC.

  If a petition for appraisal is timely filed, at the hearing on such petition the Court will determine the shareholders who have become entitled to appraisal rights and will appraise the FNSC Common as to which appraisal rights are applicable, determining the fair value, exclusive of any element of value arising from the accomplishment of or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court will take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest VNC would have had to pay to borrow money during the pendency of the proceedings. The costs of the appraisal proceeding may be assessed against one or more parties to the proceedings as the Court may consider equitable. Upon application of a shareholder, the Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceedings (including, without limitation, reasonable attorney's fees and the fees and expenses of experts) to be charged pro rata against the value of all FNSC Common entitled to an appraisal.

  From and after the Effective Time, any FNSC shareholder who has duly demanded an appraisal in compliance with Section 262 will not thereafter be entitled to vote his or her shares for any purpose or to receive payment of dividends or other distributions on his or her shares (other than those payable to shareholders of record as of a date prior to the Effective Time). If no petition for an appraisal is filed within the time provided by Section 262, or if a shareholder delivers to VNC a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of VNC, then the right of such shareholder to an appraisal will cease.

  VNC Dissenters' Rights. If the Merger is consummated, holders of record of VNC Common who follow the procedures specified by Article 13 of the ABCA ("Article 13") will be entitled to determination and payment in cash of the "fair value" of their stock immediately before the Effective Time, excluding value resulting from the anticipation of the Merger but including "a fair and equitable" rate of interest thereon. Shareholders who elect to follow such procedures are referred to herein as "Dissenting VNC Shareholders."

  A VOTE IN FAVOR OF THE MERGER AGREEMENT BY A HOLDER OF FRONTIER COMMON WILL RESULT IN THE WAIVER OF THE SHAREHOLDER'S RIGHT TO DISSENT.

  The following summary of the provisions of Article 13 is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix C to this Joint Proxy Statement, and is qualified in its entirety by reference thereto.

  A holder of VNC Common electing to exercise dissenters' rights (1) must deliver to VNC, before the vote at the VNC Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effectuated, and (2) must not vote in favor of the Merger Agreement. The required written demand should be delivered to Mr. Steven R. Townson, President and Chief Executive Officer, Valley National Corporation, 1011 North Lanier Avenue, Lanett, Alabama, 36863-0682. The requirement of such written notice is in addition to and separate from the requirement that such shares not be voted in favor of the Merger Agreement, and the requirement of such written notice is not satisfied by voting against the Merger Agreement either in person or by proxy. The requirement that such shares not be voted in favor of the Merger Agreement will be satisfied if no proxy is returned and such shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted FOR approval of the Merger Agreement, in order to be assured that such shareholder's shares are not voted in favor of the Merger Agreement, a Dissenting VNC Shareholder who votes by proxy must not leave the proxy blank but must (1) vote AGAINST the approval of the Merger Agreement or (ii) affirmatively ABSTAIN from voting. Neither a vote against approval of the Merger Agreement nor an abstention will satisfy the requirement that a written notice of intent to demand payment be delivered to VNC before the vote on the Merger Agreement.

  Both holders of record and beneficial owners of VNC Common are entitled to assert dissenters' rights for the shares registered in the name of or held for the benefit of that holder or owner. Dissenters' rights may be asserted with respect to less than all shares of VNC Common held of record by such holder only if such holder dissents with respect to all shares beneficially owned by any one person and notifies VNC in writing of the name and address of each person on whose behalf such record holder is asserting dissenters' rights. A beneficial shareholder, in order to assert his or her dissenters' rights, must submit to VNC the record shareholder's written consent to the dissent prior to or contemporaneously with such assertion and must dissent with respect to all shares of which he or she is the beneficial shareholder or over which he or she has the power to vote. Where no number of shares is expressly mentioned, the notice of intent to demand payment will be presumed to cover all shares held in the name of the record holder.

  No later than 10 days after the Effective Time, VNC, as the surviving corporation, will send a written dissenters' notice to each Dissenting VNC Shareholder who did not vote in favor of the Merger and who duly filed a written notice of intent to demand payment in accordance with the foregoing. The dissenters' notice will specify the deadline by which time VNC must receive a payment demand from such Dissenting VNC Shareholder and will include a form for demanding payment. The deadline will be no fewer than 30 days or more than 60 days after the date the dissenters notice is delivered. It is the obligation of Dissenting VNC Shareholders to initiate all necessary action to perfect their dissenters' rights within the time periods prescribed in Article 13 and the dissenters' notice. If no payment demand is timely received from a Dissenting VNC Shareholder, all dissenters' rights will be lost, notwithstanding any previously written notice of intent to demand payment. Each Dissenting VNC Shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the Merger. A Dissenting VNC Shareholder who demands payment in accordance with the foregoing may not thereafter withdraw that demand and accept the terms offered under the Merger Agreement unless VNC shall consent thereto.

  Within 20 days of the formal payment demand, a Dissenting VNC Shareholder who has made a demand must submit his share certificate or certificates to VNC so that a notation to that effect may be placed on such certificate or certificates. The shares must then be returned to the Dissenting VNC Shareholder with the notation thereon. A shareholder's failure to submit shares for notation will, at VNC's option, terminate the holder's rights as a dissenter, unless a court of competent jurisdiction determines otherwise.

  Promptly after the Effective Time, or upon receipt of a payment demand, VNC shall offer to pay each Dissenting VNC Shareholder who complied with Article 13 the amount VNC estimates to be the fair market value of such Dissenting VNC Shareholder's shares, plus accrued interest. Each Dissenting VNC Shareholder who agrees to accept the above-referenced offer of payment in full satisfaction of his or her demand must surrender to VNC the certificate or certificates representing his or her shares in accordance with the terms of the dissenters notice. Upon receiving payment, a Dissenting VNC Shareholder ceases to have any interest in the shares.

  A Dissenting VNC Shareholder who has made a payment demand may notify VNC in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the offer made to such shareholder and demand payment of the fair value of his or her shares and interest due, if: (1) the Dissenting VNC Shareholder believes that the amount offered him or her is less than the fair value of his or her shares or that the interest due is incorrectly calculated; (ii) VNC fails to make an offer as required by Article 13 within sixty (60) days after the date set for demanding payment; or (iii) VNC having failed to consummate the Merger does not release the transfer restrictions imposed on shares within sixty (60) days after the date set for demanding payment; provided, however, that a Dissenting VNC Shareholder waives his or her right to demand payment different from that offered unless he or she notifies VNC of his or her demand in writing within thirty (30) days after VNC offered payment for his or her shares.

  If a demand for payment remains unsettled, VNC shall commence a proceeding within sixty (60) days after receiving the second payment demand and petition the court to determine the fair value of the shares and accrued interest. If the proceeding is not commenced within the sixty (60) day period, each Dissenting VNC Shareholder whose demand remains unsettled shall be entitled to receive the amount demanded. Each Dissenting VNC Shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. Upon payment of the judgment and surrender to VNC of the certificate or certificates representing the judicially appraised shares, a Dissenting VNC Shareholder will cease to have any interest in the shares. The court may assess costs incurred in such a proceeding against all or some of the Dissenting VNC Shareholders, in amount the court finds equitable, to the extent the court finds that such Dissenting VNC Shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment different from that initially offered by VNC. The Court may also assess the reasonable fees and expenses of counsel and experts against all or some of the Dissenting VNC Shareholders if the court finds that such Dissenting VNC Shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided in
Article 13.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  Neither FNSC nor VNC has requested or will receive an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. Schauer, Taylor, Cox & Edwards, P.C. has delivered an opinion that, for federal income tax purposes, under current law, assuming that the Merger will take place as described in the Merger Agreement, the Merger will constitute a reorganization within the meaning of section 368(a) of the Code. FNSC and VNC shareholders are urged to consult their own tax advisers as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

  It is the opinion of Schauer, Taylor, Cox & Edwards, P.C., independent certified public accountants, that the exchange of FNSC Common for VNC Common will qualify as a tax free reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, (a) no gain or loss will be recognized by those FNSC shareholders who receive only VNC Common in exchange for FNSC Common, and (b) the tax basis of the VNC Common to be received by those FNSC shareholders who receive only VNC Common in connection with the Merger will be the same as the basis in the FNSC Common surrendered in exchange therefor. Consequently, the holding period of any VNC Common received by the FNSC shareholders in connection with the Merger will include the holding period of the FNSC Common surrendered in exchange therefor, provided that the FNSC Common is held as a capital asset at the time of the Merger.

  No fractional shares of VNC Common will be issued in the Merger. Any shareholder of FNSC who receives cash in lieu of fractions shares will be treated as if such fractional shares had been issued to such holder in the Merger and were thereafter redeemed by VNC for cash. The receipt of such cash by the holder of FNSC shares will be treated as a distribution by VNC and will be taxable.

ACCOUNTING TREATMENT

  The merger will be accounted for as a reverse acquisition of VNC by FNSC utilizing purchase accounting methodology in accordance with generally accepted accounting principles since FNSC shareholders will hold a majority of the outstanding VNC Common after the Effective Time of the Merger. Accordingly, VNC's results of operations will be included in the consolidated results of operations only from and after the Effective Time. For purposes of preparing VNC's consolidated financial statements. VNC will establish a new accounting basis for VNC's assets and liabilities based upon the fair values thereof, including the costs of the acquisition. Furthermore, such earnings of VNC will be reduced by certain depreciation and amortization charges arising out of the ultimate purchase accounting adjustments. However, a final determination of the required purchase accounting adjustments and of the fair value of the assets and liabilities of VNC has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements and pro forma per share information contained elsewhere in this Joint Proxy Statement/Prospectus are preliminary and subject to change. However, management does not believe that such purchase accounting adjustments will be material.

RESALES OF VNC COMMON

  The shares of VNC Common issued to FNSC shareholders pursuant to the Merger Agreement will be freely transferrable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock ) of FNSC or FNA Bank for purposes of Rule 145 under the Securities Act ("Rule 145") as of the date of the FNSC Meeting. Affiliates may not sell their shares of VNC Common acquired in the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. VNC may place restrictive legends on certificates representing VNC Stock issued to persons who are deemed "affiliates" of VNC under Rule 145. This Joint Proxy Statement/Prospectus does not cover resales of VNC Common received by any person who may be deemed to be an affiliate of FNSC or FNA Bank.

EXPENSES

  The Merger Agreement provides, in general, that VNC and FNSC will each pay its own expenses in connection with the Merger Agreement and the transactions contemplated thereby.

                          INFORMATION CONCERNING VNC

SELECTED FINANCIAL DATA FOR VNC

  The following table presents for VNC, on a historical basis, selected financial data and ratios. This information is based on the consolidated financial statements of VNC included herein and should be read in conjunction therewith and with the notes thereto. See, "Index to Consolidated Financial Statements of Valley National Corporation."

                           THREE MONTHS
                          ENDED MARCH 31,         YEARS ENDED DECEMBER 31,
                          ----------------   ----------------------------------------
                           1998     1997      1997     1996    1995     1994    1993
                          -------  -------   -------  ------  ------   ------  ------
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY INCOME STATE-
 MENTS:
Interest income.........    1,366    1,235     5,261   4,743   4,580    4,480   4,893
Less interest expense...      641      525     2,374   2,121   1,982    1,573   1,855
Net interest income.....      725      710     2,887   2,622   2,598    2,907   3,038
Provision for loan
 losses.................       30        0        90       0       0        0    (142)
Net interest income
 after provision for
 loan losses............      695      710     2,797   2,622   2,598    2,907   3,180
Noninterest income......      162      181       602     505     549      590     577
Adjusted gross income
 after provision for
 loan losses............      857      891     3,399   3,127   3,147    3,497   3,757
Noninterest expense.....      583      600     2,303   2,306   2,337    2,336   2,338
Income before income
 taxes..................      274      291     1,096     821     810    1,161   1,419
Applicable income
 taxes..................       87       93       294     282     217      361     336
Net income..............      187      198       802     539     593      800   1,083
Common Stock Data:
Net income per common
 share(1)...............  $   .23  $   .27   $  1.00  $  .51  $  .56   $  .76  $ 1.03
Cash dividends declared
 per common share.......        0        0   $   .46  $  .17  $  .17   $  .17  $  .17
SELECTED AVERAGE BAL-
 ANCES:
Total assets............   75,463   69,160    71,375  68,072  65,489   67,512  70,426
Total loans.............   42,967   37,123    38,800  34,921  30,995   29,464  30,482
Investment securities...   24,943   22,649    25,454  26,251  31,345   33,406  31,811
Earning assets..........   69,924   64,824    66,410  64,375  63,259   65,287  66,378
Deposits................   61,067   58,183    58,923  57,020  54,660   57,127  59,695
Shareholders' equity....    7,842    9,045     7,598  10,678  10,145    9,279   9,024
Shares outstanding
 (thousands)(1).........      804        2       804       2       2        2       2
SELECTED PERIOD-END BAL-
 ANCES:
Total assets............   80,835   66,364    75,510  70,183  66,666   65,690  68,489
Total loans.............   43,281   37,096    42,166  37,474  32,666   29,494  29,908
Investment securities...   23,225   22,650    26,694  24,098  29,394   29,723  32,894
Earning assets..........   72,082   62,246    69,676  66,104  62,161   60,419  64,104
Deposits................   60,824   58,222    61,015  58,149  55,041   56,044  58,315
Shareholders' equity....    8,031    7,251     7,778  10,837  10,539    9,021   9,356
Shares outstanding
 (thousands)(1).........      804        2       804       2       2        2       2
SELECTED RATIOS:
Return on average
 equity(2)..............    10.49%    8.88%    10.56%   5.05%   5.85%    8.62%  12.00%
Return on average
 assets(2)..............     1.09%    1.16%     1.12%    .79%    .91%    1.18%   1.54%
Net interest margin (not
 a fully taxable
 equivalent)(2).........     4.20%    4.44%     4.35%   4.08%   4.11%    4.45%   4.58%
Allowance for loan
 losses to loans........     1.01%    1.07%      .99%   1.04%   1.19%    1.30%   1.33%
Net charge-offs to
 average loans(2).......     .104%   (.055)%     .17%   .011%  (.016)%   .041%   .052%
Average equity to
 average assets.........    10.39%   13.08%    10.65%  15.69%  15.49%   13.74%  12.81%
Allowance for loan
 losses as % of
 nonperforming loans....      --       --        362%    711%    967%     796%   1159%

--------
(1) In 1997, VNC was formed as a bank holding company to own 100% of the outstanding shares of VN Bank. Upon formation, each share of VN Bank was exchanged for 600 shares of VNC resulting in VNC having 742,800 shares outstanding. Since that time, an additional 72,000 shares of VNC were issued as a result of the exercise of stock options (see MANAGEMENT OF VNC--EXECUTIVE OFFICER AND DIRECTOR COMPENSATION) resulting in there being 814,800 shares of VNC Common outstanding.
(2) Information for three months ended March 31, 1998 and 1997 has been annualized.

       VNC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

  VNC's Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the information and tables which follow. For a discussion of liquidity and the impact of inflation, see "Capital Resources/Liquidity" below.

  In 1997, VNC was formed as a bank holding company to own 100% of the outstanding shares of VN Bank. Upon formation, each share of VN Bank was exchanged for 600 shares of VNC resulting in VNC having 742,800 shares outstanding. Since that time, an additional 72,000 shares of VNC were issued as a result of the exercise of stock options (see MANAGEMENT OF VNC--EXECUTIVE OFFICER AND DIRECTOR COMPENSATION) resulting in there being 814,800 shares of VNC Common outstanding.

SUMMARY

  Net income for 1997 was $802,000, a 49% increase from VNC's net income of $539,000 in 1996. Net income for 1996 was $539,000 or 10% lower than the 1995 net income of $593,000. Net income per common share for 1997 was 96% higher than in 1996. Pretax income for 1997 increased $275,000 or 34% from 1996 and $11,000 or 1.4% from 1995 to 1996.

  The increase in net income from 1996 to 1997 is primarily due to an increase in net interest income and noninterest income. The decrease in net income from 1995 to 1996 was attributable to an increase in income tax expense.

  The first three months of 1998 reflect net income of $187,000, 5% less than the $198,000 earned for the first three months of 1997. No material changes occurred in the results of operations or balance sheet during the first quarter of 1998.

  For the remainder of 1998, VNC will continue its objectives of maintaining asset quality and providing superior customer service to its markets.

FINANCIAL CONDITION

  Earning Assets. Average earning assets in 1997 increased $2,035,000 or 3% over 1996 primarily due to loan growth. Average earning assets in 1996 increased by $1,116,000 or 2% over 1995 due primarily to loan growth.

  Loan Portfolio. VNC's average loans for 1997 were $38,800,000, an increase of 11% over $34,921,000 in average loans for 1996. Loan growth for 1997 was primarily funded with deposits and maturing securities in the investment portfolio. Average loans for 1996 increased by $3,926,000 over 1995, an increase of 13%. The increase in ending balance from 1996 to 1997 and 1995 to 1996 was consistent with the increase in average balances.

  Investment Portfolio. VNC's investment securities portfolio increased by 11% or $2,596,000 from 1996 to 1997. The 1996 investment securities portfolio decreased by $5,296,000 from 1995, a decrease of 18%.

  VNC maintains an investment strategy of seeking portfolio yields within acceptable risk levels, as well as providing liquidity. VNC maintains one classification of investment securities -- "Available for Sale." The "Available for Sale" securities are carried at fair market value. At year end 1997, unrealized gains in the "Available for Sale" portfolio amounted to $143,000. At the end of 1996 the unrealized gains in the "Available for Sale" portfolio amounted to $74,000.

  Deposits. VNC's average deposits increased $1,903,000 or 3% from 1996 to 1997. Average deposits increased $2,360,000 or 4% from 1995 to 1996. From year end 1996 to year end 1997, total deposits increased $2,866,000 or 5%. The largest portion of growth during 1997 was in noninterest-bearing deposits that increased $2,545,000 or 31%. This is due to an introduction of new products that increased our deposit accounts and shifted some customers from interest bearing accounts. From 1996 to 1997 interest-bearing transaction deposits increased $85,000 or 1%, savings deposits increased $212,000 or 3% and time deposits increased $24,000 or .08%. From 1995 to 1996 interest-bearing transaction deposits increased $734,000 or 6%, savings deposits decreased $534,000 or 7%, other time deposits of less than $100,000 increased $1,490,000 or 6%, and time deposits of $100,000 or more increased by $545,000 or 14%.

  Capital Resources. Stockholders' equity decreased $3,059,000 or 28% to $7,778,000 as of December 31, 1997, compared with $10,837,000 at the end of 1996, and $10,359,000 at year end 1995. The largest decrease in stockholder's equity from 1996 to 1997 resulted from a stock retirement of 512 shares at $7,010.63 per share totaling $3,589,440. (Stock price of $7,010.63 indicates value prior to the 600 to 1 exchange of VN Bank shares for VNC shares.) Net income, dividends, and changes in net unrealized gains on securities accounted for all other changes in stockholders equity. No shares of common stock were issued during 1997.

BALANCE SHEET MANAGEMENT

  Liquidity Management. Liquidity is the ability of a company to convert assets into cash without significant loss and to raise funds by increasing liabilities. Liquidity management involves having the ability to meet the day-to-day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs.

  The primary function of asset/liability management is not only to assure adequate liquidity in order for VNC to meet the needs of its customer base, but to maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities so that VNC can profitably deploy its assets. Both assets and liabilities are considered sources of liquidity funding and both are, therefore, monitored on a daily basis.

  The asset portion of the balance sheet provides liquidity primarily through loan repayments and maturities of investment securities. Additional sources of liquidity are the investments in federal funds sold and prepayments from the mortgage-backed securities from the investment portfolio.

  The liability portion of the balance sheet provides liquidity through various interest bearing and noninterest bearing deposit accounts. At year end, VNC had $2,000,000 of federal funds available and a line of credit from a commercial bank of which approximately $2,000,000 was available and unused.

RESULTS OF OPERATIONS

  Net Interest Income. Net interest income is the principal component of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits. The following discussion is on a fully taxable equivalent basis.

  Net interest income for 1997 increased $261,000 or 10% over 1996 and $16,000 or .6% in 1996 over 1995. The increase in the net interest income from 1996 to 1997 is primarily due to increases in loan volumes. The increase in the net interest income from 1995 to 1996 was attributable to increase in loan volumes.

  Interest income increased $514,000 or 11% in 1997 from 1996, and increased $151,000 or 3% in 1996 from 1995. Interest income produced by the loan portfolio increased $506,000 or 17% in 1997 from 1996, and increased $310,000 or 11% in 1996 from 1995. Interest income on investment securities increased $8,000 or 4% from 1996 to 1997, and decreased $159,000 or 8% from 1995 to
1996. The increase in investment income from 1996 to 1997 is due to an increase in yields from the portfolio.

  Total interest expense increased by $253,000 or 12% in 1997 from 1996, and increased $139,000 or 7% in 1996 from 1995. The interest expense increase from 1996 to 1997 is primarily due to an increase in interest bearing deposits.

  The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference between the average yield on average earning assets and the average rate paid for all funds used to support those earning assets. The net interest margin increased 27 basis points in 1997 to 4.45%. The net cost of funds, defined as interest expense divided by average-earning assets, increased 28 basis points from 3.29% in 1996 to 3.57% in 1997. The yield on earning assets increased 54 basis points to 8.02% in 1997 from 7.48% in 1996.

  The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing funds and gives a direct perspective on the effect of market interest rate movements. During recent years, the net interest margins and interests rate spreads have been under intense pressure to maintain historical levels, due in part to tax laws that discouraged investment in tax-exempt securities and intense competition for funds with non-bank institutions. As a result of higher market interest rates during 1997, the interest rate spread increased 43 basis points from 1996 to 1997. Lower market interest rates during 1996 resulted in an interest rate spread decrease of 6 basis points from 1995.

  Allowance for Loan Losses. Lending officers are responsible for the ongoing review and administration of each loan. They make the initial identification of loans which present some difficulty in collection or where there is an indication that the probability of loss exists. Lending officers are responsible for the collection effort on a delinquent loan. Senior management is informed of the status of delinquent and problem loans on a monthly basis.

  Senior management makes recommendations monthly to the board of directors as to charge-offs. Senior management reviews the allowance for possible loan losses on a quarterly basis. VNC's policy is to discontinue interest accrual when payment of principal and interest is 90 days or more in arrears.

  The allowance for possible loan losses represents management's assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for possible loan losses and the appropriate provisions required to maintain a level considered adequate to absorb anticipated loan losses. In assessing the adequacy of the allowance, management reviews the size, quality and risk of loans in the portfolio. Management also considers such factors as loan loss experience, the amount of past due and nonperforming loans, specific known risk, the status and amount of nonperforming assets, underlying collateral values securing loans, current and anticipated economic conditions and other factors which affect the allowance for potential credit losses.

  While it is VNC's policy to charge off in the current period the loans in which a loss is considered probable, there are additional risks of future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of the economy, management's judgment as to the adequacy of the allowance is necessarily approximate and imprecise.

  Management believes that the $435,000 for March 31, 1998 and $416,000 for December 31, 1997 in the allowance for loan losses was adequate to absorb known risks in the portfolio. No assurance can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio, and require greater provisions for possible loan losses in the future.

  Nonperforming Assets. Nonperforming assets include nonperforming loans and foreclosed real estate held for sale. Nonperforming loans include loans classified as nonaccrual or renegotiated. VNC's policy is to place a loan on nonaccrual status when it is contractually past due 90 days or more as to payment of principal or interest. At the time a loan is placed on nonaccrual status, interest previously accrued but not collected is reversed and charged against current earnings. Recognition of any interest after a loan has been placed on nonaccrual is accounted for on a cash basis.

  VNC had nonperforming assets at March 31, 1998 of $0 and $115,000 as of December 31, 1997.

  Noninterest Income. Noninterest income consists of revenues generated from a broad range of financial services and activities including fee-based services and profits and commissions earned through credit life insurance sales and other activities. In addition, gains or losses realized from the sale of investment portfolio securities are included in noninterest income. Total noninterest income decreased by $19,000 or 10% for the three months ended March 31, 1998 as compared to 1997. Total noninterest income increased $97,000 or 19% in 1997 compared to 1996. Noninterest income for 1996 showed a decrease of $44,000 or 8% from 1995.

  Fee income from service charges on deposit accounts increased $53,000 or 12% in 1997 following a $10,000 or 2% increase in 1996. Nonrecurring items of noninterest income include sales of investment portfolio securities; VNC realized gains from the sales of securities in 1996 and 1997 of $3,000 and $1,000 respectively.

  Noninterest Expenses. Noninterest expense for 1997 decreased $3,000 or .13% from 1996 and decreased $31,000 or 1% in 1996 from 1995 and increased $2,000 or .09% in 1995 from 1994. Salaries and employee benefits in 1997 decreased $117,000 or 8% from 1996 to a total of $1,317,000 at year-end 1997. Salaries and employee benefits in 1996 decreased $118,000 or 8% from 1995. The decrease in 1997 and 1996 were the result of improved efficiencies and technologies in the operations of the bank.

  Occupancy expense increased by $94,000 or 39% in 1997 following an increase of $8,000 or 3% in 1996. Occupancy expense was higher in 1997 due to investments made in technological advances.

  All other noninterest expenses remain at steady levels from 1996 to 1997.

EFFECTS OF INFLATION AND CHANGING PRICES

  Inflation generally increases the cost of funds and operating overhead, and to the extent loans and other assets bear variable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. At the beginning of 1996, the Federal Reserve Board decreased interest rates 75 basis points in an effort to enhance growth in the economy through monetary policy. The prime rate remained unchanged through 1996. Until March of 1997, the prime rate was 8.25%, but at that time it increased to 8.5% where it remains today. In addition, inflation affects financial institutions' cost of goods and services purchased, the cost of salaries and benefits, occupancy expense and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings and stockholders' equity. Mortgage originations and refinancings tend to slow as interest rates increase and can reduce VNC's earnings from such activities and the income from the sale of residential mortgage loans in the secondary market.

NET INTEREST INCOME

  The following table sets forth weighted yields earned by VNC on its earning assets and the weighted average rates paid on its deposits and other interest-bearing liabilities for the years indicated and certain other information:

                                         1997                      1996
                               ------------------------- -------------------------
                                        INTEREST AVERAGE          INTEREST AVERAGE
                               AVERAGE  INCOME/  YIELDS/ AVERAGE  INCOME/  YIELDS/
                               BALANCE  EXPENSE   RATES  BALANCE  EXPENSE   RATES
                               -------  -------- ------- -------  -------- -------
                               (FULLY TAXABLE EQUIVALENT) (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
Loans........................  38,800    3,541     9.13% 34,921    3,035    8.69%
U.S. Treasury and other U.S.
 government agencies.........  23,262    1,473     6.33% 23,807    1,406    5.91%
States and municipalities....   1,832      202    11.03%  2,221      209    9.41%
Federal funds sold...........   2,516      113     4.49%  3,426      165    4.82%
  Total interest-earning
   assets/interest income....  66,410    5,329     8.02% 64,375    4,815    7.48%
Cash and due from banks......   2,952      --       --    2,400      --      --
Other assets.................   2,416      --       --    1,686      --      --
Allowance for loan losses....    (403)     --       --     (389)     --      --
  Total assets...............  71,375    5,329     7.46% 68,072    4,815    7.07%
LIABILITIES AND SHAREHOLDERS'
 EQUITY:
Interest-bearing liabilities:
Demand deposits..............  12,759      371     2.90% 12,531      347    2.77%
Savings......................   7,523      218     2.90%  7,397      211    2.85%
Time certificates............  30,121    1,584     5.26% 29,319    1,551    5.29%
Other borrowings.............   3,696      201     5.44%    364       12    3.30%
  Total interest-bearing
   liabilities/interest
   expense...................  54,099    2,374     4.39% 49,611    2,121    4.28%
Non-interest-bearing demand
 deposits....................   8,520      --       --    7,773      --      --
Other liabilities............   1,158      --       --       10      --      --
Shareholders' equity.........   7,598      --       --   10,678      --      --
  Total liabilities and
   shareholders' equity......  71,375    2,374     3.33% 68,072    2,121    3.12%
Net interest earnings........     --     2,955      --      --     2,694     --
Net interest on interest-
 earning assets..............     --       --      4.45%    --       --     4.18%
Taxable equivalent
 adjustment:
Investment securities........     --        68      --      --        72     --

                             AVERAGE VOLUME    CHANGE IN VOLUME      AVERAGE RATE
                          -------------------- ------------------   -----------------
                           1997   1996   1995  1997-96   1996-95    1997   1996  1995
                          ------ ------ ------ --------  --------   -----  ----  ----
Interest-earning assets:
Loans...................  38,800 34,921 30,995    3,879     3,926    9.13% 8.69% 8.79%
U.S. Treasury and other
 U.S. government
 agencies...............  23,262 23,807 28,548     (545)   (4,741)   6.33% 5.91% 5.72%
States and
 municipalities.........   1,832  2,221  2,582     (389)     (361)  11.03% 9.41% 9.64%
Federal funds sold......   2,516  3,426  1,134     (910)    2,292    4.49% 4.82% 5.11%
  Total interest-earning
   assets...............  66,410 64,375 63,259    2,035     1,116    8.02% 7.48% 7.37%
Interest-bearing
 liabilities:
Demand deposits.........  12,759 12,531 12,273      228       258    2.91% 2.77% 3.26%
Savings.................   7,523  7,397  7,416      126       (19)   2.90% 2.85% 2.02%
Time certificates.......  30,121 29,319 28,190      802     1,129    5.26% 5.29% 5.01%
Other borrowings........   3,696    364    397    3,332       (33)   5.44% 3.30% 5.04%
  Total interest-bearing
   liabilities..........  54,099 49,611 48,276    4,488     1,335    4.39% 4.28% 4.11%

                           INCOME/EXPENSE      VARIANCE          1997              1996
                          ----------------- --------------- ----------------  ----------------
                          1997  1996  1995  1997-96 1996-95 VOLUME RATE  MIX  VOLUME RATE  MIX
                          ----- ----- ----- ------- ------- ------ ----  ---  ------ ----  ---
Interest-earning assets:
Loans...................  3,541 3,035 2,725   506     310    337   154    15    345  (31)   (4)
U.S. Treasury and other
 U.S. government
 agencies...............  1,473 1,406 1,632    67    (226)   (32)  100    (1)  (271)  54    (9)
States and
 municipalities.........    202   209   249    (7)    (40)   (37)   36    (6)   (34)  (6)  --
Federal funds sold......    113   165    58   (52)    107    (43)  (11)    2    117   (3)   (7)
Total interest-earning
 assets.................  5,329 4,815 4,664   514     151    225   279    10    157   14   (20)
Interest-bearing
 liabilities:
Demand deposits.........    371   347   400    24     (53)     6    18   --       8  (60)   (1)
Savings.................    218   211   150     7      61      4     4    (1)   --    61   --
Time certificates.......  1,584 1,551 1,412    33     139     42    (8)   (1)    57   79     3
Other borrowings........    201    12    20   189      (8)   110     8    71     (2)  (7)    1
  Total interest-bearing
   liabilities..........  2,374 2,121 1,982   253     139    162    22    69     63   73     3
Net interest earnings...  2,955 2,694 2,682   261      12     63   257   (59)    94  (59)  (23)

LIABILITY AND ASSET MANAGEMENT

  The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

  The asset/liability committee, which consists of the president and one other director and certain other officers is charged with monitoring the liquidity and funds position of VN Bank. The Committee regularly reviews (a) the rate sensitivity position on a three-month, six-month, and one-year time horizon;
(b) loans to deposit ratios; and (c) average maturity for certain categories of liabilities.

  In the one year time period, VNC has a negative cumulative gap position because $1,901,000 of VNC's liabilities are capable of repricing without a corresponding amount of asset repricing. In a falling interest rate environment in a one year time period, VNC's net interest income would increase because more liabilities are repricing than assets at lower interest rates. In a rising interest rate environment in the one year time period, net interest income would decrease because more liabilities are repricing at higher interest rates.

  The following table represents an interest sensitivity profile for VNC as of December 31, 1997. The table represents a static point in time and does not consider other variables, such as changing spread relationships or interest rate levels. "Net repricing gap" is the difference between total earning assets and total interest bearing liabilities repricing in any given period and "cumulative gap" is the sum of the net repricing gap from period to period.

  Since interest-bearing demand deposits and savings accounts do not reprice on a regular basis, these balances have been included in the "After 5 years and non-rate sensitive" category.

                                                                     AFTER 5 YEARS
                         WITHIN    AFTER 3 MONTHS   AFTER 12 MONTHS   AND NON-RATE
                         3 MONTHS  WITHIN 12 MONTHS  WITHIN 5 YEARS    SENSITIVE    TOTAL
                         --------  ---------------- ---------------- -------------- ------
                                              (DOLLARS IN THOUSANDS)
EARNING ASSETS:
Loans...................  10,902        17,202           11,460           2,602     42,166
Investment securities...     --            --            15,923          10,771     26,694
Federal funds sold......     816           --               --              --         816
  Total earning assets..  11,718        17,202           27,383          13,373     69,676
INTEREST-BEARING
 LIABILITIES:
Interest-bearing depos-
 its....................  11,601        13,481            5,134          20,172     50,388
Other borrowed funds....   5,739           --               --              --       5,739
  Total interest-bearing
   liabilities..........  17,340        13,481            5,134          20,172     56,127
RATE SENSITIVITY GAP:
Net repricing gap.......  (5,622)        3,721           22,249          (6,799)       --
Net repricing gap as a
 percentage of total
 earning assets.........   (8.07)%        5.34%           31.93%          (9.76)%      --
Cumulative gap..........  (5,622)       (1,901)          20,348          13,549        --
Cumulative gap as a
 percentage of total
 earning assets.........   (8.07)%       (2.73)%          29.20%          19.45%       --

DEPOSITS

  VNC's primary sources of funds are interest bearing deposits. The following table sets forth VNC's deposit structure at December 31, in each of the last two years.

                                    DECEMBER 31,
                                   ---------------
                                    1997    1996
                                   ------- -------
                                   (IN THOUSANDS)
     Non interest-bearing depos-
      its:
       Individuals, partnerships
        and corporations.........   10,081   7,528
       U. S. Government and
        states and political sub-
        divisions................       80     281
       Certified and official
        checks...................      466     273
         Total non-interest-bear-
          ing deposits...........   10,627   8,082
     Interest-bearing deposits:
       Interest-bearing demand
        accounts.................   12,798  12,713
       Saving accounts...........    7,374   7,162
       Certificates of deposit,
        less than $100,000.......   25,388  25,838
       Certificates of deposit,
        more than $100,000.......    4,828   4,354
         Total interest-bearing
          deposits...............   50,388  50,067
         Total deposits..........   61,015  58,149

  The following table presents a breakdown by category of the average amount of deposits and the average rate paid on deposits for the periods indicated:

                                                           DECEMBER 31,
                                                     ---------------------------
                                                         1997          1996
                                                     ------------- -------------
                                                      (DOLLARS IN THOUSANDS)
     Non interest-bearing deposits..................   8,520    0    7,773    0
     Savings deposits...............................   7,523  2.9%   7,397  2.9%
     Time deposits..................................  30,121  5.3%  29,319  5.3%
     Interest-bearing demand deposits...............  12,759  2.9%  12,531  2.8%
         Total deposits.............................  58,923  3.7%  57,020  3.7%

  At December 31, 1997, time deposits greater than $100,000 aggregated approximately $4,828,000. The following table indicates, as of December 31, 1997, the dollar amount of $100,000 or more by the time remaining until maturity (in thousands):

                                                      DECEMBER 31, 1997
                                              ----------------------------------
                                              3 MONTHS  3 TO 12  1 TO 5  OVER 5
                                               OR LESS   MONTHS   YEARS   YEARS
                                              --------- -------- ------- -------
     Time certificates.......................   3,945     648      235       0

ASSETS

  The management of VNC considers many criteria in managing assets, including creditworthiness, diversification and structural characteristics, maturity and interest rate sensitivity. The following table sets forth VNC's interest-earning assets by category at December 31, in each of the last two years.

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
     Interest-bearing deposits with banks.......................     263      32
     Investment securities......................................  26,694  24,098
     Federal funds sold.........................................     553   4,500
     Loans:
       Real estate..............................................  30,216  29,089
       Commercial and other.....................................  11,950   8,385
         Total loans............................................  42,166  37,474
     Interest-earning assets....................................  69,676  66,104

INVESTMENT PORTFOLIO

  VNC has classified all investment securities as either available for sale or held to maturity depending upon whether VNC has the intent and ability to hold the investment securities to maturity. The classification of certain investment securities as available for sale is consistent with VNC's investment philosophy of maintaining flexibility to manage the portfolio. At December 31, 1997, approximately $27 million of investment securities were classified as available for sale. Approximately $143,000 of unrealized gain was included in shareholders' equity related to the available for sale investment securities.

  At year end 1997, obligations of the United States Government or its agencies and obligations of states and political subdivisions, including Fannie Mae, Freddie Mac, Ginnie Mae and Small Business Administration loans represented approximately 98% of the total investment portfolio. The following table presents the carrying amounts of VNC's investment portfolio at December 31, in each of the last two years.

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
AVAILABLE FOR SALE:
  U.S. Treasury.................................................   1,509   3,826
  U.S. Government agencies......................................  22,515  18,109
  States and political subdivisions.............................   2,227   1,938
  Other securities..............................................     443     225
    Total available for sale....................................  26,694  24,098
HELD TO MATURITY:
  U.S. Government agencies......................................     --      --
  States and political subdivisions.............................     --      --
    Total held to maturity......................................     --      --
    Total investment portfolio..................................  26,694  24,098

  The following table presents the maturity distribution of the carrying value and estimated market value of VNC's investment portfolio at December 31, 1997. The weighted average yields on these instruments are presented based on final maturity. Yields on obligations of states and political subdivisions have not been adjusted to a fully-taxable equivalent basis.

                                                  DECEMBER 31, 1997
                                      -----------------------------------------
                                                      ESTIMATED     WEIGHTED
                                      CARRYING VALUE MARKET VALUE AVERAGE YIELD
                                      -------------- ------------ -------------
                                                   (IN THOUSANDS)
AVAILABLE FOR SALE:
U.S. Treasuries:
  Due within 1 year..................        --            --           --
  Due after 1 year but within 5
   years.............................      1,509         1,509        5.404%
    Total............................      1,509         1,509        5.404%
U.S. Government agencies:
  Due within 1 year..................        --            --           --
  Due after 1 year but within 5
   years.............................     13,763        13,763        6.134%
  Due after 5 years but within 10
   years.............................        179           179        9.960%
  Due after 10 years.................      8,737         8,737        6.437%
    Total............................     22,679        22,679        6.278%
States and political subdivisions:
  Due after 10 years.................        804           804        6.385%
Other:
  Due after 10 years.................        --            --           --
    Total investments available for
     sale............................     24,992        24,992        6.228%
HELD TO MATURITY:
U.S. Government agencies:
  Due after 1 year but within 5
   years.............................        --            --           --
  Due after 10 years.................        --            --           --
    Total............................        --            --           --
States and political subdivisions:
  Due after 5 years but within 10
   years.............................        --            --           --
  Due after 10 years.................        --            --           --
    Total............................        --            --           --
    Total investments held to
     maturity........................        --            --           --

INVESTMENT POLICY

  The objective of VNC's investment policy is to invest funds not otherwise needed to meet the loan demand of VN Bank's market area to earn the maximum return for VN Bank, yet still maintain sufficient liquidity to meet fluctuations in VN Bank's loan demand and deposit structure. In doing so, VNC balances the market and credit risk against the potential investment return, makes investments compatible with the pledge requirements of VN Bank's deposits of public funds, maintains compliance with regulatory investment requirements, and assists the various public entities with their financing needs. The Investment Committee is comprised of the president, the chief financial officer, the senior lending officer and three other directors. All the investment transactions occurring since the previous board of directors' meeting are reviewed at its next monthly meeting. Limitations on the Committee's investment authority include: (a) revenue obligations of municipalities may not exceed 10% of capital per issuer; and (b) corporate bonds will not be held in excess of 10% of capital per issuer. The investment policy allows portfolio holdings to include short-term securities purchased to provide VN Bank's needed liquidity and longer term securities purchased to generate stable income for VN Bank during periods of interest rate fluctuations.

LOAN PORTFOLIO

  The following table sets forth the composition of VNC's loan portfolio at December 31 in each of the past two years (in thousands).

                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1997   1996
                                                                   ------ ------
Real estate loans:
  Construction and land development...............................    825      0
  Secured by residential properties............................... 23,367 22,843
  Other real estate loans.........................................  6,024  6,246
    Total real estate loans....................................... 30,216 29,089
  Commercial and industrial loans.................................  5,929    750
Other consumer loans..............................................  5,680  7,331
All other loans...................................................    341    304
    Total loans................................................... 42,166 37,474
Less:
Allowance for loan losses.........................................    416    391
    Net loans..................................................... 41,750 37,083

  The following table summarizes certain information concerning VNC's loan portfolio (dollars in thousands):

                                                            DECEMBER 31, 1997
                                                         -----------------------
                                                         AMOUNT % OF TOTAL LOANS
                                                         ------ ----------------
Real estate loans:
  Construction and land development.....................    825        1.96%
  Secured by residential properties..................... 23,367       55.42%
  Other real estate loans...............................  6,024       14.29%
    Total real estate loans............................. 30,216       71.67%
  Commercial and industrial loans.......................  5,929       14.06%
Other consumer loans....................................  5,680       13.47%
All other loans.........................................    341         .80%
    Total loans......................................... 42,166      100.00%
Less:
Allowance for loan losses...............................    416         .99%
    Net loans........................................... 41,750       99.01%

  The following table sets forth maturities of the loan portfolio and the sensitivity to interest rate changes of VNC's loan portfolio (in thousands).

                                                  DECEMBER 31, 1997
                                       ----------------------------------------
                                                    MATURITY RANGE
                                       ----------------------------------------
                                       ONE YEAR  ONE THROUGH    OVER
                                        OR LESS   FIVE YEARS  FIVE YEARS TOTAL
                                       --------- ------------ ---------- ------
LOAN MATURITY:
Real estate construction loans........     825         --          --       825
Real estate mortgage loans............   3,885      14,235      11,271   29,391
Commercial and industrial loans.......   4,807         788         334    5,929
All other loans.......................   3,875       1,798         348    6,021
    Total loans.......................  13,392      16,821      11,953   42,166
LOAN INTEREST RATE SENSITIVITY:
Selected loans with:
  Predetermined interest rates........   9,053      11,437       2,602   23,092
  Floating or adjustable interest
   rates..............................  19,051          23           0   19,074
    Total.............................  28,104      11,460       2,602   42,166

LOAN POLICY

  All lending activities of VN Bank are under the direct supervision and control of the VNC Board with secondary authority vested in the Executive Committee. The Senior Loan Committee, which consists of the president, one other director and two senior lending officers, enforces loan authorizations for each officer, decides on loans exceeding such limits, services all requests for officer credits to the extent allowable under current laws and regulations, administers all problem credits, and determines the allocation of funds for each lending division. The loan portfolio consists primarily of real estate, commercial, small business, residential construction and consumer installment loans. Maturity of term loans is normally limited to 15 years. Conventional real estate loans may be made for no more than a 30-year term. Installment loans are based on the earning capacity and vocational stability of the borrower.

  The VN Bank board at its regularly scheduled meetings reviews all new loans made the preceding month. Loans which are 30 days or more past due are reviewed monthly.

  The Loan Committee of VN Bank periodically reviews the loan portfolio, particularly nonaccrual and renegotiated loans. Each loan officer is responsible for monitoring and collecting his or her own loan portfolio. Loan Committee review may result in a determination that a loan should be placed on a nonaccrual status for income recognition. In addition, to the extent that management identifies potential losses in the loan portfolio and reduces the book value of such loans through charge-offs, to their estimated collectible value, VNC's policy is to classify as nonaccrual any loan on which payment of principal or interest is 90 days or more past due, where there is adequate collateral to cover principal and accrued interest and the loan is in the process of collection. No concessions are granted and late fees are collected. In addition, a loan will be classified as nonaccrual if, in the opinion of the Loan Committee, based upon a review of the borrower's or guarantor's financial condition, collateral value or other factors, payment is questionable, even though payments are not 90 days or more past due.

  When a loan is classified as nonaccrual, any unpaid interest is reversed against current income. Interest is included in income thereafter only to the extent received in cash. The loan remains in a nonaccrual classification until such time as the loan is brought current, when it may be returned to accrual classification. When principal or interest on a nonaccrual loan is brought current, if in management's opinion future payments are questionable, the loan would remain classified as nonaccrual. After a nonaccrual or renegotiated loan is charged off, any subsequent payments of either interest or principal are applied first to any remaining balance outstanding, then to recoveries and lastly to income.

  The large number of consumer installment loans and the relatively small dollar amount of each makes an individual review impracticable. It is VNC's policy to charge off any consumer installment loan which is past due 120 days or more.

  In addition, mortgage loans secured by real estate are placed on nonaccrual status when the mortgagor is in bankruptcy, or foreclosure proceedings are instituted. Any accrued interest receivable remains in interest income as an obligation of the borrower.

CREDIT RISK MANAGEMENT AND RESERVE FOR LOAN LOSSES

  Credit risk and exposure to loss are inherent parts of the banking business. Management seeks to manage and minimize these risks through its loan and investment policies and loan review procedures. Management establishes and continually reviews lending and investment criteria and approval procedures that it believes reflect the risk sensitive nature of VNC. The loan review procedures are set to monitor adherence to the established criteria and to ensure that on a continuing basis such standards are enforced and maintained.

  Management's objective in establishing lending and investment standards is to manage the risk of loss and to provide for income generation through pricing policies.

  The loan portfolio is regularly reviewed and management determines the amount of loans to be charged-off. In addition, such factors as VNC's previous loan loss experience, prevailing and anticipated economic conditions, industry concentrations and the overall quality of the loan portfolio are considered. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. Such agencies may require VNC to recognize additions to the allowances based on their judgments about information available at the time of their examinations. In addition, any loan or portion thereof which is classified as a "loss" by regulatory examiners is charged-off.

  The reserve for loan losses is increased by provisions charged to operating expense. The reserve is reduced by charging off loans or portions of loans at the time they are deemed by management to be uncollectible and increased when loans previously charged off are recovered. The resulting reserve for loan losses is viewed by management as a single, unallocated reserve available for all loans and, in management's opinion, is adequate to provide for reasonably foreseeable potential loan losses. The risk associated with loans varies with the creditworthiness of the borrower, the type of loan (consumer, commercial or real estate) and its maturity. Cash flows adequate to support a repayment schedule is an element considered for all types of loans. Real estate loans are impacted by market conditions regarding the value of the underlying property used as collateral. Commercial loans are also impacted by the management of the business as well as economic conditions. The approximate anticipated amount of loan charge-offs by category during 1998 is as follows:

   Real Estate Loans................................................... $ 2,500
   Commercial and industrial loans.....................................       0
   All other loans.....................................................  43,500
                                                                        -------
     Total............................................................. $46,000
                                                                        =======

  Management's estimate of charge-offs for 1998 is based upon historical data as well as the composition of the loan portfolio at December 31, 1997. Management believes the allowance for loan losses is adequate to absorb such anticipated charge-offs.

  Rules and formulas serve as useful guidelines in determining the adequacy of the allowance for loan losses. In determining the amount of the allowance, management uses historical and linear regression analysis. The reserve for loan losses was $435,000 as of March 31, 1998 or 1% of loans outstanding. The reserve for loan losses was $416,000 at year end 1997, or .99 of loans outstanding compared to $391,000, or 1.04%, and $438,000, or 1.41%, at year ends 1996 and 1995, respectively. The following table presents data related to VNC's reserve for loan losses for the periods indicated (dollars in thousands).

                                                  THREE MONTHS  YEAR-TO-DATE
                                                     ENDED      --------------
                                                 MARCH 31, 1998  1997    1996
                                                 -------------- ------  ------
Total loans:
  Average outstanding during the period.........     42,967     38,800  34,921
Allowance for loan losses:
  Balance at beginning period...................        416        391     387
Charge-offs:
  Real estate loans.............................          4         39       6
  Installment loans.............................         15         63      44
  Credit cards and related plans................          0          0       0
  Commercial and all other loans................          0          0       0
Recoveries:
  Real estate loans.............................          0         11      26
  Installment loans.............................          8         26      28
  Credit cards and related plans................          0          0       0
Net charge-offs (recoveries)....................         11         65      (4)
Provision charged to income.....................         30         90       0
Balance at end of period........................        435        416     391
Net charge-offs to average loans outstanding....       .026%       .17%   .011%
Allowance for loan losses to average loans
 outstanding....................................       1.01%      1.07%   1.12%
Allowance for loan losses to net charge-offs....      39.55        6.4     8.3

  The following table sets forth information with respect to nonperforming loans of VNC on the dates indicated. Accrual of interest is discontinued when there is reasonable doubt as to the full, timely collections of interest or principal. When a loan becomes contractually past due ninety (90) days with respect to interest or principal, it is reviewed and a determination is made as to whether it should be placed on nonaccrual status. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to principal and interest and when, in the judgment of management, the loans are estimated to be fully collectible as to principal and interest. Restructured loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms. The information provided below is as of March 31, 1998 and as of December 31 for the years indicated (dollars in thousands). VNC does not foresee any potential loan problems which cause management to have serious doubts as to the ability of borrowers to comply with present loan repayment terms.

                                                   THREE MONTHS  DECEMBER 31,
                                                      ENDED      ---------------
                                                  MARCH 31, 1998  1997     1996
                                                  -------------- ------   ------
  Nonaccrual loans..............................         0          115       55
  Restructured loans............................         0            0        0
Loans past due 90 days or more to principal or
 interest payments..............................        41           30       50
Nonperforming loans as a percentage of net loans
 before allowance for loan losses...............       --           .27%     .15%
Allowance for loan losses as a percentage of
 nonperforming loans............................       --           362%     711%

CAPITAL RESOURCES/LIQUIDITY

  Liquidity. Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. VNC's liquidity, represented by cash and cash due from banks, is a result of its operating, investing and financing activities. In order to insure funds are available at all times, VNC devotes resources to projecting on a monthly basis the amount of funds which will be required and maintains relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

  VNC has a formal liquidity policy, and in the opinion of management, its liquidity levels are considered adequate. Neither VNC nor VN Bank is subject to any specific regulation liquidity requirements imposed by regulatory authorities. VN Bank is subject to general FDIC guidelines which do not require a minimum level of liquidity. Management believes its liquidity ratios meet or exceed these guidelines. Management does not know of any trends or demands which are reasonably likely to result in liquidity increasing or decreasing in any material manner.

  The following table sets forth liquidity ratios for the periods indicated:

                                                              DECEMBER 31,
                                                            -------------------
                                                            1997   1996   1995
                                                            -----  -----  -----
   Average loans to average deposits....................... 65.85% 61.24% 56.71%

CAPITAL ADEQUACY

  Capital adequacy refers to the level of capital required to sustain asset growth over time and to absorb losses. The objective of VNC's management is to maintain a level of capitalization that is sufficient to take advantage of profitable growth opportunities while meeting regulatory requirements. This is achieved by improving profitability through effectively allocating resources to more profitable businesses, improving asset quality, strengthening service quality, and streamlining costs. The primary measures used by management to monitor the results of these efforts are the ratios of average equity to average assets, average tangible equity to average tangible assets, and average equity to net loans. The Federal Reserve Board has adopted capital guidelines governing the activities of bank holding companies. These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks and bank holding companies are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.

  The capital guidelines classify capital into two tiers, referred to as Tier I and Tier II. Under risk-based capital requirements, total capital consists of Tier I capital which is generally common shareholders' equity less goodwill and Tier II capital which is primarily a portion of the allowance for loan losses and certain qualifying debt instruments. In determining risk-based capital requirements, assets are assigned risk-weights of 0% to 100%, depending primarily on the regulatory assigned levels of credit risk associated with such assets. Off-balance sheet items are considered in the calculation of risk-adjusted assets through conversion factors established by the regulators. The framework for calculating risk-based capital requires banks and bank holding companies to meet the regulatory minimums of 4% Tier I and 8% total risk-based capital. In 1990 regulators added a leverage computation to the capital requirements, comparing Tier I capital to total average assets less goodwill.

                                                               DECEMBER 31, 1997
                                                               -----------------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
   CAPITAL:
   Tier I capital:
     Stockholders' equity....................................        7,636
     Less disallowed intangibles.............................            0
       Total Tier I capital..................................        7,636
   Tier II capital:
     Qualifying debt
     Qualifying allowance for loan losses....................          416
       Total Tier II capital.................................          416
       Total capital.........................................        8,052
   Risk-adjusted assets......................................       40,260
   Quarterly average assets..................................       74,361
                                                               DECEMBER 31, 1997
                                                               -----------------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
   RATIOS:
   TIER I RISK-BASED CAPITAL RATIO...........................        18.97%
   Tier II capital to risk-adjusted assets...................         1.03%
   TOTAL RISK-BASED CAPITAL RATIO............................        20.00%
   LEVERAGE RATIO--Tier I capital to quarterly average assets
    less disallowed intangibles..............................        10.27%

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") established five capital categories for banks and bank holding companies. The bank regulators adopted regulations defining these five capital categories in September 1992. Under these new regulations each bank is classified into one of the five categories based on its level of risk-based capital as measured by Tier I capital, total risk-based capital, and Tier I leverage ratios and its supervisory ratings. The following table lists the five categories of capital and each of the minimum requirements for the three risk-based capital ratios.

                                            TOTAL        TIER I
                                         RISK-BASED    RISK-BASED    LEVERAGE
                                        CAPITAL RATIO CAPITAL RATIO    RATIO
                                        ------------- ------------- ------------
   Well-capitalized.................... 10% or above   6% or above   5% or above
   Adequately capitalized..............  8% or above   4% or above   4% or above
   Undercapitalized.................... Less than 8%  Less than 4%  Less than 4%
   Significantly undercapitalized...... Less than 6%  Less than 3%  Less than 3%
   Critically undercapitalized.........          --            --     2% or less

  On March 31, 1998, VNC exceeded the regulatory minimums and qualified as a well-capitalized institution under the regulations.

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998

  The following section provides additional selected discussion of the financial condition and results of operation of VNC as of and for the three months ended March 31, 1998. This discussion should be read in conjunction with the unaudited financial statements of VNC.

  Financial Position. Total assets grew from $75,510,000 at year-end 1997 to $80,835,000 at March 31, 1998, a $5,325,000 increase. The primary change in assets was attributed to a $5,000,000 leverage transaction. Funds were borrowed at a fixed rate and invested in long-term municipal bonds. This transaction will provide a fixed spread for at least the next five years. At March 31, 1998 the borrowing had occurred, but the funds had not yet been invested in the municipal bonds; therefore, the borrowed funds were in cash equivalents increasing total assets, but not yet increasing investment securities.

  During the first quarter of 1998, key-man life insurance policies totaling $1,480,000 were purchased on two executives. The cash value increased $6,876 to an ending balance of $1,586,876 at March 31, 1998.

  Equity grew $253,000 primarily from retained net income. The leverage capital ratio remained stable from 10.27% at year end 1997 to 10.28% at March 1998. This ratio maintains VNC in the well capitalized category.

  Results of Operations. Net income for the three months ended March 31, 1998 was $187,000 versus $198,000 for the comparable period in 1997. Interest income increased $131,000 and interest expense increased $116,000, leaving an increase in net interest income of $15,000. The allowance for loan losses was funded $30,000 versus -0- for the 1997 comparable period causing a decrease of $15,000 in net interest income after provision for loan loses. Noninterest income and noninterest expense remained relatively stable compared to the three months ended March 1997.

                                BUSINESS OF VNC

GENERAL

  VNC, incorporated in Alabama, is a bank holding company that commenced operations in 1997. Its principal asset is the capital stock of VN Bank. At March 31, 1998, VNC had total assets of $81 million and stockholders' equity of $8 million. VN Bank, VNC's wholly-owned subsidiary, is a national banking association. VN Bank provides a variety of banking and financial services to businesses and individuals. VN Bank's headquarters is located at 1011 North Lanier Avenue, Lanett, Alabama 36863-0682. In addition, VN Bank has two branches located in Valley, Alabama.

MARKET AREA

  Valley National Corporation, through VN Bank, services portions of Chambers County, Alabama and portions of Harris and Troup counties in Georgia. VNC cannot gain access to the borrowing needs of major industries in West Point due to their need for a regional banking organization. Lanett and Valley are located in Chambers County where average salary has increased by an average of 5.17% per year from 1992 to 1997 while the total population has decreased by 2% over that same period.

  The unemployment rate in Chambers County ranged from 3.1% in March 1997 to 5.5% in October 1997. Unemployment at December 31, 1997 was 3.7%. This compares favorably to a 4.5% rate for the State of Alabama and 4.7% for the United States. Retail sales have grown each year during this period by an average of 4.41%. Eleven industries in the area added at least ten jobs while six of these added over forty. In all, 1,000 jobs were added in Chambers County which reflects a 7.8% increase in the number of industrial-related jobs.

  The area does not appear to have potential for significant growth in the near future. The area is currently supporting four other independent banks along with a NationsBank branch. While Valley National Bank holds the second largest share of deposits among the independent banks, it does not appear that the Bank will be able to take market share away from its two main competitors.

EMPLOYEES

  As of March 31, 1998, VNC and its subsidiaries had approximately 34 full-time employees. The employees are not represented by a collective bargaining unit. VNC believes its relationship with its employees to be good.

CUSTOMERS

  It is the opinion of management that there is no single customer or affiliated group of customers whose deposits, if withdrawn, would have a materially adverse effect on the business of VNC.

PROPERTIES

  VNC has its principal offices in its headquarters building at 1011 North Lanier Avenue, Lanett, Alabama 36863-0682, which is owned and occupied by VN Bank. VN Bank also operates two branches located in Valley, Alabama, which is in Chambers County. VN Bank owns one of these branch locations and leases the space in the other location.

LEGAL PROCEEDINGS

  The nature of its business generates a certain amount of litigation against VNC and VN Bank involving matters arising in the ordinary course of business. None of the legal proceedings currently pending or threatened to which VNC or VN Bank is a party or to which any of their properties are subject will have, in the opinion of management of VNC, a material effect on the business or financial condition of VNC or VN Bank.

BANKING

  VN Bank conducts its business as a commercial bank, with special emphasis in retail banking, including the acceptance of checking and savings deposits, and the making of commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers collections, notary public services, and other customary bank services to its customers.

ASSET AND LIABILITY MANAGEMENT

  In the one year time period, VNC has a negative cumulative gap position because $1,901,000 of VNC's liabilities are capable of repricing without a corresponding amount of asset repricing.

  In a falling interest rate environment in a one year time period, VNC's net interest income would increase because more liabilities are repricing than assets at lower interest rates. In a rising interest rate environment in the one year time period, net interest income would decrease because more liabilities are repricing at higher interest rates.

COMPETITION

  All phases of VNC's banking activities are highly competitive. VN Bank competes actively with five regional and community banks, as well as finance companies, credit unions and other financial institutions located in its service area.

SUPERVISION AND REGULATION

  The following summary of the BHC Act and of the other Acts described herein is qualified in its entirety by express reference to each of the particular acts.

  Bank Holding Company Act of 1956. VNC is a bank holding company within the meaning of the federal BHC Act, and is registered with the Board of Governors of the Federal Reserve System (the "Board"). VNC is required to file with the Board annual reports and such additional information as the Board may require pursuant to the BHC Act. The Board may also make examinations of VNC and its subsidiaries.

  The BHC Act requires every bank holding company to obtain the prior approval of the Board before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not majority owned by VNC. The BHC Act prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company which is not a bank and from engaging in any business other than banking or furnishing services to or performing services for its subsidiaries. The 5% limitation is not applicable to ownership of shares in any company the activities of which the Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

  In addition, and subject to certain exceptions, the BHC Act and the Change in Bank Control Act, together with regulations thereunder, require Board approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring "control" of a bank holding company, such as VNC. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the bank holding company has registered securities under Section 12 of the Exchange Act or no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenge of the rebuttable control presumption.

  Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), bank holding companies may acquire banks in states other than their home states without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law). The Interstate Banking and Branching Act also authorizes banks to merge across state lines, thereby creating interstate branches. This provision, which became effective June 1, 1997, allowed each state, prior to the effective date, the opportunity to "opt out" of this provision, thereby prohibiting interstate branching within that state. Alabama did not adopt legislation to "opt out" of the interstate branching provisions.

  VN Bank is an "affiliate" of VNC within the meaning of the Federal Reserve Act. This act places restrictions on a bank's loans or extensions of credit to, purchases of or investments in the securities of, and purchases of assets from an affiliate, a bank's loans or extensions of credit to third parties collateralized by the securities or obligations of an affiliate, the issuance of guarantees, acceptances, and letters of credit on behalf of an affiliate, and certain bank transactions with an affiliate, or with respect to which an affiliate acts as agent, participates, or has a financial interest. Furthermore, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

  Under Federal Reserve Board policy, VNC is expected to act as a source of financial strength to its subsidiary bank and to commit resources to support its subsidiary. This support may be required at times when, absent such Federal Reserve Board policy, VNC may not be inclined to provide it. Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (a) the default of a commonly controlled FDIC-insured depository institution or (b) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Under FDICIA (see discussion below) a bank holding company may be required to guarantee the capital plan of an undercapitalized depository institution. Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

  National Banking Act; Federal Deposit Insurance Act. VN Bank is incorporated under the National Banking Act, as amended, and is subject to the applicable provisions of that law. As a national banking association, VN Bank is subject to the supervision of the OCC and to regular examination by that agency. In addition, VN Bank is a member of the FDIC and its deposits are insured by the FDIC. Therefore, VN Bank is subject to examination and regulation by the FDIC.

  A number of federal statutes as regulations limit the amount of dividends that can be paid by both VN Bank and VNC. See "Description of Frontier Capital Stock."

  VN Bank also is subject to regulation respecting the maintenance of certain minimum capital levels (See "VNC's Management's Discussion and Analysis-- Capital Resources--Liquidity"), and VN Bank will be required to file annual reports and such additional information as the National Banking Act and FDIC regulations require. VN Bank is also subject to certain restrictions on loan amounts, interest rates, "insider" loans to officers, directors and principal shareholders, tie-in arrangements, and transactions with affiliates, as well as many other matters. Strict compliance at all times with state and federal banking laws is required.

  In December 1991, a major banking bill entitled the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted, which substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. In addition, an institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market and also may not be able to "pass through" insurance coverage for certain employee benefit accounts. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, certain aspects of such depository institution's capital plan for such plan to be acceptable. FDICIA contains numerous other provisions, including new accounting, audit and reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, powers of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches.

  Under the Community Reinvestment Act ("CRA"), as implemented by Federal Reserve Board and OCC regulations, holding companies and national banks have a continuing and affirmative obligation consistent with their safe and sound operation to help meet the credit needs of their entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA requires the Federal Reserve Board and the OCC, in connection with their examination of holding companies or banks, to assess the companies' record of meeting the credit needs of their communities and to take such record into account in its evaluation of certain applications by such institution. The FIRREA amended the CRA to require public disclosure of an institution's CRA rating and to require that the Federal Reserve Board and the OCC provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system in lieu of the then existing five-tiered numerical rating system. VNC and VN Bank are subject to these regulations.

  Alabama law contains limitations on the interest rates that may be charged on various types of loans. The operations of banks are also affected by various consumer laws and regulations, including those relating to equal credit opportunity and regulation of consumer lending practices. All national banks must become and remain insured banks under the FDIA. (See 12 U.S.C. (S) 1811, et seq.).

  The U.S. federal and state banking agencies have broad enforcement powers over bank holding companies and their subsidiaries, including, in the case of the federal agencies, the power to terminate deposit insurance, impose substantial fines and other civil penalties and, in the most severe cases, to appoint a conservator or receiver for a depository institution. Failure to maintain adequate capital or to comply with applicable laws, regulations and supervisory agreements could subject VNC or its subsidiaries to these enforcement provisions.

EFFECT OF GOVERNMENTAL POLICIES

  VNC and VN Bank are affected by the policies of regulatory authorities, including the Federal Reserve System. An important function of the Federal Reserve System is to regulate the national money supply. Among the instruments of monetary policy used by the Federal Reserve are: purchases and sales of U.S. Government securities in the marketplace; changes in the discount rate, which is the rate any depository institution must pay to borrow from the Federal Reserve; and changes in the reserve requirements of depository institutions. These instruments are effective in influencing economic and monetary growth, interest rate levels and inflation.

  The monetary policies of the Federal Reserve System and other governmental policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Because of changing conditions in the national economy and in the money market, as well as the result of actions by monetary and fiscal authorities, it is not possible to predict with certainty future changes in interest rates, deposit levels, loan demand or the business and earnings of VNC or whether the changing economic conditions will have a positive or negative effect on operations and earnings.

  Bills are pending before the United States Congress and the Alabama Legislature which could affect the business of VNC and VN Bank, and there are indications that other similar bills may be introduced in the future. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of VNC and VN Bank may be affected thereby.

                               MANAGEMENT OF VNC

DIRECTORS AND EXECUTIVE OFFICERS

  The following table provides certain information regarding Directors and Executive Officers of VNC.

                                            DIRECTOR     PRINCIPAL OCCUPATION FOR
NAME                     AGE   POSITIONS      SINCE           PREVIOUS 5 YEARS
----                     --- -------------- --------- --------------------------------
Mac H. Langley..........  62 Director,        1997    Owner, Langley Motors
                             Treasurer
Timothy E. McLane.......  43 Director         1997    President & CEO of Skinner Corp.
Charles M. Reeves.......  75 Chairman         1997    Vice Chairman of Skinner Corp.
Steven R. Townson.......  40 Director, CEO    1997    Banker
Kerri C. Newton.........  28 CFO, Secretary    --     Banker

  No director of VNC is related to any other director except Mr. McLane, who is the stepson of Mr. Reeves. No director of VNC is a director or executive officer of another bank holding company, bank, savings and loan association, or credit union. The following is a brief description of the business experience of the executive officers of VNC.

  Charles M. Reeves, (75) is currently Chairman of the Board of Valley National Corporation and is proposed to be Director of Frontier National Corporation. Mr. Reeves has served as Director of VN Bank since 1984. He is a Director of Skinner Corporation, a retail furniture chain and serves as Director, President and Chief Executive Officer of Pearce Broadcasting. Mr. Reeves served in the U.S. Army for four years and was the Auditor, Director of Accounting and Assistant Treasurer of West Point-Pepperell from 1949 to 1988. He is currently the vice chairman for Skinner Corporation.

  Steven R. Townson, (40) is currently Chairman, President, and Chief Executive Officer of VN Bank and President and Chief Executive Officer of VNC. He has 12 years of banking experience and began his banking career in 1986 with AmSouth Bank where he served as Assistant Vice President and Corporate Lending Officer. In 1991, Mr. Townson served as a Vice President for First Tennessee Bank, N.A., Financial Institutions Division in Chattanooga, Tennessee, and was responsible for the Alabama and Middle Tennessee markets. In 1995, he was elected President and Chief Operating Officer of BancAlabama, a bank holding company, and its wholly owned subsidiary, BankAlabama in Huntsville, Alabama. In December 1995, he was elected President and Chief Executive Officer until the merger of BancAlabama into Union Planters Corporation in 1996, at which time he resigned. Mr. Townson was elected to his current position in August 1996. Mr. Townson holds a Bachelor of Science degree, cum laude, from the University of Tennessee, Chattanooga, Tennessee, and a Masters of Management from Webster University, St. Louis, Missouri. He also holds a Certified Management certificate. He is a graduate from The School of Banking of the South at Louisiana State University in 1995. Mr. Townson has completed several banking courses with the American Bankers Association and the Tennessee and Alabama Bankers Association. His civic activities included Chairman of the Finance Committee of the Chambers County Industrial Development Authority, and he serves on the Executive Committee of the Alabama Bankers Association. He is a member of Chattanooga Golf and Country Club and the Highland Country Club, and he attends Spring Road Christian Church. Mr. Townson serves as Board Member of Skinner Corporation, a retail furniture stores chain based in Lanett, Alabama.

  Kerri C. Newton, (28) is currently the Senior Vice President, Chief Financial Officer, and Secretary of VNC. Ms. Newton is a Certified Public Accountant and has 5 years of banking experience. A 1991 magna cum laude graduate of Lander College in Greenwood, South Carolina with a Bachelor of Science degree in Accounting, she started her career in public accounting and entered banking in May of 1993 with The County Bank in Greenwood, South Carolina. She left The County Bank as Vice President and Financial Officer in January 1997 to join Valley National Bank as a Senior Vice President and Chief Financial Officer and remains in that position today.

  After the Merger, the seven directors of VNC will include six directors who already are directors of either VNC or FNSC, and as a result, information is included on these directors under MANAGEMENT OF VNC--DIRECTORS AND EXECUTIVE OFFICERS AND MANAGEMENT OF FNSC--DIRECTORS AND EXECUTIVE OFFICERS. In addition, Christopher N. Zodrow will be added as a director of VNC. Mr. Zodrow, age 52, is currently a director of VN Bank. His principal occupation for the last five years is as Vice President and General Counsel of WestPoint Stevens, Inc., West Point, Georgia.

TRANSACTIONS WITH MANAGEMENT

  VNC has and expects to have in the future banking and other business transactions in the ordinary course of its banking business with directors, officers, and 10% beneficial owners of VNC and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Any such banking transactions will not involve more than the normal risk of collectibility nor present other unfavorable features to VNC.

SECURITIES LAW LIMITATIONS

  Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of VNC, VNC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE VNC BOARD

  Directors of VNC and VN Bank are elected annually and each director holds office until his or her successor is elected and qualified.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

  The Summary Compensation Table provides information for the years indicated about the Chief Executive Officer ("CEO"). No other officers of VNC or VN Bank received compensation in excess of $100,000 for the year ended December 31, 1997. During 1997, each director received $325 per meeting attended. Directors are not compensated for committee meetings. The directors per meeting stipend was increased to $400 as of January 1, 1998.

                          SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION($)
                                                ------------------------
                                                              SECURITIES
                                                OTHER ANNUAL  UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY  BONUS COMPENSATION  OPTIONS(#) COMPENSATION(1)
---------------------------  ---- ------- ----- ------------- ---------- ---------------
Steven R. Townson.......     1997 $83,135  -0-     $8,580       60,000       $3,900

--------
(1) Board of Directors Fees.


  On August 26, 1996, VN Bank issued stock options to Mr. Townson to purchase 100 shares of VN Bank common stock for $6,000.00 per share. After VNC was formed and each share of VN Bank was exchanged for 600 shares of VNC, such options were converted to options to purchase 60,000 shares of VNC for $10.00 per share. On February 3, 1997, VN Bank issued stock options to Kerri C. Newton to purchase 20 shares of VN Bank common stock for $6,000.00 per share. After VNC was formed and each share of VN Bank was exchanged for 600 shares of VNC, such options were converted to options to purchase 12,000 shares of VNC for $10.00 per share. At December 31, 1997, these options were exercisable but the exercise price was higher than the market price, so that such options had no realizable value at that time. Mr. Townson's and Ms. Newton's options for 72,000 shares were exercised on April 13, 1998. No other stock options have been granted.

OWNERSHIP OF VNC COMMON STOCK

  As of April 30, 1998, VNC's records indicated the following number of shares were beneficially owned by (i) all persons who own beneficially 5% or more of the VNC Common, (ii) each person who is a director or a named executive officer of VNC and (iii) all directors and executive officers as a group.

                                  AMOUNT AND NATURE                 PRO FORMA
NAME AND ADDRESS OF            OF BENEFICIAL OWNERSHIP   PERCENT     PERCENT
BENEFICIAL OWNER                  (NUMBER OF SHARES)    OF CLASS(1) OF CLASS(2)
--------------------           ------------------------ ----------- -----------
Mac H. Langley................          17,400              2.14%        .82%
 Lanett, Alabama
Timothy E. McLane.............          19,800              2.43%        .93%
 West Point, Georgia
Kerri C. Newton...............          12,000              1.50%        .56%
 Lanett, Alabama
Charles M. Reeves.............         528,000(3)          64.80%      24.82%
 West Point, Georgia
Steven R. Townson.............          67,200              8.25%       3.16%
 Lanett, Alabama
Christopher N. Zodrow.........           1,800               .22%        .08%
 West Point, Georgia
Officers and Directors as a            646,200             79.31%      30.46%
 Group........................

--------
*  Less than 1%.
(1)814,800 shares outstanding.
(2)Assuming the exchange ratio in the Merger is 13:1 and 1,312,935 shares are issued as a result of the Merger
(3)Controlled through the CM/FS Reeves Investments, L.P.

                       DESCRIPTION OF VNC CAPITAL STOCK

 GENERAL

  The authorized capital stock of VNC consists of 10,000,000 shares of Class A Common Stock, par value $.001 per share (referred to throughout this Joint Proxy Statement/Prospectus as "VNC Common"); 10,000,000 shares of Class B Common Stock, par value $.001 per share; 25 shares of Directors' Qualifying Stock, par value $1,000 per share; and 10,000,000 shares of Preferred Stock, par value $.001 per share ("VNC Preferred"). As of April 30, 1998, 814,800 shares of VNC Common were held by 48 shareholders and no shares of Director's Qualifying Stock were issued and outstanding. No other VNC stock is issued and outstanding.

  The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the ABCA and VNC's Certificate of Incorporation.

  Since VNC is a holding company, the right of VNC, and hence the right of creditors and stockholders of VNC, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of VNC itself as a creditor of the subsidiary may be recognized.

  Holders of VNC stock are entitled to dividends when, as and if declared by VNC's Board of Directors out of funds legally available therefor. Under Alabama law, VNC may not pay dividends if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders who have superior preferential rights upon dissolution. The sources of funds for payment of dividends by VNC are its subsidiaries. Because its primary subsidiaries are banks, payments made by such subsidiaries to VNC are limited by law and regulations of the bank regulatory authorities.

  There are certain limitations on the payment of dividends to VNC by VN Bank. The amount of dividends that a subsidiary national bank like VN Bank may declare in one year, without approval of the OCC, is the sum of the bank's net profits for that year and its retained net profits for the preceding two years. Under the rules of the OCC, the calculation of net profits is more restrictive under certain circumstances. In addition, the declaration and payment of dividends by the VNC Board is subject to the rules and regulations of the FRB governing the amount of dividends which may be paid to shareholders, the manner in which dividends are paid, and the methods, if any, by which capital stock and surplus may be retired and reduced.

 VNC COMMON STOCK

  Market Prices. VNC Common is not listed, traded or quoted on any securities exchange or in the over-the-counter market, and no dealer makes a market in VNC Common, although isolated transactions between individuals occur from time to time. VNC's management is aware of 22 trades of VNC Common in 1996 and 1997. As there is no market for VNC Common, all transactions were negotiated independently by the buyer and seller. However, management is aware that in 17 of the 22 trades the price received was $10 per share (adjusted for the 600 for 1 stock split). Management is not aware of the price received in the other five transactions which took place during 1996 and 1997. To the management of VNC's knowledge, the most recent transaction with respect to VNC Common was on August 21, 1997 when 6,000 shares traded at $10.00 per share (adjusted for the 600 for 1 stock split).

  Dividends. Holders of VNC Common are entitled to receive ratable such dividends as may be declared at the discretion of VNC's Board of Directors. Payment of dividends depend upon the restrictions on the payment of dividends by banks as described above, VNC's earnings and financial condition and other relevant factors. VNC's policy is to pay dividends quarterly based on the performance of its subsidiaries. VNC paid annual dividends of $.17 per share in 1995 and 1996 and $.46 in 1997 (adjusted for the 600 for 1 stock split). VNC paid a $.20 per share dividend for the first quarter of 1998.

  Voting Rights. Holders of VNC Common are entitled to one vote per share on all matters brought before the stockholders. The holders of VNC Class A and Class B Common Stock do not have the right to cumulative voting in the election of directors. Holders of VNC stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

  Liquidation Rights. In the event of liquidation, holders of the VNC Common will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any VNC Preferred or Directors' Qualifying Stock.

 VNC PREFERRED STOCK

  Under VNC's Certificate of Incorporation, the VNC Board is authorized without further shareholder action to provide for the issuance of up to 10,000,000 shares of VNC Preferred, in one or more series, by adoption of a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of VNC Preferred would not have any preemptive right to subscribe for any shares issued by VNC. Holders VNC Preferred do not have any voting rights except as to matters in respect to which they shall at the time be indefeasibly vested by statute with such right.

  It is not possible to state the actual effect of the authorization and issuance of VNC Preferred upon the rights of holders of VNC Common unless and until VNC's Board determines the price and specific rights of the holders of a series of VNC Preferred. Such effects might include, (i) restrictions on dividends on VNC Common Stock if dividends on VNC Preferred have not been paid; (ii) dilution of the voting power of VNC Common Stock to the extent that VNC Preferred has voting rights, or that any VNC Preferred series is convertible into VNC Common; (iii) dilution of the equity interest of VNC Common unless the VNC Preferred is redeemed by VNC; and (iv) VNC Common not being entitled to share in VNC's assets upon liquidation until satisfaction of any liquidation preference granted VNC Preferred.

  The ability of VNC to issue VNC Preferred could be used as an anti-takeover mechanism to impede an attempt by a third party to acquire a majority of the outstanding voting stock of VNC.

 DIRECTORS' QUALIFYING STOCK

  Under VNC's Certificate of Incorporation, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 25 shares of Directors Qualifying Stock with a par value of $1,000 per share. Only directors of VNC or its subsidiaries are eligible to purchase Directors Qualifying Stock. The purchase price shall be $1,000 per share. Upon the termination of the shareholder's term as a director of VNC or subsidiary, VNC shall redeem all such shares of Directors Qualifying Stock held by such director for a price of $1,000 per share. Such shares shall not carry any voting rights except as to matters in respect to which the shareholder shall at the time be indefeasibly vested by statute with such rights.

  The purpose of issuing the Directors Qualifying Stock is to meet the requirement of the National Banking Act that all directors of a national bank own stock with a par value of at least $1,000. The Bank may provide a bonus to the directors sufficient to acquire such stock.

 TRANSFER AGENT AND REGISTRAR

  The Trust Company of Sterne, Agee & Leach, Inc., 800 Shades Creek Parkway, Suite 125, Birmingham, Alabama 35209 serves as transfer agent and registrar for VNC Common.

                          INFORMATION CONCERNING FNSC

SELECTED FINANCIAL DATA FOR FNSC

  The following table presents for FNSC, on a historical basis, selected financial data and ratios. This information is based on the consolidated financial statements of FNSC included herein and should be read in conjunction therewith and with the notes thereto. See, "Index to Consolidated Financial Statements of First National Sylacauga Corporation."

                           THREE MONTHS
                          ENDED MARCH 31,         YEARS ENDED DECEMBER 31,
                          ----------------  ----------------------------------------
                           1998     1997     1997     1996     1995    1994    1993
                          -------  -------  -------  -------  ------  ------  ------
                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY INCOME
 STATEMENTS:
Interest income.........    3,066    2,618   11,085    8,785   6,180   5,309   4,899
Less interest expense...    1,315    1,077    4,695    3,352   2,076   1,626   1,531
Net interest income.....    1,751    1,541    6,390    5,433   4,104   3,683   3,368
Provision for loan
 losses.................      192      121      662      564     (98)    393      32
Net interest income
 after provision for
 loan losses............    1,559    1,420    5,728    4,869   4,202   3,290   3,336
Noninterest income......      332      327    1,222      885     704     614     591
Adjusted gross income
 after provision for
 loan losses............    1,891    1,747    6,950    5,754   4,906   3,904   3,927
Noninterest expense.....    1,647    1,251    5,036    4,297   3,315   2,958   2,717
Income before income
 taxes..................      244      496    1,914    1,457   1,591     946   1,210
Applicable income
 taxes..................       30      171      562      410     410     157     257
Net income..............      214      325    1,352    1,047   1,181     789     953
COMMON STOCK DATA:
Net income per common
 share..................     2.12     3.21    13.38    10.35   11.67   12.91    9.20
Cash dividends declared
 per common share.......     1.00     1.00     5.00     5.00    5.00    4.25    4.25
SELECTED AVERAGE
 BALANCES:
Total assets............  135,582  119,633  126,397  101,743  75,055  69,079  68,518
Total loans.............   96,597   84,008   88,559   67,667  42,049  33,787  33,089
Investment securities...   23,650   23,515   23,100   25,789  24,186  26,893  26,335
Earning assets..........  124,903  108,850  113,484   95,130  67,557  62,156  61,370
Deposits................  104,244   97,170   97,092   82,597  62,399  57,937  55,770
Shareholders' equity....   14,079   13,922   14,132   12,186  10,929  10,552  11,222
Shares outstanding
 (thousands)............      101      101      101      101     101     103     108
SELECTED PERIOD-END
 BALANCES:
Total assets............  139,935  121,993  134,966  121,547  79,577  71,783  67,927
Total loans.............   95,293   84,574   96,631   82,874  48,457  36,890  32,733
Investment securities...   29,031   22,911   24,125   25,516  26,591  25,978  27,163
Earning assets..........  128,056  109,691  123,276  108,437  75,248  63,486  61,870
Deposits................  105,449   96,670  100,858   94,499  60,487  57,889  56,020
Shareholders' equity....   14,178   13,175   14,068   13,119  12,666  11,152  11,484
Shares outstanding
 (thousands)............      101      101      101      101     101     102     103
SELECTED RATIOS:
Return on average
 equity(1)(2)...........     8.76%    9.47%    9.57%    8.59%  10.81%   7.48%   8.49%
Return on average
 assets(1)(2)...........     0.91%    1.10%    1.07%    1.03%   1.57%   1.14%   1.39%
Net interest margin (not
 a fully taxable
 equivalent)(1)(2)......     5.69%    5.74%    5.63%    5.71%   6.07%   5.93%   5.49%
Allowance for loan
 losses to loans........     1.20%    1.10%    1.16%    1.11%   0.80%   1.12%   1.50%
Net charge-offs to
 average loans(1)(2)....     0.68%    0.56%    0.53%    0.71%  -0.56%   1.18%   0.07%
Average equity to
 average assets.........    10.38%   11.64%   11.18%   11.98%  14.56%  15.28%  16.38%
Allowance for loan
 losses as % of
 Nonperforming Loans....      117%      82%     132%      83%    154%   1948%    136%

--------
(1) Information for three months ended March 31, 1998 and 1997 has been annualized.
(2) One time salary expense of FNSC of $300,000 during the first quarter of 1998. Annualized income was adjusted to reflect this one time expense. $1,233 was used for annualized income for the period ending March 31, 1998.

           FNSC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  FNSC's Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the information and tables which follow. For a discussion of liquidity and the impact of inflation, see "Capital Resources/Liquidity" below.

SUMMARY

  Net income for 1997 was $1,352,000, a 29.13% increase from FNSC's net income of $1,047,000 in 1996. Net income for 1996 was $1,047,000 or 11.35% lower than the 1995 net income of $1,181,000. Net income per common share for 1997 was 29.28% higher than in 1996 and in 1996 was 11.31% lower compared to 1995. Pretax income for 1997 increased $457,000 or 31.37% from 1996 and decreased $134,000 or 8.42% from 1995 to 1996.

  The increase in net income from 1996 to 1997 is primarily due to the overall increase in total loans. The decrease in net income from 1995 to 1996 was attributable to the increase in provision for loan losses.

  The first three months of 1998, reflect net income of $214,000, or 34.15% less than the net income for the same period of 1997. This decrease resulted from the corporation entering into an agreement with a senior executive whereby he received a lump sum settlement of $300,000. For the remainder of 1998, FNSC will continue its objectives of maintaining asset quality and providing superior service to its customers.

FINANCIAL CONDITION

  Earning Assets. Average earning assets in 1997 increased $18,354,000 or 19.29% over 1996 primarily due to increase in loan volume. Average earning assets in 1996 increased by $27,573,000 or 40.81% over 1995 due primarily to increase in loan volume.

  Loan Portfolio. FNSC's average loans for 1997 were $88,559,000, an increase of 30.87% over $67,667,000 in average loans for 1996. Loan growth for 1997 was primarily funded through borrowed funds. Real estate loans increased by $9,105,000 or 20.5% over 1996. Average loans for 1996 increased by $25,618,000 over 1995, an increase of 60.92%. The increase in ending balance from 1996 to 1997 and 1995 to 1996 was consistent with the increase in average balances.

  Investment Portfolio. FNSC's investment securities portfolio decreased by 5.45% or $1,391,000 from 1996 to 1997. The balance in the securities portfolio decreased in order to fund loan growth. The 1996 investment securities portfolio decreased by $1,075,000 over 1995, a decrease of 4.04%.

  FNSC maintains an investment strategy of seeking portfolio yields within acceptable risk levels, as well as providing liquidity. FNSC maintains one classification of investment securities: "Available for Sale." The "Available for Sale" securities are carried at fair market value. At year end 1997, unrealized gains in the "Available for Sale" portfolio amounted to $477,000. At the end of 1996 the unrealized gains in the "Available for Sale" portfolio amounted to $286,000.

  Deposits. FNSC's average deposits increased $14,495,000 or 17.55% from 1996 to 1997. Average deposits increased $20,198,000 or 32.37% from 1995 to 1996. From year-end 1996 to year-end 1997, total deposits increased $6,359,000 or 6.73%. The largest portion of growth during 1997 was in interest bearing deposits that increased $5,720,000 or 7.19%. This is due to an increase in brokered deposits. From 1996 to 1997 interest-bearing transaction deposits decreased $307,000 or 1.52%, savings deposits decreased $916,000 or 7.23%, other time deposits of less than $100,000 increased $3,076,000 or 9.73% and time deposits of $100,000 or more increased $3,866,000 or 25.61%. From 1995 to 1996 interest-bearing transaction deposits increased $6,773,000 or 50.6%, savings deposits increased $4,076,000 or 47.14%, other time deposits of less than $100,000 increased $18,021,000 or 91.04%, and time deposits of $100,000 or more increased by $2,329,000 or 35.43%. This was due to the purchase of deposits from Citizens Bank of Talladega (successor-in-interest to Talladega Savings and Loan Association) and the acquisition of City Bank of Childersburg.

  Capital Resources. Stockholders' equity increased $949,000 or 7.23% to $14,068,000 as of December 31, 1997, compared with $13,119,000 at the end of 1996, and $12,666,000 at year end 1995. Net income for fiscal year ended 1997 accounted for all the increase in stockholders' equity during 1997.

  FNSC purchased 120 shares of treasury stock during 1997.

BALANCE SHEET MANAGEMENT

  Liquidity Management. Liquidity is the ability of a company to convert assets into cash without significant loss and to raise funds by increasing liabilities. Liquidity management involves having the ability to meet the day-to-day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs.

  The primary function of asset/liability management is not only to assure adequate liquidity in order for FNSC to meet the needs of its customer base, but to maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities so that FNSC can profitably deploy its assets. Both assets and liabilities are considered sources of liquidity funding and both are, therefore, monitored on a daily basis.

  The asset portion of the balance sheet provides liquidity primarily through loan repayments and maturities of investment securities. Additional sources of liquidity are the investments in federal funds sold and prepayments from the mortgage-backed securities from the investment portfolio.

  The liability portion of the balance sheet provides liquidity through various interest bearing and noninterest bearing deposit accounts. At year end, FNSC had $10,000,000 of federal funds available and a line of credit from The Federal Home Loan Bank of which approximately $7,208,000 was available and unused.

RESULTS OF OPERATIONS

  Net Interest Income. Net interest income is the principal component of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits. The following discussion is on a fully taxable equivalent basis.

  Net interest income for 1997 increased $983,000 or 17.47% over 1996, $1,286,000 or 29.62% in 1996 over 1995 and $340,000 or 8.50% in 1995 over
1994. The increase in the net interest income from 1996 to 1997 is primarily due to an increase in total loans. The increase in the net interest income from 1995 to 1996 was attributable to an increase in total loans.

  Interest income increased $2,326,000 or 25.90% in 1997 from 1996, and increased $2,562,000 or 39.95% in 1996 from 1995. Interest income produced by the loan portfolio increased $2,517,000 or 36.12% in 1997 from 1996, and increased $2,521,000 or 56.68% in 1996 from 1995. Interest income on investment securities decreased $207,000 or 10.78% from 1996 to 1997, and increased $17,000 or .89% from 1995 to 1996. The decrease in investment income from 1996 to 1997 is due to a decrease in average investment securities.

  Interest income-other increased by $54,000 for the three months ended March 31, 1998 over March 31, 1997. This was due to a $3,329,000 or 251% increase in the average balance of interest-bearing deposits and federal funds sold as of March 31, 1998 as compared to March 31, 1997.

  Total interest expense increased by $1,343,000 or 40.07% in 1997 from 1996, and increased $1,276,000 or 61.46% in 1996 from 1995. The interest expense increase from 1996 to 1997 is primarily due to an increase in borrowed funds and brokered CD's.

  The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference between the average yield on average earning assets and the average rate paid for all funds used to support those earning assets. The net interest margin decreased 10 basis points in 1997 to 5.82%. The net cost of funds, defined as interest expense divided by average-earning assets, increased 62 basis point from 3.52% in 1996 to 4.14% in 1997. The yield on earning assets increased 52 basis points to 9.96% in 1997 from 9.44% in 1996.

  The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing funds and gives a direct perspective on the effect of market interest rate movements. During recent years, the net interest margins and interests rate spreads have been under intense pressure to maintain historical levels, due in part to tax laws that discouraged investment in tax-exempt securities and intense competition for funds with non-bank institutions. As a result of higher market interest rates during 1997, the interest rate spread increased 17 basis points from 1996 to 1997. Lower market interest rates during 1996 resulted in an interest rate spread decrease of 39 basis points on a tax equivalent basis from 1995.

  Allowance for Loan Losses. Lending officers are responsible for the ongoing review and administration of each loan. They make the initial identification of loans which present some difficulty in collection or where there is an indication that the probability of loss exists. Lending officers are responsible for the collection effort on a delinquent loan. Senior management is informed of the status of delinquent and problem loans on a monthly basis.

  Senior management makes recommendations monthly to the board of directors as to charge-offs. Senior management reviews the allowance for possible loan losses on a monthly basis. FNSC's policy is to discontinue interest accrual when payment of principal and interest is 90 days or more in arrears.

  The allowance for possible loan losses represents management's assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for possible loan losses and the appropriate provisions required to maintain a level considered adequate to absorb anticipated loan losses. In assessing the adequacy of the allowance, management reviews the size, quality and risk of loans in the portfolio. Management also considers such factors as loan loss experience, the amount of past due and nonperforming loans, specific known risk, the status and amount of nonperforming assets, underlying collateral values securing loans, current and anticipated economic conditions and other factors which affect the allowance for potential credit losses.

  While it is FNSC's policy to charge off in the current period the loans in which a loss is considered probable, there are additional risks of future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of the economy, management's judgment as to the adequacy of the allowance is necessarily approximate and imprecise.

  Management believes that the $1,148,000 for March 31, 1998 and $1,120,000 for December 31, 1997 in the allowance for loan losses was adequate to absorb known risks in the portfolio. No assurance can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio, and require greater provisions for possible loan losses in the future.

  Nonperforming Assets. Nonperforming assets include nonperforming loans and foreclosed real estate held for sale. Nonperforming loans include loans classified as nonaccrual or renegotiated. FNSC's policy is to place a loan on nonaccrual status when it is contractually past due 90 days or more as to payment of principal or interest. At the time a loan is placed on nonaccrual status, interest previously accrued but not collected is reversed and charged against current earnings. Recognition of any interest after a loan has been placed on nonaccrual is accounted for on a cash basis.

  FNSC had nonperforming assets at March 31, 1998 of $983,000 and $850,000 as of December 31, 1997.

  Noninterest Income. Noninterest income consists of revenues generated from a broad range of financial services and activities including fee-based services and profits and commissions earned through credit life insurance sales and other activities. In addition, gains or losses realized from the sale of investment portfolio securities are included in noninterest income. Total noninterest income increased by $5,000 or 1.53% for the three months ended March 31, 1998 as compared to 1997. Total noninterest income increased $337,000 or 38.08% in 1997 compared to 1996. Noninterest income for 1996 showed an increase of $181,000 or 25.71% from 1995.

  Fee income from service charges on deposit accounts increased $215,000 or 29.25% in 1997 following a $113,000 or 18.17% decrease in 1996. Increased insufficient fund fees associated with totally free checking accounts resulted in an increase in service charge income in 1996 and 1997. Nonrecurring items of noninterest income include sales of investment portfolio securities. Included in other noninterest income are gains on sales of securities of $8,000 and $25,000 in 1997 and 1996. In 1997 FNSC had $169,000 of income from earnings in cash surrender value of various life insurance policies. There were no gains in 1996.

  Noninterest Expenses. Noninterest expense for 1997 increased $739,000 or 17.2% from 1996 and increased $982,000 or 29.62% in 1996 from 1995 and increased $357,000 or 12.07% in 1995 from 1994. Salaries and employee benefits in 1997 increased $344,000 or 19.47% from 1996 to a total of $2,111,000 at year-end 1997. Salaries and employee benefits in 1996 increased $315,000 or 21.69% from 1995. The increase in 1997 and 1996 was due to the acquisition of City Bank of Childersburg which brought an additional 22 employees to the Bank.

  Occupancy expense increased by $44,000 or 19.47% in 1997 following an increase of $54,000 or 31.40% in 1996. Occupancy expense was higher in 1997 due to the addition of additional fixed assets through the acquisition of City Bank.

  All other noninterest expenses increased by $352,000 or 15.28% in 1997 following a $611,000 or 36.11% increase in 1996. Included in all other noninterest expense is printing, telephone, postage and legal and audit fees. The increase in 1997 and 1996 was due to the acquisition of City Bank.

EFFECTS OF INFLATION AND CHANGING PRICES

  Inflation generally increases the cost of funds and operating overhead, and to the extent loans and other assets bear variable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. At the beginning of 1996, the Federal Reserve Board decreased interest rates 75 basis points in an effort to enhance growth in the economy through monetary policy. The prime rate remained unchanged through 1996. Until March of 1997, the prime rate was 8.25%, but at that time it increased to 8.50% where it remains today. In addition, inflation affects financial institutions' cost of goods and services purchased, the cost of salaries and benefits, occupancy expense and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings and stockholders' equity. Mortgage originations and refinancings tend to slow as interest rates increase and can reduce FNSC's earnings from such activities and the income from the sale of residential mortgage loans in the secondary market.

NET INTEREST INCOME

  The following table sets forth weighted yields earned by FNSC on its earning assets and the weighted average rates paid on its deposits and other interest-bearing liabilities for the years indicated and certain other information:

                                     1997                         1996
                          ---------------------------- ----------------------------
                                    INTEREST  AVERAGE            INTEREST  AVERAGE
                          AVERAGE   INCOME/   YIELDS/  AVERAGE   INCOME/   YIELDS/
                          BALANCE    EXPENSE   RATES   BALANCE    EXPENSE   RATES
                          --------  --------- -------- --------  --------- --------
                             (FULLY TAXABLE EQUIVALENT) (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
  Loans.................   88,559     9,486    10.71%   67,667     6,969    10.30%
  U.S. Treasury and
   other U.S. government
   agencies.............   14,314       930     6.50%   16,105     1,060     6.58%
  Other debt and equity
   securities...........    1,199        93     7.76%    1,504       104     6.91%
  States and
   municipalities.......    7,587       690     9.09%    8,180       756     9.24%
  Interest bearing
   balance..............      208        11     5.29%      167         8     4.79%
                          -------    ------    -----   -------     -----    -----
  Federal funds sold....    1,617        95     5.88%    1,507        82     5.44%
                          =======    ======    =====   =======     =====    =====
    Total interest-
     earning
     assets/interest
     income.............  113,484    11,305     9.96%   95,130     8,979     9.44%
Cash and due from
 banks..................    4,792       --       --      4,718       --       --
Other assets............    9,209       --       --      2,606       --       --
Allowance for loan
 losses.................   (1,088)      --       --       (711)      --       --
                          -------    ------    -----   -------     -----    -----
    Total assets........  126,397    11,305     8.94%  101,743     8,979     8.83%
                          =======    ======    =====   =======     =====    =====
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Interest-bearing
 liabilities:
  Demand deposits.......   21,229       625     2.94%   17,242       494     2.87%
  Savings...............    9,919       239     2.41%    8,924       230     2.58%
  Time deposits.........   50,389     2,887     5.73%   41,604     2,251     5.41%
  Other borrowings......   14,473       944     6.52%    6,076       377     6.20%
                          -------    ------    -----   -------     -----    -----
    Total interest-
     bearing
     liabilities/interest
     expense............   96,010     4,695     4.89%   73,846     3,352     4.54%
                          =======    ======    =====   =======     =====    =====
Non-interest-bearing
 demand deposits........   15,555       --       --     14,827       --       --
Other liabilities.......      700       --       --        884       --       --
Shareholders' equity....   14,132       --       --     12,186       --       --
                          -------    ------    -----   -------     -----    -----
    Total liabilities
     and shareholders'
     equity.............  126,397     4,695     3.71%  101,743     3,352     3.29%
                          =======    ======    =====   =======     =====    =====
Net interest earnings...      --      6,610      --        --      5,627      --
Net interest on
 interest-earning
 assets.................      --        --      5.82%      --        --      5.92%
Taxable equivalent
 adjustment:
  Investment
   securities...........      --        167      --        --        178      --
  Loans.................      --         53      --        --         16      --

                             AVERAGE VOLUME     CHANGE IN VOLUME        AVERAGE RATE
                          --------------------- -------------------   -------------------
                           1997    1996   1995  1997-96    1996-95    1997   1996   1995
                          ------- ------ ------ --------   --------   -----  -----  -----
Interest-earning assets:
Loans...................   88,559 67,667 42,049   20,892     25,618   10.71% 10.30% 10.58%
U.S. government agen-
 cies...................   14,314 16,105 13,854   (1,791)     2,251    6.50%  6.58%  6.33%
Other debt and equity
 securities.............    1,199  1,504    975     (305)       529    7.76%  6.91%  5.44%
States and municipali-
 ties...................    7,587  8,180  9,357     (593)    (1,177)   9.09%  9.24%  9.95%
Federal funds sold......    1,617  1,507    898      110        609    5.88%  5.44%  5.68%
 Interest bearing bal-
  ances.................      208    167    424       41       (257)   5.29%  4.79%  3.54%
 Total Interest Income..  113,484 95,130 67,557   18,354     27,573    9.96%  9.44%  9.50%
Interest-bearing liabil-
 ities:
Demand deposits.........   21,229 17,242 12,979    3,987      4,263    2.94%  2.87%  2.60%
Savings.................    9,919  8,924  7,336      995      1,588    2.41%  2.58%  2.69%
Time certificates.......   50,389 41,604 28,426    8,785     13,178    5.73%  5.41%  5.29%
Other borrowings........   14,473  6,076    622    8,397      5,454    6.52%  6.20%  5.95%
 Total interest-bearing
  liabilities...........   96,010 73,846 49,363   22,164     24,483    4.89%  4.54%  4.21%

                            INCOME/EXPENSE      VARIANCE          1997               1996
                          ------------------ --------------- -----------------  -----------------
                           1997  1996  1995  1997-96 1996-95 VOLUME  RATE  MIX  VOLUME  RATE  MIX
                          ------ ----- ----- ------- ------- ------  ----  ---  ------  ----  ---
Interest bearing assets:
Loans...................   9,486 6,969 4,448  2,517   2,521  2,152   279    86  2,710   (117) (72)
U.S. government agen-
 cies...................     930 1,060   919   (130)    141   (118)  (14)    2    142     (7)   6
Other debt & equity.....      93   104    53    (11)     51    (21)   13    (3)    29     14    8
States and municipali-
 ties...................     690   756   931    (66)   (175)   (55)  (12)    1   (117)   (66)   8
Federal funds sold......      95    82    51     13      31      6     7     0     35     (2)  (1)
Interest Bearing
 DDA(2).................      11     8    15      3      (7)     2     1     0     (9)     5   (3)
 Total interest-earning
  assets................  11,305 8,979 6,417  2,326   2,562  1,966   273    87  2,790   (173) (55)
Interest-bearing liabil-
 ities:
Demand deposits.........     625   494   336    131     158    114    14     3    111     36   11
Savings.................     239   230   198      9      32     26   (15)   (2)    43     (9)  (2)
Time certificates.......   2,887 2,251 1,505    636     746    475   133    28    697     33   16
Other borrowings........     944   377    37    567     340    521    19    27    325      2   14
 Total interest-bearing
  liabilities...........   4,695 3,352 2,076  1,343   1,276  1,006   259    79  1,175     62   39
Net interest earnings...   6,610 5,627 4,341    983   1,286    960    14     9  1,615   (235) (94)

LIABILITY AND ASSET MANAGEMENT

  The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

  The asset/liability committee, which consists of the president and one other director and certain other officers is charged with monitoring the liquidity and funds position of FNA Bank. The Committee regularly reviews (a) the rate sensitivity position on a three-month, six-month, and one-year time horizon;
(b) loans to deposit ratios; and (c) average maturity for certain categories of liabilities.

  The following table represents an interest sensitivity profile for FNSC as of December 31, 1997. The table represents a static point in time and does not consider other variables, such as changing spread relationships or interest rate levels. "Net repricing gap" is the difference between total earning assets and total interest bearing liabilities repricing in any given period and "cumulative gap" is the sum of the net repricing gap from period to period.

  Since interest-bearing demand deposits and savings accounts do not reprice on a regular basis, these balances have been included in the "After 5 years and non-rate sensitive" category.

                                                                    AFTER 5 YEARS
                         WITHIN   AFTER 3 MONTHS   AFTER 12 MONTHS  AND NON-RATE
                         3 MONTHS WITHIN 12 MONTHS WITHIN 5 YEARS     SENSITIVE     TOTAL
                         -------- ---------------- ---------------- -------------- -------
                                              (DOLLARS IN THOUSANDS)
EARNING ASSETS:
Loans...................  23,428       10,358           32,701          30,144      96,631
Investment securities...      47        1,121            6,140          16,817      24,125
Federal funds sold--
 interest bearing DDA...   2,520                                                     2,520
    Total earning
     assets.............  25,995       11,479           38,841          46,961     123,276
INTEREST-BEARING
 LIABILITIES:
Interest-bearing
 deposits...............  13,875       21,027           21,093          29,468      85,463
Other borrowed funds....       0        8,250            7,950             592      16,792
    Total interest-
     bearing
     liabilities........  13,875       29,277           29,043          30,060     102,255
RATE SENSITIVITY GAP:
Net repricing gap.......  12,120      (17,798)           9,798          16,901      21,021
Net repricing gap as a
 percentage of total
 earning assets.........    9.83%      (14.44)%           7.94%          13.71%      17.05%
Cumulative gap..........  12,120       (5,678)           4,120          21,021      21,021
Cumulative gap as a
 percentage of total
 earning assets.........    9.83%       (4.61)%           3.34%          17.05%      17.05%

  FNSC's gap position is liability sensitive in the 360-day time period. A liability sensitive gap position indicates that there are more rate sensitive liabilities capable of repricing than there are rate sensitive assets capable of repricing. The interest rates associated with these assets and liabilities may not actually change over this period, but they are capable of changing. For example, the 360-day gap is a picture of the possible repricing over a 360-day period. The 360-day cumulative gap as a percentage of total earning assets starting on January 1, 1998, and encompassing 360 days is 4.61%. Therefore, in this 360-day period, up to $5.678 million of the bank's liabilities are capable of repricing without a corresponding amount of assets repricing. The bank's one year RSA/RSL is 0.87. This ratio shows that the bank has $0.87 in assets for every $1.00 of liabilities that are capable of repricing over the next year.

DEPOSITS

  FNSC's primary sources of funds are interest bearing deposits. The following table sets forth FNSC's deposit structure at December 31, in each of the last two years.

                                                                   DECEMBER 31,
                                                                  --------------
                                                                   1997    1996
                                                                  ------- ------
                                                                  (IN THOUSANDS)
Non interest-bearing deposits:
Individuals, partnerships and corporations.......................  15,505 14,410
U. S. Government and states and political subdivisions...........      65    131
Certified and official checks....................................      17    406
  Total non-interest-bearing deposits............................  15,587 14,947
Interest-bearing deposits:
Interest-bearing demand accounts.................................  19,853 20,160
Saving accounts..................................................  11,757 12,673
Certificates of deposit, less than $100,000......................  34,701 31,625
Certificates of deposit, more than $100,000......................  18,960 15,094
  Total interest-bearing deposits................................  85,271 79,552
  Total deposits................................................. 100,858 94,499

  The following table presents a breakdown by category of the average amount of deposits and the average rate paid on deposits for the periods indicated:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
   Non interest-bearing deposits...................... 15,555    0  14,827    0
   Savings deposits...................................  9,919 2.41%  8,924 2.58%
   Time deposits...................................... 50,389 5.73% 41,604 5.41%
   Interest-bearing demand deposits................... 21,229 2.94% 17,242 2.87%
     Total deposits................................... 97,092 3.86% 82,597 3.60%

  At December 31, 1997, time deposits greater than $100,000 aggregated approximately $18,960,000. The following table indicates, as of December 31, 1997, the dollar amount of $100,000 or more by the time remaining until maturity (in thousands):

                                                        DECEMBER 31, 1997
                                                  ------------------------------
                                                  3 MONTHS 3 TO 12 1 TO 5 OVER 5
                                                  OR LESS  MONTHS  YEARS  YEARS
                                                  -------- ------- ------ ------
   Time certificates.............................  5,788    7,791  5,381     0

ASSETS

  The management of FNSC considers many criteria in managing assets, including creditworthiness, diversification and structural characteristics, maturity and interest rate sensitivity. The following table sets forth FNSC's interest-earning assets by category at December 31, in each of the last two years.

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
Interest-bearing deposits with banks............................     480      47
Investment securities...........................................  24,125  25,516
Federal funds sold..............................................   2,040       0
Loans:
  Real estate...................................................  53,509  44,404
  Commercial and other..........................................  43,122  38,470
    Total loans.................................................  96,631  82,874
Interest-earning assets......................................... 123,276 108,437

INVESTMENT PORTFOLIO

  FNSC has classified all investment securities as available for sale. The classification of certain investment securities as available for sale is consistent with FNSC's investment philosophy of maintaining flexibility to manage the portfolio. Approximately $293,000 of unrealized gain was included in shareholders' equity related to the available for sale investment securities as of 12/31/97.

  At year end 1997, obligations of the United States Government or its agencies and obligations of states and political subdivisions, including Fannie Mae, Freddie Mac, Ginnie Mae and Small Business Administration loans represented approximately 93.55% of the total investment portfolio. The following table presents the carrying amounts of FNSC's investment portfolio at December 31, in each of the last two years.

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
AVAILABLE FOR SALE:
  U.S. Government agencies......................................  11,678  15,691
  States and political subdivisions.............................  10,890   7,996
  Other securities..............................................   1,557   1,829
    Total available for sale....................................  24,125  25,516
    Total investment portfolio..................................  24,125  25,516


  The following table presents the maturity distribution of the carrying value and estimated market value of FNSC's investment portfolio at December 31, 1997. The weighted average yields on these instruments are presented based on final maturity. Yields on obligations of states and political subdivisions have not been adjusted to a fully-taxable equivalent basis.

                                                  DECEMBER 31, 1997
                                      -----------------------------------------
                                                      ESTIMATED     WEIGHTED
                                      CARRYING VALUE MARKET VALUE AVERAGE YIELD
                                      -------------- ------------ -------------
                                                   (IN THOUSANDS)
AVAILABLE FOR SALE:
U.S. Government agencies:
  Due within 1 year..................         47            47        8.15%
  Due after 1 year but within 5
   years.............................      1,413         1,413        6.11%
  Due after 5 years but within 10
   years.............................      7,674         7,674        6.48%
  Due after 10 years.................      2,544         2,544        6.50%
    Total............................     11,678        11,678        6.45%
States and political subdivisions:
  Due within 1 year..................        126           126        6.42%
  Due after 1 year but within 5
   years.............................      1,759         1,759        7.94%
  Due after 5 years but within 10
   years.............................      3,553         3,553        7.13%
  Due after 10 years.................      5,452         5,452        5.42%
    Total............................     10,890        10,890        6.43%
Other:
  Due after 10 years.................      1,557         1,557        7.50%
    Total investments available for
     sale............................     24,125        24,125        6.51%

INVESTMENT POLICY

  The objective of FNSC's investment policy is to invest funds not otherwise needed to meet the loan demand of FNA Bank's market area to earn the maximum return for FNA Bank, yet still maintain sufficient liquidity to meet fluctuations in FNA Bank's loan demand and deposit structure. In doing so, FNSC balances the market and credit risk against the potential investment return, makes investments compatible with the pledge requirements of FNA Bank's deposits of public funds, maintains compliance with regulatory investment requirements, and assists the various public entities with their financing needs. The Board of Directors is ultimately responsible for investment policy and oversight of all security transactions, but day to day responsibility for execution rests with the Chairman and/or the designated Investment Officer. All investment transactions occurring since the previous board of directors' meeting are reviewed by the board at its next monthly meeting. Significant limitations on the investment officer's authority are imposed through the policy and all investment activity is confined to the parameters as set out under the Code of Federal Regulations, Title 12. The investment policy allows portfolio holdings to include short-term securities purchased to provide FNA Bank's needed liquidity and longer term securities purchased to generate stable income for FNA Bank during periods of interest rate fluctuations.

LOAN PORTFOLIO

  The following table sets forth the composition of FNSC's loan portfolio at December 31 in each of the past two years (in thousands).

                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1997   1996
                                                                   ------ ------
Real estate loans:
  Construction and land development...............................  9,819  9,505
  Secured by residential properties .............................. 43,690 34,899
    Total real estate loans....................................... 53,509 44,404
  Commercial and industrial loans................................. 14,616 13,333
Other consumer loans.............................................. 27,157 23,627
All other loans...................................................  1,349  1,510
    Total loans................................................... 96,631 82,874
Less:
Allowance for loan losses.........................................  1,120    924
    Net loans..................................................... 95,511 81,950

  The following table summarizes certain information concerning FNSC's loan portfolio (dollars in thousands):

                                                              DECEMBER 31, 1997
                                                              ------------------
                                                                        % OF
                                                              AMOUNT TOTAL LOANS
                                                              ------ -----------
Real estate loans:
  Construction and land development..........................  9,819    10.16%
  Secured by residential properties.......................... 43,690    45.21%
    Total real estate loans.................................. 53,509    53.37%
Commercial and industrial loans.............................. 14,616    15.13%
Other consumer loans......................................... 27,157    28.10%
All other loans..............................................  1,349     1.40%
    Total loans.............................................. 96,631   100.00%
Less:
Allowance for loan losses....................................  1,120    (1.16%)
    Net loans................................................ 95,511    98.84%

  The following table sets forth maturities of the loan portfolio and the sensitivity to interest rate changes of FNSC's loan portfolio (in thousands).

                                                   DECEMBER 31, 1997
                                         --------------------------------------
                                                     MATURITY RANGE
                                         --------------------------------------
                                         ONE YEAR ONE THROUGH    OVER
                                         OR LESS  FIVE YEARS  FIVE YEARS TOTAL
                                         -------- ----------- ---------- ------
Loan maturity:
  Real estate construction loans........   5,807         0           0    5,807
  Real estate mortgage loans............     843     5,674      41,185   47,702
  Commercial and industrial loans.......  10,219     3,221         286   13,726
  All other loans.......................   3,624    24,783         989   29,396
    Total loans.........................  20,493    33,678      42,460   96,631
Loan interest rate sensitivity:
Selected loans with:
  Predetermined interest rates..........   7,057    28,554      21,607   57,218
  Floating or adjustable interest
   rates................................  28,946     4,486       5,981   39,413
    Total...............................  36,003    33,040      27,588   96,631

LOAN POLICY

  All lending activities of FNA Bank are under the direct supervision and control of the FNSC Board with secondary authority vested in the Executive Committee. The Senior Loan Committee, which consists of the chairman, the president, three other directors, one of which is the senior lending officer, enforces loan authorizations for each officer, decides on loans exceeding such limits, services all requests for officer credits to the extent allowable under current laws and regulations, administers all problem credits, and determines the allocation of funds for each lending division. The loan portfolio consists primarily of real estate, commercial, small business, residential construction and consumer installment loans. Maturity of term loans is normally limited to 15 years. Conventional real estate loans may be made up to 80% of the appraised value or purchase cost of the real estate for no more than a 30-year term. Installment loans are based on the earning capacity and vocational stability of the borrower.

  The FNA Bank board at its regularly scheduled meetings reviews all new loans made the preceding month. Loans which are 30 days or more past due are reviewed monthly.

  The Loan Committee of FNA Bank periodically reviews the loan portfolio, particularly nonaccrual and renegotiated loans. Each loan officer is responsible for monitoring and collecting his or her own loan portfolio. Loan Committee review may result in a determination that a loan should be placed on a nonaccrual status for income recognition, subject to FNSC Board approval. In addition, to the extent that management identifies potential losses in the loan portfolio and reduces the book value of such loans through charge-offs, to their estimated collectible value, FNSC's policy is to classify as nonaccrual any loan on which payment of principal or interest is 90 days or more past due, where there is adequate collateral to cover principal and accrued interest and the loan is in the process of collection. No concessions are granted and late fees are collected. In addition, a loan will be classified as nonaccrual if, in the opinion of the Loan Committee, based upon a review of the borrower's or guarantor's financial condition, collateral value or other factors, payment is questionable, even though payments are not 90 days or more past due.

  When a loan is classified as nonaccrual, any unpaid interest is reversed against current income. Interest is included in income thereafter only to the extent received in cash. The loan remains in a nonaccrual classification until such time as the loan is brought current, when it may be returned to accrual classification. When principal or interest on a nonaccrual loan is brought current, if in management's opinion future payments are questionable, the loan would remain classified as nonaccrual. After a nonaccrual or renegotiated loan is charged off, any subsequent payments of either interest or principal are applied first to any remaining balance outstanding, then to recoveries and lastly to income.

  The large number of consumer installment loans and the relatively small dollar amount of each makes an individual review impracticable. It is FNSC's policy to charge off any consumer installment loan which is past due 120 days or more.

  In addition, mortgage loans secured by real estate are placed on nonaccrual status when the mortgagor is in bankruptcy, or foreclosure proceedings are instituted. Any accrued interest receivable remains in interest income as an obligation of the borrower.

CREDIT RISK MANAGEMENT AND RESERVE FOR LOAN LOSSES

  Credit risk and exposure to loss are inherent parts of the banking business. Management seeks to manage and minimize these risks through its loan and investment policies and loan review procedures. Management establishes and continually reviews lending and investment criteria and approval procedures that it believes reflect the risk sensitive nature of FNSC. The loan review procedures are set to monitor adherence to the established criteria and to ensure that on a continuing basis such standards are enforced and maintained.

  Management's objective in establishing lending and investment standards is to manage the risk of loss and to provide for income generation through pricing policies.

  The loan portfolio is regularly reviewed and management determines the amount of loans to be charged-off. In addition, such factors as FNSC's previous loan loss experience, prevailing and anticipated economic conditions, industry concentrations and the overall quality of the loan portfolio are considered. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. Such agencies may require FNSC to recognize additions to the allowances based on their judgments about information available at the time of their examinations. In addition, any loan or portion thereof which is classified as a "loss" by regulatory examiners is charged-off.

  FNA Bank management is anticipating a charge to the allowance for loan and lease reserve of $201,514.00 for quarter ended June 1998. The charge is a result of several small consumer credits deemed impaired due to performance. An additional $34,755.00 has been identified by management as potential problem credits requiring future collection action to include possible charge-off.

  The reserve for loan losses is increased by provisions charged to operating expense. The reserve is reduced by charging off loans or portions of loans at the time they are deemed by management to be uncollectible and increased when loans previously charged off are recovered. The resulting reserve for loan losses is viewed by management as a single, unallocated reserve available for all loans and, in management's opinion, is adequate to provide for reasonably foreseeable potential loan losses. The risk associated with loans varies with the creditworthiness of the borrower, the type of loan (consumer, commercial or real estate) and its maturity. Cash flows adequate to support a repayment schedule is an element considered for all types of loans. Real estate loans are impacted by market conditions regarding the value of the underlying property used as collateral. Commercial loans are also impacted by the management of the business as well as economic conditions. The approximate anticipated amount of loan charge-offs by category during 1998 is as follows:

     Real Estate Loans................................................ $ 10,000
     Commercial and industrial loans..................................   20,000
     All other loans..................................................  640,558
                                                                       --------
       Total.......................................................... $670,558
                                                                       ========

Management's estimate of charge-offs for 1998 is based upon historical data as well as the composition of the loan portfolio at December 31, 1997. Management believes the allowance for loan losses is adequate to absorb such anticipated charge-offs.

  Rules and formulas relative to the adequacy of the reserve, although useful as guidelines to management, are not rigidly applied. The reserve for loan losses was $1,148,000 as of March 31, 1998 or 1.20% of loans outstanding. The reserve for loan losses was $1,120,000 at year end 1997, or 1.16% of loans outstanding compared to $924,000, or 1.11%, and $387,000, or .80% at year ends 1996 and 1995, respectively. The following table presents data related to FNSC's reserve for loan losses for the periods indicated (dollars in thousands).

                                             THREE MONTHS ENDED YEAR-TO-DATE
                                             ------------------ --------------
                                               MARCH 31, 1998    1997    1996
                                             ------------------ ------  ------
Total loans:
  Average outstanding during the period.....       96,597       88,559  67,667
Allowance for loan losses:
  Balance at beginning period...............        1,120          924     388
Charge-offs:
  Real estate loans.........................            0            0     157
  Installment loans.........................          214          494     363
  Credit cards and related plans............            9           48      50
  Commercial and all other loans............            0          223      53
Recoveries:
  Real estate loans.........................            0            2       6
  Installment loans.........................           54          256      96
  Credit cards and related plans............            3           11       0
  Commercial................................            2           30      34
Net charge-offs.............................          164          466     487
Provision charged to income.................          192          662     564
Adjustment due to City Bank acquisition.....                               459
Balance at end of period....................        1,148        1,120     924
Net charge-offs to average loans outstand-
 ing........................................          .17%         .53%    .71%
Allowance for loan losses to average loans
 outstanding................................         1.19%        1.26%   1.36%
Allowance for loan losses to net charge-
 offs.......................................          7.0         2.40    1.90

  The following table sets forth information with respect to nonperforming loans of FNSC on the dates indicated. Accrual of interest is discontinued when there is reasonable doubt as to the full, timely collections of interest or principal. When a loan becomes contractually past due ninety (90) days with respect to interest or principal, it is reviewed and a determination is made as to whether it should be placed on nonaccrual status. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to principal and interest and when, in the judgment of management, the loans are estimated to be fully collectible as to principal and interest. Restructured loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms. The information provided below is as of March 31, 1998 and as of December 31 for the years indicated (dollars in thousands).

                                                                  DECEMBER 31,
                                              THREE MONTHS ENDED ---------------
                                                MARCH 31, 1998    1997    1996
                                              ------------------ ------  -------
  Nonaccrual loans..........................          983          850     1,108
  Restructured loans........................            0            0         0
Loans past due 90 days......................          335          748       396
Nonperforming loans as a percentage of net
 loans before allowance for loan losses.....         1.03%         .88%     1.33%
Allowance for loan losses as a percentage of
 nonperforming loans........................          117%         132%       83%

CAPITAL RESOURCES/LIQUIDITY

  Liquidity. Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. FNSC's liquidity, represented by cash and cash due from banks, is a result of its operating, investing and financing activities. In order to insure funds are available at all times, FNSC devotes resources to projecting on a monthly basis the amount of funds which will be required and maintains relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

  FNSC has a formal liquidity policy, and in the opinion of management, its liquidity levels are considered adequate. Neither FNSC nor FNA Bank is subject to any specific regulation liquidity requirements imposed by regulatory authorities. FNA Bank is subject to general FDIC guidelines which do not require a minimum level of liquidity. Management believes its liquidity ratios meet or exceed these guidelines. Management does not know of any trends or demands which are reasonably likely to result in liquidity increasing or decreasing in any material manner.

  The following table sets forth liquidity ratios for the periods indicated:

                                                              DECEMBER 31,
                                                            -------------------
                                                            1997   1996   1995
                                                            -----  -----  -----
Average loans to average deposits.......................... 91.21% 81.92% 67.39%

CAPITAL ADEQUACY

  Capital adequacy refers to the level of capital required to sustain asset growth over time and to absorb losses. The objective of FNSC's management is to maintain a level of capitalization that is sufficient to take advantage of profitable growth opportunities while meeting regulatory requirements. This is achieved by improving profitability through effectively allocating resources to more profitable businesses, improving asset quality, strengthening service quality, and streamlining costs. The primary measures used by management to monitor the results of these efforts are the ratios of average equity to average assets, average tangible equity to average tangible assets, and average equity to net loans. The Federal Reserve Board has adopted capital guidelines governing the activities of bank holding companies. These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks and bank holding companies are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.

  The capital guidelines classify capital into two tiers, referred to as Tier I and Tier II. Under risk-based capital requirements, total capital consists of Tier I capital which is generally common shareholders' equity less goodwill and Tier II capital which is primarily a portion of the allowance for loan losses and certain qualifying debt instruments. In determining risk-based capital requirements, assets are assigned risk-weights of 0% to 100%, depending primarily on the regulatory assigned levels of credit risk associated with such assets. Off-balance sheet items are considered in the calculation of risk-adjusted assets through conversion factors established by the regulators. The framework for calculating risk-based capital requires banks and bank holding companies to meet the regulatory minimums of 4% Tier I and 8% total risk-based capital. In 1990 regulators added a leverage computation to the capital requirements, comparing Tier I capital to total average assets less goodwill.

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
                                                                   (DOLLARS IN
                                                                    THOUSANDS)
CAPITAL:
Tier I capital:
  Stockholders' equity............................................    15,062
  Less disallowed intangibles.....................................     1,504
    Total Tier I capital..........................................    13,558
Tier II capital:
  Qualifying debt
  Qualifying allowance for loan losses
    Total Tier II capital.........................................     1,120
    Total capital.................................................    14,678
Risk-adjusted assets..............................................    96,069
Quarterly average assets..........................................   133,787
RATIOS:
TIER I RISK-BASED CAPITAL RATIO...................................     14.11%
Tier II capital to risk-adjusted assets...........................      1.17%
TOTAL RISK-BASED CAPITAL RATIO....................................     15.28%
LEVERAGE RATIO--Tier I capital to quarterly average assets less
 disallowed intangibles...........................................     10.25%

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") established five capital categories for banks and bank holding companies. The bank regulators adopted regulations defining these five capital categories in September 1992. Under these new regulations each bank is classified into one of the five categories based on its level of risk-based capital as measured by Tier I capital, total risk-based capital, and Tier I leverage ratios and its supervisory ratings. The following table lists the five categories of capital and each of the minimum requirements for the three risk-based capital ratios.

                                         TOTAL RISK-  TIER I RISK-
                                           BASED         BASED       LEVERAGE
                                        CAPITAL RATIO CAPITAL RATIO    RATIO
                                        ------------- ------------- ------------
Well-capitalized....................... 10% or above   6% or above   5% or above
Adequately capitalized.................  8% or above   4% or above   4% or above
Undercapitalized....................... Less than 8%  Less than 4%  Less than 4%
Significantly undercapitalized......... Less than 6%  Less than 3%  Less than 3%
Critically undercapitalized............          --            --     2% or less

  On March 31, 1998, FNSC exceeded the regulatory minimums and qualified as a well-capitalized institution under the regulations.

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31,1998

  The following section provides additional selected discussion of the financial condition and results of operations of FNSC for the three months ended March 31, 1998. This discussion should be read in conjunction with the unaudited consolidated financial statements of FNSC.

  Financial Position. Total assets grew from $134,966,000 at year-end 1997 to $139,935,000 at March 31, 1998, a $4,969,000 increase primary due to a
$4,906,000 increase in investment securities.

  Total liabilities grew from $120,898,000 at year-end to $125,758,000 at March 31, 1998, an increase of $4,860,000. Of this growth, deposits accounted for $4,591,000.

  FNSC's equity increased $110,000 primary from retained earnings. FNA Bank's leverage capital ratio fell from 10.25% year-end 1997 to 8.54% at March 1998 resulting from FNA Bank paying a $2,300,000 dividend to its bank holding company, FNSC. This ratio still maintains FNA Bank in the well capitalized category.

  Results of Operations. Net income for the three months ended March 31, 1998, was $214,000 versus $325,000 for the comparable period in 1997. Interest and fees on loans were $406,000 higher than the prior year period primarily due to the $10,719,000 increase in the loan portfolio from March 1997. Interest expense on deposits increased $157,000 from the prior year period also due to an increase in outstanding deposits.

  The largest changes in noninterest expense for the three months ended March 1998 versus March 1997 is $398,000 of salary and employee benefits. The March 1998 period reflects $300,000 of nonrecurring salary expense from the corporation entering into an agreement with a senior executive whereby he received a lump sum settlement in exchange for future salary reductions. In addition, while the loan portfolio quality has remained adequate, senior management has continued to contribute additional funds to the Loan Loss Reserve.

  For the remainder of 1998, FNSC will continue its objectives of maintaining asset quality and providing superior service to its customers. Our strategic plan in the short run will include expanding Frontier Financial Services to new markets in Alabama as well as providing Internet banking to new and existing customers. We will continue to be the leader in our market by providing value in deposit services and loan products.

                               BUSINESS OF FNSC

GENERAL

  FNSC, incorporated in Delaware, is a bank holding company that commenced operations in 1984. Its principal asset is the capital stock of FNA Bank, which serves portions of Talladega and Coosa counties in Alabama. At March 31, 1998, FNSC had total assets of $140 million and stockholders' equity of $14 million. FNA Bank, FNSC's wholly-owned subsidiary, is a national banking association. FNA Bank provides a variety of banking and financial services to businesses and individuals. FNA Bank's headquarters is located at 43 North Broadway, Sylacauga, Alabama 35150. In addition, FNA Bank has 2 bank branches located in Sylacauga and Childersburg in Talladega County and 7 finance company offices located in Sylacauga, Pell City, Ashland, Oxford, Lanett, Gadsden and Tallahassee.

EMPLOYEES

  As of March 31, 1998, FNSC and its subsidiaries had approximately 84 full-time employees. The employees are not represented by a collective bargaining unit. FNSC believes its relationship with its employees to be good.

CUSTOMERS

  It is the opinion of management that there is no single customer or affiliated group of customers whose deposits, if withdrawn, would have a materially adverse effect on the business of FNSC.

MARKET AREA

  FNSC provides financial services through FNA Bank and its operating subsidiaries in Sylacauga and Childersburg. The cities of Sylacauga and Childersburg are located in Talladega County. The county's total population has increased 3.1% over a five-year period.

  The unemployment rate in Talladaga County ranged from 6.6% in October 1997 to 4.3% in March 1998. This compares favorably to a 4.5% rate for the State of Alabama and 4.7% for the United States. Several industries in the area have added 996 new jobs within the past two years with the anticipation of 354 new jobs being added over the next year.

  The area is currently supporting four other independent banks along with a branch of Colonial Bank, Regions Bank and SouthTrust Bank N.A. branches. While First National America's Bank holds the largest share of deposit among the independent banks within Sylacauga, competition may dictate minimal deposit growth in the future.

PROPERTIES

  FNSC has its principal offices in its headquarters building at 43 North Broadway, Sylacauga, Alabama 35150, which is owned and occupied by FNA Bank. FNA Bank also operates two branches located in Sylacauga and Childersburg. FNA Bank owns one of these branch locations and leases its supermarket branch inside of Bruno's.

LEGAL PROCEEDINGS

  The nature of its business generates a certain amount of litigation against FNSC and FNA Bank involving matters arising in the ordinary course of business. None of the legal proceedings currently pending or threatened to which FNSC or FNA Bank is a party or to which any of their properties are subject will have, in the opinion of management of FNSC, a material effect on the business or financial condition of FNSC or FNA Bank.

  One such matter is an action filed on December 5, 1997, against Frontier Financial Services, Inc., a subsidiary of FNA Bank, in the Circuit Court of Talladega County, Alabama, styled Betty Swain, individually, and on behalf of herself and all others situated vs. Frontier Financial Services, Inc., Case Number CV 97-539. The Complaint alleges that VNC violated the Alabama Mini-Code provisions relating to permissible finance charges. It states an alternative theory of unjust enrichment or conversion with regard to the alleged excessive finance charges. Finally, the Complaint contains a count seeking class certification.

  The company's attorneys have moved to dismiss the allegations made in the Complaint. The Motion to Dismiss has not yet been ruled upon. In addition, the company acknowledged receipt of the Complaint as notice under Alabama Code
Section 5-19-19(a)(1)(ii) (1975, as amended), and responded to said Complaint as a request for refund for finance charges assessed in an amount in excess of the amounts authorized by the Alabama Mini-Code. The company researched the claims made in the above referenced lawsuit, and it appeared that a non-systemic error occurred with regard to Ms. Swain's account and that as a result, she was charged an excess finance charge of $4.78. This unintentional overcharge has been credited to Ms. Swain's account together with interest thereon at the contract rate. In an effort to address any other unintentional financing errors, the company reviewed all of their open accounts and determined a total overcharge of $204.94, which the company has already credited to customer accounts together with interest. The company's attorneys have shared this information with opposing counsel and requested that opposing counsel dismiss this litigation as their client, the named plaintiff Ms. Swain, and their potential clients, the purported class, have no damages. To date, opposing counsel has been unwilling to dismiss this lawsuit. It is too early to predict the potential liability, if any, in the case since it has only recently been filed and no dollar amount of compensation has been named. However, the company will vigorously defend all claims against it in this action.

  We are currently defending an action filed on April 13, 1998, against FNA Bank in the Circuit Court of Talladega County, Alabama, styled Willie F. Datcher, Jr., Dorothy Jean Datcher, Nettie L. Datcher, Marvin Datcher, Marcus Datcher, Willie E. Datcher, Elton Datcher, and Victor Datcher vs. City Bank of Childersburg; First National Bank of Childersburg; Jimmy Clark Taylor. Case Number CV 98-160. The Complaint alleges that beginning in May 1990, defendants, by and through their officers, agents and employees, including Jimmy Clark Taylor, engaged in a series of fraudulent acts and misrepresentations designed to defraud the plaintiffs out of considerable monies. It also alleges that Jimmy Clark Taylor created notes payable on the "Datcher accounts" and converted monies to his own use. It is too early to predict the potential liability, if any, in the case since it has only recently been filed. All internal investigations into this matter show no proof of the allegations. A request has been sent to City Bank of Childersburg's insurance company requesting coverage by the insurance that was in place prior to FNA Bank's acquiring City Bank of Childersburg. No dollar amount of compensation has been requested yet in this matter.

BANKING

  FNA Bank conducts its business as a commercial bank, with special emphasis in retail banking, including the acceptance of checking and savings deposits, and the making of commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers collections, notary public services, and other customary bank services to its customers.

FINANCIAL SERVICES

  FNSC provides ancillary financial services through two wholly-owned subsidiaries of FNA Bank. Frontier Financial Services, Inc., an Alabama corporation, formed in 1993, is a consumer finance company located in seven Alabama cities. The Frontier Agency, Inc. is an insurance agency that was recently formed and will operate out of the Childersburg Branch of FNA Bank. Childersburg has a population of under 5,000.

COMPETITION

  All phases of FNSC's banking activities are highly competitive. FNA Bank competes actively with five regional and community banks, as well as finance companies, credit unions and other financial institutions located in its service area.

LIABILITY AND ASSET MANAGEMENT

  FNSC's gap position is liability sensitive in the 360-day time period. A liability sensitive gap position indicates that there are more rate sensitive liabilities capable of repricing than there are rate sensitive assets capable of repricing. The interest rates associated with these assets and liabilities may not actually change over this period, but they are capable of changing. For example, the 360-day gap is a picture of the possible repricing over a 360-day period. The 360-day cumulative gap as a percentage of total earning assets starting on January 1, 1998, and encompassing 360 days is 4.61%. Therefore, in this 360-day period, up to $5.678 million of the bank's liabilities are capable of repricing without a corresponding amount of assets repricing. The bank's one year RSA/RSL is 0.87. This ratio shows that the bank has $0.87 in assets for every $1.00 of liabilities that are capable of repricing over the next year.

SUPERVISION AND REGULATION

  The discussion of SUPERVISION AND REGULATION UNDER BUSINESS OF VNC is also applicable to FNSC and FNA Bank.

EFFECT OF GOVERNMENTAL POLICIES

  The discussion of EFFECT OF GOVERNMENTAL POLICIES UNDER BUSINESS OF VNC is also applicable to FNSC and FNA Bank.

                              MANAGEMENT OF FNSC

DIRECTORS AND EXECUTIVE OFFICERS

  The following table provides certain information regarding directors of FNSC.

                                                 DIRECTOR       PRINCIPAL OCCUPATION FOR
          NAME           AGE      POSITIONS        SINCE             PREVIOUS 5 YEARS
          ----           --- ------------------- --------- ------------------------------------
Harry I. Brown, Jr......  50 President, CEO,       1986    Banker
                             Director (President
                             and CEO of FNA
                             Bank)
Harry I. Brown, Sr......  77 Chairman of the       1950    Banker
                             Board, (Chairman of
                             the Board of FNA
                             Bank)
Jule D. Beasley.........  79 Director              1967    Chairman of the Board, President and
                                                           Treasurer of Floyd & Beasley
                                                           Transfer Co.
Wesley L. Bowden, Jr....  62 Director              1982    President, Bowden Oil Co.
William A. Edwards......  74 Director              1972    Retired
Mark A. Payne...........  33 Director (Executive   1996    Banker
                             VP of FNA Bank)
Wanda Presley...........  43 (Senior VP of FNA      N/A    Banker
                             Bank)
James T. Pursell........  68 Director              1987    Chairman and CEO Pursell
                                                           Technologies, Inc.
Ruby W. Phillips........  81 Director              1981    Retired
Dr. Shirley K. Spears...  55 Director              1994    Library Director, B.B. Comer
                                                           Memorial Library
Raymond C. Styres.......  60 Director              1987    President, Talco Yarns, Inc.
Horace Roger White......  76 Director              1966    Retired

  No director of FNSC is related to any other director except Mr. Brown, Jr. who is the son of Mr. Brown, Sr. No director of FNSC is a director or executive officer of another bank holding company, bank, savings and loan association, or credit union. The following is a brief description of the business experience of the executive officers of FNSC.

  Harry I. Brown, Jr., age 50, is currently president and chief executive officer of FNA Bank and FNSC. He is a fourth generation banker, his great-grandfather having started the bank in 1901. Mr. Brown's banking career began in 1974 with what is now Regions Bank in Montgomery, Alabama, and he has worked with FNA Bank since 1977. He is licensed as a life insurance agent as well as a general securities representative (series 7 and 63). A graduate of The University of Alabama in 1970 with a bachelors degree in banking, he returned to the University in 1973 after a two year tour as an officer in the U.S. Army. In 1974 he was awarded a master of arts in advertising and public relations and subsequently started his banking career with Regions. While living in Montgomery, he continued his education with Auburn University at Montgomery and earned an MBA in 1977. Banking schools attended include Stonier at Rutgers University, and the BAI Graduate School of Banking at the University of Wisconsin.

  Since returning to Sylacauga in 1977, Mr. Brown has been quite active in community and church work. He continues to work with local scouting units and has received the District Award of Merit and the Silver Beaver Award. He is immediate past president of the Sylacauga Chamber of Commerce and has served as president of the Sylacauga Rotary Club, is a Paul Harris Fellow and is in his 20th year of perfect attendance. Since 1991, he has been a board member of Christian Financial Concepts, a ministry started by nationally known speaker and author Larry Burkett. Other community activities include, past president and drive chairman of the Sylacauga United Way, past church assignment secretary of the Sylacauga Camp of Gideons International, and past president of the local University of Alabama Alumni Association. In 1981, the Sylacauga Jaycees named Mr. Brown the Outstanding Young Man of Sylacauga.

  Harry I. Brown, Sr., 77, is chairman of the board of both FNSC and First National--America's Bank. He has been employed by the bank for over 50 years having been hired upon graduation from the University of Alabama in 1948. Mr. Brown became president and CEO in 1966 and served in that capacity until February, 1998, when he was succeeded by his son. He serves on the board of directors of Brown Insurance Agency, Inc., Central Land Company, and two subsidiaries of the bank, Frontier Financial Services, Inc. and the Frontier Agency, Inc. Mr. Brown has served his community as chairman of the Administrative Board and member of the Board of Trustees for First United Methodist Church. He has also been an active member of the B.B. Comer Library Board, United Way of Sylacauga, University of Alabama Alumni Association, Sylacauga Chamber of Commerce, Willow Point Golf and Country Club and Shoal Creek Country Club.

  Mark A. Payne, age 33, is a board member and the Executive Vice President of FNA Bank and the President of Frontier Financial Services, Inc., a subsidiary of FNA Bank. Mr. Payne was employed by the Associates Financial Services, one of the largest consumer finance companies in the world, from 1987 to 1992 serving in various management assignments. While employed with the Associates Financial Services, Mr. Payne won several corporate awards including the Horizon Award given to the manager with the brightest future and was also awarded membership twice into the President's Club. In 1992, he began working for FNA Bank as an Assistant vice President and was promoted to Vice President in 1993, Senior Vice President in 1995, and to Executive Vice President in 1998. In 1994, Mr. Payne founded Frontier Financial Services, Inc., a subsidiary of FNA Bank, which has now grown to 7 branches with over 10 million in assets. He is a graduate of Auburn University in Montgomery with a BS in Finance and has completed several banking courses including the Commercial Lending School at the University of Oklahoma. His civic activities include Treasurer of the Sylacauga City Commercial Development Authority; he is actively involved in Little League and is the past President and Zone Chairman of the Sylacauga Lions Club. He is a member of the Coola Valley Country Club, and a member of First United Methodist Church.

  Wanda P. Presley, age 43, is the Senior Vice President of Operations and Finance of FNA Bank She has 25 years of banking experience having begun her banking career in 1973 as a teller at which is now Colonial Bank in Heflin. In 1986, she became head teller at SouthTrust Bank of Cleburne County until moving to Sylacauga in 1987. She then worked for SouthTrust Bank of Talladega County until 1989 when she was offered a job as head teller and assistant vice president at FNA Bank. She was promoted to Vice president of branch operations in 1993 and vice president of finance in 1994. In February of 1997, she became senior vice president of operations and finance. Mrs. Presley has attended various banking courses with the American Institute of Banking and the Alabama Bankers Association. She graduated from the BAI School of Banking's three year Financial Management Program at the University of Wisconsin. Mrs. Presley is a member of the Sylacauga Service League and a former member of the Sylacauga Business and Professional Women's Club (BPW). While a member of the BPW, she served as the corresponding secretary. In 1994, Mrs. Presley was named the 1993-94 Sylacauga Business and Professional Woman of the year.

TRANSACTIONS WITH MANAGEMENT

  FNSC has and expects to have in the future banking and other business transactions in the ordinary course of its banking business with directors, officers, and 10% beneficial owners of FNSC and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Any such banking transactions will not involve more than the normal risk of collectibility nor present other unfavorable features to FNSC.

SECURITIES LAW LIMITATIONS

  Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of FNSC, FNSC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE FNSC BOARD AND ITS COMMITTEES

  Directors of FNSC and FNA Bank are elected annually and each director holds office until his or her successor is elected and qualified. Committees of the board of FNA Bank and their members include Executive Committee (Messrs. Brown, Sr. and Jr., Bowden, Payne and Styres); Senior Loan Committee (Messrs. Brown, Sr. and Jr., Bowden, Payne and Styres); Assets/Liability Committee (Messrs. Brown, Sr. and Jr., Payne); Audit Committee (Mr. Pursell, Mrs. Phillips, Dr. Spear); and Personnel Committee (Board as a whole).

EXECUTIVE COMPENSATION

  The Summary Compensation Table provides information for the years indicated about the Chief Executive Officer ("CEO") and the other four most highly compensated officers of FNSC and FNA Bank. No other officers of FNSC or FNA Bank received compensation in excess of $100,000 for the year ended December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION ($)
                             --------------------------------------------------------------
                                                                                ALL OTHER
                                                 OTHER ANNUAL  INCENTIVE PLAN  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY  BONUS  COMPENSATION      PAYOUTS         (1)
---------------------------  ---- ------- ------ ------------- --------------- ------------
Harry I. Brown, Jr.          1997 114,849 15,431     6,865           150
 President and COO                                                                7,200

--------
(1) Director and Executive Loan Committee fees.

COMPENSATION OF DIRECTORS

  During 1997, each director received $400 per meeting attended. Each member of the Executive Loan Committee received an additional $100 for each meeting attended. Directors are not compensated for committee meetings.

OWNERSHIP OF FNSC COMMON STOCK

  As of March 31, 1998, FNSC's records indicated the following number of shares were beneficially owned by (i) all persons who own beneficially 5% or more of the FNSC Common Stock, (ii) each person who is a director or a named executive officer of FNSC and (iii) all directors and executive officers as a group.

                                AMOUNT AND NATURE                   PRO FORMA
   NAME AND ADDRESS OF       OF BENEFICIAL OWNERSHIP    PERCENT     PERCENT OF
     BENEFICIAL OWNER           (NUMBER OF SHARES)    OF CLASS  (1) CLASS  (2)
   --------------------      ------------------------ ------------- -----------
Harry I. Brown, Sr..........          14,899(3)           14.75%        9.11%
 Sylacauga, Alabama
Jule D. Beasley.............           2,222               2.20%        1.36%
 Sylacauga, Alabama
Wesley L. Bowden, Jr. ......             714                  *%           *%
 Sylacauga, Alabama
Harry I. Brown, Jr. ........             904(4)               *%           *%
 Sylacauga, Alabama
William A. Edwards..........           1,000                  *%           *%
 Sylacauga, Alabama
Mark A. Payne...............             100                  *%           *%
 Sylacauga, Alabama
Ruby W. Phillips............           4,737               4.69%        2.89%
 Sylacauga, Alabama
James T. Pursell............             100                  *%           *%
 Sylacauga, Alabama
Dr. Shirley K. Spears.......             110                  *%           *%
 Sylacauga, Alabama
Raymond C. Styres...........             100                  *%           *%
 Sylacauga, Alabama
Horace Roger White..........             400                  *%           *%
 Sylacauga, Alabama
Gail Brown Horton...........           7,407               7.33%        4.53%
 St. Simons Isle, Georgia
Mary Brown Cole.............           6,957               6.89%        4.25%
 Dadeville, Alabama
Landers Family Trust........           5,696               5.64%        3.48%
Officers and Directors as a           25,286              25.03%       15.45%
 Group......................

--------
 * Less than 1%.
(1) 100,995 shares outstanding
(2)Assuming the exchange ratio in the Merger is 13:1 and 1,312,935 shares are issued as a result of the Merger.
(3) Controlled through the Harry I. Brown Sr. Family, LLC.
(4) Includes 80 shares controlled as Custodian of Minor.

                       DESCRIPTION OF FNSC CAPITAL STOCK

  FNSC is authorized by its charter (the "Charter") to issue a maximum of 200,000 shares of common stock, $10.00 par value (the "FNSC Common") of which 100,995 were outstanding at March 31, 1998.

  FNSC Common is not listed, traded or quoted on any securities exchange or in the over-the-counter market, and no dealer makes a market in FNSC Common, although isolated transactions between individuals occur from time to time. FNSC's management is aware of five trades of FNSC Common during 1996 and 1997. As there is no market for FNSC Common, all transactions were negotiated independently by the buyer and seller. However, management is aware that in three of the five transactions the price received was between $125.00 and $125.71. Management is not aware of the price received in the other two transactions. To the management of FNSC's knowledge, the most recent transaction with respect to FNSC Common took place on July 13, 1997 when FNSC redeemed 120 shares at $125 per share.

  The holders of FNSC Common are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Cumulative voting is not allowed. Holders of FNSC Common are entitled to receive ratably such dividends, if any, as may be declared by the FNSC Board out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of FNSC, will be entitled to share ratably in all assets remaining after payment of liabilities. Holders of FNSC Common have no preemptive rights. Holders of FNSC Common have no right to convert their Common into any other securities. All outstanding shares of FNSC are fully paid and nonassessable.

  Holders of FNSC Common are entitled to receive ratably such dividends, if any, as may be declared by the Board from funds legally available whether in cash or stock; provided, however, that the declaration and payment of dividends by the FNSC Board shall be subject to the rules and regulations of the FRB governing the amount of dividends which may be paid to shareholders, the manner in which dividends are paid, and the methods, if any, by which capital stock and surplus may be retired and reduced.

                EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

  FNSC is a Delaware corporation subject to the provisions of the DGCL. VNC is an Alabama corporation subject to the provisions of the ABCA. The rights of current VNC shareholders will not be altered as a result of the Merger and will continue to be governed by VNC's Articles of Incorporation and Bylaws and the ABCA. Shareholders of FNSC, whose rights are currently governed by FNSC's Certificate of Incorporation and Bylaws and the DGCL, will, upon consummation of the Merger, become shareholders of VNC. As new shareholders of VNC, their rights will then be governed by VNC's Articles of Incorporation and Bylaws and ABCA.

  Except as set forth below, there are no material differences between the rights of a VNC shareholder under VNC's Articles of Incorporation and Bylaws and ABCA and the rights of a FNSC shareholder under FNSC's Certificate of Incorporation and Bylaws and the DGCL. The following is a summary and does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the ABCA and DGCL and the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Bylaws of each corporation.

AUTHORIZED CAPITAL STOCK

  VNC's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Class A Common Stock ($.001 par value each), 10,000,000 shares of Class B Common Stock ($0.0001 par value each), 10,000,000 shares of Preferred Stock ($0.0001 par value each), and 25 shares of Director's Qualifying stock ($1,000 par value each), of which 814,800 shares of Class A Common Stock ("VNC Common") and no shares of Director's Qualifying Stock were issued and outstanding as of the VNC Record Date.

  FNSC's Certificate of Incorporation authorizes the issuance of up to 200,000 shares of FNSC Common Stock ($10.00 par value each) ("FNSC Common"), of which 100,995 shares were issued and outstanding as of the FNSC Record Date.

SPECIAL MEETINGS OF SHAREHOLDERS

  FNSC's Bylaws provide that special meetings of shareholders may be called for any purpose at any time by the President, a majority of the FNSC Board, or a majority of the shareholders.

  Under VNC's Bylaws, special meetings of the shareholders may be called at any time by the President, a majority of the Board of Directors, the Chairman of the Board, or by the holders of at least ten percent of all votes entitled to be cast on any issue proposed to be considered at such meeting.

AMENDMENT OF BYLAWS

  FNSC's Bylaws provide that they may be amended by the directors or the shareholders at any regular or special meeting if notice of such amendment is included in notice of the meeting. VNC's Bylaws provide that they may be amended by majority vote of the Board of Directors; provided, however, that the VNC Board cannot amend what constitutes a quorum, or change any provision with respect to the removal of Directors or the filling of vacancies in the Board resulting from the removal of a director by the Shareholder.

VOTING REQUIREMENTS

  Under the ABCA, mergers or share exchanges, and the sale of substantially all assets outside the ordinary course of business must be approved by the affirmative vote of not less than two-thirds (2/3) of the outstanding shares entitled to vote on a matter, unless the Articles of Incorporation specifically provide for a lesser percentage. Alabama law further provides that no shareholder vote is required to approve a merger (i) by the parent if an 80% subsidiary is merged into the parent or (ii) by the surviving corporation, if the securities to be issued in the merger comprise less than 20% of the class outstanding immediately prior to the merger, the shares to be issued are not superior in rights to any class of outstanding securities of the surviving corporation and the Articles of Incorporation will not be amended. The Articles of Incorporation of VNC do not provide for a lesser majority for approval of a merger, sale or exchange.

  Unless the Articles of Incorporation provide for a greater majority, the approval of an amendment of the Articles of Incorporation of an Alabama corporation requires the affirmative vote of a majority of the outstanding shares entitled to vote on the matter. The Articles of Incorporation of VNC do not provide for a percentage greater than a majority for approval of an amendment.

  If more than one class of stock is entitled to vote on a matter certain provisions of the ABCA relating to voting groups may become applicable.

  Under the Alabama Constitution, the issuance of preferred stock and the increase in stock or bonded indebtedness of an Alabama corporation requires approval of the shareholders. The issuance of preferred stock, generally, requires approval of two-thirds (2/3) of the outstanding shares. The increase in stock or bonded indebtedness of an Alabama corporation requires approval of persons holding the larger amount in value of the outstanding stock after 30 days written notice.

  VNC's Bylaws provide that director's elections will be decided by plurality vote and that all other questions not governed by the Articles of Incorporation, the Alabama Constitution or the ABCA will be decided by the affirmative vote of the majority of shares represented at the meeting and entitled to vote on the matter.

  By comparison, the Delaware law requires only the affirmative vote of a majority of all outstanding voting shares to effect a merger, an amendment to the Certificate of Incorporation or the sale of substantially all assets. Delaware law includes provisions similar to the Alabama statute that exempt surviving corporations from obtaining shareholder approval of a merger of a subsidiary into a parent (except that Delaware requires 90% ownership by the parent) and a merger involving the issuance of less than 20% of the outstanding stock of the surviving corporation. Delaware law has no comparable provisions requiring shareholder approval for the issuance of preferred stock or bonded indebtedness.

  In general, FNSC's Bylaws require approval of a majority of the stock represented at the meeting and entitled to vote on the question.

BUSINESS COMBINATIONS WITH INTERESTED PARTIES

  Under DGCL section 203, business combinations between Delaware corporations and interested shareholders are barred for three years after a shareholder becomes "interested" unless (1) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested stockholder, or (2) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholders, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation; or (3) at or subsequent to such time the business combination is approved by the board or directors and authorized by the shareholders by the affirmative vote of at least 66 2/3 of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Section 203 generally applies to all Delaware corporations unless the corporation's certificate of incorporation or its bylaws expressly elect not to be governed by the provision. Neither FNSC's Certificate of Incorporation nor its Bylaws contain such a provision.

  The ABCA does not contain a similar provision restricting business combinations with interested stockholders. However, as discussed above, under "--Voting Requirements," the ABCA requires that all mergers or share exchanges and the sale of substantially all assets outside the ordinary course of business must be approved by the affirmative vote of not less than two-thirds (2/3) of the outstanding shares entitled to vote on the matter.

APPRAISAL AND DISSENTERS' RIGHTS

  Both Alabama and Delaware law provide rights of appraisal for shareholders who desire to dissent from the terms of a merger or consolidation. Alabama law also provides appraisal rights for a share exchange, a sale of all or substantially all of the corporate assets other than in the regular course of business, and certain amendments to a corporation's Articles of Incorporation. Under these statutes, a shareholder who properly dissents from the terms of a transaction in which he has appraisal rights may demand that the corporation pay him: (i) in Delaware, the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the transaction; or (ii) in Alabama, the value of the shares immediately prior to the effectuation of the corporate action on which the vote was taken, excluding any appreciation or depreciation in anticipation of such corporate action unless exclusion would be inequitable. The procedures for perfecting appraisal rights are different for Alabama and Delaware corporations. For a description of appraisal rights under DGCL and dissenters' rights pursuant to ABCA, see "The Merger--Dissenter's Rights."

NOTICE OF SHAREHOLDER MEETING

  Under Delaware and Alabama law, shareholders are generally entitled to written notice of a shareholders' meeting not less than ten (10) days nor more than sixty (60) days prior to the meeting. Meetings called to vote on the merger, consolidation or sale of substantially all of the assets of the corporation, require advance written notice of not less than twenty (20) days under Delaware law and meetings which are called to vote on the increase of bonded indebtedness of an Alabama corporation require at least thirty (30) days advance written notice.

DIVIDENDS

  The legal ability of the Board of Directors to declare and pay dividends on the outstanding common stock is different for Alabama and Delaware corporations. Delaware corporations may pay dividends to the extent of its surplus (retained earnings and paid in capital) and if no surplus is available, dividends may be paid to the extent of the net profits of the corporation for the current and/or preceding fiscal year, if there is no deficiency in the amount of capital represented by all outstanding classes of preferred stock.

  Alabama, on the other hand, tests the legality of a distribution on the effect it has on the solvency of the corporation. A distribution may not be made if after giving it effect: (i) the corporation would not be able to pay its debts as they become due in the ordinary course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy preferential rights that are superior in dissolution to those receiving the distribution.

SHAREHOLDER CONSENTS

  Both Alabama and Delaware law, unless otherwise provided in the Article or Certificate of Incorporation, allow shareholders to act without a meeting or notice of a meeting by written consent. While Delaware law provides for such written consent signed by the shareholders of at least the minimum number of votes which would be necessary to authorize such action at a meeting of all eligible shareholders, Alabama law requires unanimous written consent. FNSC's and VNC's Bylaws authorize action by written consent.

LIMITATION OF LIABILITY OF DIRECTORS

  Both Alabama and Delaware law permit the Articles or Certificate of Incorporation or Bylaws to include a provision which, subject to certain exceptions described below, eliminates the liability of a director to the shareholders for monetary damages for any breach of duty as a director. This provision does not, however, eliminate liability of such director (i) for violations of his duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for unlawful dividends and distributions, or
(iv) for any transactions from which the director derived an improper personal benefit. The Articles of Incorporation of VNC include such a provision and the Bylaws of FNSC include such a provision.

REMOVAL OF DIRECTORS

  VNC's Bylaws provide that any or all directors may be removed, with or without cause, by majority vote of the shareholders at a special meeting called for that purpose. FNSC's Bylaws contain no such provision for the removal of directors.

                           VALIDITY OF COMMON STOCK

  A legal opinion to the effect that the shares of VNC Common when issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable, has been rendered by Baker, Donelson, Bearman & Caldwell, a Professional Corporation, Nashville, Tennessee, counsel to VNC.

                                    EXPERTS

  The Consolidated Financial Statements for December 31, 1997 and 1996, of Valley National Corporation included herein have been so included in reliance on the report of Schauer, Taylor, Cox & Edwards, P.C., independent certified public accountants, and for December 31, 1995 and 1994, in reliance on the report of Brantley, Stephens & Boucher, independent certified public accountants, given on the authority of said firms as experts in auditing and accounting.

  The Consolidated Financial Statement of First National Sylacauga Corporation included herein have been so included in reliance on the report of Jackson Thornton & Co., P.C., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

CHANGE IN ACCOUNTANTS

  Brantley, Stephens & Boucher was VN Bank's independent accountants prior to October 1996. However, on October 14, 1996 the VN Bank Board, on the Audit Committee's recommendation, decided not to re-engage Brantley, Stephens & Boucher and instead voted to engage Schauer, Taylor, Cox & Edwards P.C. as independent accountants for VN Bank, effective October 29, 1996.

  Brantley, Stephens & Boucher had been engaged to audit VN Bank's financial statements as of and for the period ended December 31, 1994 and 1995. Brantley, Stephens & Boucher's report on the financial statements of VN Bank for those years do not contain an adverse opinion or a disclaimer of opinion, and such report is not qualified or modified as to uncertainty, audit scope or accounting principles. During the time Brantley, Stephens & Boucher served as accountant for VN Bank, VN Bank had no disagreements with Brantley, Stephens & Boucher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Brantley, Stephens & Boucher, would have caused them to make reference thereto in such report nor were there any reportable events required to be disclosed. In accordance with the rules of the SEC, Brantley, Stephens & Boucher has reviewed and concurred with the above discussion. A copy of Brantley, Stephens & Boucher's letter is filed as an exhibit to the registration statement of which this Joint Proxy Statement/Prospectus is a part.

                         INDEX TO FINANCIAL INFORMATION

                                                                           PAGE
                                                                           ----
Pro Forma Financial Information (March 31, 1998 and December 31, 1997)....  F-2
Unaudited Consolidated Financial Statement of Valley National Corporation
 (March 31, 1998).........................................................  F-7
Consolidated Financial Statement of Valley National Corporation (December
 31, 1997 and 1996)....................................................... F-14
Consolidated Financial Statement of Valley National Corporation (December
 31, 1995 and 1994)....................................................... F-38
Unaudited Consolidated Financial Statement of First National Sylacauga
 Corporation (March 31, 1998)............................................. F-54
Consolidated Financial Statements of First National Sylacauga Corporation
 (December 31, 1997 and 1996)............................................. F-62

                        PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma consolidated statement of income sets forth the historical income and expenses of FNSC and VNC for the quarter ended March 31, 1998 and the pro forma consolidated balances assuming consummation of the Merger as of March 31, 1998 and as of December 31, 1997.

  The following unaudited pro forma consolidated statement of condition sets forth the historical March 31, 1998 assets, liabilities and stockholders' equity of FNSC and VNC and the Pro Forma consolidated balances assuming consummation of the merger as of March 31, 1998.

  The acquisition is recorded using the purchase method of accounting for assets acquired and liabilities assumed. The transaction is a reverse acquisition which will result in FNSC shareholders having majority interest in the consolidated company.

                  PRO FORMA STATEMENT OF INCOME--CONSOLIDATED

                          VALLEY NATIONAL CORPORATION

                      FOR THE QUARTER ENDED MARCH 31, 1998

                                             FNSC         VNC       PRO FORMA
                                         CONSOLIDATED CONSOLIDATED CONSOLIDATED
                                         STATEMENT OF STATEMENT OF STATEMENT OF
                                            INCOME       INCOME       INCOME
                                         ------------ ------------ ------------
                                          (IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans...........      2,617          975         3,592
  Interest on securities available for
   sale................................        377          363           740
  Interest on federal funds sold.......         67           24            91
  Interest on deposits in banks........          5            4             9
                                           -------      -------     ---------
    Total Interest Income..............      3,066        1,366         4,432
                                           -------      -------     ---------
INTEREST EXPENSE
  Interest on deposits.................      1,044          558         1,602
  Interest on FHLB and other
   borrowings..........................        271           83           354
                                           -------      -------     ---------
    Total Interest Expense.............      1,315          641         1,956
                                           -------      -------     ---------
NET INTEREST INCOME....................      1,751          725         2,476
PROVISION FOR LOAN LOSSES..............        192           30           222
                                           -------      -------     ---------
NET INTEREST INCOME AFTER PROVISION FOR
 LOAN LOSSES...........................      1,559          695         2,254
NONINTEREST INCOME
  Service charges on deposits..........        222          133           355
  Investment security gains............          0            1             1
  Other................................        110           28           138
                                           -------      -------     ---------
    Total Noninterest Income...........        332          162           494
                                           -------      -------     ---------
NONINTEREST EXPENSE
  Salaries and employee benefits.......      1,034          287         1,321
  Occupancy and equipment expense......        210           97           307
  Other................................        403          199           602
                                           -------      -------     ---------
    Total Noninterest Expense..........      1,647          583         2,230
                                           -------      -------     ---------
INCOME BEFORE INCOME TAXES.............        244          274           518
PROVISION FOR INCOME TAXES.............         30           87           117
                                           -------      -------     ---------
NET INCOME.............................        214          187           401
                                           =======      =======     =========
EARNINGS PER SHARE
(Pro Forma column amounts adjusted to
 reflect equivalent shares under 13:1
 exchange ratio)
  Basic Earnings Per Common Share......       2.12         0.23          0.19
  Basic Weighted Average Shares
   Outstanding.........................    100,995      804,240     2,117,656
  Earnings Per Common Share Assuming
   Dilution............................       2.12         0.23          0.19
  Weighted Average Shares Outstanding
   Assuming Dilution...................    100,995      804,581     2,117,977

--------
   Note: There are no adjustments necessary in presenting the pro forma consolidating statement of income.

                  PRO FORMA STATEMENT OF INCOME--CONSOLIDATED

                          VALLEY NATIONAL CORPORATION

                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                           FNSC          VNC       PRO FORMA
                                       CONSOLIDATED  CONSOLIDATED CONSOLIDATED
                                       STATEMENTS OF STATEMENT OF STATEMENT OF
                                          INCOME        INCOME       INCOME
                                       ------------- ------------ ------------
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans..........      9,433        3,541        12,974
  Interest on securities available for
   sale...............................      1,545        1,606         3,151
  Interest on federal funds sold......        107          110           217
  Interest on deposits in banks.......          0            4             4
                                          -------      -------     ---------
    Total Interest Income.............     11,085        5,261        16,346
                                          -------      -------     ---------
INTEREST EXPENSE
  Interest on deposits................      3,751        2,179         5,930
  Interest on short-term borrowings...         26           14            40
  Interest on long-term borrowings....        918          181         1,099
                                          -------      -------     ---------
    Total Interest Expense............      4,695        2,374         7,069
                                          -------      -------     ---------
NET INTEREST INCOME...................      6,390        2,887         9,277
PROVISION FOR LOAN LOSSES.............        662           90           752
                                          -------      -------     ---------
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES.......................      5,728        2,797         8,525
NONINTEREST INCOME
  Service charges on deposits.........        951          494         1,445
  Investment security gains...........          8            1             9
  Other...............................        263          107           370
                                          -------      -------     ---------
    Total Noninterest Income..........      1,222          602         1,824
                                          -------      -------     ---------
NONINTEREST EXPENSE
  Salaries and employee benefits......      2,623        1,317         3,940
  Occupancy and equipment expense.....        924          332         1,256
  Other...............................      1,489          654         2,143
                                          -------      -------     ---------
    Total Noninterest Expense.........      5,036        2,303         7,339
                                          -------      -------     ---------
INCOME BEFORE INCOME TAXES............      1,914        1,096         3,010
PROVISION FOR INCOME TAXES............        562          294           856
                                          -------      -------     ---------
NET INCOME............................      1,352          802         2,154
                                          =======      =======     =========
EARNINGS PER SHARE
(Pro Forma column amounts adjusted to
 reflect equivalent shares under 13:1
 exchange ratio)
  Basic Earnings Per Common Share.....      13.38         1.00          1.02
  Basic Weighted Average Shares Out-
   standing...........................    100,995      804,240     2,117,656
  Earnings Per Common Share Assuming
   Dilution...........................      13.38         1.00          1.02
  Weighted Average Shares Outstanding
   Assuming Dilution..................    100,995      804,561     2,117,977

Note: There are no adjustments necessary in presenting the pro forma consolidating statement of income.

                PRO FORMA STATEMENT OF CONDITION--CONSOLIDATED

                          VALLEY NATIONAL CORPORATION

                                MARCH 31, 1998

                             FNSC         VNC                        PRO FORMA
                         CONSOLIDATED CONSOLIDATED                  CONSOLIDATED
                           BALANCE      BALANCE                       BALANCE
                            SHEET        SHEET     ADJUSTMENTS         SHEET
                         ------------ ------------ ---------------  ------------
                                           (IN THOUSANDS)
ASSETS
  Cash and due from
   banks................     4,617       10,052                        14,569
                                                       (3)    (100)
  Investment securities.    29,031       23,225                        52,256
  Federal funds sold....     3,480           99                         3,579
  Loans, net............    94,145       42,846                       136,991
  Premises and
   equipment, net.......     2,253        2,262                         4,515
  Intangibles
  Organizational cost (5
   yr. amort.)..........                     11                            11
  Premium on purchased
   deposits (15 yr.
   amort.)..............       216            0                           216
  Goodwill (15 yr.
   amort.)..............     1,260            0        (5)      15      1,275
  Other assets..........     4,934        2,340                         7,274
                           -------       ------            -------    -------
    Total Assets........   139,936       80,835                (85)   220,686
                           =======       ======            =======    =======
LIABILITIES AND EQUITY
  Total deposits........   105,450       60,824                       166,274
  FHLB borrowings.......    19,292       10,409                        29,701
  Other short-term
   borrowed funds.......                  1,000                         1,000
  Dividends payable.....       101            0                           101
  Other liabilities.....       915          571                         1,486
  Common stock of Valley
   National.............                      1        (2)       1          2
  Common stock of First
   National.............     1,200                     (2)  (1,200)         0
  Capital surplus.......     1,009        7,173                        10,045
                                                       (2)   1,199
                                                       (4)     649
                                                       (5)      15
  Retained earnings.....    13,089          649        (1)  (1,410)    11,579
                                                       (4)    (649)
                                                       (3)    (100)
  Treasury stock........    (1,410)           0        (1)   1,410          0
  Unrealized gains
   (losses) on available
   for sale securities
   net of tax...........       290          208                           498
                           -------       ------            -------    -------
    Total Liabilities
     and Equity.........   139,936       80,835                (85)   220,686
                           =======       ======            =======    =======

--------


(1) Retirement of treasury stock of FNSC (19,005 shares).

(2) Adjustment of stock to reflect 13:1 swap of VNC stock at book value equivalent shares (1,312,935 shares).

    (Book value per share of VNC 8,031,000 / 742,800 = 10.81 per share)

    (Book value per share of FNSC 14,178,000 / 100,995 = 140.38 per share)

    Reverse acquisition purchase adjustments to reflect continuing capital components of FNSC.

(3) Payment of estimated merger costs.

(4) Reclassification of purchased retained earnings to surplus.

(5) Recorded intangible resulting from equivalent share price differential.

    Computed as the difference in the book value of the shares of FNSC given up in the exchange, 14,178,000 as compared to the book value of the shares of VNC received in the exchange, 14,192,827.

    VNC shares received equal 100,995 X 13 = 1,312,935. Book value of shares received equals 1,312,935 X 10.81 = 14,192,827.

    Amount received in excess of amount given up equals 14,827 premium upon exchange.

(6) No purchase accounting adjustments have been reflected in this pro forma statement of condition.

    Any purchase accounting adjustments which might arise as of the date of the merger are not expected to be material.

(7) In April, 1998, VNC options on 72,000 shares were exercised at 10.00 per share. The effects of this exercise would not have had a material affect on the above pro forma statements had the exercise occurred on or before March 31, 1998.

                          VALLEY NATIONAL CORPORATION

                          CAPITAL RATIOS--CONSOLIDATED

                               DECEMBER 31, 1997

                                                        PRO FORMA   PRO FORMA
                                            HISTORICAL ADJUSTMENTS CONSOLIDATED
                                            ---------- ----------- ------------
Total Adjusted Average Assets..............   74,361     132,283     206,644
                                              ======     =======     =======
Total Risk-Weighted Assets.................   40,533      96,330     136,863
                                              ======     =======     =======
Tier 1 Capital.............................    7,624      12,271      19,845
Tier 2 Capital.............................      416       1,120       1,536
                                              ------     -------     -------
Total Capital..............................    8,040      13,391      21,381
                                              ======     =======     =======
Tier 1 Capital to Risk-Weighted Assets.....    18.81%      12.74%      14.50%
                                              ======     =======     =======
Total Risk-Based Capital to Risk-Weighted
 Assets....................................    19.84%      13.90%      15.62%
                                              ======     =======     =======
Tier 1 Capital (Leverage) to Adjusted As-
 sets......................................    10.25%       9.28%       9.60%
                                              ======     =======     =======
Total Debt to Equity Capital Ratio.........     0.00%      18.34%      11.34%
                                              ======     =======     =======

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998

Consolidated Statement of Financial Condition--March 31, 1998.............   F-9
Consolidated Statements of Income--Quarters ended March 31, 1998 and 1997.  F-10
Consolidated Statements of Cash Flows--Quarters ended March 31, 1998 and
 1997.....................................................................  F-11
Consolidated Statements of Comprehensive Income--Quarters ended March 31,
 1998 and 1997............................................................  F-12
Notes to Consolidated Financial Statements................................  F-13

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                 MARCH 31, 1998
                                  (UNAUDITED)

                              ASSETS
Cash and due from banks............................................ $ 4,574,790
Interest-bearing deposits at banks.................................   5,476,913
Federal funds sold.................................................      99,000
Securities available-for-sale......................................  23,229,059
Loans..............................................................  43,283,722
Less: Unearned income..............................................       2,963
   Allowance for loan losses.......................................     435,500
                                                                    -----------
  Net Loans........................................................  42,845,259
Premises and equipment, net........................................   2,261,553
Accrued interest...................................................     623,641
Intangibles, net...................................................      10,850
Foreclosed real estate.............................................         -0-
Cash surrender value of life insurance.............................   1,586,876
Other assets.......................................................     126,681
                                                                    -----------
  Total Assets..................................................... $80,834,622
                                                                    ===========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
 Deposits:
  Noninterest-bearing.............................................. $ 9,271,969
  Interest-bearing.................................................  51,551,936
                                                                    -----------
    Total Deposits.................................................  60,823,905
 FHLB borrowings...................................................  10,229,415
 Other short-term borrowings.......................................   1,179,126
 Accrued interest..................................................     309,095
 Other liabilities.................................................     262,031
                                                                    -----------
    Total Liabilities..............................................  72,803,572
Shareholders' Equity
 Common stock--par value $0.001 per share, 10,000,000 shares
  authorized, 742,800 issued and outstanding.......................         743
 Capital surplus...................................................   7,173,363
 Retained earnings.................................................     648,776
 Accumulated comprehensive income; unrealized gains on investment
  securities available for sale, net of tax........................     208,168
                                                                    -----------
    Total Shareholders' Equity.....................................   8,031,050
                                                                    -----------
    Total Liabilities and Shareholders' Equity..................... $80,834,622
                                                                    ===========

                     CONSOLIDATED STATEMENTS OF INCOME

                VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                (UNAUDITED)

                                                              1998       1997
                                                           ---------- ----------
INTEREST INCOME
 Interest and fees on loans............................... $  975,447 $  832,233
 Interest and dividends on investment securities:
  Taxable securities......................................    329,671    318,895
  Tax-exempt securities...................................     33,774     30,090
 Interest on federal funds sold...........................     23,069     64,471
 Interest on deposits in banks............................      3,758        -0-
                                                           ---------- ----------
    Total Interest Income.................................  1,365,719  1,245,689
                                                           ---------- ----------
INTEREST EXPENSE
 Interest on deposits.....................................    557,876    523,527
 Interest on FHLB borrowings..............................     73,291        -0-
 Interest on short-term borrowings........................      9,885      1,589
                                                           ---------- ----------
    Total Interest Expense................................    641,052    525,116
                                                           ---------- ----------
Net interest income.......................................    724,667    720,573
Provision for loan losses.................................     30,000        -0-
                                                           ---------- ----------
Net Interest Income After Provision For Loan Losses.......    694,667    720,573
NONINTEREST INCOME
 Service charges on deposits..............................    133,027     98,089
 Investment security gains................................        901      1,405
 Other operating income...................................     28,317     70,812
                                                           ---------- ----------
    Total Noninterest Income..............................    162,245    170,306
                                                           ---------- ----------
NONINTEREST EXPENSES
 Salaries and employee benefits...........................    287,245    372,897
 Occupancy and equipment expense..........................     97,169     76,436
 Amortization.............................................
 Other operating expenses.................................    197,870    150,735
                                                           ---------- ----------
    Total Noninterest Expenses............................    582,284    600,068
                                                           ---------- ----------
Income before income taxes................................    274,628    290,811
Income tax expense........................................     87,233     92,530
                                                           ---------- ----------
Net Income................................................ $  187,395 $  198,281
                                                           ========== ==========
Basic earnings per common share........................... $      .23 $      .19
                                                           ========== ==========
Weighted average common shares outstanding................    804,240  1,050,000
                                                           ========== ==========

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                         1998         1997
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income.......................................... $   187,395  $   198,281
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Provision for loan losses..........................      30,000          -0-
  Depreciation, amortization, and accretion, net.....      38,724       36,715
 Realized investment security gains..................        (901)      (1,405)
 Increase in accrued interest receivable.............     (58,510)     (40,321)
 Decrease in accrued interest payable................     (40,931)     (39,389)
 Other, net..........................................      (5,178)      61,481
                                                      -----------  -----------
    Net Cash Provided By Operating Activities........     150,599      215,362
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Net increase in interest bearing deposits at banks..  (5,214,125)      (4,327)
 Sales of investment securities available-for-sale...   3,564,702    1,142,278
 Net (increase) decrease in loans to customers.......  (1,125,598)     364,609
 Purchase of premises and equipment..................     (39,095)    (288,795)
 Proceeds from disposition of other real estate......         -0-        7,510
 Purchase of life insurance..........................  (1,586,876)         -0-
                                                      -----------  -----------
    Net Cash Provided By (Used In) Investing
     Activities......................................  (4,400,992)   1,221,275
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase (decrease) in demand deposits, NOW
  accounts, and savings accounts.....................  (1,032,746)     522,983
 Net increase (decrease) in certificates of deposit..     841,917     (448,990)
 Issuance of long-term debt..........................   5,000,000          -0-
 Net increase (decrease) in short-term borrowings....     668,899     (238,114)
 Cash dividends......................................    (340,500)         -0-
 Stock redemption....................................         -0-   (3,589,440)
                                                      -----------  -----------
    Net Cash Provided By (Used In) Financing
     Activities......................................   5,137,570   (3,753,561)
                                                      -----------  -----------
 Net Increase (Decrease) in Cash and Cash
  Equivalents........................................     887,177   (2,316,924)
 Cash and Cash Equivalents at Beginning of Year......   3,786,613    6,886,518
                                                      -----------  -----------
 Cash and Cash Equivalents at End of Year............ $ 4,673,790  $ 4,569,594
                                                      ===========  ===========

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                              1998      1997
                                                            --------  --------
Net Income................................................. $187,395  $198,281
Other comprehensive income (loss), net of tax:
  Unrealized gains (losses) on securities
  Unrealized holding losses arising during period..........   99,879  (305,612)
  Less: reclassification adjustments for gains included in
   net income..............................................     (901)   (1,405)
                                                            --------  --------
  Net unrealized losses....................................   98,978  (307,017)
  Income tax benefit related to items of other
   comprehensive income....................................  (33,653)  111,761
                                                            --------  --------
Other comprehensive income (loss)..........................   65,325  (195,256)
                                                            --------  --------
Comprehensive Income (Loss)................................ $252,720  $  3,025
                                                            ========  ========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                MARCH 31, 1998
                                  (UNAUDITED)

NOTE A--BASIS OF PRESENTATION

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ending March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 1997.

NOTE B--INCOME TAXES

  The effective tax rates of approximately 31.8 percent for the three months ended March 31, 1998 and 1997 are less than the statutory rate principally because of the effect of tax-exempt interest income.

NOTE C--INVESTMENT SECURITIES

  At March 31, 1998, the Bank had net unrealized gains of $315,407 in available-for-sale securities which are reflected in the presented assets and resulted in an increase in stockholders' equity of $208,168, net of deferred tax liability. There were no trading securities. The net increase in stockholders' equity as a result of the SFAS No. 115 adjustment from December 31, 1997 to March 31, 1998 was $65,325.

NOTE D--BUSINESS COMBINATION

  On December 5, 1997, the Company effected a business combination with Valley National Bank by exchanging 742,800 shares of its common stock for all the outstanding common stock of Valley National Bank (1,238 shares). The combination has been accounted for as a pooling of interests.

NOTE E--MERGER

  On February 24, 1998, the Company entered into a Merger Agreement with First National Sylacauga Corporation ("FNSC"). FNSC is a bank holding company which owns 100% of First National-America's Bank ("FNA Bank"), a national bank of approximately $136 million in assets. The Merger Agreement calls for FNSC to merge into the Company and for each shareholder of FNSC to receive 13.3 shares of the Company's common stock for each share of FNSC's common stock outstanding.

  The exchange ratio is to be determined based upon the adjusted book values of each entity as of the closing date of the merger. The merger agreement expires August 30, 1998. The merger will be accounted for as a reverse acquisition of the Company by FNSC under the purchase method of accounting whereby FNSC shareholders will result in having a majority interest in the consolidated company. The merger will be subject to normal regulatory and shareholder approvals.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

Independent Auditors' Report............................................... F-16
Consolidated Statements of Financial Condition............................. F-17
Consolidated Statements of Income.......................................... F-18
Consolidated Statements of Shareholders' Equity............................ F-19
Consolidated Statements of Cash Flows...................................... F-20
Notes to Consolidated Financial Statements................................. F-21

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Valley National Corporation and Subsidiary
Lanett, Alabama

  We have audited the accompanying consolidated statements of financial condition of Valley National Corporation and Subsidiary as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Valley National Corporation and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Schauer, Taylor, Cox & Edwards P. C.

Birmingham, Alabama
February 19, 1998

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1997 AND 1996

                                                           1997        1996
                                                        ----------- -----------
                        ASSETS
Cash and due from banks................................ $ 3,233,613 $ 2,386,518
Interest-bearing deposits with banks...................     262,788      31,589
Federal funds sold.....................................     553,000   4,500,000
Securities available-for-sale..........................  26,693,882  24,098,138
Loans..................................................  42,172,595  37,524,701
Less: Unearned income..................................       6,504      50,423
  Allowance for loan losses............................     416,430     390,546
                                                        ----------- -----------
  Net Loans............................................  41,749,661  37,083,732
Premises and equipment, net............................   2,261,182   1,328,564
Accrued interest and dividends.........................     565,131     620,495
Other real estate......................................         -0-      31,510
Other assets...........................................     190,462     102,640
                                                        ----------- -----------
    Total Assets....................................... $75,509,719 $70,183,186
                                                        =========== ===========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits:
   Noninterest-bearing................................. $10,684,994 $ 8,077,118
   Interest-bearing....................................  50,329,740  50,071,984
                                                        ----------- -----------
    Total Deposits.....................................  61,014,734  58,149,102
  Short-term borrowings................................     510,227     625,892
  Accrued interest.....................................     350,026     324,799
  Dividends payable....................................     340,500         -0-
  Long-term debt.......................................   5,229,415         -0-
  Other liabilities....................................     286,487     246,204
                                                        ----------- -----------
    Total Liabilities..................................  67,731,389  59,345,997
Shareholders' Equity
  Common stock--par value $0.001 per share, 10,000,000
   shares authorized, 742,800 issued and outstanding
   for 1997; par value $100 per share, 1,750 shares
   authorized, issued and outstanding for 1996 (See
   Note 9).............................................         743     175,000
  Capital surplus......................................   7,173,363     175,000
  Retained earnings....................................     461,381  10,413,546
  Net unrealized holding gains on securities available-
   for-sale, net of deferred income taxes..............     142,843      73,643
                                                        ----------- -----------
    Total Shareholders' Equity.........................   7,778,330  10,837,189
                                                        ----------- -----------
    Total Liabilities and Shareholders' Equity......... $75,509,719 $70,183,186
                                                        =========== ===========

                 See notes to consolidated financial statements

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                              1997       1996
                                                           ---------- ----------
Interest Income
  Interest and fees on loans.............................. $3,540,703 $3,034,756
  Interest and dividends on investment securities:
   Taxable securities.....................................  1,473,307  1,405,592
   Tax-exempt securities..................................    133,074    137,420
  Interest on federal funds sold..........................    110,058    163,787
  Interest on deposits in banks...........................      3,431      1,267
                                                           ---------- ----------
    Total Interest Income.................................  5,260,573  4,742,822
                                                           ---------- ----------
Interest Expense..........................................
  Interest on deposits....................................  2,178,857  2,109,179
  Interest on short-term borrowings.......................     13,743     11,506
  Interest on long-term borrowings........................    181,250        -0-
                                                           ---------- ----------
    Total Interest Expense................................  2,373,850  2,120,685
                                                           ---------- ----------
Net interest income.......................................  2,886,723  2,622,137
Provision for loan losses.................................     89,751        -0-
                                                           ---------- ----------
Net Interest Income After Provision For Loan Losses.......  2,796,972  2,622,137
Noninterest Income
  Service charges on deposits.............................    493,590    441,004
  Investment security gains...............................      1,405      3,351
  Other operating income..................................    107,220     60,716
                                                           ---------- ----------
    Total Noninterest Income..............................    602,215    505,071
                                                           ---------- ----------
Noninterest Expenses
  Salaries and employee benefits..........................  1,317,035  1,434,350
  Occupancy and equipment expense.........................    331,580    238,391
  Other operating expenses................................    654,510    633,431
                                                           ---------- ----------
    Total Noninterest Expenses............................  2,303,125  2,306,172
                                                           ---------- ----------
Income before income taxes................................  1,096,062    821,036
Provision for income taxes................................    294,181    282,264
                                                           ---------- ----------
Net Income................................................ $  801,881 $  538,772
                                                           ========== ==========
Basic earnings per common share........................... $     1.00 $      .51
Basic weighted average shares outstanding.................    804,240  1,050,000
Earnings per common share assuming dilution............... $     1.00 $      .51
Weighted average shares outstanding assuming dilution.....    804,561  1,050,000

                 See notes to consolidated financial statements

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                             UNREALIZED
                                                               GAINS
                           COMMON     CAPITAL    RETAINED        ON
                            STOCK     SURPLUS    EARNINGS    SECURITIES    TOTAL
                          ---------  ---------- -----------  ---------- -----------
Balance at December 31,
 1995...................  $ 175,000  $  175,000 $10,049,774   $140,123  $10,539,897
Cash dividends--
 Common--$100 per
 share..................                           (175,000)               (175,000)
Net change in unrealized
 gains on securities....                                       (66,480)     (66,480)
Net income--1996........                            538,772                 538,772
                          ---------  ---------- -----------   --------  -----------
Balance at December 31,
 1996...................    175,000     175,000  10,413,546     73,643   10,837,189
Stock redemption--512
 shares at $7,010.625
 per share..............    (51,200)             (3,538,240)             (3,589,440)
Business combination--
 December, 1997.........   (123,057)  6,998,363  (6,875,306)                    -0-
Cash dividends
 declared--
 Common--$.46 per
 share..................                           (340,500)               (340,500)
Net change in unrealized
 gains on securities....                                        69,200       69,200
Net income--1997........                            801,881                 801,881
                          ---------  ---------- -----------   --------  -----------
Balance at December 31,
 1997...................  $     743  $7,173,363 $   461,431   $142,843  $ 7,778,330
                          =========  ========== ===========   ========  ===========


                 See notes to consolidated financial statements

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                         1997         1996
                                                     ------------  -----------
Cash Flows From Operating Activities
  Net income........................................ $    801,881  $   538,772
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Provision for loan losses........................       89,752          -0-
   Depreciation, amortization, and accretion, net...      236,972      176,656
   Deferred tax provision...........................        7,000       27,328
   Realized investment security gains...............       (1,405)      (3,351)
   Loss on disposition of other real estate.........        6,000       12,569
   Gain on disposition of premises and equipment....       (3,000)         -0-
   Decrease in accrued interest receivable..........       55,364       85,717
   Increase in accrued interest payable.............       25,227        7,413
   Other, net.......................................     (106,274)     192,541
                                                     ------------  -----------
    Net Cash Provided By Operating Activities.......    1,111,517    1,037,645
                                                     ------------  -----------
Cash Flows From Investing Activities
  Purchases of investment securities available-for-
   sale.............................................  (10,519,523)  (1,009,100)
  Proceeds from maturities of investment securities
   available-for-sale...............................    7,887,032    6,095,857
  Proceeds from sales of investments securities
   available-for-sale...............................        1,500          -0-
  Net (increase) decrease in interest-bearing
   deposits in other banks..........................     (231,199)      68,806
  Net increase in loans to customers................   (4,733,671)  (4,781,815)
  Purchases of premises and equipment...............   (1,012,003)     (46,352)
  Proceeds from disposition of premises and
   equipment........................................        3,000          -0-
  Proceeds from sale of other real estate...........        3,500        2,000
                                                     ------------  -----------
    Net Cash Provided By (Used In) Investing
     Activities.....................................   (8,601,364)     329,396
                                                     ------------  -----------
Cash Flows From Financing Activities
  Net increase in demand deposits, NOW accounts, and
   savings accounts.................................    2,842,360    1,657,946
  Net increase in certificates of deposit...........       23,272    1,410,061
  Issuance of long-term debt........................    5,229,415          -0-
  Net decrease in short-term borrowings.............     (115,665)     (88,658)
  Cash dividends....................................          -0-     (175,000)
  Stock redemption..................................   (3,589,440)         -0-
                                                     ------------  -----------
    Net Cash Provided By Financing Activities.......    4,389,942    2,804,349
                                                     ------------  -----------
Net Increase (Decrease) in Cash and Cash
 Equivalents........................................ $ (3,099,905) $ 4,171,390
Cash and Cash Equivalents at Beginning of Year......    6,886,518    2,715,128
                                                     ------------  -----------
Cash and Cash Equivalents at End of Year............ $  3,786,613  $ 6,886,518
                                                     ============  ===========
Supplemental Disclosures
  Cash paid during the year for interest............ $  2,348,623  $ 2,113,272
  Cash paid during the year for income taxes........      277,912      121,623
  Loans transferred to foreclosed real estate during
   the year.........................................       19,000        7,510
  Proceeds from sales of foreclosed real estate
   financed through loans...........................       20,510       26,930
  Net increase (decrease) in unrealized gains on
   securities available-for-sale....................       93,674     (110,783)
  Dividends declared not paid.......................      340,500          -0-

                 See notes to consolidated financial statements

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Consolidation

  The consolidated financial statements include the accounts of Valley National Corporation (the "Company") and its wholly-owned subsidiary: Valley National Bank (the "Bank"). Prior to December 5, 1997, Valley National Bank operated as an independent bank. The Company was formed in 1997 for the purpose of acquiring all the outstanding stock of Valley National Bank, and operating as a bank holding company. On December 5, 1997 Valley National Bank became a wholly-owned subsidiary of the Company. The acquisition was accounted for as a pooling of interests. Net income of the subsidiary has been included for all prior periods. Unless otherwise indicated herein, the financial results of the Company refer to the Company and the Bank on a consolidated basis. References to the Company relating to the period prior to the consolidation on December 5, 1997 relate to Valley National Bank as an independent entity.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of foreclosed real estate. In connection with the determination of the estimated losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

  While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgements about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

 Investment Securities

  Trading Securities: Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

  Securities Held-to-Maturity: Government, Federal agency, and corporate debt securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity. Mortgage-backed securities represent participating interest in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996


  Securities Available-for-Sale: Available-for-sale securities consist of investment securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period of maturity.

  Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

  The Company and its subsidiary have no trading or held-to-maturity securities.

 Loans

  Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and unearned discounts.

  Unearned discounts on installment loans are recognized as income over the term of the loans using a method that approximates the interest method.

  Loan origination and commitment fees, as well as certain direct origination costs, when material, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status.

  Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

  The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectably of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of the estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

 Premises and Equipment

  Premises and equipment are stated at cost less accumulated depreciation. Expenditures for additions and major improvements that significantly extend the useful lives of the assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. The carrying values of assets traded in are used to adjust the carrying values of the new assets acquired by trade. Assets which are disposed of are removed from the accounts and the resulting gains or losses are recorded in operations.

  Depreciation is provided generally by accelerated and straight-line methods based on the estimated useful lives of the respective assets.

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996

 Foreclosed Real Estate

  Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

  At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate.

 Short-Term Borrowings

  Short-term borrowings generally consist of federal funds purchased, the U.
S. Treasury Tax and Loan Note Option account and securities sold under agreements to repurchase.

 Income Taxes

  Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, estimated losses on foreclosed real estate, accumulated depreciation, and accrued employee benefits for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  The Company and its subsidiary file a consolidated federal income tax return. The subsidiary provides for income taxes on a separate return basis, and remits to the Company amounts determined to be currently payable.

 Earnings Per Common Share

  Basic earnings per common share are computed by dividing earnings available to stockholders by the weighted average number of common shares outstanding during the period adjusted retroactively for the effects of the acquisition of the Bank by the Company. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock, as prescribed by SFAS No. 128, Earnings per Share. The following reconciles the weighted average number of shares outstanding:

                                                                1997     1996
                                                               ------- ---------
   Weighted average of common shares outstanding.............  804,240 1,050,000
   Effect of dilutive options................................      321       -0-
                                                               ------- ---------
   Weighted average of common shares outstanding effected for dilution.................................................  804,561 1,050,000
                                                               ======= =========

 Retirement Plan

  The Bank has adopted a 401(k) Plan which covers substantially all of its employees. Contributions to the plan are from employees' elective deferrals, employer matching and discretionary amounts.

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996


 Intangibles

  Intangibles consist primarily of legal organizational costs related to the formation of the Company. Intangibles are being amortized over periods of five to fifteen years using the straight-line method.

 Off-Balance Sheet Financial Instruments

  In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

  The Bank has available as a source of short-term financing the purchase of federal funds from another commercial bank in the amount of $2,000,000. In addition to the purchase of federal funds, the Bank has a Master Repurchase Agreement with another commercial bank whereby the Bank can obtain short-term borrowings by selling securities under agreements to repurchase. The Bank also has available a line of credit of $10,000,000 from the Federal Home Loan Bank of Atlanta.

 Cash Flow Information

  The Bank considers all cash and amounts due from depository institutions and federal funds sold to be cash equivalents for purposes of the statement of cash flows.

 Reclassifications

  Certain amounts in 1996 have been reclassified to conform with the 1997 presentation.

 Recently Issued Accounting Standards

  In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the assets described above is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 in 1996 did not have a material impact on the Company's consolidated financial statements.

  In May 1995, the FASB also issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." This statement amends certain provisions of SFAS No. 65 to substantially eliminate the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and those acquired through purchase transactions. The statement requires an allocation of the total cost of mortgage loans held for sale to mortgage servicing rights and mortgage loans held for sale (without mortgage servicing rights) based on their relative fair values. The adoption of SFAS No. 122 in 1996 did not have a material impact on the Company's consolidated financial statements.

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996


  In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for an employee stock option plan. This statement establishes financial accounting and reporting standards for stock-based employee compensation plans and stock-based non-employee compensation. These transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Under the fair value based method, compensation is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, SFAS No. 123 allows an entity to continue to measure compensation costs for those plans using the intrinsic value based method of accounting as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

  In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 was amended by SFAS No. 127, which defers the effective date of certain provisions of SFAS No. 125 until January 1, 1998. SFAS No. 125 is to be applied prospectively to transfers and servicing of financial assets and extinguishments of liabilities after December 31, 1996. This statement utilizes the financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Management does not believe that adoption of SFAS No. 125 will have a material impact on the Company's consolidated financial statements.

  Effective for fiscal years ending after December 15, 1996, SFAS No. 126, "Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities," was issued by the FASB which amends SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." This statement allows an entity to be exempt from the SFAS No. 107 disclosures if the following criteria are met: the entity is a nonpublic entity, the entity's total assets are less than $100 million on the date of the financial statements, and the entity has not held or issued any derivative financial instruments, as defined in SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," other than loan commitments, during the reporting period. The adoption of this statement allowed the Company to be exempt from the disclosed requirements of SFAS No. 107.

  Effective for years ending after December 15, 1997, SFAS No. 128, "Earnings Per Share" was issued by FASB which simplifies previous standards for reporting earnings per share. Under SFAS No. 128, earnings per share is stated on the income statement based on two separate measurements: basic and diluted. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number or common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

  Effective for years beginning after December 15, 1997, SFAS No. 130, "Reporting Comprehensive Income" was issued by FASB which establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Statement requires that an enterprise classify items of other comprehensive income by their nature in the financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. Comprehensive income is generally defined as the change in equity of a business enterprise during a period from transactions and other events and

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996

circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Management does not believe that the adoption of SFAS No. 130 will have a material impact on the Company's consolidated financial statements.

  In June, 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires that financial and descriptive information be disclosed for each reportable operating segment based on the management approach. The management approach focuses on financial information that an enterprise's decision makers use to assess performance and make decisions about resource allocation. The statement also prescribes the enterprise-wide disclosures to be made about products, services, geographic areas and major customers. SFAS No. 131 is effective for annual financial statements issued for periods beginning after December 15, 1997, and for interim financial statements in the second year of application. Management does not believe that adoption of SFAS No. 131 will have a material impact on the Company's consolidated financial statements.

  Effective for years beginning after December 15, 1997, SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued by FASB which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefits obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain other disclosures previously required. Management does not believe that the adoption of SFAS No. 132 will have a material impact on the Company's consolidated financial statements.

NOTE 2--RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

  The Bank is required to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve. The average amount of those reserves required at December 31, 1997 and 1996 was approximately $440,000 and $464,000, respectively.

NOTE 3--INVESTMENT SECURITIES

  The carrying amounts of investment securities as shown in the statement of financial condition and their approximate fair values at December 31, 1997 and 1996 were as follows:

                                                GROSS      GROSS     ESTIMATED
                                  AMORTIZED   UNREALIZED UNREALIZED     FAIR
                                     COST       GAINS      LOSSES      VALUE
                                 ------------ ---------- ---------- ------------
   SECURITIES AVAILABLE-FOR-
    SALE:
   December 31, 1997:
    U. S. Government and agency
     securities................  $ 13,109,642 $  22,769   $ 27,696  $ 13,104,715
    State and municipal securi-
     ties......................     2,113,872   113,607        -0-     2,227,479
    Collateralized mortgage ob-
     ligations.................     8,627,093    37,678        -0-     8,664,771
    Mortgage-backed securi-
     ties......................     2,183,446    70,071        -0-     2,253,517
    Equity securities..........       443,400       -0-        -0-       443,400
                                 ------------ ---------   --------  ------------
                                 $ 26,477,453 $ 244,125   $ 27,696  $ 26,693,882
                                 ============ =========   ========  ============
   December 31, 1996:
    U. S. Government and agency
     securities................  $ 19,536,514 $   5,123   $ 83,593  $ 19,458,044
    State and municipal securi-
     ties......................     1,822,571   115,289        -0-     1,937,860
    Collateralized mortgage ob-
     ligations.................     1,000,000     4,181        -0-     1,004,181
    Mortgage-backed securi-
     ties......................     1,391,498    81,755        -0-     1,473,253
    Equity securities..........       224,800       -0-        -0-       224,800
                                 ------------ ---------   --------  ------------
                                 $ 23,975,383 $ 206,348   $ 83,593  $ 24,098,138
                                 ============ =========   ========  ============

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996


  The contractual maturities of securities available-for-sale at December 31, 1997, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                         AMORTIZED     FAIR
                                                           COST        VALUE
                                                        ----------- -----------
   SECURITIES AVAILABLE-FOR-SALE:
     Due in one year or less........................... $    14,888 $    14,888
     Due after one year through five years.............  13,947,054  13,993,767
     Due after five years through ten years............   2,815,649   2,879,917
     Due after ten years...............................   9,256,462   9,361,910
     Equity securities.................................     443,400     443,400
                                                        ----------- -----------
                                                        $26,477,453 $26,693,882
                                                        =========== ===========

  Mortgage-backed securities have been included in the maturity tables based upon the guaranteed payoff date of each security.

  Equity securities include a restricted investment in Federal Home Loan Bank stock which must be maintained to secure the available line of credit. The amount of investment in this stock amounted to $434,400 and $214,300 at December 31, 1997 and 1996, respectively.

  Dispositions of securities available-for-sale through calls, maturities and paydowns resulted in net gains of $1,405 and $3,351 at December 31, 1997 and 1996, respectively.

  Investment securities pledged to secure public funds on deposit and for other purposes as required by law amounted to approximately $14,743,000 and $9,720,000 at December 31, 1997 and 1996, respectively.

NOTE 4--LOANS

  The Bank grants loans to customers primarily in Chambers County of East Central Alabama and the West Central area of Georgia.

  The major classifications of loans as of December 31, 1997 and 1996 are as follows:

                                                           1997        1996
                                                        ----------- -----------
   Commercial, financial and agricultural.............. $ 6,074,236 $   932,600
   Real estate--construction...........................     824,537         -0-
   Real estate--mortgage...............................  29,389,948  29,088,393
   Consumer............................................   5,688,744   7,382,314
   Other...............................................     195,130     121,394
                                                        ----------- -----------
                                                         42,172,595  37,524,701
   Unearned income.....................................       6,504      50,423
   Allowance for loan losses...........................     416,430     390,546
                                                        ----------- -----------
   Net loans........................................... $41,749,661 $37,083,732
                                                        =========== ===========

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996


  Certain directors, executive officers and principal shareholders including their immediate families and associates were loan customers of the Bank during 1997 and 1996. Such loans are made in the ordinary course of business at normal credit terms, including interest rates and collateral and do not represent more than a normal risk of collection. Total loans to these persons at December 31, 1997 and 1996, amounted to approximately $1,203,000 and $1,073,000, respectively. An analysis of activity during 1997 in loans to related parties resulted in additions of $1,172,000, representing new loans, reductions of $110,000, representing payments, and a decrease of $932,000, representing a change in the composition of related parties.

  As of December 31, 1997 and 1996, there were no loans which the Bank had specifically classified as impaired. A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. Other non-accrual loans at December 31, 1997 and 1996 amounted to approximately $115,000 and $55,000, respectively.

  For the years ended December 31, 1997 and 1996, the difference between gross interest income that would have been recorded in such period if non-accruing loans had been current in accordance with their original terms and the amount of interest income on those loans that was included in such period's net income was negligible.


NOTE 5--ALLOWANCE FOR LOAN LOSSES

  Changes in the allowance for loan losses for the years ended December 31, 1997 and 1996 were as follows:

                                                              1997       1996
                                                            ---------  --------
   Balance at beginning of year............................ $ 390,546  $386,803
   Charge-offs.............................................  (100,912)  (49,656)
   Recoveries..............................................    37,044    53,399
                                                            ---------  --------
   Net (charge-offs) recoveries............................   (63,868)    3,743
   Provision for loan losses...............................    89,752       -0-
                                                            ---------  --------
   Balance at end of year.................................. $ 416,430  $390,546
                                                            =========  ========

NOTE 6--PREMISES AND EQUIPMENT

  Premises and equipment as of December 31, 1997 and 1996 is as follows:

                                                             1997       1996
                                                          ---------- ----------
   Land.................................................. $  449,235 $  449,235
   Buildings.............................................  1,490,681  1,469,796
   Land improvements.....................................    123,709    123,709
   Leasehold improvements................................    287,278        -0-
   Furniture and equipment...............................  1,744,171  1,013,071
   Automobiles...........................................     16,915     16,915
                                                          ---------- ----------
                                                           4,111,989  3,072,726
   Less allowance for depreciation.......................  1,850,807  1,744,162
                                                          ---------- ----------
                                                          $2,261,182 $1,328,564
                                                          ========== ==========

  The provision for depreciation charged to occupancy and equipment expense for the years ended December 31, 1997 and 1996 was $106,646 and $74,613, respectively.

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996


NOTE 7--DEPOSITS

  The major classifications of deposits as of December 31, 1997 and 1996 were as follows:

                                                           1997        1996
                                                        ----------- -----------
   Noninterest-bearing demand.......................... $10,684,994 $ 8,077,118
   NOW accounts........................................  12,739,917  12,716,887
   Savings.............................................   7,373,816   7,162,362
   Time................................................  25,387,763  25,838,727
   Certificates of deposit of $100,000 or more.........   1,928,244   1,454,008
   Time deposits open..................................   2,900,000   2,900,000
                                                        ----------- -----------
                                                        $61,014,734 $58,149,102
                                                        =========== ===========

  The maturities of time certificates of deposit and other time deposits of $100,000 or more issued by the Bank at December 31, 1997 are as follows:

   Three months or less............................................. $3,945,283
   Over three through twelve months.................................    647,584
   Over one year through three years................................    235,377
                                                                     ----------
                                                                     $4,828,244
                                                                     ==========

NOTE 8--LONG-TERM DEBT

  At December 31, 1997, the Bank had a line of credit with the Federal Home Loan Bank of Atlanta in the amount of $10,000,000 of which $5,229,415 was outstanding. This line bears interest at an adjustable rate (6.05% at December 31, 1997) and matures on May 28, 2002.

NOTE 9--SHAREHOLDERS' EQUITY

  At December 31, 1997 and 1996, shareholders' equity of the Company consisted of the following:

  Common Stock: At December 31, 1997, 10,000,000 shares authorized, 742,800 issued and outstanding with a par value of $0.001 per share. At December 31, 1996, 1,750 shares authorized, issued and outstanding with a par value of $100 per share. Voting rights equal to one vote per share.

  Capital Surplus: Represents the funds received in excess of par value upon the issuance of stock, net of issuance costs.

  Retained Earnings: Represents the accumulated net earnings of the Company as reduced by dividends paid to shareholders.

  Net Unrealized Gains on Securities: Represents the net unrealized gains or losses on securities available-for-sale, net of deferred taxes at December 31, 1997 and 1996. This account adjusts as the market values of the related investment securities change.

NOTE 10--STOCK REDEMPTION AGREEMENT

  On August 26, 1996, the Board of Directors approved a Stock Redemption Agreement (the "Agreement") with several shareholders of the Bank. The Agreement provided for the purchase of 512 shares of the Bank's

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996

common stock at a price of $7,010.625 per share for a total cost to the Bank of $3,589,440. The agreement was executed on March 14, 1997.

NOTE 11--REGULATORY CAPITAL MATTERS

  The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Bank and the financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective guidelines are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to adjusted total assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

  As of March 31, 1997, the most recent notification from the Office of the Comptroller of the Currency, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

                                                                    TO BE WELL
                                                                   CAPITALIZED
                                                                   UNDER PROMPT
                                               FOR CAPITAL      CORRECTIVE ACTION
                                ACTUAL      ADEQUACY PURPOSES       PROVISIONS
                             -------------  ------------------- ------------------
                             AMOUNT  RATIO   AMOUNT     RATIO    AMOUNT    RATIO
                             ------  -----  ---------- -------- --------- --------
                                               (IN THOUSANDS)
   AS OF DECEMBER 31, 1997:
   Total Risk-Based Capital
    (to Risk-Weighted
    Assets)................  $ 8,052 19.96% $    3,227     8.0% $   4,033    10.0%
   Tier 1 Capital (to Risk-
    Weighted Assets).......    7,636 18.93       1,613     4.0      2,420     6.0
   Tier 1 Capital (to Ad-
    justed Total Assets)...    7,636 10.27       2,974     4.0      3,718     5.0
   AS OF DECEMBER 31, 1996:
   Total Risk-Based Capital
    (to Risk-Weighted
    Assets)................  $11,155 32.58% $    2,739     8.0% $   3,424    10.0%
   Tier 1 Capital (to Risk-
    Weighted Assets).......   10,764 31.44       1,370     4.0      2,054     6.0
   Tier 1 Capital (to Ad-
    justed Total Assets)...   10,764 15.48       2,781     4.0      3,476     5.0

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996


NOTE 12--OTHER OPERATING EXPENSES

  The major components of other operating expenses included in noninterest expense at December 31, 1997 and 1996 are as follows:

                                                              1997      1996
                                                            --------- ---------
   Supplies................................................ $  81,787 $  72,185
   Advertising.............................................    69,484    70,829
   Insurance...............................................    70,020    59,373
   Professional fees.......................................    64,185    67,037
   Postage.................................................    45,062    46,532
   Education and training..................................    44,321    38,482
   Director and committee fees.............................    44,000    64,575
   Bank service charges....................................    35,685    39,486
   Examination and assessment..............................    34,308    28,377
   Dues and subscriptions..................................    14,012    19,958
   Contributions...........................................    11,367    18,973
   Other...................................................   134,384   107,624
                                                            --------- ---------
                                                            $ 648,615 $ 633,431
                                                            ========= =========


             [The remainder of this page intentionally left blank]

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                    YEARS ENDED DECEMBER 31, 1997 AND 1996

NOTE 13--STOCK OPTION PLAN

  On August 26, 1996 the Company issued a total of 60,000 options to purchase its common shares to its President. On February 3, 1997, the Company issued a total of 12,000 options to purchase its common shares to its Chief Financial Officer. Each of the stock option agreements contains an option price of $10 per share, the market value of the shares at the time of issuance. The options vest on an equal incremental basis over periods of three years beginning August 26, 1996 and February 3, 1997, respectively, for each of the issues. No options were exercisable at December 31, 1997.

  The following sets forth certain information regarding stock options for the years ended December 31, 1997 and 1996.

                                                      1997            1996
                                                 --------------- ---------------
                                                        WEIGHTED        WEIGHTED
                                                        AVERAGE         AVERAGE
                                                        EXERCISE        EXERCISE
                                                 SHARES  PRICE   SHARES  PRICE
                                                 ------ -------- ------ --------
   Outstanding at beginning of year............. 60,000  $10.00     -0-  $  -0-
   Granted...................................... 12,000   10.00  60,000   10.00
   Exercised....................................    -0-     .00     -0-     .00
   Forfeited....................................    -0-     .00     -0-     .00
                                                 ------  ------  ------  ------
   Outstanding at end of year................... 72,000  $10.00  60,000  $10.00
                                                 ======  ======  ======  ======

                          OUTSTANDING                         EXERCISABLE
            ------------------------------------------  -------------------------
EXERCISE    NUMBER       WEIGHTED         WEIGHTED      NUMBER       WEIGHTED
  PRICE       OF         AVERAGE          AVERAGE         OF         AVERAGE
PER SHARE   OPTIONS   EXERCISE PRICE   REMAINING LIFE   OPTIONS   EXERCISE PRICE
---------   -------   --------------   --------------   -------   --------------
$10.00      72,000        $10.00         8.74 years     20,000        $10.00

  In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting and Disclosure of Stock-Based Compensation ("SFAS No. 123".) SFAS No. 123 is effective for years beginning after December 15, 1995, and allows for the option of continuing to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and the related Interpretations or selecting the minimum value method of expense recognition as described in SFAS No. 123. The Company has elected to apply APB Opinion No. 25 in accounting for its incentive stock options, accordingly, no compensation cost has been recognized by the Company.

  The Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below had compensation cost for the Company's stock option plan been determined based on the fair value ("minimum value method") at the grant date for options under the plan.

                                                                1997     1996
                                                              -------- --------
   Net Income................................................
     As reported............................................. $801,881 $538,772
     Pro forma...............................................  782,294  532,923
   Basic Earnings Per Share..................................
     As reported............................................. $   1.00 $   0.51
     Pro forma...............................................     0.97     0.51
   Diluted Earnings Per Share................................
     As reported............................................. $   1.00 $   0.51
     Pro forma...............................................     0.97     0.51

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                    YEARS ENDED DECEMBER 31, 1997 AND 1996

  These options are assumed to be exercised in the calculation of diluted average common shares outstanding, causing the equivalent average number of shares outstanding on a diluted basis to be 321 greater than that used to calculate basic earnings per share for 1997. The dilutive effect on earnings per share for the years ended December 31, 1997 and 1996 was negligible.

  The Company's options outstanding have a weighted average contractual life of 8.74 years. The weighted-average fair value of options granted in 1997 and 1996 was $1.28 and $1.40 per share under option, respectively. The fair value of each grant is estimated using the minimum value method with the following assumptions used for grants in 1997 and 1996: expected option life of 10 years; no expected volatility; and a risk free interest rate of 7.00%.

  The effects of applying SFAS No. 123 for providing proforma disclosures are not likely to be representative of effects on reported earnings for future years, nor are the dividend estimates representative of commitments on the part of the Company's Board.

NOTE 14--INCOME TAXES

  Federal and state income taxes payable as of December 31, 1997 and 1996 included in other liabilities were as follows:

                                                            1997       1996
                                                          ---------  ---------
   Current
     Federal............................................. $  51,430  $  22,270
                                                          =========  =========
     State............................................... $  16,711  $  36,602
                                                          =========  =========

  The components of the net deferred income tax liability included in other liabilities as of December 31, 1997 and 1996 are as follows:

   Deferred tax asset:
     Federal............................................. $  72,361  $  43,660
     State...............................................    13,116      8,192
                                                          ---------  ---------
       Total deferred income tax asset...................    85,477     51,852
                                                          ---------  ---------
   Deferred tax liability:
     Federal.............................................  (204,947)  (138,405)
     State...............................................   (23,116)   (24,559)
                                                          ---------  ---------
       Total deferred income tax liability...............  (228,063)  (162,964)
                                                          ---------  ---------
   Net deferred tax liability............................ $(142,586) $(111,112)
                                                          =========  =========

  The tax effects of each type of income and expense item that gave rise to deferred taxes at December 31, 1997 and 1996 are:

     Depreciation........................................ $(154,107) $(106,688)
     Allowance for loan losses...........................    85,131     51,365
     Net unrealized gain on securities available for
      sale...............................................   (73,586)   (49,112)
     Other...............................................       (24)    (6,677)
                                                          ---------  ---------
     Net deferred tax liability.......................... $(142,586) $(111,112)
                                                          =========  =========

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                    YEARS ENDED DECEMBER 31, 1997 AND 1996

  The components of income tax expense for the years ended December 31, 1997 and 1996 were as follows:

   Current
     Federal................................................ $270,470  $218,444
     State..................................................   16,711    36,492
   Deferred
     Federal................................................    6,000    23,529
     State..................................................    1,000     3,799
                                                             --------  --------
                                                             $294,181  $282,264
                                                             ========  ========

  There was no material tax effect of securities transactions for the years ended December 31, 1997 and 1996.

  The principal reasons for the difference in the effective tax rate and the federal statutory rate are as follows for the years ended December 31, 1997 and 1996:

                                                               1997      1996
                                                             --------  --------
   Statutory federal income tax rate........................     34.0%     34.0%
   Effect on rate of:
     Tax-exempt securities..................................     (4.1)     (5.7)
     Tax-exempt loan income.................................     (4.5)      (.4)
     Interest expense disallowance..........................      0.8       1.0
     State income tax, net of federal tax benefit...........      1.1       3.4
     Other..................................................      (.5)      2.1
                                                             --------  --------
   Effective income tax rate................................     26.8%     34.4%
                                                             ========  ========

NOTE 15--RETIREMENT PLAN

  The Bank established a 401(k) plan in 1988. The Plan covers substantially all employees, subject to eligibility requirements. Employees may defer up to ten percent of their compensation, subject to maximum limitations, with a one hundred percent matching employer contribution of up to five percent of compensation. The Bank may also make discretionary contributions on an annual basis. Total retirement expense included in salary and benefits for the years ended December 31, 1997 and 1996 was $27,169 and $39,587, respectively.

NOTE 16--COMMITMENTS AND CONTINGENCIES

  The Company's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, commercial letters of credit and standby letters of credit. Generally accepted accounting principles recognize these transactions as contingent liabilities and, accordingly, they are not reflected in the accompanying financial statements.

  A summary of the Company's commitments and contingent liabilities at December 31, 1997 and 1996, is as follows:

                                                                CONTRACT OR
                                                              NOTIONAL AMOUNT
                                                            -------------------
                                                               1997      1996
                                                            ---------- --------
   Commitments to extend credit............................ $2,357,000 $517,000
                                                            ========== ========

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                    YEARS ENDED DECEMBER 31, 1997 AND 1996


  Commitments to extend credit, credit card arrangements, commercial letters of credit, and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Company's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Company.

  Management conducts regular reviews of these instruments on an individual customer basis, and the results are considered in assessing the adequacy of the allowance for loan losses. Management does not anticipate any material losses as a result of these commitments.

NOTE 17--CONCENTRATIONS OF CREDIT

  All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. The concentrations of credit by type of loan are set forth in Note 4.

  The bank maintains its cash accounts at various commercial banks in Alabama and Georgia. The total cash balances in commercial banks are insured by the FDIC up to $100,000. There were no uninsured balances held at commercial banks at December 31, 1997. Total unsecured balances held at commercial banks at December 31, 1996 amounted to $40,881.

NOTE 18--RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

  Dividends paid by the Bank are the primary source of funds available to the Company for debt repayment, payment of dividends to its shareholders and other needs. The Bank is subject to dividend restrictions set forth by its regulators. Under such restrictions, the Bank may not, without the prior approval of its regulators, declare dividends in excess of the sum of the current year's earnings plus the retained earnings from the prior two years. The dividends as of December 31, 1997, that the Bank could declare, without the approval of its regulators, amounted to approximately $1,242,846.

NOTE 19--LEASES

  The Bank entered into an operating lease on October 30, 1996 for the lease of a Financial Service Facility in a local Wal-Mart. The lease commenced on May 15, 1997 and has a term of five years, providing for two renewal terms. The lease requires the Bank to provide for repairs, maintenance and insurance of the facility.

  The Bank also holds a noncancellable operating lease for equipment which expires July, 1998.

  For the years ended December 31, 1997 and 1996, rental expense for these operating leases was $22,106 and $2,080, respectively.

  Future minimum lease payments under these operating lease agreements at December 31, 1997 are as follows:

   Years Ending December 31,
     1998............................................................. $ 26,560
     1999.............................................................   25,000
     2000.............................................................   25,000
     2001.............................................................   25,000
     2002.............................................................    9,375
                                                                       --------
   Total minimum lease payments....................................... $110,935
                                                                       ========

                  VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          DECEMBER 31, 1997 AND 1996

NOTE 20--LITIGATION

  While the Company is party to various legal proceedings arising from the ordinary course of business, management believes after consultation with legal counsel that there are no proceedings threatened or pending against the Company that will, individually or in the aggregate, have a material adverse effect on the business or consolidated financial condition of the Company.

NOTE 21--BUSINESS COMBINATION

  On December 5, 1997, the Company effected a business combination with Valley National Bank by exchanging 742,800 shares of its common stock for all the outstanding common stock of Valley National Bank [1238 shares]. The combination has been accounted for as a pooling of interests.

NOTE 22--SUBSEQUENT EVENTS

  On February 24, 1998, the Company entered into a Merger Agreement with First National Sylacauga Corporation ("FNSC"). FNSC is a bank holding company which owns 100% of First National-America's Bank ("FNA Bank"), a national bank of approximately $136 million in assets. The Merger Agreement calls for FNSC to merge into the Company and for each shareholder of FNSC to receive 13.3 shares of the Company's common stock for each share of FNSC's common stock outstanding.

  The exchange ratio is to be determined based upon the adjusted book values of each entity as of the closing date of the merger. The merger agreement expires August 30, 1998. The merger will be accounted as a reverse acquisition of the Company by FNSC under the purchase method of accounting whereby FNSC shareholders will result in having a majority interest in the consolidated company. The Merger will be subject to normal regulatory and shareholder approvals.

             [The remainder of this page intentionally left blank]

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

NOTE 23--CONDENSED PARENT COMPANY INFORMATION

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
                  STATEMENT OF FINANCIAL CONDITION
   Assets
     Cash and due from banks......................................  $       40
     Investment in and amounts due from subsidiary (equity
      method)--eliminated upon consolidation......................   7,778,380
     Dividends receivable.........................................     340,500
     Other assets.................................................      10,850
                                                                    ----------
       Total Assets...............................................  $8,129,770
                                                                    ==========
                LIABILITIES AND SHAREHOLDERS' EQUITY
   Liabilities
     Dividends payable............................................  $  340,500
     Other liabilities............................................      10,940
                                                                    ----------
       Total Liabilities..........................................     351,440
   Shareholders' Equity...........................................   7,778,330
                                                                    ----------
       Total Liabilities and Shareholders' Equity.................  $8,129,770
                                                                    ==========
                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
   STATEMENT OF INCOME
   Income
     From subsidiary--eliminated upon consolidation
       Dividends..................................................  $  340,500
   Expenses.......................................................          50
                                                                    ----------
   Income before equity in undistributed earnings of subsidiary...     340,450
   Equity in undistributed earnings of subsidiary.................     461,431
                                                                    ----------
   Net Income.....................................................  $  801,881
                                                                    ==========
   STATEMENT OF CASH FLOWS
   Cash Flows From Operating Activities
     Net income...................................................  $  801,881
     Adjustments to reconcile net income to net cash provided by operating activities:
       Equity in undistributed income of subsidiary...............    (461,431)
       Dividends receivable.......................................    (340,500)
       Other......................................................          90
                                                                    ----------
       Net Cash Provided By Operating Activities..................          40
                                                                    ----------
   Net Increase in Cash and Cash Equivalents......................          40
   Cash and Cash Equivalents at Beginning of Year.................         -0-
                                                                    ----------
   Cash and Cash Equivalents at End of Year.......................  $       40
                                                                    ==========
   SUPPLEMENTAL DISCLOSURES
     Dividends declared not paid in 1997..........................  $  340,500

                              VALLEY NATIONAL BANK

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                              VALLEY NATIONAL BANK

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Report of Independent Auditors............................................. F-40
Statements of Financial Condition.......................................... F-41
Statements of Income....................................................... F-42
Statements of Change in Stockholders' Equity............................... F-43
Statements of Cash Flows................................................... F-44
Notes to Financial Statements.............................................. F-45

                         BRANTLEY, STEPHENS & BOUCHER

                         CERTIFIED PUBLIC ACCOUNTANTS

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors
Valley National Bank
Lanett, Alabama

  We have audited the accompanying statements of financial condition of Valley National Bank as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley National Bank at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Brantley, Stephens & Boucher

Opelika, Alabama
January 30, 1996

                              VALLEY NATIONAL BANK

                       STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1995 AND 1994

                                                          1995         1994
                                                       -----------  -----------
                       ASSETS
Cash and due from banks..............................  $ 2,713,538  $ 2,914,347
Interest-earning deposits in other banks.............      100,395      100,936
Federal funds sold...................................            0    1,000,000
Securities:
  Held-to-maturity (market value $215,700 and
   $215,700).........................................      215,700      215,700
  Available-for-sale.................................   29,178,669   29,507,739
Loans (net of unearned income: $50,958 and $30,818)..   32,666,339   29,494,221
Allowance for loan losses............................     (386,803)    (381,829)
Other real estate owned..............................       65,500       79,639
Premises and equipment...............................    1,356,826    1,279,141
Accrued interest receivable..........................      702,148      720,794
Other assets.........................................       53,593      659,039
                                                       -----------  -----------
    Total assets.....................................  $66,665,905  $65,689,727
                                                       ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (non-interest bearing)........................  $ 6,964,431  $ 6,759,993
Time and savings (interest bearing)..................   48,076,281   49,284,193
                                                       -----------  -----------
    Total Deposits...................................   55,040,712   56,044,186
Accrued interest payable.............................      317,386      238,150
Demand notes issued to U.S. Treasury.................      139,550      317,655
Federal funds purchased..............................      575,000            0
Other liabilities....................................       53,910       68,870
                                                       -----------  -----------
    Total current liabilities........................   56,126,558   56,668,861
                                                       -----------  -----------
Stockholders' equity:
  Common stock (par value $100,000 per share;
   authorized 1,750 shares, issued and outstanding
   1,750 shares......................................      175,000      175,000
Surplus..............................................      175,000      175,000
Retained earnings....................................   10,049,224    9,631,581
Net unrealized gain (loss) on securities available-
 for-sale (net of taxes).............................      140,123     (960,715)
                                                       -----------  -----------
    Total stockholders' equity.......................   10,539,347    9,020,866
                                                       -----------  -----------
    Total liabilities and stockholders' equity.......  $66,665,905  $65,689,727
                                                       ===========  ===========

See accompanying summary of significant account policies and notes to financial statements.

                              VALLEY NATIONAL BANK

                              STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                           1995        1994
                                                        ----------  ----------
Interest income:
  Interest and fees on loans........................... $2,725,232  $2,370,411
  Interest on federal funds sold.......................     49,837      95,161
  Interest on time deposits in other banks.............      8,208      12,030
  Interest on mortgage-backed securities...............    178,399     225,027
  Interest on investment securities:
    Taxable interest income............................  1,453,624   1,580,047
    Tax-exempt interest income.........................    164,457     197,298
                                                        ----------  ----------
      Total interest income............................  4,579,757   4,479,974
                                                        ----------  ----------
Interest expense:
  Interest on deposits.................................  1,962,694   1,562,494
  Interest on short-term borrowings....................     19,339      10,565
                                                        ----------  ----------
      Total interest expense...........................  1,982,033   1,573,059
                                                        ----------  ----------
      Net interest income..............................  2,597,724   2,906,915
Provision for loan losses..............................          0           0
                                                        ----------  ----------
      Net interest income after provisions for loan
       losses..........................................  2,597,724   2,906,915
                                                        ----------  ----------
Non-interest income:
  Service charges on deposit accounts..................    429,970     400,375
  Securities gains.....................................     57,302     101,246
  Gain (loss) on sale of other assets..................        (25)       (367)
  Other income.........................................     61,742      88,332
                                                        ----------  ----------
      Total non-interest income........................    548,989     589,586
                                                        ----------  ----------
Non-interest expense:
  Salaries and employee benefits.......................  1,552,373   1,493,542
  Expenses of premises and fixed assets................    230,496     257,960
  Other expenses.......................................    553,896     583,718
                                                        ----------  ----------
      Total non-interest expense.......................  2,336,765   2,335,220
                                                        ----------  ----------
      Income before income taxes.......................    809,948   1,161,281
Applicable income taxes................................    217,305     360,812
                                                        ----------  ----------
      Net income....................................... $  592,643  $  800,469
                                                        ==========  ==========
Average number of shares outstanding...................      1,750       1,750
                                                        ==========  ==========
      Net income per share............................. $   338.65  $   457.41
                                                        ==========  ==========
      Cash dividends declared.......................... $   100.00  $   100.00
                                                        ==========  ==========

See accompanying summary of significant account policies and notes to financial statements.

                              VALLEY NATIONAL BANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         NET UNREALIZED GAIN
                                                         (LOSS) ON SECURITIES
                           COMMON            RETAINED     AVAILABLE-FOR-SALE
                           STOCK   SURPLUS   EARNINGS        NET OF TAXES        TOTAL
                          -------- -------- -----------  -------------------- -----------
BALANCE AT DECEMBER 31,
 1993...................  $175,000 $175,000 $ 9,006,112       $        0      $ 9,356,112
Net change in unrealized
 loss on securities
 available-for-sale, net
 of taxes...............                                        (960,715)        (960,715)
Net income--1994........                        800,469                           800,469
Cash dividends
 declared--$100.00 per
 share..................                       (175,000)                         (175,000)
                          -------- -------- -----------       ----------      -----------
BALANCE AT DECEMBER 31,
 1994...................   175,000  175,000   9,631,581         (960,715)       9,020,866
Net change in unrealized
 gain on securities
 available-for-sale, net
 of taxes...............                                       1,100,838        1,100,838
Net income--1995........                        592,643                           592,643
Cash dividends
 declared--100.00 per
 share..................                       (175,000)                         (175,000)
                          -------- -------- -----------       ----------      -----------
BALANCE AT DECEMBER 31,
 1995...................  $175,000 $175,000 $10,049,224       $  140,123      $10,539,347
                          ======== ======== ===========       ==========      ===========


See accompanying summary of significant account policies and notes to financial statements.

                              VALLEY NATIONAL BANK

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995         1994
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................... $   592,643  $   800,469
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Recovery of loan losses..........................      38,982            0
    Provision for depreciation and amortization......      92,712      115,570
    Amortization and accretion of investment security
     discounts and premiums..........................     107,722       55,517
    Realized investment security (gains) losses......     (57,302)    (101,246)
    Realized loss on sales of REO and other assets...          25          367
    Net change in:
      Interest receivable and other assets...........     (99,501)     146,070
      Interest payable and other liabilities.........      64,276     (110,050)
                                                      -----------  -----------
        Net cash provided by operating activities....     739,557      906,697
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in:
    Interest-bearing deposits in other banks.........         541      100,913
    Federal funds sold...............................   1,100,000            0
    Loans............................................  (3,191,987)     254,468
      Proceeds from maturities of securities held-to-
       maturity......................................           0      204,000
      Purchases of securities to be held to
       maturity......................................           0     (205,200)
      Proceeds from maturities of securities
       available-for-sale............................   2,103,056    4,959,318
      Proceeds from sales of securities available for
       sale..........................................           0    5,573,906
      Purchases of securities available for sale.....           0   (8,915,188)
      Proceeds from sales of REO and other assets....           0      145,123
      Proceeds from sale of fixed assets.............           0        2,000
      Purchases of premises and equipment............    (170,397)     (16,885)
                                                      -----------  -----------
        Net cash used by investing activities........    (158,787)   2,102,455
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in:
    Non-interest bearing demand deposits.............     204,438     (199,014)
    Time and savings deposits........................  (1,207,912)  (2,071,641)
  Short-term borrowings--U.S. Treasury...............    (178,105)     (83,058)
  Federal funds purchased............................     575,000            0
  Cash dividends paid................................    (175,000)    (175,000)
                                                      -----------  -----------
        Net cash used by financing activities........    (781,579)  (2,528,713)
                                                      -----------  -----------
        Increase (decrease) in cash and cash
         equivalents.................................    (200,809)     480,439
Cash and cash equivalents at beginning of year.......   2,914,347    2,433,908
                                                      -----------  -----------
Cash and cash equivalents at end of year............. $ 2,713,538  $ 2,914,347
                                                      ===========  ===========
Supplemental schedule of cash flow information:
Cash paid during the year for:
  Interest........................................... $ 1,963,387  $ 1,581,468
  Income Taxes....................................... $   285,929  $   316,000
Transfers from loans to REO.......................... $    31,084  $   144,327
Transfers from REO to loans.......................... $    45,223  $   144,327

See accompanying summary of significant account policies and notes to financial statements.

                             VALLEY NATIONAL BANK

                         NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A summary of the significant accounting policies of Valley National Bank (Valley National or Bank), which have been consistently followed in preparing the accompanying financial statements, is presented to assist the reader in better understanding the financial statements and other data contained in this report. Valley National operates within the financial services industry, providing a full range of banking and bank-related services to individual and corporate customers in East Alabama and West Georgia through its offices in Lanett and Valley, Alabama. The Bank is subject to intense competition from other financial institutions and is also subject to the regulations of certain government agencies and undergoes periodic examinations by those regulatory authorities.

 Financial Statement Presentation and Basic Accounting Policy

  The accounting and reporting policies of Valley National conform with generally accepted accounting principles and with general practices of the banking industry. In preparing the financial statements in accordance with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

  Material estimates that are particularly susceptible to significant change relate to the determination of the reserve for loan losses; the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans; and the disclosures for contingent assets and liabilities. In connection with the determination of the reserve for loan losses and the valuation of other real estate, management obtains independent appraisals for significant properties and properties collateralizing impaired loans.

 Investment Securities

  Valley National classifies its securities into two categories: held to maturity and available for sale. Held to maturity securities are those securities for which Valley National has the ability and intent to hold until maturity. All other securities not included in held to maturity are classified as available for sale.

  Securities available for sale are stated at estimated fair value, with unrealized gains and losses, net of the related tax effect, reported as a separate component of shareholders' equity until realize. Held to maturity securities are recorded at amortized cost, adjusted for the amortization of premiums and accretion of discounts to maturity.

  A decline in the market value of any available for sale or held to maturity below cost that is deemed other than temporary results in a charge to earnings resulting in the establishment of a new cost basis for the security.

  Premiums and discounts are amortized and accumulated over the life of the related security as an adjustment to the yield using the effective interest method. Dividends and interest income are recognized when earned. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the amortized cost of securities sold.

  Management determines the appropriate classification of the security at the time of purchase and reevaluates such designations as of the date of each statement of condition.

                             VALLEY NATIONAL BANK

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

 Statements of Cash Flows

  In the statements of cash flows, cash and cash equivalents consist of those amounts included in the balance sheet caption, cash and due from banks.

 Loans

  Loans are reported at principal amounts outstandings, less unearned income and reserve for loan losses.

  Interest on loans is accrued based upon the principal amount outstanding except for interest on some installment loans which is generally credited to income based upon the sum-of-the-months digits method which generally approximates the interest method of income recognition.

  Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued when in the opinion of management reasonable doubt exists that the borrower may be unable to meet payments of interest or principal when they become contractually due. When a loan is placed on non accrual status, previously accrued interest is charged to interest income on loans. Interest payments received on nonaccrual loans are applied as a reduction of principal. Loans are returned to accruing status only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest. Such interest, when ultimately collected, is recorded as interest income in the period received. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual classifications.

 Reserve for Loan Losses

  Valley National adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-- Income Recognition and Disclosures", on January 1, 1995. Management, considering current information and events regarding the borrowers ability to repay their obligations, considers a loan to be impaired when the ultimate collectibility of all amounts due, according to the contractual terms of the loan agreement, is in doubt. When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. If the loan is collateral-dependent, the fair value of the collateral is used to determine the amount of impairment. Impairment losses are included in the reserve for loan losses through a charge to the provision for losses on loans. Subsequent recoveries are added to the reserve for loan losses. Prior periods have not been restated.

  SFAS No. 114 applies to all loans, except for large pools of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost of fair value, and debt securities. The reserve for loan losses for large pools of smaller balance homogeneous loans is established through consideration of such factors as changes in the nature and value of the portfolio, overall portfolio quality, adequacy of the underlying collateral, loan concentrations, historical charge-off trends, and economic conditions that may affect the borrowers' ability to pay. Loans are charged against the reserve for loan losses when management believes that the collection of principal is unlikely.

  Management believes that the reserve for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the reserve for loan losses may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, review the reserve for loan losses. Such agencies may require the Bank to recognize

                             VALLEY NATIONAL BANK

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

additions to the reserve for loan losses based on their judgments about information available to them at the time of their examination.

 Premises and Equipment

  Premises, equipment, and leasehold improvements are reported at cost, less accumulated depreciation and amortization. The provision for depreciation is computed using the straight-line or accelerated methods over the estimated useful lives of the assets.

  Estimated useful lives generally are as follows:

     Premises and leasehold improvements............................ 10-40 years
     Furniture and equipment........................................  5-12 years

  Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized. The asset account is relieved of the cost of the item and the allowance for depreciation and amortization is charged with accumulated depreciation or amortization when property is disposed of or retired.

 Income Taxes

  Valley National accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Other Real Estate Owned

  Other real estate owned, consisting of properties obtained through satisfaction of indebtedness (foreclosure), is included on the balance sheet at the lower of cost or fair market value at date of acquisition.

 Disclosure About the Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires all entities to disclose the fair value of financial instruments, both assets and liabilities (on- and off-balance sheets), for which it is practicable to estimate fair value.

  Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, Banks' entire holding of a particular financial instrument. Because no market exists for a portion of Banks' financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                             VALLEY NATIONAL BANK

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


  Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred tax accounts and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

  The following summarizes the fair value of financial instruments at December 31, 1995.

                                                            DECEMBER 31, 1995
                                                          ---------------------
                                                           CARRYING  ESTIMATED
                                                            AMOUNT   FAIR VALUE
                                                          ---------- ----------
   Cash and due from banks............................... $2,713,538 $2,713,535
   Interest earning deposits in other banks..............    100,395    100,395
   Securities held to maturity...........................    215,700    215,700
   Securities available for sale......................... 28,945,131 29,178,669
   Loans, net unearned income............................ 32,666,339 34,833,970
   Deposits.............................................. 55,040,712 58,040,782
   Demand note issued to U.S. Treasury...................    139,550    139,550
   Federal funds purchased...............................    575,000    575,000
   Commitments...........................................          0  1,050,000

NOTE B--RESTRICTIONS ON CASH AND DUE FROM BANKS

  The Bank is not required to maintain a reserve balance with the Federal Reserve Bank due to adequate cash reserves on hand.

                             VALLEY NATIONAL BANK

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

NOTE C--INVESTMENT SECURITIES

  The carrying amounts of investment securities as shown in the balance sheets of the Bank and their approximate full values at December 31 were as follows:

                                                 GROSS      GROSS
                                    AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                      COST       GAINS      LOSSES      VALUE
                                   ----------- ---------- ---------- -----------
   SECURITIES HELD TO MATURITY
   December 31, 1995:
     U.S. Government
      Corporations...............  $   215,700  $      0  $        0 $   215,700
                                   -----------  --------  ---------- -----------
                                   $   215,700  $      0  $        0 $   215,700
                                   ===========  ========  ========== ===========
   December 31, 1994:
     U.S. Government
      Corporations...............  $   215,700  $      0  $        0 $   215,700
                                   -----------  --------  ---------- -----------
                                   $   215,700  $      0  $        0 $   215,700
                                   ===========  ========  ========== ===========
   SECURITIES AVAILABLE FOR SALE
   December 31, 1995:
     U.S. Treasury securities....  $ 3,922,455  $      0  $    5.708 $ 3,916,747
     Federal agency securities...   21,018,075    14,527     103,600  20,929,002
     Mortgage-backed securities..    1,764,369    97,910          63   1,862,216
     State and municipal
      securities.................    2,240,232   230,472           0   2,470,704
                                   -----------  --------  ---------- -----------
                                   $28,945,131  $342,909  $  109,371 $29,178,669
                                   ===========  ========  ========== ===========
   December 31, 1994:
     U.S. Treasury securities....  $ 4,003,501  $      0  $  306,118 $ 3,697,383
     Federal agency securities...   22,296,233     1,223   1,422,660  20,874,796
     Mortgage-backed securities..    2,148,434    55,006       3,301   2,200,139
     State and municipal
      securities.................    2,650,439    84,982           0   2,735,421
                                   -----------  --------  ---------- -----------
                                   $31,098,607  $141,211  $1,732,079 $29,507,739
                                   ===========  ========  ========== ===========

  Investment securities having a fair value of $7,811,681 and $6,637,195 were pledged to secure public deposits and other purposes required or permitted by law at December 31, 1995 and 1994, respectively.

  The fair values of investment securities are established with the assistance of an independent pricing service. They are based on available market data which often reflects transactions of relatively small size and are not necessarily indicative of the prices at which large amounts of particular issues could be readily sold or purchased.

  Cash proceeds from the sales and maturity of held-to-maturity securities during 1995 and 1994 were $1,717,302 and $5,573,906 respectively. Net gains from securities sold in 1995 and 1994 were $57,302 (gross gains $57,302 and gross losses $-0-) and $101,246 gross gains of $101,246 and gross losses $-0- ), respectively.

                             VALLEY NATIONAL BANK

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


  The scheduled maturity of securities to be held-to-maturity and securities available-for-sale at December 31, 1995 were as follows:

                                       SECURITIES TO BE        SECURITIES
                                       HELD-TO-MATURITY    AVAILABLE-FOR-SALE
                                      ------------------ -----------------------
                                      AMORTIZED   FAIR    AMORTIZED     FAIR
                                        COST     VALUE      COST        VALUE
                                      --------- -------- ----------- -----------
   Due in one year or less..........  $      0  $      0 $ 5,100,376 $ 5,088,170
   Due from one year to five years..         0         0  15,747,624  15,721,048
   Due from five years to ten
    years...........................         0         0   5,909,742   5,937,447
   Due after ten years(a) ..........   215,700   215,700   2,187,389   2,432,004
                                      --------  -------- ----------- -----------
                                      $215,700  $215,700 $28,945,131 $29,178,669
                                      ========  ======== =========== ===========

--------
(a) Securities with no stated maturity are included with securities with remaining maturity of ten years or more.

NOTE D--LOANS

  Loans at December 31, 1995 and 1994 are summarized as follows:

                                                          1995         1994
                                                       -----------  -----------
   Real estate loans.................................. $26,840,856  $24,820,668
   Commercial loans...................................   5,254,939    4,050,503
   Installment loans..................................     621,502      653,868
                                                       -----------  -----------
     Total loans......................................  32,717,297   29,525,039
   Unearned income and deferred fees/cost.............     (50,958)     (30,818)
                                                       -----------  -----------
                                                       $32,666,339  $29,494,221
                                                       ===========  ===========

  Fair value of loans is estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, real estate, and other consumer loans. Loans are segmented into fixed and adjustable rate interest terms. The fair value of loans, is calculated by using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan.

  The following table presents information for the fair value of loans as of December 31, 1995.

                                                                 1995
                                                        -----------------------
                                                         CARRYING    ESTIMATED
                                                          AMOUNT    FAIR VALUE
                                                        ----------- -----------
   Adjustable rate loans, net of unearned income....... $17,900,540 $20,018,451
   Fixed rate loans, net of unearned income............  14,765,799  14,815,519

NOTE E--ALLOWANCE FOR LOAN LOSSES

  An analysis of the allowance for loan losses is as follows:

                                                               1995      1994
                                                             --------  --------
   Balance at beginning of year............................. $381,829  $393,978
     Provision charged to income............................        0         0
     Loans charge off.......................................  (34,008)  (71,331)
     Recoveries.............................................   38,982    59,182
                                                             --------  --------
   Balance at end of year................................... $386,803  $381,829
                                                             ========  ========

                             VALLEY NATIONAL BANK

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


NOTE F--PREMISES AND EQUIPMENT

  A summary of premises and equipment follows:

                                                             1995       1994
                                                          ---------- ----------
   Land.................................................. $  572,944 $  378,647
   Buildings.............................................  1,440,634  1,440,634
   Furniture and fixtures................................  1,192,069  1,181,587
   Leasehold improvements................................          0     51,297
   Automobiles...........................................     16,915          0
                                                          ---------- ----------
                                                           3,222,562  3,052,165
   Less: Accumulated depreciation & amortization.........  1,865,736  1,773,024
                                                          ---------- ----------
     Total............................................... $1,356,826 $1,279,141
                                                          ========== ==========

  The allowance for depreciation and amortization charged to operating expense in 1995 and 1994 amounts to $92,712 and $115,570 respectively.

NOTE G--DEPOSITS

  The following schedule presents a comparative summary of the interest-bearing deposit:

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
   Interest-bearing checking accounts................... $12,954,939 $14,043,360
   Savings accounts.....................................   5,732,436   6,185,567
   Money market savings accounts........................   1,356,232   1,650,920
   Certificates of deposit (under $100,000).............  24,854,674  23,605,346
   Certificates of deposit ($100,000 or more)...........   1,028,000   1,649,000
   Time deposits ($100,000 or more).....................   2,150,000   2,150,000
                                                         ----------- -----------
     Totals............................................. $48,076,281 $49,284,193
                                                         =========== ===========

  In accordance with SFAS No. 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand accounts, interest bearing demand deposits, money market accounts, and savings accounts, is equal to the amount payable on demand as of that respective date. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The following table represents fair value information on deposits as of December 31, 1995.

                                                                 1995
                                                        -----------------------
                                                         CARRYING    ESTIMATED
                                                          AMOUNT    FAIR VALUE
                                                        ----------- -----------
   Non-interest bearing demand deposits................ $ 6,964,431 $ 6,964,431
   Interest bearing demand deposits....................  12,954,939  12,954,939
   Money market accounts...............................   1,356,232   1,356,232
   Savings accounts....................................   5,732,436   5,732,436
   Time deposits.......................................  28,032,674  31,032,744
                                                        ----------- -----------
                                                        $55,040,712 $58,040,782
                                                        =========== ===========

                             VALLEY NATIONAL BANK

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


  A comparative summary of interest expense on deposit accounts are as follows:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1995       1994
                                                          ---------- ----------
   Savings accounts...................................... $  150,270 $  136,124
   NOW and money market accounts.........................    400,367    284,767
   Certificates..........................................  1,292,799  1,056,887
   Time deposits.........................................    119,258     84,716
                                                          ---------- ----------
     Totals.............................................. $1,962,694 $1,562,494
                                                          ========== ==========

NOTE H--PENSION PLANS

  The Bank established a profit sharing plan January 1, 1985 and a 401(k) matching contributions plan in 1988. Employees with one year of service may defer a maximum of 10% of their salary of which the first 5% deferred will be matched by the Bank. Pension expense was $49,195 in 1995 and $55,080 in 1994.

NOTE I--INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of Valley National's deferred tax liabilities and assets as of December 31, 1995 are listed below:

                                                               DECEMBER 31,
                                                             ------------------
                                                              1995      1994
                                                             -------  ---------
   Deferred tax liabilities:
     Tax over book depreciation............................  $95,882  $  97,891
     Accretion of bond discount............................    5,262      2,801
     Deferred loan fees/cost...............................    5,414     11,321
                                                             -------  ---------
       Total deferred tax liabilities......................  106,558    112,013
                                                             -------  ---------
   Deferred tax assets:
     Net unrealized loss on securities available-for-sale..  (93,415)   640,477
     Loan loss provision...................................   71,886     71,290
                                                             -------  ---------
       Total deferred tax assets...........................  (21,529)   711,767
                                                             -------  ---------
       Net deferred tax asset (tax liability)..............  $85,029  $(599,754)
                                                             =======  =========

  Applicable income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate of 34% for 1995 and 1994 for the reasons noted below:

                                                         YEARS ENDED DECEMBER
                                                                  31,
                                                         ----------------------
                                                            1995        1994
                                                         ----------  ----------
   Tax computed at statutory federal income rate........ $  275,382  $  394,836
   Increase (decreases) in taxes resulting from:
     Tax exempt income..................................    (61,577)    (67,081)
     State excise tax, net of federal tax benefit.......     17,221      45,613
     Other, net.........................................    (13,721)    (12,556)
                                                         ----------  ----------
       Totals...........................................   $217,305    $360,812
                                                         ==========  ==========
   Effective tax rate...................................       26.8%       31.0%
                                                         ==========  ==========

                             VALLEY NATIONAL BANK

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

  The components of income taxes were as follows:

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                         1995          1994
                                                     ------------  ------------
   Currently payable:
     Federal........................................     $197,355      $328,290
     State..........................................       26,093        45,613
   Deferred:
     Federal........................................       (5,235)      (11,127)
     State..........................................         (908)       (1,964)
                                                     ------------  ------------
       Totals.......................................     $217,305      $360,812
                                                     ============  ============

NOTE J--RELATED PARTY TRANSACTIONS

  As of December 31, 1995 and 1994, the Bank's officers and directors and their related parties are loan and deposit customers in the ordinary course of business. Total loans to these persons (excluding loans which in the aggregate do not exceed $60,000 to any such person) at December 31, 1995 and 1994 were approximately $2,676,053 and $2,228,559, respectively. These loans were made in the ordinary course of business and on substantially the same terms including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and involve no unusual risk of collectibility.

NOTE K--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include loan commitments and standby letters of credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Bank has no significant concentrations of credit risk with any individual counterparty to originate loans. The total amounts of financial instruments with off-balance sheet risk as of December 31, 1995 are as follows:

            Loan commitments.................. $1,050,000
            Standby letters of credit......... $        0

  Both loan commitments and standby letters of credit have credit risk essentially the same as that involved in extending loans to customers and are subject to normal credit approval procedures and policies. Collateral is obtained based on management's credit assessment of the customers.

                            FIRST NATIONAL SYLACAUGA
                          CORPORATION AND SUBSIDIARIES
                               SYLACAUGA, ALABAMA
                                 MARCH 31, 1998

    FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES SYLACAUGA, ALABAMA

                                     INDEX

                                                                            PAGE
                                                                            ----
Consolidated statement of financial condition at March 31, 1998
 (unaudited) and December 31, 1997........................................  F-56
Consolidated statements of income for the three months ended
 March 31, 1998 and March 31, 1997 (unaudited)............................  F-57
Consolidated statements of cash flows for the three months ended
 March 31, 1998 and March 31, 1997 (unaudited)............................  F-58
Consolidated statements of comprehensive income for the three months ended
 March 31, 1998 and March 31, 1997 (unaudited)............................  F-59
Notes to unaudited consolidated financial statements......................  F-60

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES
                               SYLACAUGA, ALABAMA

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                      MARCH 31, 1998 AND DECEMBER 31, 1997

                                                     MARCH 31,    DECEMBER 31,
                                                        1998          1997
                                                    ------------  ------------
                                                    (UNAUDITED)
                      ASSETS
Cash and due from banks...........................  $  4,617,217  $  4,892,409
Securities available for sale.....................    29,031,056    24,125,028
Federal funds sold................................     3,480,000     2,040,000
Loans receivable, net of allowance for loan losses
 of $1,147,627 and $1,120,012, respectively.......    94,144,924    95,511,201
Accrued interest receivable.......................       911,120       864,137
Premises and equipment, net.......................     2,252,221     2,259,006
Cash value of life insurance......................     3,070,600     3,030,465
Intangible assets acquired, net of accumulated
 amortization of $158,047 and $126,438,
 respectively.....................................     1,447,805     1,450,925
Other assets......................................       980,650       792,963
                                                    ------------  ------------
    Total assets..................................  $139,935,593  $134,966,134
                                                    ============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits:
    Noninterest bearing...........................  $ 15,846,710  $ 15,586,562
    Interest bearing..............................    89,602,568    85,271,218
                                                    ------------  ------------
      Total deposits..............................   105,449,278   100,857,780
  Notes payable...................................    19,292,000    19,042,000
  Accrued interest and other liabilities..........     1,016,254       998,536
                                                    ------------  ------------
      Total liabilities...........................   125,757,532   120,898,316
                                                    ------------  ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value; 120,000 shares
   authorized and issued; 100,995 shares
   outstanding....................................     1,200,000     1,200,000
  Additional paid-in capital......................     1,008,739     1,008,739
  Retained earnings...............................    13,089,166    12,975,719
  Treasury stock, at cost (19,005 shares).........    (1,409,957)   (1,409,957)
  Accumulated comprehensive income; unrealized
   gain on securities available for sale, net.....       290,113       293,317
                                                    ------------  ------------
      Total stockholders' equity..................    14,178,061    14,067,818
                                                    ------------  ------------
      Total liabilities and stockholders' equity..  $139,935,593  $134,966,134
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                             1998       1997
                                                          ---------- ----------
                                                               (UNAUDITED)
INTEREST INCOME:
  Loans receivable....................................... $2,616,662 $2,210,852
  Securities available for sale..........................    376,879    389,266
  Federal funds sold.....................................     66,701     17,607
  Deposits in banks......................................      5,187        434
                                                          ---------- ----------
    Total interest income................................  3,065,429  2,618,159
                                                          ---------- ----------
INTEREST EXPENSE:
  Deposits...............................................  1,043,740    887,118
  Notes payable..........................................    271,214    189,735
                                                          ---------- ----------
    Total interest expense...............................  1,314,954  1,076,853
                                                          ---------- ----------
NET INTEREST INCOME......................................  1,750,475  1,541,306
PROVISION FOR LOAN LOSSES................................    191,650    120,806
                                                          ---------- ----------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES................................  1,558,825  1,420,500
                                                          ---------- ----------
OTHER INCOME:
  Service charges and other fees.........................    221,743    216,392
  Securities gains.......................................        381      5,126
  Other..................................................    110,490    105,036
                                                          ---------- ----------
    Total other income...................................    332,614    326,554
                                                          ---------- ----------
OTHER EXPENSES:
  Salaries and employee benefits.........................  1,033,773    635,928
  Occupancy and equipment expense........................    209,868    212,925
  Other operating expenses...............................    403,355    402,191
                                                          ---------- ----------
    Total other expenses.................................  1,646,996  1,251,044
                                                          ---------- ----------
INCOME BEFORE INCOME TAXES...............................    244,443    496,010
PROVISION FOR INCOME TAXES...............................     30,000    171,285
                                                          ---------- ----------
NET INCOME............................................... $  214,443 $  324,725
                                                          ========== ==========
EARNINGS PER COMMON SHARE................................ $     2.12 $     3.21
                                                          ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                         1998         1997
                                                      -----------  -----------
                                                            (UNAUDITED)
NET CASH FLOWS FROM OPERATING ACTIVITIES:             $   314,406  $   742,244
CASH FLOWS FROM (USED FOR) INVESTING ACTIVITIES:
  Proceeds from sales and maturities of securities
   available for sale................................   2,823,319    2,787,471
  Purchase of securities available for sale..........  (7,732,696)    (447,661)
  Federal funds sold, net............................  (1,440,000)  (1,960,000)
  Loans made to customers, net.......................   1,108,981   (1,817,284)
  Purchases of premises and equipment................     (84,909)    (102,062)
  Proceeds from sale of foreclosed real estate.......                   30,185
  Payment of officers' life insurance premiums.......      (4,796)      (4,553)
                                                      -----------  -----------
    Net cash used for investing activities...........  (5,330,101)  (1,513,904)
                                                      -----------  -----------
CASH FLOWS FROM (USED FOR) FINANCING ACTIVITIES:
  Net increase (decrease) in noninterest bearing
   deposits..........................................     260,148      750,552
  Net increase in interest bearing deposits..........   4,331,350    1,420,925
  Net increase (decrease) in federal funds purchased.               (3,440,000)
  Dividends paid.....................................    (100,995)    (101,015)
  Proceeds from notes payable........................     250,000    2,500,000
  Payments on notes payable..........................               (1,000,000)
                                                      -----------  -----------
    Net cash from financing activities...............   4,740,503      130,462
                                                      -----------  -----------
NET DECREASE IN CASH AND DUE FROM BANKS..............    (275,192)    (641,198)
CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD.......   4,892,409    5,755,747
                                                      -----------  -----------
CASH AND DUE FROM BANKS AT END OF PERIOD............. $ 4,617,217  $ 5,114,549
                                                      ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                             1998      1997
                                                           --------  ---------
                                                              (UNAUDITED)
NET INCOME................................................ $214,443  $ 324,725
Other comprehensive income (loss), net of tax:
  Unrealized gains (losses) on securities:
    Unrealized holding (losses) arising during period.....   (5,211)  (272,276)
    Less: reclassification adjustments for gains included
     in net income........................................     (381)    (5,126)
                                                           --------  ---------
  Net unrealized (losses).................................   (5,592)  (277,402)
  Income tax benefit related to items of other
   comprehensive income...................................    2,153    106,800
                                                           --------  ---------
Other comprehensive (loss)................................   (3,439)  (170,602)
                                                           --------  ---------
COMPREHENSIVE INCOME...................................... $211,004  $ 154,123
                                                           ========  =========

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION:

  The financial information of First National Sylacauga Corporation and its wholly owned subsidiaries included herein is unaudited, however, such information reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The results of the interim period ended March 31, 1998 are not necessarily indicative of the results expected for the year ended December 31, 1998.

NOTE 2--SECURITIES:

  Amortized costs and fair values of securities are summarized as follows:

                                                GROSS      GROSS     ESTIMATED
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                     COST       GAINS     (LOSSES)     VALUE
                                  ----------- ---------- ---------- -----------
SECURITIES AVAILABLE FOR SALE :
 March 31, 1998:
  U.S. Government agencies and
   corporations.................. $ 3,558,765  $ 39,026   $ 1,541   $ 3,596,250
  State and political
   subdivisions..................  13,009,227   416,076    28,555    13,396,748
  Mortgage-backed securities.....   5,451,538    63,199    16,479     5,498,258
  Equity securities..............   6,539,800                         6,539,800
                                  -----------  --------   -------   -----------
    Totals....................... $28,559,330  $518,301   $46,575   $29,031,056
                                  ===========  ========   =======   ===========
 December 31, 1997:
  U.S. Government agencies and
   corporations.................. $ 5,574,896  $ 39,008   $ 6,342   $ 5,607,562
  State and political
   subdivisions..................  10,473,664   418,121     1,879    10,889,906
  Mortgage-backed securities.....   6,042,931    55,760    27,731     6,070,960
  Equity securities..............   1,556,600                         1,556,600
                                  -----------  --------   -------   -----------
    Totals....................... $23,648,091  $512,889   $35,952   $24,125,028
                                  ===========  ========   =======   ===========

  The amortized cost and fair value of securities available for sale as of March 31, 1998 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity schedule:

                                                         AMORTIZED     FAIR
                                                           COST        VALUE
                                                        ----------- -----------
   Due in one year or less............................. $   125,033 $   125,376
   Due from one year to five years.....................   1,580,607   1,658,624
   Due from five years to ten years....................   6,347,526   6,566,947
   Due after ten years.................................   8,514,826   8,642,051
   Mortgage-backed securities..........................   5,451,538   5,498,258
   Equity securities...................................   6,539,800   6,539,800
                                                        ----------- -----------
     Totals............................................ $28,559,330 $29,031,056
                                                        =========== ===========

  Securities available for sale with a carrying amount of $12,919,406 and $11,890,000 at March 31, 1998 and December 31, 1997, respectively, were pledged as collateral on certain public deposits and for other purposes as required or permitted by law.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

NOTE 3--INCOME TAXES:

  The income tax provision differs from the amount of income tax determined by applying the federal income tax rate to pretax income for the periods ended March 31 due to the following:

                                                              1998      1997
                                                             -------  --------
   Computed "expected" tax expense.......................... $83,111  $168,643
   Increase (decrease) in income taxes resulting from:
     Tax-exempt interest income (net of disallowed
      expenses)............................................. (52,156)  (29,781)
     State income taxes, net of federal benefits............  21,415    26,816
     Other.................................................. (22,370)    5,607
                                                             -------  --------
       Totals............................................... $30,000  $171,285
                                                             =======  ========

NOTE 4--MERGER WITH VALLEY NATIONAL CORPORATION:

  On February 17, 1998, the shareholders and Board of Directors of the Company approved resolutions approving a Plan of Merger with Valley National Corporation contingent on regulatory approval. The merger will consolidate the companies into a new bank holding company under the name of Frontier National Corporation which will own 100% of First National--America's Bank and Valley National Bank. Under the terms of the merger, the common shares of stock of the Company will be converted into common shares of stock of Valley National Corporation on an exchange rate based on the relative book values of the two companies' stock as of the closing date.

                            FIRST NATIONAL SYLACAUGA
                          CORPORATION AND SUBSIDIARIES

                               SYLACAUGA, ALABAMA

                               DECEMBER 31, 1997

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                               SYLACAUGA, ALABAMA

                                     INDEX

                                                                            PAGE
                                                                            ----
Independent auditors' report............................................... F-64
Consolidated statements of financial condition............................. F-65
Consolidated statements of changes in stockholders' equity................. F-66
Consolidated statements of income.......................................... F-67
Consolidated statements of cash flows...................................... F-68
Notes to consolidated financial statements................................. F-70

                            JACKSON THORNTON & CO.
                          A PROFESSIONAL CORPORATION
                         CERTIFIED PUBLIC ACCOUNTANTS
         MEMBER OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                              MONTGOMERY, ALABAMA
                  DOTHAN . PRATTVILLE . WETUMPKA . GREENVILLE

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders
First National Sylacauga Corporation
Sylacauga, Alabama

  We have audited the accompanying consolidated statements of financial condition of First National Sylacauga Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Sylacauga Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Jackson Thornton & Co., P.C.

Montgomery, Alabama
March 6, 1998

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                               SYLACAUGA, ALABAMA

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                         AT DECEMBER 31, 1997 AND 1996

                                                        1997          1996
                                                    ------------  ------------
                      ASSETS
Cash and due from banks............................ $  4,892,409  $  5,755,747
Securities available for sale......................   24,125,028    25,516,113
Federal funds sold.................................    2,040,000
Loans receivable, net..............................   95,511,201    81,949,748
Accrued interest receivable........................      864,137       855,897
Premises and equipment, net........................    2,259,006     2,425,817
Cash value of life insurance.......................    3,030,465     2,877,512
Intangible assets acquired, net of accumulated
 amortization
 of $126,438 and $64,583 respectively..............    1,450,925     1,547,402
Other assets.......................................      792,963       618,885
                                                    ------------  ------------
    Total assets................................... $134,966,134  $121,547,121
                                                    ============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits:
   Noninterest bearing............................. $ 15,586,562  $ 14,947,400
   Interest bearing................................   85,271,218    79,551,167
                                                    ------------  ------------
    Total deposits.................................  100,857,780    94,498,567
  Federal funds purchased..........................                  3,440,000
  Notes payable....................................   19,042,000     9,692,000
  Accrued interest and other liabilities...........      998,536       797,952
                                                    ------------  ------------
    Total liabilities..............................  120,898,316   108,428,519
                                                    ------------  ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value; 120,000 shares
   authorized and issued; 100,995 and 101,115
   shares outstanding, respectively................    1,200,000     1,200,000
  Additional paid-in capital.......................    1,008,739     1,008,739
  Retained earnings................................   12,975,719    12,129,008
  Treasury stock, at cost (19,005 and 18,885
   shares, respectively)...........................   (1,409,957)   (1,394,957)
  Unrealized gain on securities available for sale,
   net.............................................      293,317       175,812
                                                    ------------  ------------
    Total stockholders' equity.....................   14,067,818    13,118,602
                                                    ------------  ------------
    Total liabilities and stockholders' equity..... $134,966,134  $121,547,121
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

                                                                          UNREALIZED
                                                                          GAIN (LOSS)
                                                                              ON
                                                                          SECURITIES
                                     ADDITIONAL                            AVAILABLE      TOTAL
                            COMMON    PAID-IN    RETAINED     TREASURY        FOR     STOCKHOLDERS'
                            STOCK     CAPITAL    EARNINGS       STOCK      SALE, NET     EQUITY
                          ---------- ---------- -----------  -----------  ----------- -------------
BALANCE AT DECEMBER 31,
 1994, as previously
 reported...............  $1,200,000 $1,002,800 $10,789,953  $(1,327,987)  $(635,444)  $11,029,322
Adjustment for
 overstatement of prior
 years' allowance for
 loan losses (net of
 applicable taxes of
 $77,000)...............                            123,000                                123,000
                          ---------- ---------- -----------  -----------   ---------   -----------
BALANCE AT DECEMBER 31,
 1994, as restated......   1,200,000  1,002,800  10,912,953   (1,327,987)   (635,444)   11,152,322
Net income for 1995, as
 restated...............                          1,181,339                              1,181,339
Cash dividends paid or
 declared ($5 per
 share).................                           (506,515)                              (506,515)
Purchase of 715 shares
 of treasury stock......                                         (73,570)                  (73,570)
Net change in unrealized
 gain on securities
 available for sale, net
 of taxes of $571,118...                                                     912,329       912,329
                          ---------- ---------- -----------  -----------   ---------   -----------
BALANCE AT DECEMBER 31,
 1995...................   1,200,000  1,002,800  11,587,777   (1,401,557)    276,885    12,665,905
Net income for 1996.....                          1,046,806                              1,046,806
Cash dividends paid or
 declared ($5 per
 share).................                           (505,575)                              (505,575)
Sale of 100 shares of
 treasury stock.........                  5,939                    6,600                    12,539
Net change in unrealized
 gain on securities
 available for sale, net
 of taxes of $63,272....                                                    (101,073)     (101,073)
                          ---------- ---------- -----------  -----------   ---------   -----------
BALANCE AT DECEMBER 31,
 1996...................   1,200,000  1,008,739  12,129,008   (1,394,957)    175,812    13,118,602
Net income for 1997.....                          1,351,806                              1,351,806
Cash dividends paid or
 declared ($5 per
 share).................                           (505,095)                              (505,095)
Purchase of 120 shares
 of treasury stock......                                         (15,000)                  (15,000)
Net change in unrealized
 gain on securities
 available for sale, net
 of taxes of $73,558....                                                     117,505       117,505
                          ---------- ---------- -----------  -----------   ---------   -----------
BALANCE AT DECEMBER 31,
 1997...................  $1,200,000 $1,008,739 $12,975,719  $(1,409,957)  $ 293,317   $14,067,818
                          ========== ========== ===========  ===========   =========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1997, 1996
                                    AND 1995

                                                 1997       1996       1995
                                              ---------- ---------- ----------
INTEREST INCOME
  Loans receivable........................... $9,433,096 $6,952,351 $4,431,537
  Securities available for sale..............  1,545,405  1,750,663  1,697,306
  Federal funds sold.........................    106,717     82,363     50,763
                                              ---------- ---------- ----------
    Total interest income.................... 11,085,218  8,785,377  6,179,606
                                              ---------- ---------- ----------
INTEREST EXPENSE:
  Deposits...................................  3,750,979  2,973,831  2,039,972
  Federal funds purchased and securities sold
   under repurchase agreements...............     25,536    114,256     29,594
  Notes payable..............................    918,278    263,479      6,643
                                              ---------- ---------- ----------
    Total interest expense...................  4,694,793  3,351,566  2,076,209
                                              ---------- ---------- ----------
NET INTEREST INCOME..........................  6,390,425  5,433,811  4,103,397
PROVISION FOR LOAN LOSSES....................    662,155    564,389    (98,468)
                                              ---------- ---------- ----------
NET INTEREST INCOME AFTER PROVISON FOR LOAN
 LOSSES......................................  5,728,270  4,869,422  4,201,865
                                              ---------- ---------- ----------
OTHER INCOME:
  Service charges and other fees.............    950,401    735,371    621,659
  Securities gains...........................      8,075     24,845     41,852
  Commission income..........................     63,176     43,596     29,845
  Other......................................    199,822     80,503     10,832
                                              ---------- ---------- ----------
    Total other income.......................  1,221,474    884,315    704,188
                                              ---------- ---------- ----------
OTHER EXPENSES:
  Salaries...................................  2,111,181  1,767,172  1,451,780
  Pensions and other employees benefits......    511,410    394,602    329,649
  Occupancy expense..........................    269,666    225,953    171,732
  Premises and equipment expense.............    654,534    552,979    478,684
  Other operating expenses...................  1,489,089  1,355,816    883,198
                                              ---------- ---------- ----------
    Total other expenses.....................  5,035,880  4,296,522  3,315,043
                                              ---------- ---------- ----------
OTHER BEFORE INCOME TAXES....................  1,913,864  1,457,215  1,591,010
PROVISIONS FOR INCOME TAXES..................    562,058    410,409    409,671
                                              ---------- ---------- ----------
NET INCOME................................... $1,351,806 $1,046,806 $1,181,339
                                              ========== ========== ==========
EARNINGS PER COMMON SHARE.................... $    13.38 $    10.35 $    11.67
                                              ========== ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

  CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1997,
                                 1996, AND 1995

                 INCREASE (DECREASE) IN CASH AND DUE FROM BANKS

                                            1997         1996         1995
                                         -----------  -----------  -----------
CASH FLOWS FROM (USED FOR) OPERATING
 ACTIVITIES:
  Net income............................ $ 1,351,806  $ 1,046,806  $ 1,181,339
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation........................     514,321      401,844      331,127
    Amortization........................     134,311       95,355       10,387
    Provision for loan losses...........     662,155      564,389      (98,468)
    Loss on disposal of assets..........       1,320       11,972        4,999
    Accretion of investment securities'
     discounts..........................     (15,641)     (25,685)     (51,719)
    Deferred income taxes...............    (109,630)     (78,092)      73,420
    Increase in cash value over premiums
     paid...............................    (152,953)     (37,512)
    Realized gain on securities
     available for sale.................      (8,075)     (24,845)     (41,852)
    (Gain) loss on the sale of
     foreclosed real estate.............      28,384       (5,000)      35,799
    Decrease (increase) in operating
     assets and increase (decrease) in
     operating liabilities:
      Accrued interest receivable.......      (8,240)    (220,407)     (65,932)
      Accrued expenses and other
       liabilities......................     200,824       66,949      277,714
Other assets............................    (197,307)      60,624       (8,756)
                                         -----------  -----------  -----------
Net cash from operating activities......   2,401,275    1,856,398    1,648,058
                                         -----------  -----------  -----------
CASH FLOWS FROM (USED FOR) INVESTING
 ACTIVITIES:
  Proceeds from sales and maturities of
   securities available for sale........   8,360,089   17,283,060    8,392,718
  Purchase of securities available for
   sale.................................  (6,761,497)  (7,946,055)  (7,020,406)
  Federal funds sold, net...............  (2,040,000)
  Loans made to customers, net.......... (12,851,682) (18,294,400) (10,120,046)
  Purchases of premises and equipment...    (330,297)    (512,215)    (319,699)
  Proceeds from sale of foreclosed real
   estate...............................     170,153       60,000      115,872
  Payment for purchase of assets of
   Hometown Financial Services..........  (1,560,257)
  Premium paid for purchase of deposits
   of Citizens Bank of Talladega........                 (229,939)
  Payment for purchase of City Banc
   Corporation, net of cash acquired....               (2,256,502)
  Payment of officers' life insurance
   premium..............................               (2,840,000)
                                         -----------  -----------  -----------
        Net cash used for investing
         activities..................... (15,013,491) (14,736,051)  (8,951,561)
                                         -----------  -----------  -----------

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                 INCREASE (DECREASE) IN CASH AND DUE FROM BANKS

                                               1997        1996         1995
                                            ----------  -----------  ----------
CASH FLOWS FROM (USED FOR) FINANCING AC-
 TIVITIES:
  Net increase (decrease) in noninterest
   bearing deposits.......................  $  639,162  $(3,487,848) $  936,242
  Net increase in interest bearing
   deposits...............................   5,720,051    5,868,921   1,665,986
  Net increase (decrease) in federal funds
   purchased..............................  (3,440,000)    (310,000)  1,450,000
  Proceeds from sale of treasury stock....                   12,539
  Purchases of treasury stock.............     (15,000)                 (73,570)
  Dividends paid..........................    (505,335)    (505,375)   (431,648)
  Deposits purchased from Citizens Bank of
   Talladega..............................                8,492,204
  Proceeds from notes payable.............   9,600,000    7,500,000   2,000,000
  Payments on notes payable...............    (250,000)  (1,500,000)   (250,000)
                                            ----------  -----------  ----------
    Net cash from financing activities....  11,748,878   16,070,441   5,297,010
                                            ----------  -----------  ----------
NET INCREASE (DECREASE) IN CASH AND DUE
 FROM BANKS...............................    (863,338)   3,190,788  (2,006,493)
CASH AND DUE FROM BANKS AT BEGINNING OF
 YEAR.....................................   5,755,747    2,564,959   4,571,452
                                            ----------  -----------  ----------
CASH AND DUE FROM BANKS AT END OF YEAR....  $4,892,409  $ 5,755,747  $2,564,959
                                            ==========  ===========  ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
 INFORMATION:
  Cash payments for:
   Interest paid to depositors............  $3,616,804  $ 2,838,819  $1,987,322
   Interest paid on federal funds
    purchased and securities sold under
    repurchase agreements.................      25,536      114,256      29,594
   Interest paid on notes payable.........     773,839      263,479       6,643
   Income taxes...........................     817,532      476,464     256,072
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
  Other real estate acquired in settlement
   of loans...............................  $  169,798  $    27,670


  The accompanying notes are an integral part of these consolidated financial statements.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation--The accompanying consolidated financial statements include the accounts of First National Sylacauga Corporation and its wholly owned subsidiaries: First National-America's Bank (formerly known as First National Bank in Sylacauga) (Bank), and Frontier Financial Services Corporation. These entities are collectively referred to herein as the Company. All significant intercompany transactions and balances have been eliminated in consolidation.

  Nature of business--The First National-America's Bank, a subsidiary of First National Sylacauga Corporation, is a commercial bank which operates branches in Talladega County, Alabama. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and middle-income individuals. Frontier Financial Services Corporation, a subsidiary of First National-America's Bank, makes small consumer loans and has seven offices located in north and central Alabama.

  Basis of financial statement presentation and accounting estimates--The accounting and reporting policies of the Company conform to generally accepted accounting principles. In preparing the accompanying financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses for the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents--For the purpose of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, and federal funds purchased and sold are reported net.

  Securities available for sale--Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors.

  Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of the related deferred tax effect. The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income.

  Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

  Loans receivable--Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for loan losses.

  Unearned interest on discounted loans is amortized to income over the life of the loans, using the interest method. For all other loans, interest is accrued daily on the outstanding balances. For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loan receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

  Effective January 1, 1995, First National-America's Bank adopted Statement of Financial Accounting Standards No. 114 (SFAS 114), "Accounting by Creditors for Impairment of a Loan," and Statement of

Financial Accounting Standards No. 118 (SFAS 118), "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." These statements require creditors to account for impaired loans, except for those loans that are accounted for at a fair value or at the lower of cost of fair value, at the present value of the expected future cash flows discounted at the loans effective interest rate. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or , as a practical expedient, at the loans' observable market price or fair value of collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Smaller balance homogenous loans which consist of residential mortgages and consumer loans are evaluated collectively and reserves are established based on historical loss experience. Management classifies problem loans into three categories in evaluating impairment: nonaccrual, past due and other problem loans identified by regulatory agencies or the loan review function. Management considers delays of 30 days or less and shortfalls of less than 5% to be insignificant. The Bank's adoption of these accounting standards did not have material effect of the financial condition and results of operations of the Bank.

  The allowance for loan losses is established through a provision for loan losses charged to expense. Loans, including impaired loans, are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

  Premises and equipment--Premises and equipment are carried at cost, less accumulated depreciation. Depreciation is computed on both straight-line and accelerated methods over the following estimated useful lives:

   Buildings and improvements....................................... 10-40 years
   Furniture and equipment..........................................  3-10 years

  Other real estate owned--Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings and is initially recorded at fair value at the date of foreclosure, which establishes a new cost. After foreclosure, OREO is held for sale and is carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value. Valuation allowances are recorded as necessary in order to reduce the carrying amount to the fair value less estimated costs to dispose. Revenue and expense from the operations of OREO and changes in the valuation allowance are included in other income and expense.

  Income taxes--Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  The Company files a consolidated federal income tax return. Each subsidiary provides for income taxes based on its contribution to income taxes (benefit) of the consolidated group.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995

 Employee benefit plans

  Profit sharing plan--The Company has a profit sharing plan which covers substantially all regular, full-time employees who have completed one year of service. Annual contributions are set by the Company's Board of Directors. The Company's contributions to the plan were $18,576, $9,351 and $46,300 in 1997, 1996 and 1995, respectively.

  401(k) plan--During 1994, the Company established a 401(k) plan. The plan covers substantially all regular, full-time employees. Each employee designates the amount they will contribute. The Company makes matching contributions up to a maximum amount. The Company's contributions to the plan in 1997, 1996 and 1995 were $85,360, $77,280 and $73,013, respectively.

  Deferred compensation plan--During 1996, the Company established a deferred compensation plan for certain key executives and certain directors. The present value of the plan's accrued benefits amounted to $125,175 and $24,387 at December 31, 1997 and 1996, respectively. The plan is financed through life insurance policies owned by the Company and provides monthly income to the covered individuals if they remain employed until age 65 by the Company. (Reduced amounts are payable if employment terminates prior to age 65.) The Company's expense of the plan was $100,788 and $24,387 in 1997 and 1996, respectively.

  Fair values of financial instruments--Financial Accounting Standards Board Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

  The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

  Cash and short-term instruments--The carrying amounts reported in the balance sheet for cash and due from banks, interest bearing deposits, and federal funds sold approximate their fair values.

  Securities available for sale--Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate their fair values.

  Loans receivable--For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. The fair value of fixed rate loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995


  Deposit liabilities--The fair values disclosed for deposits with no defined maturities are equal to their carrying amounts which represent the amount payable on demand. The carrying amounts for variable-rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

  Short-term borrowings--The carrying amounts of federal funds purchased and other short-term borrowings approximate their fair values.

  Notes payable--The fair values of the Company's notes payable are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

  Accrued interest--The carrying amounts of accrued interest approximate their fair values.

  Off-balance-sheet instruments--The fair value for off-balance-sheet lending commitments is based on fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the counterparties' credit standing. This fee income was not material to the Company's financial statements at December 31, 1997, 1996 and 1995. Consequently, the fair value of these instruments is not presented.

  Earnings per common share--Earnings per common share are determined on the basis of the weighted-average number of common shares outstanding.

  Trust assets--Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

NOTE 2--RESTRICTIONS ON CASH AND DUE FROM BANKS:

  The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $673,000 and $652,000 at December 31, 1997 and 1996, respectively.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995

NOTE 3--ACQUISITIONS:

  On May 17, 1996, the Bank acquired certain deposit liabilities of Citizens Bank of Talladega (formerly known as Talladega Federal Savings and Loan Association) for $8,262,265. The total of the deposit liabilities assumed was $8,492,204 resulting in a premium of $229,939 which the Bank is amortizing over a 15-year period.

  The Company acquired the stock of City Banc Corporation, the parent holding company of City Bank of Childersburg (City Bank) on June 30, 1996 for $4,471,988. The purchase price was allocated to assets acquired and liabilities assumed as follows:

   Assets acquired:
     Cash.......................................................... $ 2,215,486
     Securities....................................................   8,206,008
     Loans, net....................................................  16,180,103
     Premises and equipment........................................     690,145
     Deferred tax asset............................................     192,302
     Other assets..................................................     462,550
                                                                    -----------
       Total assets acquired.......................................  27,946,594
                                                                    ===========
   Liabilities assumed:
     Noninterest bearing deposits..................................   5,074,862
     Interest bearing deposits.....................................  18,054,819
     Other liabilities.............................................   1,771,270
                                                                    -----------
       Total liabilities assumed...................................  24,900,951
                                                                    -----------
   Net assets acquired.............................................   3,045,643
   Consideration...................................................   4,471,988
                                                                    -----------
   Goodwill........................................................ $ 1,426,345
                                                                    ===========

  The goodwill is being amortized by the Company over a 15-year period. Certain legal and other expenses incurred in connection with the acquisition amounting to $74,900 are being amortized over a 5-year period. The acquisition has been accounted for as a purchase with costs allocated to assets acquired and liabilities assumed based on estimated fair market values for City Bank. Results of operations since the date of acquisition are included in the consolidated financial statements.

  On December 26, 1997, Frontier Financial Services, Inc. purchased the assets of Hometown Financial Services, Inc. for $1,560,257. The assets purchased consisted of loans receivable of $1,541,724 and furniture and fixtures of $18,533.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995

NOTE 4--CONSOLIDATED PRO FORMA RESULTS (UNAUDITED):

  Summarized below are the consolidated results of operations on an unaudited pro forma basis as if the City Bank acquisition had occurred as of the beginning of the years presented. The pro forma information gives effect to certain pro forma adjustments and is based on the Company's and City Bank's historical consolidated results of operations for the periods presented.

  The pro forma financial information does not purport to be indicative of results of operations that would have occurred had the transactions occurred on the basis assumed above, nor are they indicative of the results of future operations of the combined enterprises.

                                                        YEAR ENDED   YEAR ENDED
                                                       DECEMBER 31, DECEMBER 31,
                                                           1996         1995
                                                       ------------ ------------
   Total interest income..............................  $9,910,355   $8,497,998
                                                        ==========   ==========
   Net income.........................................  $1,145,263   $1,275,507
                                                        ==========   ==========
   Earnings per weighted average common share:
     Net income.......................................  $    11.33   $    12.60
                                                        ==========   ==========

NOTE 5--SECURITIES:

  Debt and equity securities have been classified in the consolidated statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair values are as follows:

                                                 GROSS      GROSS     ESTIMATED
                                    AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                      COST       GAINS     (LOSSES)     VALUE
                                   ----------- ---------- ---------- -----------
   SECURITIES AVAILABLE FOR SALE:
     December 31, 1997:
      U.S. Government agencies
       and corporations..........  $ 5,574,896  $ 39,008   $  6,342  $ 5,607,562
      State and political subdi-
       visions...................   10,473,664   418,121      1,879   10,889,906
      Mortgage-backed securi-
       ties......................    6,042,931    55,760     27,731    6,070,960
      Equity securities..........    1,556,600                         1,556,600
                                   -----------  --------   --------  -----------
       Totals....................  $23,648,091  $512,889   $ 35,952  $24,125,028
                                   ===========  ========   ========  ===========
     December 31, 1996:
      U.S. Government agencies
       and corporations..........  $ 9,485,153  $ 57,649   $110,023  $ 9,432,779
      State and political subdi-
       visions...................    7,619,979   376,942        718    7,996,203
      Mortgage-backed securi-
       ties......................    6,295,728    41,928     79,905    6,257,751
      Equity securities..........      834,400                           834,400
      Corporate securities.......      994,980                           994,980
                                   -----------  --------   --------  -----------
       Totals....................  $25,230,240  $476,519   $190,646  $25,516,113
                                   ===========  ========   ========  ===========

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995

  The amortized cost and fair value of securities available for sale as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity schedule:

                                                         AMORTIZED     FAIR
                                                           COST        VALUE
                                                        ----------- -----------
   Due in one year or less............................. $   124,615 $   125,897
   Due from one year to five years.....................   2,820,262   2,903,712
   Due from five years to ten years....................   7,233,585   7,452,716
   Due after ten years.................................   5,870,098   6,015,143
   Mortgage-backed securities..........................   6,042,931   6,070,960
   Equity securities...................................   1,556,600   1,556,600
                                                        ----------- -----------
       Totals.......................................... $23,648,091 $24,125,028
                                                        =========== ===========

  Gross realized gains and losses from the sale of securities available for sale for the years ended December 31 are as follows:

                                                     1997      1996      1995
                                                   --------  --------  --------
   Realized gains................................. $ 32,487  $ 61,174  $109,147
   Realized (losses)..............................  (24,412)  (36,329)  (67,295)

  Securities available for sale with a carrying amount of $11,890,000 and $12,742,692 at December 31, 1997 and 1996, respectively, were pledged as collateral on certain public deposits and for other purposes as required or permitted by law.

NOTE 6--LOANS RECEIVABLE:

  The composition of net loans receivable as of December 31 is as follows:

                                                           1997        1996
                                                       ------------ -----------
   Commercial......................................... $ 15,380,669 $14,156,343
   Commercial real estate.............................    9,822,442   9,509,715
   Agricultural.......................................      713,150     841,096
   Residential real estate............................   43,689,831  34,899,278
     Consumer installment.............................   32,448,562  26,995,885
   Credit cards.......................................      613,878     624,445
   Overdrafts.........................................       27,816      46,273
                                                       ------------ -----------
       Subtotals......................................  102,696,348  87,073,035
     Less:
      Unearned interest...............................    6,065,135   4,198,846
      Allowance for loan losses.......................    1,120,012     924,441
                                                       ------------ -----------
       Loans receivable, net.......................... $ 95,511,201 $81,949,748
                                                       ============ ===========

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995

  Changes in the allowance for loan losses for years ended December 31 are as follows:

                                                  1997       1996       1995
                                               ----------  ---------  ---------
   Balance at January 1....................... $  924,441  $ 387,040  $ 252,776
   Amounts charged off........................   (868,449)  (507,623)  (181,796)
   Recoveries of amounts charged off..........    401,865    118,057    414,528
                                               ----------  ---------  ---------
                                                  457,857     (2,526)   485,508
   Provision charged to operating expense.....    662,155    564,389    (98,468)
   Addition due to acquisition................               362,578
                                               ----------  ---------  ---------
   Balance at December 31..................... $1,120,012  $ 924,441  $ 387,040
                                               ==========  =========  =========

  Information about impaired loans as of and for the years ended December 31 is as follows:

                                                      1997      1996      1995
                                                    -------- ---------- --------
   Loans receivable determined in accordance with
    FASB
    Statement No. 114, as amended:
    Loans for which there is a related allowance
     for credit
     losses.......................................  $316,258 $  229,307 $252,135
    Loans for which there is no related allowance
     for credit losses............................   240,605    844,290
                                                    -------- ---------- --------
       Total impaired loans.......................  $556,863 $1,073,597 $252,135
                                                    ======== ========== ========
   Average monthly balance of impaired loans
    (based on month-end balances).................  $815,230 $1,088,291 $252,135
                                                    ======== ========== ========
   Related allowance for credit losses............  $ 34,334 $   29,557 $ 10,316
                                                    ======== ========== ========
   Interest income recognized on impaired loans...  $ 77,139 $   62,842 $ 16,545
                                                    ======== ========== ========

NOTE 7--PREMISES AND EQUIPMENT:

  Components of premises and equipment included in the consolidated statements of financial condition at December 31 are as follows:

                                                             1997       1996
                                                          ---------- ----------
   Land and improvements................................. $  387,383 $  414,998
   Buildings and improvements............................  1,886,372  1,799,642
   Furniture and equipment...............................  2,811,457  2,548,141
                                                          ---------- ----------
                                                           5,085,212  4,762,781
   Less: Accumulated depreciation........................  2,826,206  2,336,964
                                                          ---------- ----------
     Premises and equipment, net......................... $2,259,006 $2,425,817
                                                          ========== ==========

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995

NOTE 8--DEPOSITS:

  The composition of deposits is as follows:

                                                           1997        1996
                                                       ------------ -----------
   Demand deposits, noninterest bearing............... $ 15,586,562 $14,947,400
   NOW and money market accounts......................   19,853,357  20,160,053
   Savings deposits...................................   11,756,858  12,673,398
   Time certificates, $100,000 or more................    9,151,392   8,903,168
   Other time certificates............................   44,509,611  37,814,548
                                                       ------------ -----------
       Totals......................................... $100,857,780 $94,498,567
                                                       ============ ===========

  At December 31, 1997, the scheduled maturities of time certificates are as follows:

   1998............................................................. $34,949,289
   1999.............................................................  10,966,198
   2000.............................................................   3,592,177
   2001.............................................................   3,262,287
   Thereafter.......................................................     891,052
                                                                     -----------
       Total........................................................ $53,661,003
                                                                     ===========

NOTE 9--NOTES PAYABLE:

  Notes payable consisted of the following for years ended December 31:

                                                            1997        1996
                                                         ----------- ----------
   Federal Home Loan Bank (FHLB)........................ $16,792,000 $7,192,000
   National Bank of Commerce (NBC)......................   2,250,000  2,500,000
                                                         ----------- ----------
       Totals........................................... $19,042,000 $9,692,000
                                                         =========== ==========

  The FHLB advances bear interest at rates ranging from 5.32% to 5.67%. The advances are payable at various maturities through April, 2014. The note is secured by all 1-4 family residential mortgages held by the Bank. Terms of the note provide for significant penalties in the event of early repayment.

  The NBC note bears interest at the LIBOR Base Rate and is adjustable quarterly at each interest payment date. Principal payments are made in equal annual installments of $250,000 through July, 2005 and one final installment in July, 2006 of all remaining outstanding principal. The note is secured by 61,200 shares of stock in First National Bank. The stock certificate is maintained at NBC and will be returned upon final payment of the note amount. Terms of the note state there are no penalties in the event of early repayment.

  Scheduled maturities on notes payable are as follows:

   1998............................................................. $10,500,000
   1999.............................................................   1,500,000
   2000.............................................................   1,100,000
   2001.............................................................     350,000
   2002.............................................................   5,000,000
   Thereafter.......................................................     592,000
                                                                     -----------
       Total........................................................ $19,042,000
                                                                     ===========

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995

NOTE 10--INCOME TAXES:

  The net cumulative effects of the primary temporary differences are shown in the following table:

                                                            1997       1996
                                                          ---------  ---------
   Deferred tax assets:
     Allowance for loan losses........................... $ 263,924  $ 190,079
     Other real estate owned.............................    68,530     68,530
     Deferred compensation...............................    50,879     15,047
     Other...............................................    19,345     22,633
                                                          ---------  ---------
       Total deferred tax assets.........................   402,678    296,289
   Deferred tax liabilities:
     Net unrealized gain on securities available for
      sale...............................................  (183,621)  (110,060)
     Accumulated depreciation............................   (58,658)   (71,826)
     Other...............................................    (9,927)
                                                          ---------  ---------
       Total deferred tax liabilities....................  (252,206)  (181,886)
       Net deferred tax assets........................... $ 150,472  $ 114,403
                                                          =========  =========

  The provision for income taxes charged to operations for the years ended December 31 consists of the following:

                                                     1997       1996      1995
                                                   ---------  --------  --------
   Current:
     Federal...................................... $ 599,645  $431,724  $269,198
     State........................................    72,043    56,777    67,053
   Deferred.......................................  (109,630)  (78,092)   73,420
                                                   ---------  --------  --------
       Totals..................................... $ 562,058  $410,409  $409,671
                                                   =========  ========  ========

  The income tax provision differs from the amount of income tax determined by applying the federal income tax rate to pretax income for the years ended December 31 due to the following:

                                                 1997       1996       1995
                                               ---------  ---------  ---------
   Computed "expected" tax expense............ $ 650,714  $ 495,453  $ 540,943
   Increase (decrease) in income taxes
    resulting from:
     Tax-exempt interest income (net of
      disallowed expenses)....................  (126,677)  (113,718)  (140,895)
     State income taxes, net of federal
      benefits................................    72,043     56,777     67,053
     Other....................................   (34,022)   (28,103)   (57,430)
                                               ---------  ---------  ---------
       Totals................................. $ 562,058  $ 410,409  $ 409,671
                                               =========  =========  =========

NOTE 11--COMMITMENTS AND CONTINGENCIES:

 Financial instruments with off-balance-sheet risk:

  The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995


  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments is as follows:

                                                            1997       1996
                                                         ---------- -----------
   Commitments to extend credit......................... $7,302,947 $ 9,016,118
   Credit card commitments..............................  1,231,192   1,264,351
   Standby letters of credit............................    157,880      10,000
                                                         ---------- -----------
     Totals............................................. $8,692,019 $10,290,469
                                                         ========== ===========

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate and income-producing commercial properties.

  Credit card commitments are unsecured.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

 Lease commitments:

  The Company leases office space and certain equipment under various operating leases. Future minimum rental payments due under these leases are as follows:

   Years ending December 31,
     1998............................................................. $ 63,765
     1999.............................................................   58,465
     2000.............................................................   18,847
                                                                       --------
                                                                       $141,077
                                                                       ========

  Rental expense was $125,868 in 1997, $127,201 in 1996 and $100,665 in 1995.

 Contingencies:

  In the normal course of business, the Bank and Frontier Financial Services Corporation are involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

 Financial instruments with concentration of credit risk:

  Concentration by geographic location:

  Most of the Bank's lending activity is with customers located in central Alabama. The Bank generally originates single-family residential loans within its primary lending area. The Bank's underwriting policies

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995

require such loans to be 80% loan to value based upon appraised values. These loans are secured by the underlying properties. The Bank is also active in originating secured consumer installment loans to its customers, primarily automobile and home equity loans.

 Concentration by institution:

  The Bank has a concentration of funds on deposit with a correspondent bank at December 31, 1997 as follows:

   The Banker's Bank:
     Federal funds sold............................................. $2,040,000
     Noninterest-bearing accounts...................................      4,267
                                                                     ----------
       Total deposits............................................... $2,044,267
                                                                     ==========

  Concentration of investments:

  Investments in state and municipal securities are primarily with governmental entities within the State of Alabama.

NOTE 12--RESTRICTIONS ON RETAINED EARNINGS AND REGULATORY MATTERS:

  The approval of regulatory authorities is required if the total of all dividends declared by the Bank in any calendar year exceeds the Bank's net income as defined for that year combined with its retained net income for the preceding two calendar years. The Bank obtained regulatory approval as applicable for the payment of dividends in 1996. The Bank had approximately $238,000 of retained earnings available for dividend declaration without regulatory approval at December 31, 1997. In January, 1998, the Bank requested permission from the Office of the Comptroller of Currency (OCC) to pay a special dividend of $2,300,000 to the Company in order to pay off the note payable to National Bank of Commerce (see Note 9). The Bank received permission from the OCC on February 9, 1998, to pay the special dividend and the Company then paid in full the note payable to NBC.

  The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes the Bank meets all capital adequacy requirements to which it is subject as of December 31, 1997.

  As of December 31, 1997, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995


  The Bank's actual capital amounts and ratios are also presented in the table.

                                                                 TO BE WELL
                                                                CAPITALIZED
                                                FOR CAPITAL     UNDER PROMPT
                                                  ADEQUACY   CORRECTIVE ACTION
                                    ACTUAL        PURPOSES       PROVISIONS
                                 -------------  ------------ ------------------
                                 AMOUNT  RATIO  AMOUNT RATIO  AMOUNT    RATIO
                                 ------- -----  ------ ----- --------- --------
                                                (IN THOUSANDS)
   As of December 31,1997:
     Total Capital (to Risk
      Weighted Assets).......... $14,678 15.28% $7,685  8.0% $   9,607    10.0%
     Tier I Capital (to Risk
      Weighted Assets)..........  13,558 14.11%  3,843  4.0%     5,764     6.0%
     Tier I Capital (to Average
      Assets)...................  13,558 10.13%  5,351  4.0%     6,689     5.0%
   As of December 31,1996:
     Total Capital (to Risk
      Weighted Assets).......... $14,314 17.23% $6,647  8.0% $   8,309    10.0%
     Tier I Capital (to Risk
      Weighted Assets)..........  13,390 16.12%  3,323  4.0%     4,985     6.0%
     Tier I Capital (to Average
      Assets)...................  13,390 11.51%  4,653  4.0%     5,817     5.0%

NOTE 13--RELATED PARTIES:

  The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, significant stockholders, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties).

  Aggregate loan transactions with related parties for the years ended December 31, 1997 and 1996 were as follows:

                                                            1997        1996
                                                         ----------  ----------
   Balance at January 1................................. $4,176,954  $3,068,169
     New loans..........................................  1,025,603   1,907,373
     Repayments......................................... (2,949,210)   (798,587)
                                                         ----------  ----------
   Balance at December 31............................... $2,253,347  $4,176,955
                                                         ==========  ==========
   Maximum balance during the year...................... $2,576,241  $4,246,836
                                                         ==========  ==========

NOTE 14--FAIR VALUES OF FINANCIAL INSTRUMENTS AND INTEREST RATE RISK:

  The estimated fair values of the Company's financial instruments were as follows at:

                                   DECEMBER 31, 1997        DECEMBER 31, 1996
                               ------------------------- -----------------------
                                 CARRYING       FAIR      CARRYING      FAIR
                                  AMOUNT       VALUE       AMOUNT       VALUE
                               ------------ ------------ ----------- -----------
   Financial assets:
     Cash and due from banks
      and federal funds
      sold...................  $  4,892,409 $  4,892,409 $ 5,755,747 $ 5,755,747
     Securities available for
      sale...................    24,125,028   24,125,028  25,516,113  25,516,113
     Federal funds sold......     2,040,000    2,040,000
     Loans receivable........    95,511,201   94,120,000  81,949,748  81,808,000
     Accrued interest
      receivable.............       864,137      864,137     855,897     855,897
   Financial liabilities:
     Deposits................  $100,857,780 $101,063,000 $94,498,567 $94,988,000
     Notes payable and other
      borrowing..............    19,042,000   19,319,000  13,132,000  13,310,000
     Accrued interest
      payable................       672,956      672,956     394,341     394,341

             FIRST NATIONAL SYLACAUGA CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1996 AND 1995

  The estimated fair values of the unused commitments to extend credit and standby letters of credit at December 31, 1997 and 1996 are insignificant.

  The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Bank's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are more likely to prepay in a rising rate environment and less likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

NOTE 15--SUBSEQUENT EVENTS:

  On February 17, 1998, the shareholders and Board of Directors of the Company approved resolutions approving a Plan of Merger with Valley National Corporation contingent on regulatory approval. The merger will consolidate the companies into a new bank holding company under the name of Frontier National Corporation which will own 100% of First National-America's Bank and Valley National Bank. Under the terms of the merger, the common shares of stock of the Company will be converted into common shares of stock of Valley National Corporation on an exchange rate based on the relative book values of the two companies' stock as of the closing date.

NOTE 16--PRIOR PERIOD ADJUSTMENT:

  Certain errors resulting in an overstatement of previously reported allowance for loan losses was discovered during the current year. Accordingly, an adjustment was made to reclassify a portion of the credit amount of provision for loan losses in 1995 to prior periods. This adjustment increased previously reported retained earnings as of January 1, 1995, by $123,000 and previously reported results of operations for December 31, 1995, as follows:

                                                        AS PREVIOUSLY     AS
                                                          REPORTED     RESTATED
                                                        ------------- ----------
Income before income taxes.............................  $1,791,010   $1,591,010
Net income.............................................   1,304,339    1,181,339
Earnings per common share..............................       12.89        11.67

                                                                      APPENDIX A



                      MERGER AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                          VALLEY NATIONAL CORPORATION

                                      AND

                      FIRST NATIONAL SYLACAUGA CORPORATION

                               MERGER AGREEMENT

  This Merger Agreement (the "Agreement") is made and entered into this 24th day of February, 1998, between FIRST NATIONAL SYLACAUGA CORPORATION, a Delaware corporation ("FNSC"), whose principal offices are at 43 North Broadway, Sylacauga, Alabama 35150, and VALLEY NATIONAL CORPORATION, an Alabama corporation ("VNC"), whose principal offices are at 1011 North Lanier Avenue, Lanett, Alabama 36863-0682.

                                  WITNESSETH:

  Whereas, it is the intent of the parties to consolidate their bank holding companies into a new bank holding company under the name Frontier National Corporation which will own 100% of both First National-America's Bank ("FNA Bank"), currently a subsidiary of FNSC, and Valley National Bank ("VN Bank"), currently a subsidiary of VNC; and

  Whereas, the authorized capital stock of FNSC consists of 200,000 shares of Common Stock ("FNSC Stock"), $10.00 par value, of which 120,000 shares of FNSC Stock are issued and 100,995 shares are outstanding; and

  Whereas, the authorized capital stock of VNC consists of 10,000,000 shares of Class A Common Stock having a par value of $.001 per share (the "VNC Stock"), 10,000,000 shares of Class B Common Stock having a par value of $.001 per share, 10,000,000 shares of Preferred Stock having a par value of $.001 per share, and 25 shares of Director's Qualifying Stock having a par value of $1,000 per share; and as of the date hereof, only 814,800 shares of VNC Stock and 12 shares of Director's Qualifying Stock were issued and outstanding; and

  Whereas, the respective Boards of Directors of FNSC and VNC deem it advisable and in the best interest of FNSC and VNC and their respective shareholders, subsidiaries, customers, officers and employees that FNSC be merged with and into VNC (the "Merger"), and, by resolutions duly adopted, have approved and adopted this Agreement and directed that it be submitted to the respective shareholders of FNSC and VNC for their approval.

  Now, Therefore, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the Merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of FNSC Stock as hereinafter provided, and such other provisions relating to the Merger as the parties deem necessary or desirable, the parties hereto agree as follows:

  Section 1. Merger.

  Subject to the satisfaction or waiver of all of the conditions to the obligations of each of the parties to this Agreement, at the Effective Time (as defined in the Plan and Agreement of Merger attached as Appendix A), FNSC shall be merged with and into VNC (the "Merger"), which latter corporation (the "Surviving Corporation") shall survive the Merger, pursuant to the Plan of Merger attached as Appendix A hereto (the "Plan") with the Surviving Corporation changing its name to Frontier National Corporation.

  Section 2. Description of Transaction.

  (a) Satisfaction of Conditions to Closing. After the transactions contemplated hereby have been approved by the shareholders of FNSC and VNC, and each other condition to the obligations of the parties hereto has been satisfied or waived by the party or parties entitled to the benefits thereof, other than those conditions which are to be satisfied by delivery of documents by any party to any other party, a closing (the "Closing") will be held on the date (the "Closing Date") and at the time of day and place referred to in
Section 11(a). At the Closing, the parties will use their respective best efforts to deliver the certificates, letters, and opinions which constitute conditions to the Merger and each party will provide the other parties with such proof or indication of satisfaction of the conditions of such parties to consummate the Merger as such other parties may reasonably require. If all conditions to the obligations of each of the parties have been satisfied or waived by the party entitled to the benefits thereof, the parties shall, at the Closing, duly execute Articles of Merger in the form attached as Appendix B for filing with the Alabama Secretary of State and promptly thereafter, FNSC and VNC shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules, and regulations and the Plan. The parties shall thereupon take such other and further actions as may be required by law or this Agreement to consummate the transactions contemplated herein.

  (b) Effective Time of the Merger. Upon the satisfaction of all conditions to closing, the Merger shall become effective on the date and at the time of filing of the Articles of Merger with the Alabama Secretary of State or at such later date and/or time as may be agreed upon by the parties and set forth in the Plan.

  (c) Shares of VNC Stock Shall Remain Outstanding. Subsequent to the Effective Time of the Merger, each share of VNC Stock then issued and outstanding shall remain as the issued and outstanding common stock of VNC as the Surviving Corporation.

  (d) Shares of FNSC Stock Shall be Converted to VNC Stock. Upon the terms and conditions described in the Plan, the shares of FNSC Stock shall be converted into shares of VNC Stock based on an exchange ratio based on the relative book values of the VNC Stock and FNSC Stock on the Closing Date (the "Purchase Price") subject to adjustment as defined in Section 6(h) and 7(h) below. No fractional shares shall be issued so any fractions will be paid in cash based upon a price of $139.29 per share of FNSC Stock. For example, based upon a book value for book value exchange basis as of December 31, 1997, before being adjusted for extraordinary items, the exchange ratio would have been 13.3 shares of VNC Stock for each share of FNSC Stock. If the adjusted financial statements as of the Closing Date as agreed to by the parties reflect a change in these figures, a proportional change will be made in the Purchase Price.

  (e) Stock Transfer Books. At the Effective Time of the Merger, the stock transfer books of FNSC shall be closed and no transfer of FNSC Stock shall be made thereafter.

  (f) Effects of the Merger. As of the Effective Time of the Merger, the separate existence of FNSC shall cease, and FNSC shall be merged with and into VNC which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both FNSC and VNC.

  (g) Transfer of Assets. At the Effective Time, all rights, assets, licenses, permits, franchises and interests of FNSC and VNC in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to chooses in action shall be deemed to be vested in VNC as the Surviving Corporation by virtue of the Merger and without any deed or other instrument or act of transfer whatsoever.

  (h) Assumption of Liabilities. At the Effective Time, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of FNSC as well as those of the Surviving Corporation, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of FNSC or the Surviving Corporation.

  (i) Dissenting Shareholders' Rights. Any holder of FNSC Stock or VNC Stock who shall comply strictly with the provisions of Section 262 of the Delaware General Corporation Law and Section 10-2B-13.01 et seq. of the Alabama Business Corporation Act shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by those laws. Such a shareholder is referred to herein as a "Dissenting Shareholder." However, the parties shall not be obligated to consummate the Merger if shareholders owning more than 10% of the shares of FNSC Stock or VNC Stock issued and outstanding immediately prior to the Effective Time shall have perfected their dissenters' rights in accordance with the Alabama Business Corporation Act and the perfected status of said dissenters' rights shall have continued to the time of Closing.

  (j) Expenses. Each party to the Merger shall pay its own expenses in connection with the transactions contemplated by this Agreement.

  Section 3. Representations and Warranties of VNC.

  As an inducement to FNSC to enter into this Agreement, VNC hereby represents and warrants to FNSC that:

  (a) Corporate Organization, Standing, and Authority of VNC. VNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Alabama as are all other direct or indirect nonbank subsidiaries of VNC which are listed in Section 3(a) of the VNC Schedule of Exceptions attached as Appendix C, and they all have the corporate power and possess all licenses and authorizations necessary for each of them to conduct their businesses as presently conducted (excepting any licenses and authorizations the absence of which in the aggregate would not have a material adverse effect upon the financial condition or operations of VNC and its subsidiaries considered as a single enterprise). VNC and its subsidiaries are each qualified to do business in the State of Alabama and in all other states where they are required to be so qualified. VNC has the corporate power and authority to execute and deliver this Agreement and, upon obtaining the requisite regulatory approval, will have the corporate power and authority to consummate the transactions and perform its obligations as specified in this Agreement. The Board of Directors of VNC, at a lawfully convened meeting, has unanimously approved the Merger and the execution and delivery of this Agreement and will have taken all other such action as may be required by law or by VNC's Articles of Incorporation and Bylaws in approving and adopting this Agreement, and consummating the transactions contemplated herein and therein, including recommending approval of same by VNC's shareholders.

  (b) Corporate Organization, Standing, and Authority of VN Bank. VN Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all corporate powers and possesses all licenses and authorizations necessary to conduct its businesses as presently conducted (excepting any licenses and authorizations the absence of which would not have a material adverse effect upon the financial condition or operations of VN Bank). VN Bank is qualified to do business in the State of Alabama and in all other states where the nature of its operations requires it to be so qualified. The Articles of Association and Bylaws of VN Bank will not be amended hereafter, and are complete and correct as of the date hereof. VN Bank has the corporate power and authority to execute and deliver this Agreement and has the corporate power and authority to perform its obligations specified and undertaken in this Agreement.

  (c) Binding Effect of Agreement. This Agreement constitutes the valid and binding obligation of VNC and is enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of a court).

  (d) No Breach. Neither the execution and delivery of this Agreement, assuming regulatory approval, nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the Certificate of Incorporation or Bylaws of VNC, VN Bank or of any subsidiary of VNC or VN Bank; (ii) violate or cause a default or termination of any rights or any obligations under any contracts or agreements; or (iii) require the consent or approval of any third party other than regulatory authorities and agencies and the shareholders. Section 3(d) of the VNC Schedule of Exceptions attached as Appendix C contains a listing and brief description of all material leases, investments, contracts and other agreements to which either VNC, VN Bank, or any of their subsidiaries are a direct or indirect party and which cannot be terminated upon less than 30 days notice.

  (e) Capitalization of VNC. All of the outstanding VNC Stock is validly issued, fully paid, and nonassessable and has not been issued in violation of any preemptive rights of any VNC shareholder. Except as disclosed in Section 3(e) of the VNC Schedule of Exceptions, VNC owns 100% of VN Bank Common Stock free and clear of any liens, security interests, charges, or other encumbrances (such disclosure to include the amount and nature of the encumbrance). Except as disclosed in Section 3(e) of the VNC Schedule of Exceptions, VN Bank owns all of the outstanding equity securities of each of its nonbank subsidiaries and interests free and clear of any liens, charges, or encumbrances of any nature whatsoever. Except as disclosed in Section 3(e) of the VNC Schedule of Exceptions, as of the date hereof, there are no outstanding securities or other obligations which are convertible into VNC Stock or into any other equity security of VNC or any of its subsidiaries, and there are no outstanding options, warrants, rights, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued VNC Stock or any other equity security of VNC or any of its or their subsidiaries.

  (f) Financial Statements. VNC has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to FNSC true and complete copies of: (i) its, or its subsidiary's for years prior to VNC's existence, audited or compiled consolidated annual financial statements and related notes thereto, for the years ended December 31, 1997, 1996, and 1995 and (ii) its unaudited consolidated financial statements for each of the calendar quarters in 1998 as well as for all quarters ending thereafter prior to the Effective Date. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of VNC and/or VN Bank at the respective dates thereof, and its consolidated results of operations and consolidated changes in financial position or cash flow, for the periods indicated, in each such case in conformity with generally accepted accounting principles, consistently applied subject in the case of unaudited statements to normal year-end adjustments and full footnote disclosure.

  (g) Absence of Changes. Except as described in Section 3(g) of the VNC Schedule of Exceptions or the notes to the audited financial statements of VN Bank as of December 31, 1997, 1996, or 1995, since December 31, 1994: (i) VNC and all of its subsidiaries have continued actively in the conduct of their respective businesses in the ordinary course; (ii) there has been no material adverse change in the consolidated financial condition of VNC or any of its subsidiaries; (iii) there has been no transfer, sale, pledge or mortgage of any properties or assets of VNC or any of its subsidiaries except in the ordinary course of business or except as previously authorized in writing by VNC; and (iv) neither VNC nor any of its subsidiaries has incurred, assumed or guaranteed any borrowing or issued any letters of credit, except in each case in the ordinary course of business.

  (h) Regulatory Filings. Except as described in Section 3(h) of the VNC Schedule of Exceptions, as of the date of this Agreement, (i) VNC and VN Bank have filed and will continue to file all required reports with applicable financial institution regulatory agencies, (ii) neither VNC nor VN Bank has received oral or written notification from any regulatory agency that any such required filings were deficient in any material respect as to form or content, and VNC has no knowledge of the existence of any fact or circumstance which might be expected to cause any regulatory agency to so regard such filings, and (iii) VNC will promptly notify FNSC of any oral or written notification from any regulatory agency that any required filings are deficient in any material respect as to form or content.

  (i) Regulatory Compliance. Except as described in Section 3(i) to the VNC Schedule of Exceptions, to the best of the knowledge and belief of VNC, since December 31, 1994, VNC and its subsidiaries have been in material compliance with law and the regulations of all appropriate regulatory agencies and no reports, letters, orders or other communications have been received by VNC or VN Bank from the Federal Reserve Board, the FDIC, the OCC, or any other federal or state financial institution regulatory authority, or the designated representatives of any of them, which has questioned or criticized in any material respect compliance with such laws or regulations; and VNC and VN Bank will take no actions which will cause VNC or VN Bank not to be in compliance with the laws and regulations of any appropriate regulatory agency. VNC will promptly notify FNSC of any report, letter, order or other communication from any appropriate regulatory agency which questions or criticizes in any material respect compliance with such laws or regulations.

  (j) Sole Agreement to Merge or Sell. Neither VNC, VN Bank, nor their subsidiaries have been, is, will become, or will be allowed to become, a party to any merger or business combination agreement, letter of intent, agreement of sale, or other agreement obligating VNC, VN Bank, or any of their subsidiaries to sell or authorize the sale or transfer of VNC Stock, or VN Bank capital stock or any of VNC's other subsidiaries, or to allow VNC or any of its subsidiaries to merge or consolidate with, or to be acquired in any other manner by, any entity or person other than FNSC.

  (k) Litigation and Claims. Except as specifically described in its financial statements or related notes delivered to FNSC or in Section 3(k) of the VNC Schedule of Exceptions: (i) there is no material litigation, proceeding, or governmental investigation pending or, to the knowledge of VNC threatened against, or relating to, VNC, VN Bank, or their subsidiaries, or to their material properties or businesses, or to the transactions contemplated by this Agreement, which would have a material impact on, or act to materially inhibit, the transactions contemplated by this Agreement; (ii) there is no reasonable basis for any such material litigation, proceeding or governmental investigation (including, without limitation, violations of federal or state banking, antitrust, environmental or securities laws, RICO laws or probate laws); and (iii) neither VNC nor VN Bank nor any other VNC subsidiary or shareholder or affiliate is a party to, or subject to the provisions of any judicial decree, judgment or order of any governmental agency the performance or enforcement of which would materially adversely affect its business or financial condition or the ability of VNC, VN Bank, or their subsidiaries to consummate the transaction described in this Agreement.

  (l) Tax Returns. Except for liabilities with respect to taxes, interest, and penalties thereon, to which reference is made in Section 3(l) of VNC's Schedule of Exceptions or in VNC's consolidated financial statements and the related notes thereto, as referred to in Section 3(f), the provision for taxes therein is sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of VNC and its subsidiaries (including any penalties or interest payable in respect of such taxes), whether or not disputed, for the period ended December 31, 1997, and for all taxable years prior thereto, and VNC has, or will have prior to the Effective Date, fully reserved for all taxes on gains and income of VN Bank or its subsidiaries which have or will have been recognized from the sale of securities and assets occurring after December 31, 1997, and prior to the Effective Time of the Merger. VN Bank's federal income tax returns, its Alabama franchise and excise tax returns, and all other tax returns required to be filed by VNC, VN Bank, or any subsidiary have been duly filed for all years open for assessment to and including the year ended December 31, 1996, income or loss has been properly reflected therein in all material respects, and all material taxes that have become due and payable have been paid or are reflected as a liability on said financial statements.

  (m) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by VNC or VN Bank or by the officers of VNC without the intervention of any broker or other person representing VNC, VN Bank, or their subsidiaries in such manner as to give rise to any valid claim against VNC for a finder's fee, brokerage commission, or other similar payment.

  (n) Stock Records. The stock transfer books and stock ledgers of VNC and VN Bank are in good order, complete, accurate and up to date, and with all necessary signatures on the assignments of certificates representing shares previously transferred, and set forth all stock and securities issued, transferred and surrendered. Except as described in Section 3(n) of the VNC Schedule of Exceptions, no transfer has been made without surrender of the proper certificate, duly endorsed, or the completion of a lost certificate affidavit, and all certificates so surrendered have been duly canceled and are attached thereto.

  (o) Employee Plans.

  (1) Section 3(o)(1) and Section 3(e) of the VNC Schedule of Exceptions sets forth a true and complete list of all employment contracts, all pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, retainer, consulting, bonus, group insurance, incentive, welfare or any other contracts, plans or arrangements providing for employee compensation or benefits (the "Employee Plans"), and all trust agreements related thereto, to which VNC or any subsidiary is a party or to which it contributes or by which it is bound. The only Employee Plans which would, individually or collectively, constitute an "employee pension benefit plan" as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") are so identified in Section 3(o)(1) of the VNC Schedule of Exceptions and are hereinafter referred to as the "Pension Plans." No Employee Plan constitutes a "multiemployer plan" as defined in Section 413(f) of ERISA.

  (2) Each Employee Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") is so qualified and each trust forming a part thereof is exempt from tax pursuant to
Section 501(a) of the Code. Requests for determination letters relating to amendments required to cause such Employee Plans to be in compliance with the federal tax law were timely filed and have been received or are currently pending.

  (3) Each Employee Plan has been maintained in substantial compliance with the requirements prescribed by all statutes, orders, rules and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Plans. No "accumulated funding deficiency" within the meaning of ERISA has been incurred with respect to any pension plan, whether or not waived. No "reportable event" [as described in Section 4043(b) of ERISA] has occurred with respect to any Employee Plan. No Employee Plan or any trust created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject such Employee Plans or any of them, any such trust or any such trustee or administrator thereof, or any party dealing with such employee benefit plans or any such trust, trustee or administrator to any material tax liability or penalty on prohibited transactions imposed by such Section 4975. As of December 31, 1997, the fair market value of the assets of any Pension Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such Employee Plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. VNC has not incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Employee Plan covered or previously covered by Title IV of ERISA.

  (4) Except as set forth in Section 3(o)(4) of the VNC Schedule of Exceptions, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under any Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of expense incurred with respect thereto for the twelve-month period ended December 31, 1997.

  (p) Franchises, Patents, Trademarks, and Other Rights. VNC and its subsidiaries have all licenses and all other material franchises, permits, licenses, patents, trademarks, etc. and other authority as are necessary to enable them to conduct their businesses as now being conducted and as proposed to be conducted, and they are not in default under any of such franchises, permits, licenses or other authority.

  (q) Contracts of VNC and VN Bank in Full Force. All contracts to which VNC, VN Bank or any other subsidiary is a party and which are in the aggregate material to the operations or business of any of them, are in full force and effect; are not subject to defenses arising from improper performance thereof; and neither VNC, VN Bank nor any other subsidiary is in default thereunder.

  (r) Environmental Matters. Except as set forth in VNC's Schedule of Exceptions, Section 3(r):

    (i) to the best knowledge of VNC, no release, discharge, spillage or disposal of any Hazardous Substance (as hereinafter defined) and no soil or water contamination by any Hazardous Substance has occurred or is occurring in or on any real property owned or leased by, or pledged as collateral on any loan to, VNC, VN Bank, or their subsidiaries (the "Real Property"), nor is such property used for the handling, treatment, storage or disposal of any Hazardous Substance which is contaminated therefrom;

    (ii) VNC, VN Bank, or their subsidiaries have complied with all known reporting requirements under any applicable federal, state or local environmental laws and permits, and so far as VNC, VN Bank and their subsidiaries know, there are no existing violations by VNC, VN Bank, or their subsidiaries, and to the best knowledge of VNC, VN Bank, or their subsidiaries, there are no existing violations on property pledged as collateral to VNC, VN Bank, or their subsidiaries of any such environmental law or permits; and

    (iii) there are no claims, actions, suits, proceedings or investigations related to the presence, release, discharge, spillage or disposal of any Hazardous Substance or contamination of soil or water by any Hazardous Substance pending or threatened with respect to the Real Property or otherwise against VNC, VN Bank, or their subsidiaries and to the best knowledge of VNC, VN Bank, or their subsidiaries, against the owner of any property pledged as collateral to VNC, VN Bank, or their subsidiaries in any court or before any state, federal or other governmental agency or private arbitration tribunal, and there is no basis for any such claim, action, suit, proceeding or investigation.

  For the purpose of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or wastes as those terms are defined by any applicable federal or state law or regulation including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. 9601 et seq.) and petroleum, petroleum products, and oil.

  (s) Certain Interests. Except in arm's length transactions pursuant to standard commercial terms and conditions or as set forth in VNC's Schedule of Exceptions, no officer or director of VNC, VN Bank, or their subsidiaries has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of VNC, VN Bank, or their subsidiaries. Except for the normal rights of a shareholder of VNC, no such person is indebted to VNC, VN Bank, or their subsidiaries except for normal business advances; VNC, VN Bank, or their subsidiaries are not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses.

  (t) Effective Dates of Warranties, Representations, and Covenants. Each warranty, representation, and covenant of VNC set forth in this Agreement shall be deemed to be made on the date hereof and on the Effective Date and shall survive the closing for a period of one (1) year from the Date of Closing, except as to tax matters which shall survive for the period of time necessary for state and federal statutes of limitations to run on the filing of the state and federal tax returns of VNC, VN Bank, or their subsidiaries for the year ended December 31, 1997. All of the VNC's Schedules of Exceptions hereto will be updated as necessary to make them true and correct as of the Effective Time. Notwithstanding anything in this Agreement to the contrary, all representations and warranties of their subsidiaries therein are limited to their subsidiaries' actual knowledge, information and belief, after reasonable inquiry.

  Section 4. Representations and Warranties of FNSC.

  As an inducement to VNC to enter into this Agreement, FNSC hereby makes the same representations and warranties to VNC about FNSC and FNA Bank as VNC made to FNSC in Section 3 about VNC and VN Bank. All references to Schedule of Exceptions required in this Section 4 to disclose exceptions to the representations and warranties, similar to the manner used in Section 3, shall refer to the same Section numbers as in Section 3 except with a designation of "4( )" and shall be attached as Appendix D.

  Section 5. Mutual Covenants.

  (a) Consents and Approvals. VNC covenants with FNSC, and FNSC covenants with VNC, that prior to the Effective Time they will take such steps or cause such steps to be taken as may be reasonably necessary, and use their respective best efforts to obtain any consents, approvals, permits or authorizations which are required to be obtained in order to complete the Merger under any applicable federal or state laws or regulations, or otherwise, and they each will perform such other acts and execute and deliver such other documents necessary to consummate the Merger as contemplated under this Agreement at the earliest practicable time and without any unnecessary delay; provided, however, that the obligation to use best efforts, whether in regard to this Section 5(a) or any other Section of this Agreement, shall not require any party to engage in any conduct which, in its, his or her reasonable judgment or in the reasonable judgment of its, his or her legal counsel, may be in violation of any applicable law, regulation, rule or regulatory guideline, or of any material contract, indenture or lease to which such party may be obligated; and provided further, that the obligations of any of the parties to use their respective best efforts shall not require such party to accept or agree to the imposition of any term or condition as a condition precedent to obtaining such required consents, approvals, permits or authorizations if such party shall reasonably deem such requirement, term or condition to be unsatisfactory or unreasonable. VNC will prepare and make, and the other parties will cooperate in the making of, all regulatory and other filings required to be made to effect the Merger. Provided, however, that nothing contained in this Agreement shall be deemed to require any party to waive any condition to its obligation to consummate the Merger.

  (b) Confidentiality. All parties covenant with each other that, prior to the Effective Time, because of the confidential nature of the negotiations surrounding the Merger, without first obtaining the written consent of the others, there will be no public disclosure as to the terms and conditions of this Agreement, or the transactions reflected herein, except for such public announcements as may be jointly approved by them, such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official or third person to the consummation of the transactions described herein, and such disclosures as may be required in order to comply with applicable federal and state laws and regulations and the orders of courts of competent jurisdiction. Except for such disclosures as counsel for FNSC or VNC deem necessary to comply with applicable federal and state securities laws, if any, all matters pertaining to the parties, their investments and operations, agreements with regulators, employees, loans, earnings and operating ratios or similar information will be held and maintained in the strictest confidence. It is intended that this Section 5(b) will survive regardless of whether the Merger is consummated.

  (c) Investigation; Access to Records. Each party shall have the right to conduct any reasonable investigation of the business, records or properties of the other party (and their subsidiaries') financial and legal condition as each may deem necessary or advisable to familiarize itself and its advisers with such business, properties, and other matters. Any such investigation shall be conducted so as not to interfere with the business of either party (or their subsidiaries) being investigated. The parties shall use their best efforts to cause their accountants, counsel, and other representatives to maintain the confidentiality of all information furnished to them by the other party hereto concerning their business, operations, and financial condition, and shall not use such information for any purpose except as necessary to effect the transactions contemplated by this Agreement. If this Agreement should be terminated prior to the Effective Time, the parties shall, upon request, promptly return all documents, work papers and other materials (including copies made thereof) received from the other party or their representatives in connection with this Agreement or the transactions contemplated herein, and will return or destroy any such materials containing any confidential information supplied in connection therewith, and the parties will maintain the confidentiality of all information delivered in connection with such transactions except for any such information that is readily ascertainable from public or published information or trade sources; provided, however, that one set of such materials may be retained for the legal files of each party.

  (d) Certificate of Incorporation and Bylaws. Prior to the Effective Time, the parties will not change, alter, amend or vote to amend their Articles of Incorporation or Bylaws or any of their subsidiaries' corresponding chartering documents or bylaws.

  (e) Notice of Actual or Threatened Breach. The parties will promptly give written notice to each other upon becoming aware of any pending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made in this Agreement, or which would materially alter or threaten consummation of the transactions contemplated herein, and will use their reasonable best efforts to prevent or to promptly remedy the same. They will promptly give written notice to each other upon becoming aware of any breach by any party of any of their representations, warranties or covenants in this Agreement, which notice shall specify the facts constituting such breach.

  (f) No Capital Changes. Other than as contemplated in this Agreement, the parties will not allow themselves or any of their subsidiaries to make any change in their authorized capital stock; issue, sell, purchase, or retire any of their capital stock other than the purchase of any director's qualifying shares, if any; grant any option, warrant, call, or any other right to purchase or to convert any obligation into any of their capital stock; issue or sell or agree to issue or sell any other equity security or issue or sell any debt security other than: the taking of deposits and/or sale of deposit instruments, the purchase or sale of federal funds, the sale of securities under agreements to repurchase, and the sale of similar debt instruments, in each case only in the ordinary course of business.

  (g) No Distributions. The parties will not prior to the Effective Time declare or pay any dividend, or to authorize or make any redemption or to make or declare any other distribution of their or other subsidiaries' assets, except dividends paid in the ordinary course of business.

  (h) Ordinary Course of Business. Except as may otherwise be required by regulatory authorities or by law, or requested and approved in writing by the other party, the parties will or will cause their subsidiaries to carry on their respective businesses in, and only in, the usual, regular and ordinary course, and in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses and with past practice, they will use their reasonable efforts to preserve intact their present business organizations and its subsidiaries, keep available their services and their subsidiaries' present officers and employees, and preserve their and their subsidiaries' relationships with customers, depositors, creditors, correspondents, suppliers and others having business dealings with them and/or their subsidiaries; provided, however, that this Section shall not require the parties or any of their subsidiaries to offer special incentives to officers, employees, customers, depositors, creditors, correspondents, suppliers and others.

  (i) Employee Matters.

    (i) With respect to each employee benefit plan and/or insurance plan made available to Affected Employees (and, if applicable, to their dependents), that shall be offered to Affected Employees on or after the Closing Date, the parties shall to the extent permissible under the benefit plans (i) cause there to be waived any waiting period and any restrictions and limitations for pre-existing conditions or insurability (so long as the Affected Employees are not still subject to a waiting period for preexisting conditions or insurability under current plans), and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amount reimbursed to, such Affected Employees under similar plans maintained for their benefit immediately prior to the Closing Date.

    (ii) The parties shall recognize the length of service with the current employers of Affected Employees for purposes of determining participation and vesting in all employee benefit plans including but not limited to any defined benefit or defined contribution plans. The foregoing sentence shall not be interpreted to provide the Affected Employees with any accrued benefits under any other party's employee benefit plans.

    (iii) The parties will not allow themselves or their other subsidiaries to enter into, agree to or amend any employment contract or bonus, stock option, ESOP, profit-sharing, Pension Plan, Employee Plan, retirement, incentive or other similar arrangement, except as may be required by law or as consented to by the other party in writing.

  (j) Governmental or Regulatory Filings. True and correct copies of all reports filed by the parties from the date hereof through the Effective Time with any applicable governmental or regulatory agencies shall be delivered or transmitted to the other party contemporaneously with the filing thereof with, or transmittal for filing to, the appropriate governmental or regulatory agency.

  (k) Proxy Statement; Form S-4. As soon as practicable following the date hereof, VNC and FNSC shall file with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and each shall use its best efforts to have cleared by the SEC, a joint proxy statement (the "Proxy Statement") with respect to the meeting of VNC's and FNSC's shareholders to approve the Merger. In connection therewith, as soon as practicable after the date hereof, the Parties shall file with the SEC a Registration Statement on Form S-4 (the "Form S-4") to register the VNC Stock under the Securities Act of 1933, as amended (the "Securities Act"), which Form S-4 shall incorporate the Proxy Statement. Each of the Parties shall use its reasonable best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable. Each of the Parties hereto shall provide the other with the information concerning it required to be included in the Form S-4, all of which shall be accurate and complete in all material respects. The Parties shall also use their reasonable best efforts to comply, prior to the Effective Date, with all applicable requirements of "Blue Sky" and state securities laws in connection with the Merger and the issuance of the VNC Stock.

  Section 6. Conditions Precedent to VNC's Obligations to Consummate the
Merger.

  Unless waived by VNC in writing, the obligations of VNC to consummate the Merger shall be subject to the prior satisfaction of the following conditions:

  (a) Representations and Warranties True. The representations and warranties of FNSC set forth herein shall be true and correct in all material respects as of the date hereof and as of the Effective Time.

  (b) Covenants Observed. The covenants set forth herein to be performed by FNSC prior to the Effective Time shall have been complied with and performed in all material respects.

  (c) Corporate Action. The Board of Directors and the shareholders of FNSC shall have taken all corporate and/or other action necessary to be taken by them to approve and consummate the Merger, and shall have furnished VNC with certified copies of resolutions duly adopted by FNSC's Boards of Directors and FNSC's shareholders evidencing the same in the form attached as Appendix E.

  (d) Opinion of Counsel. FNSC shall have delivered to VNC, dated as of the Effective Date, an opinion of legal counsel, in form and substance similar to Appendix F and reasonably satisfactory to VNC.

  (e) Governmental Approvals. All necessary approvals and authorizations by, filing and registrations with, and notifications to, all federal and state authorities required for the consummation of the Merger and the prevention of the termination of any licenses, permits or authorizations of FNSC, FNA Bank, or their subsidiaries, the termination of which would materially impair the conduct of their business, shall have been duly obtained or made and shall not have been canceled or rescinded and all required waiting periods shall have expired.

  (f) No Injunction or Other Legal Proscription. No injunction, restraining order, stop order, bankruptcy proceeding, receivership, or other order or action of any federal or state court or agency in the United States which specifically and materially enjoins or otherwise prevents the consummation of the Merger in the opinion of VNC shall be in effect, and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or government agency which makes unlawful the consummation of the Merger.

  (g) Timely Completion. The Effective Time must occur on or before August 30, 1998, unless delayed on account of awaiting Federal Reserve Board or Securities and Exchange Commission approval.

  (h) Pre-Merger Review. VNC together with such other employees, agents, accountants, advisors and attorneys of VNC as VNC shall deem necessary, shall have been allowed access to the books and records of FNSC, FNA Bank, and each of FNSC's or FNA Bank's other subsidiaries for the purpose of conducting a pre-merger review and due diligence examination. Such pre-merger review shall be conducted within sixty (60) days of the execution of this Agreement (or such longer period as may be necessary to obtain an audit of FNSC's financial statements from an independent certified public accountant) and any adjustments to the loan loss reserve or shareholder's equity of FNSC requested to be made by VNC shall be made within twenty (20) days after the sixty (60) day period has expired. Such adjustments also shall be made as appropriate to the Purchase Price. If such adjustments requested by VNC are not made within such period, VNC shall then have twenty (20) days to terminate this Agreement. If VNC does not terminate the Agreement within this period, this condition shall be waived by VNC.

  (i) Employment Agreement. The Surviving Corporation shall have entered into an employment Agreement with Steven R. Townson acceptable in terms with VNC.

  Section 7. Conditions to the Obligations of FNSC to Consummate the Merger.

  Unless waived by FNSC, its obligation to consummate the Merger shall be subject to prior satisfaction of the following conditions:

  (a) Representations and Warranties True. The representations and warranties of VNC set forth herein shall, taken as a whole, be true and correct in all material respects as of the date hereof and as of the Effective Time.

  (b) Covenants Observed. The covenants set forth herein to be performed by VNC prior to the Effective Time shall have been complied with and performed in all material respects.

  (c) Corporation Action. The Boards of Directors and shareholders of VNC shall have taken all corporate action necessary to be taken by them to approve the Merger and authorize this Agreement, and VNC shall have furnished FNSC with certified copies of resolutions duly adopted by the Board of Directors and shareholders of VNC evidencing the same in the form attached as Appendix E.

  (d) Opinion of Counsel. VNC shall have delivered to FNSC, dated as of the Effective Date, an opinion of legal counsel, in form and substance similar to Appendix F and reasonably satisfactory to FNSC.

  (e) Government Approvals. All necessary approvals and authorizations by, filing and registrations with, and notifications to, all federal and state authorities required for the consummation of the Merger and the prevention of the termination of any licenses, permits or authorizations of VNC, VN Bank, or their subsidiaries the termination of which would materially impair the conduct of their business, shall have been duly obtained or made and shall not have been canceled or rescinded and all required waiting periods shall have expired.

  (f) No Injunction or Other Legal Proscription. No injunction, restraining order, stop order, bankruptcy proceeding, receivership, or other order or action of any federal or state court or agency in the United States which specifically and materially enjoins or otherwise prevents the consummation of the Merger in the opinion of FNSC shall be in effect, and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or government agency which makes unlawful the consummation of the Merger.

  (g) Timely Completion. The Effective Time must occur on or before August 30, 1998, unless delayed on account of awaiting Federal Reserve Board or Securities and Exchange Commission approval.

  (h) Pre-Merger Review. FNSC together with such other employees, agents, accountants, advisors and attorneys of FNSC as FNSC shall deem necessary, shall have been allowed access to the books and records of VNC, VN Bank, and each of VNC's or VN Bank's other subsidiaries for the purpose of conducting a pre-merger review and due diligence examination. Such pre-merger review shall be conducted within sixty (60) days of the execution of this Agreement and any adjustments to the loan loss reserve or shareholder's equity of VNC requested to be made by FNSC shall be made within twenty (20) days after the sixty (60) day period has expired. Such adjustments also shall be made as appropriate to the Purchase Price. If such adjustments requested by FNSC are not made within such period, FNSC shall then have twenty (20) days to terminate this Agreement. If FNSC does not terminate the Agreement within this period, this condition shall be waived by FNSC.

  (i) Employment Agreement. The Surviving Corporation shall have entered into an employment Agreement with Harry I. Brown, Jr. acceptable in terms with FNSC.

  Section 8. Abandonment of Merger; Impossibility of Performance; Breach; Termination.

  (a) Abandonment. Anything herein to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, by mutual agreement of the Boards of Directors of FNSC and VNC. Upon such abandonment, all obligations of the parties hereunder shall terminate, except those set forth in Section 5(b) and in the last two sentences of Section 5(c), and each party shall bear its own expenses in connection with the Merger except as otherwise may be expressly provided herein.

  (b) Impossibility of Performance. If the Merger is not consummated due to failure to obtain regulatory approval, or any other event or condition rendering performance of the Merger impossible, which arises or exists without the fault of any party, then this Agreement shall terminate, except that the following provisions shall survive any such termination: those set forth in
Section 5(b), in the last two sentences of Section 5(c) and in Section 8(c), and each party shall bear its own expenses except as otherwise may be expressly provided herein.

  (c) Breach. In the event of a material breach of any representation, warranty, agreement or covenant contained in this Agreement by a party, the other party or parties, shall, if the breaching party fails to correct same promptly after receipt of written notice thereof, and if such other party or parties, if appropriate, is not itself in material breach of any representation, warranty, agreement or covenant contained in this Agreement, be entitled to terminate this Agreement (which termination shall have the effect provided in Section 8(b) with respect to a termination under that Section) and/or seek all legal and equitable remedies to which such party or parties, if appropriate, may be entitled, including specific performance of the provisions hereof. If any party willfully causes a material breach of any representation, warranty, covenant or agreement hereunder and fails promptly to correct same as soon as reasonably practicable after receipt of written notice thereof, such party shall pay the other party's or parties' expenses arising from the negotiation and preparation of, or preparation for, filings and solicitations with respect to, this Agreement, including accounting fees, legal fees, filing fees, travel expenses, together with other damages recoverable at law or in equity.

  (d) Termination. If the Merger shall not have been consummated on or before August 30, 1998 (unless delayed on account of awaiting Federal Reserve Board or Securities and Exchange Commission approval, which if actively being pursued, shall extend such date), or such later date as may be agreed upon in writing by the parties, any party may, if it is not itself in breach of a representation, warranty, covenant or agreement hereunder, and if any condition to the obligation of a party to consummate the Merger is impossible to be satisfied by April 30, 1998, or such other date as may be agreed upon by the Parties, terminate this Agreement (except those surviving provisions referred to in Section 8(b)) upon written notice to the other parties. In no event shall a party or person be entitled to the remedies provided in Section 8(c), whether termination is made pursuant to Section 8(b), 8(c), 8(d), 8(e) or otherwise, if such party or person was, at the time of termination, in material breach of any of its covenants or agreements herein.

  Section 9. Indemnification.

  (a) Indemnification of Parties. FNSC shall indemnify and hold harmless VNC, and VNC shall indemnify and hold harmless FNSC, against all loss, liability, damage, or expense (including reasonable fees and expenses of counsel) a party may suffer, sustain, or become subject to as a result of any breach by the other party of any warranties, covenants, or other agreements contained in this Agreement; any misrepresentation or as a result of any of the warranties or representations not being true and correct as of the time of the Closing; or a claim by a third party which, without regard to the merits of the claim, would constitute such a breach of misrepresentation (subject to compliance with the provisions of Section 9(b) below).

  (b) Third Party Claims. The obligations and liabilities of the parties under this Agreement with respect to, relating to, caused (in whole or in part) by or arising out of claims of third parties (individually, a "Third Party Claim" and collectively "Third Party Claims"), shall be subject to the following terms and conditions:

    (i) The party or parties entitled to be indemnified hereunder (the "Indemnified Party") shall give the party or parties obligated to provide the indemnity (the "Indemnifying Party") prompt notice of any Third Party Claim, and the Indemnifying Party may undertake the defense of that claim by representatives chosen by it. Any such notice of a Third Party Claim shall identify with reasonable specificity the basis for the Third Party Claim, the facts giving rise to the Third Party Claim, and the amount of the Third Party Claim (or, if such amount is not yet known, a reasonable estimate of the amount of the Third Party Claim). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession.

    (ii) If the Indemnifying Party, within a reasonable time after notice of any such Third Party Claim, fails to assume the defense in accordance with
  Section 9(b)(i), the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of the Third Party Claim, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim at any time prior to settlement, compromise or final determination thereof; provided, however, that at the time of the assumption of defense the Indemnifying Party shall reimburse the Indemnified Party for its reasonable, actual, documented out-of-pocket expenses incurred prior to the assumption of defense by the Indemnifying Party.

    (iii) Anything in this Section 9 to the contrary notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of the Third Party Claim; and, if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of the Third Party Claim (control of the defense to remain with the Indemnifying Party).

  (c) Limitations. Notwithstanding anything herein to the contrary, no claim shall be made against any party based on any claim for misrepresentation, breach of any warranty hereunder, or for indemnity made pursuant to this Section unless and until and except to the extent that the aggregate of such claims shall exceed $10,000 over and above any amounts reserved in the balance sheets and permitted exceptions herein.

  (d) Third Party Claims. In any case where an Indemnified Party recovers from third parties all or any part of any amount paid to it by an Indemnifying Party pursuant to this Section 9, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery). The Indemnified Party shall be obligated to prosecute diligently and in good faith any claim with any applicable insurer prior to collecting an indemnification payment under this Section 9. However, an Indemnified Party shall be entitled to collect an indemnification payment under this Section 9 if such Indemnified Party has not received reimbursement from an applicable insurer within one year after it has given such insurer written notice of this claim. In such event, the Indemnified Party shall assign to the Indemnifying Party its rights against such insurer.

  Section 10. General.

  (a) Closing. The closing of the transactions contemplated by this Agreement shall take place at a place and on a date and at a time to be agreed upon by the parties or, if they cannot agree, on the date of which any party shall give at least five (5) days' advance notice to the other parties following satisfaction of the conditions to consummation of the Merger that may not, as a matter of law, be waived. Notwithstanding anything herein to the contrary, no party shall be required to waive a condition that is within its power under the terms of the Agreement not to waive. VNC or FNSC may, at or prior to the Closing, delay the Closing for up to thirty (30) days by notice to the other parties specifying the delayed date of the Closing, if necessary to permit satisfaction of any condition to the obligations of the other parties that cannot be satisfied at the Closing as originally scheduled and the satisfaction of which by the delayed Closing date is not impossible.

  (b) Amendment. The parties may, by mutual agreement of their respective Boards of Directors, amend, modify or supplement this Agreement or any Appendix to the Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval of the Merger and the transactions contemplated thereby by the shareholders of VNC and FNSC, provided that no such amendment, modification or supplement shall be made which reduces the Purchase Price without the further approval of the FNSC's and VNC's shareholders. This Agreement may be amended at any time and, as amended, restated by the President of the parties, without the necessity for approval by their respective Boards of Directors or shareholders, to correct typographical errors or to change erroneous references or cross-references, or to make such other changes which are immaterial to the substance of the transactions contemplated hereby. This Agreement may not be otherwise amended except by an instrument in writing signed on behalf of all the parties hereto.

  (c) Extensions and Waivers. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors or duly authorized officers, may: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants or agreements of the other parties or with any of the conditions to the obligations of the waiving party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No such waiver or extension shall imply any further waiver or extension.

  (d) Counterparts. For the convenience of the parties and to facilitate the filing of this Agreement with regulatory authorities, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

  (e) Notices. All notices, requests, consents, and other communications hereunder shall be in writing, and shall be personally delivered, delivered by facsimile, or mailed certified or registered mail, return receipt requested, postage prepaid, to the addresses indicated above. Notices shall be deemed to have been received when delivered personally or faxed or, if mailed, the date of such signed receipt.

  (f) Entire Agreement. This Agreement: (i) constitutes the entire Agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, of the parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to confer upon any other person or entity any rights or remedies hereunder; and (iii) shall not be assigned except by operation of law.

  (g) Governing Law; Submission to Jurisdiction. Except where controlled by federal law, this Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the internal laws of the State of Alabama, without reference to choice or conflict of law principles thereof. Any legal action or proceeding with respect to this Agreement against any party shall be brought only in a court of record of, or in any federal court located in the State of Alabama, which shall have exclusive jurisdiction and venue for such purpose. By execution and delivery of this Agreement, the parties hereby accept for themselves, and in respect of their property, generally and unconditionally, the jurisdiction and venue of the aforesaid courts and waive any objection to the laying of venue on the grounds of forum non conveniens which they may now or hereafter have to the bringing or maintaining of any such action or proceeding in such jurisdiction.

  (h) Headings. The headings of the Sections and subsections of this Agreement are for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

  In Witness Whereof, the parties have caused this instrument to be executed and delivered as of the day and year first above written, such execution having been duly authorized by the respective Boards of Directors of VNC and FNSC.

                                          VALLEY NATIONAL CORPORATION

                                                   /s/ Steven R. Townson
                                          By:__________________________________
                                             Title: President and CEO

                                          FIRST NATIONAL SYLACAUGA CORPORATION

                                                  /s/ Harry I. Brown, Jr.
                                          By:__________________________________
                                             Title: President and CEO

                               LIST OF APPENDICES


            A       --           Plan of Merger
            B       --           Articles of Merger
            C       --           VNC's Schedule of Exceptions
            D       --           FNSC's Schedule of Exceptions
            E       --           Board and Shareholder Resolution Certifications
            F       --           Legal Opinion

                                                                     APPENDIX A

                                PLAN OF MERGER

  This Plan of Merger (the "Plan") is made and entered into this     day of
      , 1998, between FIRST NATIONAL SYLACAUGA CORPORATION, a Delaware corporation ("FNSC"), whose principal offices are at 43 North Broadway, Sylacauga, Alabama 35150, and VALLEY NATIONAL CORPORATION, an Alabama corporation ("VNC"), whose principal offices are at 1011 North Lanier Avenue, Lanett, Alabama 36863-0682.

                                  WITNESSETH:

  Whereas, FNSC and VNC are parties to the Merger Agreement dated        ,
1998 (the "Merger Agreement"); and

  Whereas, the authorized capital stock of FNSC consists of 200,000 shares of Common Stock ("FNSC Stock"), $10.00 par value, of which 120,000 shares are issued and 100,995 shares are outstanding; and

  Whereas, the authorized capital stock of VNC consists of 10,000,000 shares of Class A Common Stock having a par value of $.001 per share (the "VNC Stock"), 10,000,000 shares of Class B Common Stock having a par value of $.001 per share, 10,000,000 shares of Preferred Stock having a par value of $.001 per share, and 25 shares of Director's Qualifying Stock having a par value of $1,000 per share; and as of the date hereof, only 814,800 shares of VNC Stock and 12 shares of Director's Qualifying Stock were issued and outstanding; and

  Whereas, the respective Boards of Directors and shareholders of FNSC on
February 17, 1998, and February 24, 1998, respectively, and VNC on     , 1998,
and     , 1998, respectively, have approved that FNSC be merged with and into
VNC (the "Merger") and, by resolutions duly adopted, have approved and adopted this Plan.

  Now, Therefore, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the Merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of FNSC Stock as hereinafter provided, and such other provisions relating to the Merger as the parties deem necessary or desirable, the parties hereto agree as follows:

                                   ARTICLE I

                                    Merger


  Subject to the terms and conditions of this Plan and the Merger Agreement, at the Effective Time (as hereinafter defined), FNSC shall be merged with and into VNC pursuant to the provisions of, and with the effect provided in, Alabama Code (S) 10-2B-11.06 and the Delaware General Corporation Law, Section 252 (said transaction being hereinafter referred to as the "Merger"). At the Effective Time, the separate existence of FNSC shall cease and VNC, as the surviving entity, shall continue unaffected and unimpaired by the Merger (VNC as existing at and after the Effective Time, being sometimes referred to as the "Surviving Corporation"). At the Effective Time, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations. All the rights, privileges, immunities, powers and franchises of each of the constituent corporations and all property, real, personal and mixed, and all debts due to either of said constituent corporations on whatever account, for stock descriptions as well as for all other things in action or belonging to each of said corporations, shall be vested in the Surviving

Corporation. All property, rights, privileges, immunities, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the respective constituent corporations. The title to any real estate vested by deed or otherwise in either of said constituent corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said constituent corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger, and all debts, liabilities and duties of said constituent corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

                                  ARTICLE II

                  Articles of Incorporation, Bylaws, and Name

  Upon and after the Effective Time, the Articles of Incorporation and Bylaws of VNC in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until further amended in accordance with applicable law. THE ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION IS HEREBY AMENDED TO CHANGE ITS NAME TO FRONTIER NATIONAL CORPORATION.

                                  ARTICLE III

                        Board Of Directors And Officers

  As of the Effective Time, the Board of Directors and officers of the Surviving Corporation shall consist respectively of the following persons until their successors are elected and qualified:

   Harry I. Brown, Jr.     --     Chairman of the Board, CEO
   Steven R. Townson       --     Vice Chairman of the Board, President, COO
   Harry I. Brown, Sr.     --     Director
   Charles M. Reeves, Jr.  --     Director
   Wesley L. Bowden, Jr.   --     Director
   Raymond C. Styres       --     Director
   Christopher N. Zodrow   --     Director
   Kerri C. Newton         --     Secretary (non-director)

                                  ARTICLE IV

                                    Capital

  Each share of capital stock of VNC issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding.

                                   ARTICLE V

                    Conversion and Exchange of FNSC Shares

  1. As of the Effective Time of the Merger, each share of FNSC Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger becoming effective and without any action on the part of anyone, be canceled and converted as provided in Section 2 hereof.

  2. Subject to the provisions of Section 5 of this Article V, the shares of FNSC Stock shall be converted into shares of VNC Stock based on an exchange ratio of 13.3 shares of VNC Stock for each share of FNSC Stock held (the "Purchase Price") subject to adjustment as defined in Section 6(h) and 7(h) of the Merger Agreement. No fractional shares shall be issued so any fractions will be paid in cash based upon a price of $139.29 per share of FNSC Stock. This Purchase Price has been based upon on a book value for book value exchange basis on the date of Closing adjusted for extraordinary items as agreed by the parties. If the adjusted financial statements as of such date as agreed to by the parties reflect a change in these figures, a proportional change will be made in the Purchase Price.

  3. As soon as reasonably practicable after the Effective Time of the Merger, each registered holder of the outstanding FNSC Stock and VNC Stock shall deliver, or cause to be delivered, to Frontier National Corporation (the "Exchange Agent"), the certificates evidencing and representing all shares of FNSC Stock and VNC Stock which were validly issued and outstanding and held by such holder immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates evidencing and representing FNSC Stock and VNC Stock received by it (including the prompt return of defective submissions with instructions as to those actions which may be necessary to remedy such defects). Upon receipt of the proper submission of the certificates formerly representing and evidencing FNSC Stock and VNC Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former FNSC and VNC shareholders in exchange for FNSC Stock and VNC Stock formerly owned by them, stock certificates of Frontier National Corporation and/or a check evidencing and representing fractional shares. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the FNSC Stock, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence a right to receive the portion of the Purchase Price into which such holder's FNSC Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time evidenced and represented the holder's FNSC Stock, shall have been surrendered as provided above, no interest or other payment payable to the holders of record of FNSC Stock as of the Effective Date shall be paid. The shareholders of FNSC will be responsible for all federal, state and local taxes incurred by them on account of their receipt of any cash portion of the Purchase Price pursuant to the Merger. The registered holder of any certificate(s) representing FNSC Stock and VNC Stock which shall have been lost or destroyed may be subject to the provisions of this Section, obtain his or her new certificates provided that such shareholder(s) shall deliver to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) an indemnity or lost instrument bond in form satisfactory to the Exchange Agent which has been duly executed by a corporate surety satisfactory to the Exchange Agent, indemnifying the Surviving Corporation, and the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such procedure, including the premium on the lost instrument bond, shall be for the account of the shareholder.

  4. At the Effective Time of the Merger, the stock transfer books of FNSC shall be closed and no transfer of FNSC Stock shall be made thereafter.

  5. Notwithstanding anything to the contrary herein, any holder of FNSC Stock or VNC Stock who shall comply strictly with the provisions Section 262 of the Delaware General Corporation Law or of 10-2B-13.01 et seq. of the Alabama Business Corporation Act shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Act.

  6. In the event that prior to the Effective Time, the outstanding shares of FNSC Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in FNSC's capitalization, all without FNSC receiving consideration therefor, then an appropriate and proportionate adjustment shall be made in the price paid for each share of FNSC Stock thereafter delivered pursuant to this Plan although the total Purchase Price shall not change.

                                  ARTICLE VI

                         Effective Time Of The Merger

  The Merger shall be effective at the time and on the date that this Plan is filed with the Alabama and Delaware Secretaries of State pursuant to and together with the other documents specified in Alabama Code Section 10-2B-
11.05 and the Delaware General Corporation Law Section 252 or such later time and date as the parties may agree and cause to be set forth in the following
space in this Plan as so filed:        (such date and time being herein
referred to as "Effective Time").

                                  ARTICLE VII

                             Conditions Precedent

  The obligations of FNSC and VNC to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Merger Agreement, including without limitation, the approval of the Federal Reserve Board and the approval of the shareholders of FNSC and VNC in accordance with Alabama law.

                                 ARTICLE VIII

                                  Termination

  Anything contained in this Plan to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of FNSC and VNC, this Plan may be terminated and the Merger abandoned as provided in the Merger Agreement.

                                  ARTICLE IX

                              Service of Process

  The Surviving Corporation agrees that is may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of FNSC as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware Business Corporation Law.

                                   ARTICLE X

                                 Miscellaneous

  1. This Plan may be amended or supplemented at any time by mutual agreement of FNSC and VNC. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and shall be subject to the provisions of Section 10(b) of the Merger Agreement.

  2. Any notice or other communication required or permitted under this Plan shall be given, and shall be effective, in accordance with the provisions of the Merger Agreement.

  3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan.

  4. This Plan may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

  5. This Plan shall be governed by and construed in accordance with the laws of the State of Alabama applicable to agreements made and entirely to be performed in such state, except to the extent federal law may be applicable.

  In Witness Whereof, the parties hereto have caused this Plan to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:

                                          VALLEY NATIONAL CORPORATION

_________________________________
Secretary

ATTEST:                                   By:__________________________________

                                                          Title:

_________________________________
Secretary                                 FIRST NATIONAL SYLACAUGA CORPORATION


                                          By:__________________________________
                                                          Title:

                                                                     APPENDIX B

                      ARTICLES AND CERTIFICATE OF MERGER
           OF DOMESTIC CORPORATION INTO VALLEY NATIONAL CORPORATION
                (NAME CHANGED TO FRONTIER NATIONAL CORPORATION)

  Pursuant to the provisions of Section 10-2B-11.01 et seq. of the Alabama Code Annotated and Sections 252 of the Delaware General Corporation Law, the undersigned corporations adopt the following articles of merger for the purpose of merging into a single corporation:

  I. The name and state of incorporation of each of the constituent corporations are:

    (a) First National Sylacauga Corporation, a Delaware corporation; and

    (b) Valley National Corporation, an Alabama corporation.

  II. A Merger Agreement and the attached Plan of Merger was approved by each of the undersigned corporations in the manner prescribed by the Alabama Business Corporation Act and the Delaware General Corporation Law. The name of the surviving corporation is Frontier National Corporation, and it will be governed by the laws of the State of Alabama. The certificate of incorporation of Valley National Corporation shall be the certificate of incorporation of the Surviving Corporation.

  III. As to Valley National Corporation, the Plan was duly adopted at a
meeting of the shareholders of Class A Common Stock on        , 1998, where
      undisputed votes were cast for the Plan of Merger, such amount being sufficient for approval by that voting group. The only outstanding shares are 814,800 shares of Class A Common Stock which represent a like number of votes to be cast.

  IV. As to First National Sylacauga Corporation, the Plan was duly adopted at
a meeting of the shareholders of common stock on       , 1998, where
      undisputed votes were cast for the Plan of Merger, such amount being sufficient for approval by that voting group. The only outstanding shares are 100,995 shares of common stock which represent a like number of votes to be cast.

  V. The Articles of Incorporation of Valley National Corporation are filed in Marshall County, Alabama, and for First National Sylacauga Corporation in the State of Delaware.

  VI. The effective date of these Articles of Merger is       , 1998.

  VII. The executed Merger Agreement is on file at the principal place of business of Valley National Corporation at 1011 North Lanier Avenue, Lanett, Alabama, 36863.

  VIII. A copy of the Merger Agreement will be furnished by Valley National Corporation, on request and without cost, to any stockholder of First National Sylacauga Corporation, or Valley National Corporation.

  IX. The Surviving Corporation hereby agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of First National Sylacauga Corporation, as well as for enforcement of any obligation of Valley National Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to 8 Del. C. (S) 262, and the Surviving Corporation hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and a copy of such process shall be mailed by the Secretary of State to Valley National Corporation at the address above.

                                          VALLEY NATIONAL CORPORATION



Dated:_____________________, 1998         By:__________________________________

                                                          Title:
ATTEST:


                                          FIRST NATIONAL SYLACAUGA CORPORATION
_________________________________

Secretary

                                          By:__________________________________
ATTEST:                                                   Title:

_________________________________
Secretary

                                                                      APPENDIX C

                          VNC'S SCHEDULE OF EXCEPTIONS

3(a) Nonbank subsidiaries:

     None

3(d) Material contracts which cannot be terminated in 30 days:

     Walmart branch lease

3(e) Minority interests in subsidiaries, encumbrances on bank stock, options, warrants, or rights to buy stock:

     Steven R. Townson has options to purchase 60,000 shares of Class A Common Stock.

     Kerri Newton has options to purchase 12,000 shares of Class A Common Stock.

3(g) Non-ordinary transactions, material adverse change:

     VN Bank redeemed 512 shares of its stock at $7,010.63 per share for a total of $3,589,440 in 1997 prior to a split of the shares.

     VNC was formed as a one bank holding company in 1997.

3(h) Delinquent regulatory filings:

     None

3(i) Material regulatory noncompliance:

     No

3(k) Litigation:

     None

3(l) Taxes:

     None

3(n) Stock transfer noncompliance:

     None

3(o) (1) Employee plans:

     --Stock options described above

     --Golden Parachute and Deferred Compensation agreements for Steven R.
       Townson

     --Kerri Newton--2 year employment upon change of control

     --401(k) Plan

     --Medical, dental, disability and life insurance

     (4) Amendments:

     None

3(r) Environmental Matters:

     None

                                                                     APPENDIX D

                         FNSC'S SCHEDULE OF EXCEPTIONS

4(a) Non-bank subsidiaries:

     Frontier Financial Services, Inc.

     The Frontier Agency, Inc.

4(d) Material contracts which cannot be terminated in 30 days:

     Leases on subsidiary properties

     Bruno's grocery store branch lease

     Maintenance agreements for equipment

4(e) Minority interest in subsidiaries, encumbrances on bank stock, options, warrants or rights to buy stock:

     National Bank of Commerce holds 50% of the FNA Bank stock as collateral to secure a loan to FNSC in the principal amount of $2,250,000

4(g) Nonordinary transactions, material adverse changes:

     In 1996, FNSC incurred a loan in the principal amount of $2,250,000 from National Bank of Commerce to purchase Citibank in Childersburg.

     FNSC redeemed 120 shares of FNSC stock at $125.00 per share for a total of $15,000.00 in 1997.

4(h) Delinquent regulatory filings:

     None

4(k) Litigation:

     Frontier Financial Services, Inc. is the defendant in a lawsuit filed in the Circuit Court of Talladega County, Alabama (Civil Action No. CV 97 539) where Betty Swain, and others, are suing for violations of the Mini-Code.

4(l) Taxes:

     None

4(n) Stock Transfer Non-Compliance:

     None

4(o) (1) Employee Benefit Plans:

     Incentive Plan for Board of Directors

     Bonus Plans for particular employees

     First National-America's Bank 401(k) Plan

     First National-America's Bank Profit Sharing Retirement Plan

     Cafeteria Plan

     Medical, disability, and life insurance

     Employment Agreement with Robert J. Mitchum

     Deferred Compensation Agreement with certain employees

4(o) (4) Amendments:

     None

4(r) Environmental Matters:

     None

                                                                     APPENDIX E

                        BOARD RESOLUTION CERTIFICATION

                      VALLEY NATIONAL CORPORATION ("VNC")

  As Secretary of VNC, I hereby certify that the following actions were taken by the Board of Directors of VNC as of February 24, 1998:

  Resolved, that there has been presented to this Board of Directors a Merger Agreement whereby First National Sylacauga Corporation (FNSC) would merge into Valley National Corporation (VNC) and the shareholders of FNSC would receive shares of VNC based upon the respective adjusted shareholders' equity of FNSC and VNC, and such Merger Agreement is advisable and generally to the advantage and for the benefit of this company and its stockholders and is hereby approved; and

  Be it Further Resolved, that said Merger Agreement be submitted for approval and adoption by the stockholders of this company at a special meeting to be held in Lanett, Alabama, as determined by the President of the Corporation after all necessary approvals to hold the meeting and submit proxy materials to the stockholders have been obtained; and all necessary or appropriate notices be given to the stockholders and that said Merger Agreement is to be acted upon by them at such meeting; and that the close of business as determined by the President and the bylaws is hereby fixed as the record date for the determination of stockholders entitled to notice of and to vote at such special meeting or any adjournment or adjournments thereof; and,

  Be it Further Resolved, that the officers of the VNC be, and they hereby are, authorized, to include in the proxy material to be submitted to the stockholders in connection with said special meeting, all of the material which they consider necessary and desirable to give the stockholders an adequate explanation and all pertinent information regarding the proposed merger, the financial condition of the two companies, to the end that they may be enabled to judge the desirability and expediency of the contemplated action; all such material to be in form approved by counsel for the VNC; and,

  Be it Further Resolved, that the officers of the VNC hereby are authorized and empowered to take all necessary steps which may be required of them or which may be in the best interest of the VNC, to complete all transactions necessary or deemed necessary by the officers of the VNC with regard, but not limited, to the filing of all necessary regulatory applications, the negotiation of the final terms of the Merger Agreement or any other necessary agreements and all other legal, regulatory, and other steps that may become necessary in order to implement the purposes of these resolutions.

  In Witness Whereof, I hereby have set my hand this 24th day of February, 1998.


                                                  /s/ Kerri C. Newton
                                          _____________________________________
                                                         Secretary

                        BOARD RESOLUTION CERTIFICATION

                 FIRST NATIONAL SYLACAUGA CORPORATION ("FNSC")

  As secretary of FNSC, I hereby certify that the following actions were taken by the Board of Directors of FNSC as of February 17, 1998:

  Resolved, that there has been presented to this Board of Directors a Merger Agreement whereby First National Sylacauga Corporation (FNSC) would merge into Valley National Corporation (VNC) and the shareholders of FNSC would receive shares of VNC based upon the respective adjusted shareholders' equity of FNSC and VNC, and such Merger Agreement is advisable and generally to the advantage and for the benefit of this company and its stockholders and is hereby approved; and

  Be it Further Resolved, that said Merger Agreement be submitted for approval and adoption by the stockholders of this company at a special meeting to be held in Sylacauga, Alabama, as determined by the President of the Corporation after all necessary approvals to hold the meeting and submit proxy materials to the stockholders have been obtained; and all necessary or appropriate notices be given to the stockholders and that said Merger Agreement is to be acted upon by them at such meeting; and that the close of business as determined by the President and the bylaws is hereby fixed as the record date for the determination of stockholders entitled to notice of and to vote at such special meeting or any adjournment or adjournments thereof; and,

  Be it Further Resolved, that the officers of the FNSC be, and they hereby are, authorized, to include in the proxy material to be submitted to the stockholders in connection with said special meeting, all of the material which they consider necessary and desirable to give the stockholders an adequate explanation and all pertinent information regarding the proposed merger, the financial condition of the two companies, to the end that they may be enabled to judge the desirability and expediency of the contemplated action; all such material to be in form approved by counsel for the FNSC; and,

  Be it Further Resolved, that the officers of the corporation hereby are authorized and empowered to take all necessary steps which may be required of them or which may be in the best interest of the corporation, to complete all transactions necessary or deemed necessary by the officers of the corporation with regard, but not limited, to the filing of all necessary regulatory applications, the negotiation of the final terms of the Merger Agreement or any other necessary agreements, and all other legal, regulatory, and other steps that may become necessary in order to implement the purposes of these resolutions.

  In Witness Whereof, I hereby have set my hand this 18th day of February, 1998.


                                                   /s/ Robert J. Mitchem
                                          _____________________________________
                                                         Secretary

                     SHAREHOLDER RESOLUTION CERTIFICATION

                      VALLEY NATIONAL CORPORATION ("VNC")

  As secretary of VNC, I hereby certify that the following actions were taken
by the shareholders as of    , 1998.

  Be it Resolved, that the Board of Directors of the VNC have determined that the merger of First National Sylacauga Corporation into VNC, upon the terms and conditions set forth in the Plan of Merger, the Articles of Merger, and the Merger Agreement submitted to the shareholders, copies of which are attached hereto and made a part of these minutes, is advisable and generally to the advantage and for the benefit of the VNC and its stockholders; and

  Be it Further Resolved, that the Merger Agreement presented to the meeting and the merger therein provided for be and the same are hereby approved, and the execution of said Agreement by the members of the Board of Directors and by proper officers of the VNC is hereby approved and authorized; and,

  Be It Further Resolved, that the proper officers of the VNC, be and they hereby are, authorized and directed to execute, in the name and on behalf of the VNC and under its corporate seal or otherwise, and to deliver any and all agreements, certificates, applications or other instrument, an to take from time to time any and all such other action necessary or desirable to carry out the purposes of the foregoing resolutions.

  In Witness Whereof, I hereby have set my hand this    day of       , 1998.



                                          _____________________________________
                                                         Secretary

                     SHAREHOLDER RESOLUTION CERTIFICATION

                 FIRST NATIONAL SYLACAUGA CORPORATION ("FNSC")

  As Secretary of FNSC, I hereby certify that the following actions were taken
by the shareholders as of       , 1998:

  Be it Resolved, that the Board of Directors of the FNSC have determined that the merger of this Company into Valley National Corporation, upon the terms and conditions set forth in the Plan of Merger, the Articles of Merger, and the Merger Agreement submitted to the Shareholder, copies of which are attached hereto and made a part of these minutes, is advisable and generally to the advantage and for the benefit of the FNSC and its stockholders; and,

  Be it Resolved, that the Merger Agreement presented to the meeting and the merger therein provided for be and the same are hereby approved, and the execution of said Agreement by the members of the Board of Directors and by proper officers of the FNSC is hereby approved and authorized; and,

  Be it Further Resolved, that the proper officers of the FNSC, be and they hereby are, authorized and directed to execute, in the name and on behalf of the FNSC and under its corporate seal or otherwise, and to deliver any and all agreements, certificates, applications or other instruments, and to take from time to time any and all such other action necessary or desirable to carry out the purposes of the foregoing resolutions.

  In Witness Whereof, I hereby have set my hand this    day of       , 1998.



                                          _____________________________________
                                                         Secretary

                                                                     APPENDIX F

                                 LEGAL OPINION

  We have acted as legal counsel to       (the "Company") in connection with
the Merger Agreement entered into on       , 1998, between the Company and the
Valley National Corporation/First National Sylacauga Corporation (the "Other Company"). This is the opinion contemplated by Section 6/7(d) of the Agreement. All capitalized terms used in the opinion without definition have the respective meanings given to them in this Agreement or the Accord referred to below.

  This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.

  By your acceptance and use of this letter, you agree that none of its contents will be quoted, paraphrased, or otherwise disclosed, either tangibly, verbally, or otherwise, to any other person or entity, or used for any other purpose except to the extent provided in the Accord, without the explicit prior written consent of a partner of this Firm.

  To render this Opinion, we have made the investigation described below. We have not independently verified information obtained from third persons, except as set forth below. As to matters of fact, we have made inquiry as stated herein, and have relied solely upon:

    (a) our Actual Knowledge;

    (b) the information obtained from public officials and public records that is set forth below; and

    (c) representations contained in the Agreement and the representations of responsible officers of the Company contained in the certificates identified below.

  In the course of our representation of the Company, nothing has come to our attention which would lead us to believe that any of the factual matters upon which this Opinion is premised are inaccurate in any material respect.

  In so acting, and with your permission, we have based our Opinion upon a review of the following documents, and such other documents as we deemed necessary or advisable as a basis for the opinion expressed:

    A. The Agreement and all exhibits thereto.

    B. Copies of the Articles of Incorporation and Bylaws of Company and its subsidiaries certified to us by the Alabama Secretary of State, OCC, and/or representatives of Company to be true and correct copies of such Articles of Incorporation and Bylaws.

    C. Minutes of the Board of Directors and shareholders of Company approving the Agreement and certified to us by representatives of Company to be true, correct and complete.

    D. Certificate of Existence of Company issued by the Secretary of State
  of Alabama, dated      , 1998.

    E. The Officers' Certificate of Company dated as of this date.

  In addition to the General Qualifications of the Accord, the Opinions rendered herein are, with your consent, subject to the following assumptions, limitations, qualifications and exceptions:

  (1) The Opinions and other representations contained herein are limited to the effects of the presently existing Laws and the constitutional laws of the State of Alabama and its subordinate counties and municipalities, and of the United States of America. Otherwise, with respect to any matter addressed herein which may be governed by, other than Alabama or federal Law, we assume, but disclaim any Opinion, that such other law is sufficiently similar such that its application would produce the same conclusion as may be set forth herein.

  (2) Except with respect to the Company, we have assumed, without investigation or duty to investigate, (i) the due-execution and delivery of all documents where due execution and delivery are pre-requisite to the effectiveness thereof; and (ii) that the representations of fact made in the Agreement are not untrue, incorrect, or incomplete.

  (3) We express no Opinion as to the Company's Financial Statements, and no inference should be drawn that we have expressed any Opinion on matters relating to the ability of the Company to perform its obligations with respect to the Financial Statements under the transactions described herein.

  Under the laws of the United States of America and the State of Alabama, all as presently in effect, it is our opinion, subject to the assumptions, limitations, qualifications and exceptions set forth herein, that:

    (a) Company and its subsidiaries are corporations organized, validly existing, and in good standing under the laws of the State of Alabama or the United States. Company and its subsidiaries have the corporate power and authority to own or lease all of their properties and assets and to carry on their business and are duly qualified to do business and are in good standing in each jurisdiction in which the nature of such business conducted by them or the character or location of the properties and assets owned or leased by them makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Company and its subsidiaries.

    (b) The Agreement has been duly authorized, executed and delivered by Company and, to the extent it has been duly authorized, executed and delivered by Other Company, constitutes the valid and binding obligation of Company enforceable in accordance with its terms, except that the enforceability of the obligations of Company may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, or other laws heretofore or hereafter enacted relating to or affecting the rights of creditors generally, and by equitable principles limiting the right to obtain specific performance or other similar equitable relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion in the instance of equitable remedies, and by applicable public policies and laws.

    (c) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of, or result in the breach of any provision of, the Articles of Incorporation or the bylaws of Company; (ii) to the best of our knowledge, conflict with or violate in any material respect or result in a material breach or violation of the terms or provisions of, or constitute a material default under, or result in or entitle any party to the acceleration of (whether upon or after the giving of notice or lapse of time or both) any obligation under, any agreement, instrument, judgment, order, arbitration award or decree to which Company or any of its subsidiaries is a party or by which Company is bound; or (iii) cause Company to violate any statute, rule, regulation or order known to us applicable to Company or its subsidiaries, except such as in the aggregate will not have a material adverse effect on the ability of Company or its subsidiaries to consummate this transaction.

    (d) All actions required by law, the Articles of Incorporation of Company or its bylaws to be taken by the directors and stockholders of Company to authorize the execution, delivery and performance of the Agreement and the actions contemplated thereby have been duly taken.

    (e) All approvals, authorizations, consents or other actions required to be obtained by Company ("Approvals") in order to permit the execution and delivery of the Agreement and the performance of the transactions contemplated therein have been obtained. No Approval of any other party or entity (other than Other Company and Approvals required to be obtained by Other Company) is required in connection with the execution, delivery and performance by Company of its obligations under the Agreement except for Approvals not required or necessary to be obtained on the date hereof, and except for approvals the failure to obtain which individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Company and its subsidiaries, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated by the Agreement.

  In rendering their opinion, such counsel may rely, (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable (providing that such counsel states that Other Company is justified in relying upon such specified opinion or opinions) and (B) as to matters of fact, on certificates of responsible officers of Company and public officials. Such counsel may assume that any agent is a valid and binding obligation of any parties to such agreement other than Company. Such counsel may also rely, as to facts, upon the representations and warranties made by Company in the Agreement and on the genuineness of signatures and the authenticity of copies.

  Our Opinions are as of the date hereof and are subject to future changes of law or fact. We expressly disclaim any duty to update our Opinions or to advise you as to the effect of future events or any change in facts upon which these Opinions are based.

                                          Very truly yours,

                             OFFICERS' CERTIFICATE

  This Certificate is made and delivered to       ("Counsel") in connection
with the delivery of that law firm's legal opinion (the "Opinion") pursuant to
the Merger Agreement (the "Agreement") dated    , 1998, between     (the
"Company") and the Valley National Corporation/First National Sylacauga Corporation (the "Other Company"). All capitalized terms used in the opinion without definition have the respective meanings given to them in this Agreement or the Accord referred to below.

  The undersigned, as the indicated officer of Company, does hereby certify as follows:

    1. All representations and warranties of Company set out in the Agreement are true and correct on and as of this date.

    2. No event has occurred and is continuing, or would result from the transactions provided for in the Agreement, which has or would constitute a breach by Company of any of the terms of the Agreement.

    3. The undersigned has reviewed the contents of the representations and warranties contained in the Agreement, and the content and substance of the Opinion to be rendered by Counsel, and nothing came to the attention of the undersigned which would, or could under any foreseeable circumstances, invalidate or bring into serious question the accuracy of such representations and warranties or the contents of the Opinion.

    4. The undersigned officer of Company is familiar with the conduct of Company's business, the execution and the contents of their contracts, loan agreements, indentures, mortgages, deeds of trust, and other such agreements and instruments, and the existence and contents of any judgments, orders, writs, injunctions, decrees, rules or regulations of any court or governmental department, commission, board, agency or instrumentality applicable to Company.

    5. In the course of the review of the Agreement and the Opinion, no facts or circumstances have come to the attention of the undersigned, nor are the undersigned aware of any circumstances or facts which, while to their knowledge would not invalidate any of the above statements, might warrant further investigation as to whether or not such matters might have a bearing on the accuracy or validity of such statements.

    6. This Certificate is given after due consideration of the matters stated herein and the purpose for which this Certificate has been requested.

  In consideration for the issuance of the Opinion, Company agrees to
indemnify and hold harmless       and each of the lawyers who practice with
the firm from and against all loss, damage, and expense, including, but not limited to, any attorney's fees, which may be sustained from any
representations made by Company and relied upon by       in making its
opinion. This agreement shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors and assigns.

Dated:     , 1998.

                                          _____________________________________


                                          By:__________________________________
                                                         President

                                                                      APPENDIX B


                                 PROVISIONS OF

                        DELAWARE GENERAL CORPORATION LAW

                                   GOVERNING

                                APPRAISAL RIGHTS

              DELAWARE STATUTORY LAW RELATING TO APPRAISAL RIGHTS

                              SECTION 262 OF THE
                       DELAWARE GENERAL CORPORATION LAW

  Section 262 Appraisal Rights. (a) Any shareholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 251 (other than a merger effected pursuant to 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holder of the surviving corporation as provided in subsection (f) of 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its shareholders who has such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each shareholder electing to demand the appraisal of such holder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of such holder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to 228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify shareholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such shareholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw such holder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the shareholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the shareholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the shareholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the Court may dismiss the proceedings as to such shareholder.

  (h) After determining the shareholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such shareholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a shareholder, the Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no shareholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such shareholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of his section or thereafter with the written approval of the corporation, then the right of such shareholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX C


                                 PROVISIONS OF

                        ALABAMA BUSINESS CORPORATION ACT

                                   GOVERNING

                               DISSENTERS' RIGHTS

                            ALABAMA CODE ANNOTATED
             TITLE 10. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
                       CHAPTER 2B. BUSINESS CORPORATIONS
                        ARTICLE 13. DISSENTERS' RIGHTS

SEC. 10-2B-13.01. DEFINITIONS.

(a) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

(b) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(c) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

(d) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(e) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

(f) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(g) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(h) "Shareholder" means the record shareholder or the beneficial shareholder.

SEC. 10-2B-13.02. RIGHT TO DISSENT.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation is a party
        (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

        (i) Alters or abolishes a preferential right of the shares;

        (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

        (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

        (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

    (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SEC. 10-2B-13.03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

  (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

SEC. 10-2B-13.20. NOTICE OF DISSENTERS' RIGHTS.

(a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in
    Section 10-2B-13.22.

SEC. 10-2B-13.21. NOTICE OF INTENT TO DEMAND PAYMENT.

(a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

SEC. 10-2B-13.22. DISSENTERS' NOTICE.

(a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

(b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

    (1) State where the payment demand must be sent;

    (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Supply a form for demanding payment;

    (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

    (5) Be accompanied by a copy of this article.

SEC. 10-2B-13.23. DUTY TO DEMAND PAYMENT.

(a) A shareholder sent a dissenters' notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters' notice.

(b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

(d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

SEC. 10-2B-13.24. SHARE RESTRICTIONS.

(a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return the shareholder by the corporation.

(b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

(c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

(d) A transferee of such share shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

SEC. 10-2B-13.25. OFFER OF PAYMENT.

(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

    (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

    (2) A statement of the corporation's estimate of the fair value of the shares;

    (3) An explanation of how the interest was calculated;

    (4) A statement of the dissenter's right to demand payment under Section 10-2B-13.28; and

    (5) A copy of this article.

(c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

SEC. 10-2B-13.26. FAILURE TO TAKE CORPORATE ACTION.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

(b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22 and repeat the payment demand procedure.

SEC. 10-2B-13.27. RESERVED.


SEC. 10-2B-13.28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH OFFER OF PAYMENT.

(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

    (1) The dissenter believes that the amount offered under Section 10-2B-
        13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

    (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

    (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation or his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

SEC. 10-2B-13.30. COURT ACTION.

(a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

(d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

(e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

(g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

SEC. 10-2B-13.31. COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

(b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

    (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

SEC. 10-2B-13.32. STATUS OF SHARES AFTER PAYMENT.

  Shares acquired by a corporation pursuant to payment of the agreed value therefore or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

                                                                      APPENDIX D


                                  TAX OPINION

                                    OF

                   SCHAUER, TAYLOR, COX & EDWARDS, P.C.

       [LETTERHEAD OF SCHAUER, TAYLOR, COX & EDWARDS, P.C. APPEARS HERE]


                                 July 16, 1998


Board of Directors
Valley National Corporation
1011 North Lanier Avenue
Lanett, AL 36863-0682

To the Board of Directors:

The purpose of this letter is to provide an opinion on the Federal income tax effects of the merger of First National Sylacauga Corporation ("FNSC") with and into Valley National Corporation ("VNC") subsequently to be known as Frontier National Corporation. If the merger is conducted as provided in the Agreement and Plan of Merger dated February 24, 1998, the transaction will qualify as a tax free reorganization under Internal Revenue Code ("IRC") Section ("Sec.") 368(a)(1)(A).

Under IRC Sec. 368 (a)(1)(A) a reorganization, in order to be given tax free treatment, must meet the following general requirements:

   1) A reorganization must constitute a statutory merger. This requirement will be satisfied since the merger is occurring pursuant to applicable provisions of the Alabama Banking Code;

   2) The transaction must have a "business purpose" for the merger to take place. Under this requirement tax avoidance alone is not considered an adequate business purpose. Since it is believed that the combined organizations can more efficiently compete with other banks and financial institutions and will allow them to serve more and larger customers this requirement will be satisfied;

   3) The transaction must satisfy the "continuity of business enterprise" test. This requirement may be satisfied by continuance of the trade or business of the acquired corporation. This requirement will be satisfied since FNSC will continue to operate in the banking business after the merger;

   4) The shareholders of FNSC must possess a "continuity of interest" in the VNC shares that they receive in the transaction. Since FNSC shareholders have no intention of disposing of their shares in VNC subsequent to the merger, this requirement will also be satisfied.

Board of Directors
June 26, 1998

Page 3


We have reviewed the document referred to as the Agreement and Plan of Merger. Based on our review it is our understanding:

   1) VNC is a corporation duly organized, validly existing, and in good standing under the laws of the state of Alabama and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Valley National Bank ("VN Bank") is a national banking association chartered as a commercial bank under the National Bank Act, duly organized, validly existing and in good standing under the laws of the state of Alabama. VN Bank is a wholly-owned subsidiary of VNC;
   2) FNSC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly registered as a bank holding company under the BHC Act. First National-America's Bank ("FNA Bank") is a national banking association chartered as a commercial bank under the National Bank Act, duly organized, validly existing and in good standing under the laws of the state of Delaware. FNA Bank is a wholly-owned subsidiary of FNSC;
   3)  FNSC and FNA Bank are unrelated to both VNC and VN Bank;
   4) VNC will continue the historic business of FNA Bank and does not have any plans or agreements to sell or dispose of any of the assets from FNSC other than in the ordinary course of business;
   5) FNSC has no stock outstanding other than its common stock and each share of FNSC common stock outstanding is being exchanged according to the "conversion ratio" as calculated according to the Agreement and Plan of Merger for shares of VNC stock. This ratio will be calculated to insure that the fair market value of the FNSC shares surrendered will equal approximately the fair market value of the VNC stock received;
   6) The Agreement is solely a swap of FNSC stock for VNC stock and does not include any other payments or exchanges as of the merger date;
   7) Immediately following the merger, VNC will be the controlling entity and FNSC shareholders will be shareholders of VNC;
   8) There is no plan or intention by the shareholders of FNSC who own 1 percent or more of the FNSC stock, and to the best of the knowledge of the management of FNSC there is no plan or intention on the part of the remaining shareholders of FNSC to sell, exchange, or otherwise dispose of a number of shares of VNC stock received in the transaction that would reduce the FNSC shareholders' ownership of VNC stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding stock of FNSC as of the same date. For purposes of the representation, shares of FNSC stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of VNC stock will be treated as outstanding FNSC stock on the date of the transaction. Moreover, shares of FNSC stock and shares of VNC stock held by FNSC shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making the representation.

                     SCHAUER, TAYLOR, COX & EDWARDS, P.C.

    9) VNC has no plan, agreement or intention to redeem or otherwise reacquire any shares issued to FNSC shareholders in this transaction;
   10) The payment of cash in lieu of fractional shares of VNC was not "separately bargained for consideration" and is being made for the purpose of saving VNC the expense and inconvenience of issuing fractional shares;
   11) The compensation received by any shareholder-employee of FNSC or FNA Bank pursuant to any employment, consulting or similar arrangement is not separate consideration for, or allocable to, any of their shares of FNSC stock. None of the shares of common stock of VNC received by any shareholder-employee of FNSC or FNA Bank pursuant to the merger are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. Any compensation paid to any shareholder-employee of FNSC or FNA Bank pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;
   12) The liabilities of FNSC and FNA Bank assumed by VNC and the liabilities to which the transferred assets of FNSC and FNA Bank are subject were incurred in the ordinary course of business;
   13) VNC, FNSC and the shareholders of FNSC will pay their respective expenses, if any, incurred in connection with the transaction;
   14) FNSC is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Sec. 368(a)(3)(A) of the IRC;
   15) The fair market value of the assets of FNSC transferred to VNC will equal or exceed the sum of the liabilities assumed by VNC plus the amount of liabilities, if any, to which the transferred assets are subject.
   16) The stock options held by FNSC shareholders will be converted to stock options of VNC stock calculated using the "conversion ratio" discussed in item number 5. Also the optionee must, at the time of conversion, be an employee of the new corporation or its related corporation and must remain in such employment up to at least three months prior to exercise of the option;
   17) The excess of the aggregate fair market value of the shares subject to the VNC stock options immediately after the merger over the aggregate exercise price of such shares is not more than the excess of the aggregate fair market value of the shares subject to the FNSC stock options immediately before the merger over the aggregate exercise price of such shares. In addition, the VNC stock options do not give any option holders any additional benefits beyond those they had under the FNSC stock options.
   18)  Neither FNSC nor VNC have non-employee stock options or warrants;

                     SCHAUER, TAYLOR, COX & EDWARDS, P.C.

Board of Directors
June 26, 1998

Page 5


After the merger, the basis of the VNC shares received by FNSC shareholders will be the same as the basis in the FNSC shares surrendered in the exchange. Since the transaction qualifies as a tax free reorganization, FNSC shareholders will not have to recognize any gain or loss on this transaction. Any other agreements associated with the reorganization may be considered "other property" subject to federal income tax. However, we do not know of any such agreements.

Any shareholder of FNSC who receives cash in lieu of fractional shares of VNC will be treated as if such fractional shares were issued to such holder of FNSC in the merger and thereafter redeemed by VNC for cash. The receipt of such cash by a holder of FNSC shares will be treated as a distribution by VNC in redemption of the fractional share.

Except as set forth above, we express no opinion as to the tax consequences, whether Federal, state or foreign to any party, of the merger or of any transaction related to the merger or contemplated by the Agreement and Plan of Merger. Our opinion on this transaction is based upon the representations made to us and documents provided to us. To the extent the facts differ from this information, our conclusions may no longer apply. This opinion is also based on the provisions of the IRC of 1986, as amended, the Treasury Regulations issued thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactively, and we have assumed no obligation to update or supplement this opinion. If either the IRC, Treasury Regulations, rulings or court decisions change, our conclusions on the qualifications of the transaction as a reorganization may no longer apply.

We appreciate the opportunity to provide this service to you. Please call us, if you have questions.

                                        Cordially,


                                        /s/ SCHAUER, TAYLOR, COX & EDWARDS, P.C.
                                        ----------------------------------------
                                        Schauer, Taylor, Cox & Edwards, P.C.